                                                                  EXECUTION COPY

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                    Depositor

                              CAPMARK FINANCE INC.
                              Master Servicer No. 1

                           MIDLAND LOAN SERVICES, INC.
                              Master Servicer No. 2

                               LNR PARTNERS, INC.
                                Special Servicer

                                       and

                             WELLS FARGO BANK, N.A.
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2008

                                 $1,849,908,471

                   Citigroup Commercial Mortgage Trust 2008-C7
                  Commercial Mortgage Pass-Through Certificates

                                 Series 2008-C7

                                TABLE OF CONTENTS

                                                                                                                                Page
                                                                                                                                ----

                                                             ARTICLE I

                                                            DEFINITIONS

                                                             ARTICLE II

                    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01    Conveyance of Trust Mortgage Loans ..........................................................................     98
SECTION 2.02    Acceptance of the Trust Fund by Trustee .....................................................................    101
SECTION 2.03    Mortgage Loan Seller's Repurchase or Substitution of Trust Mortgage Loans for Document Defects and Breaches
                   of Representations and Warranties ........................................................................    103
SECTION 2.04    Representations and Warranties of Depositor .................................................................    107
SECTION 2.05    Conveyance of Loan REMIC Regular Interests and REMIC I Regular Interests; Acceptance of Loan REMIC, REMIC I,
                   REMIC II and Grantor Trusts by Trustee ...................................................................    109
SECTION 2.06    Issuance of Loan REMIC Interests and REMIC I Interests ......................................................    109
SECTION 2.07    Execution, Authentication and Delivery of Certificates ......................................................    109

                                                             ARTICLE III

                                          ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.04    Collection Accounts, Interest Reserve Account, Gain-on-Sale Reserve Account, Additional Interest Account,
                   Distribution Account and SLC Custodial Accounts ..........................................................    121
SECTION 3.05    Permitted Withdrawals from the Collection Accounts, Interest Reserve Account, Additional Interest Account,
                   Distribution Account and SLC Custodial Accounts ..........................................................    129
SECTION 3.06    Investment of Funds in the Servicing Accounts, Reserve Accounts, Collection Accounts, Interest Reserve
                   Account, Distribution Account, SLC Custodial Accounts, Gain-on-Sale Reserve Account, Additional Interest
                   Account, and REO Accounts ................................................................................    141

                                      -i-

SECTION 3.14    Reports on Assessment of Compliance with Servicing Criteria; Registered Public Accounting Firm Attestation

SECTION 3.29    Certain Obligations of the Master Servicers and the Special Servicer in Connection with the Securitization

                                                             ARTICLE IV

                                                  PAYMENTS TO CERTIFICATEHOLDERS

                                      -ii-

SECTION 4.04    Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of Mortgage Deferred Interest;
                   Allocation of Appraisal Reduction Amounts; and Allocation of Prepayment Interest Shortfalls ..............    242
SECTION 4.05    Calculations ................................................................................................    244

                                                             ARTICLE V

                                                          THE CERTIFICATES

                                                             ARTICLE VI

                  THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

                                                             ARTICLE VII

                                                               DEFAULT

                                     -iii-

SECTION 7.04    Waiver of Events of Default and Outside Servicer Defaults....................................................    272
SECTION 7.05    Additional Remedies of Trustee Upon Event of Default or Outside Servicer Default ............................    272

                                                             ARTICLE VIII

                                                              THE TRUSTEE

                                                             ARTICLE IX

                                                             TERMINATION

SECTION 9.01    Termination Upon Repurchase or Liquidation of All Trust Mortgage Loans ......................................    295
SECTION 9.02    Additional Termination Requirements .........................................................................    298

                                                             ARTICLE X

                                                     ADDITIONAL TAX PROVISIONS

SECTION 10.01   REMIC Administration ........................................................................................    300
SECTION 10.02   Grantor Trust Administration ................................................................................    303

                                      -iv-

                                                             ARTICLE XI

                                                       MISCELLANEOUS PROVISIONS

                                      -v-

                             SCHEDULES AND EXHIBITS

Schedule No.    Schedule Description

Schedule I      Mortgage Loan Schedule for the Trust Mortgage Loans
Schedule II     Schedule of Exceptions to Mortgage File Delivery
Schedule III    Schedule of Mortgage Loans as to Which the Related Mortgaged Property is Covered by a Lender's Environmental
                   Insurance Policy
Schedule IV     Schedule of Early Defeasance Trust Mortgage Loans
Schedule V      Class A-SB Planned Principal Balance Schedule
Schedule VI     Schedule of Earnouts/Holdbacks
Schedule VII    Schedule of Mezzanine-Related Trust Mortgage Loans
Schedule VIII   Broker Strip Loans

Exhibit No.                                              Exhibit Description
-------------   -------------------------------------------------------------------------------------------------------

    A-1         Form of Class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-M, A-MA, A-J and A-JA Certificates
    A-2         Form of Class X Certificates
    A-3         Form of Class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates
    A-4         Form of Class R Certificates
    A-5         Form of Class Y Certificates
     B          Relevant Servicing Criteria
     C          Form of Custodial Certification
    D-1         Form of Master Servicer Request for Release
    D-2         Form of Special Servicer Request for Release
     E          Calculation of Net Cash Flow
     F          Form of Distribution Date Statement
    G-1         Form of Transferor Certificate for Transfers of Definitive Non-Registered Certificates
    G-2         Form I of Transferee Certificate for Transfers of Definitive Non-Registered Certificates
    G-3         Form II of Transferee Certificate for Transfers of Definitive Non-Registered Certificates
    G-4         Form of Transferee Certificate for Transfers of Interests in Rule 144A Global Certificates
    G-5         Form of Transferee Certificate for Transfers of Interests in Regulation S Global Certificates
    H-1         Form I of Transferee Certificate in Connection with ERISA (Definitive Non-Registered Certificates)
    H-2         Form II of Transferee Certificate in Connection with ERISA (Book-Entry Non-Registered Certificates)
    I-1         Form of Transfer Affidavit and Agreement regarding Class R Certificates
    I-2         Form of Transferor Certificate regarding Class R Certificates
    J-1         Form of Notice and Acknowledgment
    J-2         Form of Acknowledgment of Proposed Special Servicer
     K          List of Designated Sub-Servicers
    L-1         Form of Information Request/Investor Certification for Website Access from Certificate [Holder] [Owner]
    L-2         Form of Information Request/Investor Certification for Website Access from Prospective Investor
     M          Form of Purchase Option Notice
     N          Form of Defeasance Certification
     O          Form of Depositor Certification
     P          Form of Trustee Certification
    Q-1         Form of Master Servicer Certification
    Q-2         Form of Special Servicer Certification
     R          Form of Outside Master Servicer Notice
     S          Borrower Cooperation Notice with respect to the One Liberty Plaza Trust Mortgage Loan

                                      -vi-

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of April 1, 2008, among CITIGROUP COMMERCIAL MORTGAGE SECURITIES
INC., as Depositor, CAPMARK FINANCE INC., as Master Servicer No. 1, MIDLAND LOAN
SERVICES, INC. as Master Servicer No. 2, LNR PARTNERS, INC., as Special Servicer
and WELLS FARGO BANK, N.A., as Trustee.

                              PRELIMINARY STATEMENT

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Trustee will elect to treat each Early
Defeasance Trust Mortgage Loan, if any, as the primary asset of a separate REMIC for federal income tax purposes, and each such REMIC will be designated as a
"Loan REMIC". The Class R Certificates will represent, among other things, the sole class of "residual interests" in each Loan REMIC, if any, for purposes of the REMIC Provisions under federal income tax law. In the case of each Loan
REMIC, if any, a single separate Loan REMIC Regular Interest, constituting a beneficial ownership interest in the subject Loan REMIC, will be issued on the
Closing Date, and such Loan REMIC Regular Interest shall: (i) be designated as
"Loan REMIC Regular Interest ED-X" where X is the loan number for the subject
Early Defeasance Trust Mortgage Loan as shown on the Mortgage Loan Schedule; and
(ii) relate to the subject Early Defeasance Trust Mortgage Loan and any successor REO Trust Mortgage Loan with respect thereto. Each Loan REMIC Regular
Interest, if any, will (i) accrue interest at the related per annum rate described in the definition of "Loan REMIC Remittance Rate" and (ii) have an initial Loan REMIC Principal Balance equal to the Cut-off Date Balance of the related Early Defeasance Trust Mortgage Loan. None of the Loan REMIC Regular
Interests, if any, will be certificated. Schedule IV hereto identifies those
Trust Mortgage Loans, if any, that are Early Defeasance Trust Mortgage Loans. If no Trust Mortgage Loan is identified on Schedule IV hereto, then no Loan REMIC will be established, and the provisions of this Agreement, to the extent (but only to the extent) that they relate to Early Defeasance Trust Mortgage Loans and Loan REMICs, will not apply to the Subject Securitization Transaction and, accordingly, will be of no force and effect (as and to the extent contemplated by Section 1.03).

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Trust Mortgage Loans (other than the Early
Defeasance Trust Mortgage Loans and exclusive of (i) the related Excess
Servicing Strips and (ii) any collections of Additional Interest on any such
Trust Mortgage Loans that constitute ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates), the Loan REMIC Regular Interests and
certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC I". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, initial REMIC I Principal Balance and Corresponding Class of Principal Balance
Certificates for each of the REMIC I Regular Interests. The REMIC I Remittance
Rate in effect for any REMIC I Regular Interest for any Distribution Date will be determined in accordance with the definition of "REMIC I Remittance Rate".
None of the REMIC I Regular Interests will be certificated.

                                       -2-

               Initial REMIC I        Corresponding Class of
Designation   Principal Balance   Principal Balance Certificates
-----------   -----------------   ------------------------------
    A-1          $ 18,100,000                  A-1
   A-2A          $103,584,000                  A-2A
   A-2B          $225,000,000                  A-2B
    A-3          $ 77,953,000                  A-3
   A-SB          $ 74,332,000                  A-SB
    A-4          $623,468,000                  A-4
   A-1A          $172,498,000                  A-1A
    A-M          $160,348,000                  A-M
   A-MA          $ 24,643,000                  A-MA
    A-J          $124,271,000                  A-J
   A-JA          $ 19,097,000                  A-JA
     B           $ 18,499,000                   B
     C           $ 18,499,000                   C
     D           $ 18,499,000                   D
     E           $  9,250,000                   E
     F           $ 16,187,000                   F
     G           $ 18,499,000                   G
     H           $ 18,499,000                   H
     J           $ 16,187,000                   J
     K           $ 18,499,000                   K
     L           $ 11,562,000                   L
     M           $  6,937,000                   M
     N           $  6,937,000                   N
     O           $  6,937,000                   O
     P           $  6,937,000                   P
     Q           $  4,625,000                   Q
     S           $ 30,061,471                   S

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC II for purposes of the
REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation and original Class Principal Balance for each
Class of the Regular Certificates. The Pass-Through Rate with respect to each
Class of Regular Certificates for any Distribution Date will be determined in accordance with the definition of "Pass-Through Rate". For federal income tax purposes, each Class of the Regular Certificates (exclusive of the Class X
Certificates) will evidence a beneficial interest in REMIC II that constitutes, and each Class X Component will be, a separate "regular interest" in REMIC II.

                                       -3-

   Class       Original Class
Designation   Principal Balance
-----------   -----------------
 Class A-1      $   18,100,000
 Class A-2A     $  103,584,000
 Class A-2B     $  225,000,000
 Class A-3      $   77,953,000
 Class A-SB     $   74,332,000
 Class A-4      $  623,468,000
 Class A-1A     $  172,498,000
 Class A-M      $  160,348,000
 Class A-MA     $   24,643,000
 Class A-J      $  124,271,000
 Class A-JA     $   19,097,000
  Class B       $   18,499,000
  Class C       $   18,499,000
  Class D       $   18,499,000
  Class E       $    9,250,000
  Class F       $   16,187,000
  Class G       $   18,499,000
  Class H       $   18,499,000
  Class J       $   16,187,000
  Class K       $   18,499,000
  Class L       $   11,562,000
  Class M       $    6,937,000
  Class N       $    6,937,000
  Class O       $    6,937,000
  Class P       $    6,937,000
  Class Q       $    4,625,000
  Class S       $   30,061,471
  Class X       $1,849,908,471(1)

----------
(1)  The Class X Certificates will not have a Class Principal Balance and will not entitle Holders thereof to receive distributions of principal. The
     Class X Certificates will have a Class Notional Amount that will equal the aggregate of the Component Notional Amounts of the Class X Components from time to time. As more specifically provided herein, interest in respect of the Class X Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X
     Components from time to time.

          The portion of the Trust Fund consisting of (i) the Additional
Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust Y". As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust Y Assets maintains its status as a grantor trust under federal income tax law and not be treated as part of any REMIC Pool. The
Class Y Certificates shall represent undivided beneficial interests in Grantor
Trust Y as described herein.

                                       -4-

          One (1) Trust Mortgage Loan (the "Lincoln Square Trust Mortgage Loan")
has a Cut-off Date Balance of $60,000,000, is evidenced by a promissory note designated as Note A-2, and is secured by a Mortgage encumbering the property identified on the Mortgage Loan Schedule as Lincoln Square (the "Lincoln Square
Mortgaged Property"). The Mortgage encumbering the Lincoln Square Mortgaged
Property also secures two other mortgage loans that will not be part of the
Trust Fund (such other mortgage loans, collectively, the "Lincoln Square
Non-Trust Mortgage Loans"), consisting of: (i) one (1) mortgage loan (the
"Lincoln Square Pari Passu Non-Trust Mortgage Loan") with a principal balance as of the Cut-off Date of $160,000,000, which mortgage loan is generally pari passu in right of payment with the Lincoln Square Trust Mortgage Loan; and (ii) one
(1) mortgage loan (the "Lincoln Square Subordinate Non-Trust Mortgage Loan")
with a principal balance as of the Cut-off Date of $65,000,000, which mortgage loan is generally subordinate in right of payment to the Lincoln Square Trust
Mortgage Loan and the Lincoln Square Pari Passu Non-Trust Mortgage Loan. The
Lincoln Square Trust Mortgage Loan and the Lincoln Square Non-Trust Mortgage
Loans collectively constitute the "Lincoln Square Loan Combination" (which term shall include any group of successor REO Mortgage Loans or comparable deemed mortgage loans with respect to those multiple mortgage loans). The relative rights of the respective lenders in respect of the Lincoln Square Loan
Combination are set forth in a co-lender agreement dated as of November 9, 2007
(as amended, restated, supplemented or otherwise modified from time to time, the
"Lincoln Square Co-Lender Agreement"), between the holder of the Mortgage Note for the Lincoln Square Trust Mortgage Loan and the holders of the promissory notes for the Lincoln Square Non-Trust Mortgage Loans. The entire Lincoln Square
Loan Combination is to be serviced and administered in accordance with a pooling and servicing agreement dated as of November 1, 2007 (as amended, restated, supplemented or otherwise modified from time to time, together with any other applicable successor servicing agreement, the "Series CD 2007-CD5 Pooling and
Servicing Agreement"), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Capmark Finance Inc. and Wachovia Bank, National Association, as
master servicers, LNR Partners, Inc., as special servicer, Wells Fargo Bank,
N.A, as trustee and custodian, and Deutsche Bank Trust Company Americas, as certificate administrator and paying agent.

          Each of the Mortgaged Properties identified in the following table is encumbered by a Mortgage that secures two (2) or more mortgage loans (together, a "Pari Passu Loan Combination", which term includes any group of successor REO
Mortgage Loans or comparable deemed mortgage loans with respect to those multiple mortgage loans): (i) one (1) mortgage loan that will be part of the
Trust Fund, that is evidenced by its own promissory note (or, in the case of the
CGM RRI Hotel Portfolio Trust Mortgage Loan, two separate promissory notes) and has a Cut-off Date Balance equal to the amount set forth in the following table;
and (ii) one (1) or more mortgage loans (each, a "Pari Passu Non-Trust Mortgage
Loan", which term also applies to the Lincoln Square Pari Passu Non-Trust
Mortgage Loan) that will not be part of the Trust Fund, that are each evidenced by its own promissory note, that are each generally pari passu in right of payment with the related Trust Mortgage Loan and that has or collectively have, as the case may be, an unpaid principal balance as of the Cut-off Date equal to the amount set forth in the following table:

                                       -5-

                                      Cut-off Date Balance      Cut-off Date Balance
 Name of Mortgaged Property as set      of Subject Trust       of Related Pari Passu
forth on the Mortgage Loan Schedule       Mortgage Loan      Non-Trust Mortgage Loan(s)
-----------------------------------   --------------------   --------------------------

1. One Liberty Plaza                      $250,000,000              $600,000,000
2. Scottsdale Fashion Square              $225,000,000              $325,000,000
3. CGM RRI Hotel Portfolio                $ 68,428,702              $240,122,537
4. Bush Terminal                          $ 50,000,000              $250,000,000
5. Seattle Space Needle                   $ 14,500,000              $ 35,000,000

          The relative rights of the respective lenders in respect of each Pari
Passu Loan Combination are set forth in a co-lender agreement or intercreditor agreement (as amended, restated, supplemented or otherwise modified from time to time, an "Pari Passu Co-Lender Agreement"), between the holder of the Mortgage
Note for the related Trust Mortgage Loan and the holder(s) of the promissory note(s) for the related Pari Passu Non-Trust Mortgage Loan(s).

          Each of the One Liberty Plaza Loan Combination, the Scottsdale Fashion
Square Loan Combination and the Bush Terminal Loan Combination is to be serviced and administered in accordance with a pooling and servicing agreement dated as of October 1, 2007 (as amended, restated, supplemented or otherwise modified from time to time, together with any other applicable successor servicing agreement, the "Series 2007-GG11 Pooling and Servicing Agreement"), between
Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank,
National Association, as master servicer, LNR Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee. Each of the Seattle
Space Needle Loan Combination and the CGM RRI Hotel Portfolio Loan Combination
are to be serviced and administered in accordance with the Series CD 2007-CD5
Pooling and Servicing Agreement.

          Each of the Mortgaged Properties identified in the following table is encumbered by a Mortgage that secures two (2) or more mortgage loans (together, a "Senior/Subordinate Loan Combination", which term shall include any group of successor REO Mortgage Loans with respect to those two (2) mortgage loans): (i)
one (1) mortgage loan (the "A-Note Trust Mortgage Loan") that will be part of the Trust Fund, that is evidenced by a promissory note designated as Note A or a comparable designation and that has a Cut-off Date Balance equal to the amount set forth in the following table; and (ii) one (1) or more mortgage loans (each such mortgage loan, a "Subordinate Non-Trust Mortgage Loan", which term also applies to the Lincoln Square Subordinate Non-Trust Mortgage Loan) that will not be part of the Trust Fund, that is evidenced by a promissory note designated as
Note B (or a comparable designation and that is (as and to the extent set forth in the related Co-Lender Agreement) subordinate in right of payment of interest and principal to the related A-Note Trust Mortgage Loan and that has an unpaid principal balance as of the Cut-off Date equal to the amount set forth in the following table.

                                       -6-

                                          Cut-off Date Balance      Cut-off Date Balance
   Name of Mortgaged Property as set            of Note A                 of Note B
  forth on the Mortgage Loan Schedule      Trust Mortgage Loan   Non-Trust Mortgage Loan(s)
---------------------------------------   --------------------   --------------------------

1. Alexandria Mall                              $47,500,000             $12,000,000
2. 2110 Executive Hills Court                   $14,444,000             $   616,000
3. Marriott Fairfield Inn and Suites -
   Yakima, WA                                   $ 4,893,532             $   352,000

          The relative rights of the respective lenders in respect of each
Senior/Subordinate Loan Combination are set forth in a related co-lender agreement or intercreditor agreement (as amended, restated, supplemented or otherwise modified from time to time, a "Senior/Subordinate Co-Lender
Agreement"), between the holder of the Mortgage Note for the related A-Note
Trust Mortgage Loan and the holder of the promissory note for the related
Subordinate Non-Trust Mortgage Loan. Each Senior/Subordinate Loan Combination is
to be serviced and administered in accordance with this Agreement.

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicers, the Special Servicer and the Trustee agree as follows:

                                       -7-

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

          "2110 Executive Hills Court Loan Combination": The Senior/Subordinate
Loan Combination that is secured by a Mortgage encumbering the 2110 Executive
Hills Court Mortgaged Property, together with any group of REO Mortgage Loans or comparable deemed mortgage loans in respect thereof.

          "2110 Executive Hills Court Mortgaged Property": The real property identified on the Mortgage Loan Schedule as 2110 Executive Hills Court.

          "A-Note Trust Mortgage Loan": As defined in the Preliminary Statement hereto.

          "Accrued Certificate Interest": With respect to any Class of Principal
Balance Certificates for any Distribution Date, one-twelfth of the product of
(a) the annual Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, multiplied by (b) the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class X Certificates for any Distribution Date, the aggregate amount of
Accrued Component Interest with respect to all of the Class X Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a
30/360 Basis and, with respect to each Class of Regular Certificates for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one-twelfth of the product of (a) the annual Class X
Strip Rate applicable to such Class X Component for such Distribution Date, multiplied by (b) the Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component
Interest shall be calculated on a 30/360 Basis and, with respect to each Class X
Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

                                      -8-

          "Actual/360 Trust Mortgage Loan": Each Trust Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360
Trust Mortgage Loan on the Mortgage Loan Schedule.

          "Additional Interest": With respect to any ARD Trust Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Trust Mortgage Loan at the Additional Interest Rate (the
payment of which interest shall, under the terms of such ARD Trust Mortgage
Loan, be deferred until the entire outstanding principal balance of such ARD
Trust Mortgage Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Trust Mortgage Loan or successor REO Trust Mortgage Loan, notwithstanding that the terms of the related Trust Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          "Additional Interest Account": The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as
Trustee, in trust for the registered holders of Citigroup Commercial Mortgage
Trust 2008-C7, Commercial Mortgage Pass-Through Certificates, Series 2008-C7,
Additional Interest Account". The Additional Interest Account shall not be an asset of any REMIC Pool.

          "Additional Interest Rate": With respect to any ARD Trust Mortgage
Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such ARD Trust Mortgage Loan accrues interest after the
Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Trust Mortgage Loan documents.

          "Additional Item 1123 Servicer": Any Additional Servicer that meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB with respect to the Subject Securitization Transaction.

          "Additional Servicer": Any Servicer, other than a Master Servicer, the
Special Servicer or the Trustee.

          "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Liquidation Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to any party hereto on Advances made thereby (to the extent not offset by Penalty Interest and late payment charges or amounts otherwise payable to any related Non-Trust Mortgage Loan Noteholder) and amounts payable to the
Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (to the extent not otherwise paid from Penalty Interest and late payment charges or amounts otherwise payable to any related Non-Trust Mortgage Loan Noteholder or recovered from the related
Mortgagor), as well as (without duplication) any of the expenses of the Trust
Fund that may be withdrawn (x) pursuant to any of clauses (xi), (xii), (xiii),
(xv), (xviii), (xix) and (xxi) of Section 3.05(a), out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Collection
Account, or (y) pursuant to any of clauses (x), (xi), (xii), (xiv) and (xv) of
Section 3.05(e), out of collections on any Serviced Loan Combination or any related SLC REO Property on deposit in the related SLC Custodial Account, but only to the extent that

                                      -9-

such collections would otherwise be transferred to a Collection Account with respect to the related LC Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, or (z) pursuant to any of clauses (ii),
(iv), (v) and (vi) of Section 3.05(b) out of general collections on the Trust
Mortgage Loans and any REO Properties on deposit in the Distribution Account;
provided that for purposes of the allocations contemplated by Section 4.04, no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from a Collection Account, an SLC
Custodial Account or the Distribution Account, as the case may be.

          "Additional Yield Amount": With respect to (i) any Distribution Date,
(ii) any Class of Principal Balance Certificates (other than any Excluded Class)
and (iii) any Yield Maintenance Charge or Prepayment Premium actually Received by the Trust during the related Collection Period on a Trust Mortgage Loan or an
REO Trust Mortgage Loan (for purposes of this definition, the "Prepaid Loan") in a Loan Group with respect to which distributions of principal are being made on such Class of Principal Balance Certificates on such Distribution Date, the product of (a) such Yield Maintenance Charge or Prepayment Premium (net of any
Liquidation Fee payable in connection with the receipt thereof), multiplied by
(b) a fraction, which in no event will be greater than one or less than zero, the numerator of which is equal to the positive excess, if any, of (i) the
Pass-Through Rate for such Class of Principal Balance Certificates for such
Distribution Date, over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for the
Prepaid Loan, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such
Class of Principal Balance Certificates on such Distribution Date with respect to the Loan Group that includes the Prepaid Loan, and the denominator of which is equal to that portion of the Principal Distribution Amount for such
Distribution Date that is attributable to the Loan Group that includes the
Prepaid Loan.

          "Adjusted REMIC I Remittance Rate": With respect to any REMIC I
Regular Interest, for any Distribution Date, an annual rate equal to the
Pass-Through Rate in effect for such Distribution Date for the Corresponding
Class of Principal Balance Certificates.

          "Administered REO Property": Any REO Property that relates to a
Serviced Mortgage Loan.

          "Advance": Any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event": As defined in Section 10.02(f).

          "Adverse Rating Event": Any qualification, downgrade or withdrawal of any rating assigned by a Rating Agency to the Certificates or by an Other Rating
Agency to any Specially Designated Non-Trust Mortgage Loan Securities.

          "Adverse REMIC Event": As defined in Section 10.01(h).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

                                      -10-

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Aggregate Excess Servicing Strip": With respect to Master Servicer
No. 2, the aggregate Excess Servicing Strip for those Trust Mortgage Loans as to which Master Servicer No. 2 is the applicable Master Servicer and for any successor REO Trust Mortgage Loans with respect thereto.

          "Alexandria Mall Co-Lender Agreement": The Senior/Subordinate
Co-Lender Agreement that relates to the Alexandria Mall Loan Combination.

          "Alexandria Mall Controlling Holder": The "Controlling Holder" within the meaning of the Alexandria Mall Co-Lender Agreement.

          "Alexandria Mall Controlling Party": The Alexandria Mall Controlling
Holder, whether acting directly or through representatives appointed pursuant to the Alexandria Mall Co-Lender Agreement.

          "Alexandria Mall Loan Combination": The Senior/Subordinate Loan
Combination that is secured by a Mortgage encumbering the Alexandria Mall
Mortgaged Property, together with any group of REO Mortgage Loans or comparable deemed mortgage loans in respect thereof.

          "Alexandria Mall Major Action": Any of the actions described in clauses (i) through (xxi) of Section 9(b) and clauses (i) through (v) of Section
9(c) of the Alexandria Mall Co-Lender Agreement.

          "Alexandria Mall Mortgaged Property": The real property identified on the Mortgage Loan Schedule as Alexandria Mall.

          "Alexandria Mall Non-Trust Mortgage Loan": A mortgage loan that is part of the Alexandria Mall Loan Combination but is not included in the Trust
Fund.

          "Alexandria Mall Non-Trust Mortgage Loan Noteholder": A holder of a promissory note evidencing an Alexandria Mall Non-Trust Mortgage Loan.

          "Alexandria Mall Special Servicer": The party responsible for performing the duties of Special Servicer hereunder with respect to the
Alexandria Mall Loan Combination or any Alexandria Mall REO Property.

          "Alexandria Mall Trust Mortgage Loan": The Trust Mortgage Loan that is part of the Alexandria Mall Loan Combination and is identified on the Mortgage
Loan Schedule by loan number 8.

          "Annual Assessment Report": As defined in Section 3.14.

          "Annual Attestation Report": As defined in Section 3.14.

          "Annual Statement of Compliance": As defined in Section 3.13.

          "Anticipated Repayment Date": For each ARD Trust Mortgage Loan, the date specified in the related Mortgage Note after which the per annum rate at which interest accrues on such ARD

                                      -11-

Trust Mortgage Loan will increase as specified in the related Mortgage Note
(other than as a result of a default thereunder).

          "Appraisal": With respect to any Trust Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the
Special Servicer or the applicable Master Servicer, prepared in accordance with
12 C.F.R. Section 225.64 and conducted in accordance with the standards of the
American Appraisal Institute by an Independent Appraiser, which Independent
Appraiser shall be advised to take into account the factors specified in Section
3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. Absent bad faith, any party hereto may conclusively rely on any Appraisal obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the Appraised Value of a Mortgaged Property.

          "Appraisal Reduction Amount": With respect to any Required Appraisal
Trust Mortgage Loan, the excess, if any, of: (a) the sum of, as calculated by the Special Servicer as of the first Determination Date immediately succeeding the Special Servicer obtaining knowledge of the subject Trust Mortgage Loan becoming a Required Appraisal Trust Mortgage Loan, if no new Required Appraisal
is required, or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained, if a new Required Appraisal is required, and as of each Determination Date thereafter so long as the related
Trust Mortgage Loan remains a Required Appraisal Trust Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal
Trust Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the applicable Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest accrued on such Required Appraisal Trust Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes
Additional Interest), (iii) without duplication, all accrued but unpaid
Servicing Fees, and all accrued but unpaid items that, upon payment, would be
Additional Trust Fund Expenses, in respect of such Required Appraisal Trust
Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Special Servicer, the applicable Master
Servicer, the Trustee or any Fiscal Agent with respect to such Required
Appraisal Trust Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property;
over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii)
all escrows, reserves and letters of credit held for the purposes of reserves
(provided such letters of credit may be drawn upon for reserve purposes under the related loan documents) held with respect to such Required Appraisal Trust
Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal
Reduction Amount for the related Required Appraisal Trust Mortgage Loan will equal 25% of the outstanding principal balance of such Required Appraisal Trust
Mortgage Loan to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable. With respect to the Alexandria Mall
Loan Combination, the Alexandria Mall Co-Lender Agreement permits any Person that constitutes the Alexandria Mall Controlling Party immediately prior to the preparation of a Required Appraisal with respect to the Alexandria Mall Trust
Mortgage Loan to direct the Special Servicer to retain an appraiser reasonably satisfactory to the Alexandria Mall Controlling Party to prepare a second appraisal of the Alexandria Mall Mortgaged Property at the expense of the
Alexandria Mall Controlling Party. If the appraised value of the Alexandria Mall
Mortgaged Property as determined based on such second appraisal differs

                                      -12-

from that used in determining the Appraisal Reduction Amount by more than 10%, the Special Servicer will be required to direct the appraisers to jointly appoint a third appraiser, at the expense of the Alexandria Mall Non-Trust
Mortgage Loan Noteholders, to reconcile the differences between the appraised values determined under each appraisal; provided that, until the determination of such third appraiser is rendered, the appraised value of the Alexandria Mall
Mortgaged Property set forth in the first appraisal will be used to calculate any Appraisal Reduction Amount with respect to the Alexandria Mall Loan
Combination; and provided, further, that the determination of such third appraiser will be the final and binding determination of the appraised value of the Alexandria Mall Mortgaged Property until the preparation of a new appraisal, if any, is required in accordance with this Agreement and the Alexandria Mall
Co-Lender Agreement.

          Each Serviced Loan Combination will be treated as a single Trust
Mortgage Loan for purposes of calculating an Appraisal Reduction Amount and, to the extent known to the party calculating any Appraisal Reduction Amount with respect to a Pari Passu Loan Combination that is a Serviced Loan Combination, amounts described in clause (a) of the prior paragraph shall include unpaid interest on any delinquency advances with respect to any related Pari Passu
Non-Trust Mortgage Loan or any successor REO Serviced Non-Trust Mortgage Loan with respect thereto that is included in a rated commercial mortgage securitization. In addition, with respect to the Alexandria Mall Trust Mortgage
Loan, any Reserve Collateral posted by an Alexandria Mall Non-Trust Loan
Noteholder who then constitutes the Alexandria Mall Controlling Party shall offset or be taken into account in the calculation of any Appraisal Reduction
Amount with respect to the Alexandria Mall Loan Combination as and to the extent contemplated by the Alexandria Mall Co-Lender Agreement.

          Any Appraisal Reduction Amount with respect to a Senior/Subordinate
Loan Combination will be allocated first to the related Subordinate Non-Trust
Mortgage Loan(s) (or any successor REO Serviced Non-Trust Mortgage Loans with respect thereto) up to the outstanding principal balance thereof, together with all unpaid interest (other than Default Interest) accrued thereon, and then to the related A-Note Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto); provided that any Appraisal Reduction Amount allocated to the Mortgage Loans comprising the Alexandria Mall Loan Combination shall be allocated in accordance with the Alexandria Mall Co-Lender Agreement. Any
Appraisal Reduction Amount with respect to any Serviced Pari Passu Loan
Combination will be allocated among the Mortgage Loans or REO Mortgage Loans, as the case may be, that comprise such Loan Combination on a pro rata basis by balance.

          Notwithstanding the foregoing, in the case of an Outside Serviced Loan
Combination, the term "Appraisal Reduction Amount" shall have the meaning assigned to that term or any analogous term in the related Outside Servicing
Agreement. Further notwithstanding the foregoing, any Appraisal Reduction Amount with respect to an Outside Serviced Loan Combination shall be calculated, and allocated between the respective mortgage loans comprising such Outside Serviced
Loan Combination by, the applicable Outside Servicer pursuant to the related
Outside Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations, and the allocations to the related Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as reported to them by the applicable Outside Servicer.

          "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing
File. Absent bad faith, any party hereto may conclusively rely on any

                                      -13-

Appraisal (or letter update or internal valuation, if applicable) obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the Appraised Value of a Mortgaged Property.

          "ARD Trust Mortgage Loan": Any Trust Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated
Repayment Date, such Trust Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Trust Mortgage Loan.

          "Asset Status Report": As defined in Section 3.21(c).

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Serviced Mortgage Loan.

          "Assumed Periodic Payment": With respect to any Balloon Loan for its scheduled maturity date (provided that such Balloon Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such scheduled maturity date) and for any Due Date thereafter as of which such
Balloon Loan remains outstanding and part of the Trust Fund, the Periodic
Payment of principal and/or interest deemed to be due in respect thereof on such
Due Date equal to the amount that would have been due in respect of such Balloon
Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect immediately prior to, and without regard to the occurrence of, its scheduled maturity date. With respect to any REO Mortgage Loan, for any Due Date therefor as of which the related REO Property or any interest therein remains part of the Trust Fund, the
Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of the predecessor Trust Mortgage Loan (or, in the case of any REO Serviced
Non-Trust Mortgage Loan, the predecessor Serviced Non-Trust Mortgage Loan) on such Due Date if (x) the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect on the Due Date immediately prior to the predecessor Trust Mortgage Loan becoming an REO Trust Mortgage Loan or the predecessor Serviced Non-Trust Mortgage Loan becoming an REO Serviced
Non-Trust Mortgage Loan, as the case may be, and (y) the predecessor Trust
Mortgage Loan or Serviced Non-Trust Mortgage Loan, as the case may be, had remained outstanding (or, if the predecessor Trust Mortgage Loan or Serviced
Non-Trust Mortgage Loan, as the case may be, was a Balloon Loan and such Due
Date coincides with or follows what had been its scheduled maturity date, the
Assumed Periodic Payment that would have been deemed due in respect of the predecessor Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan, as the case may be, on such Due Date had it remained outstanding).

          "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

          "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Collection Accounts and the Distribution
Account as of the close of business at the end of the related Collection Period and, subject to the last sentence of Section 3.02(b), any other amounts received
(or deemed to be

                                      -14-

received) by or on behalf of any Master Servicer or the Trustee as of the close of business on the last day of such Collection Period and required to be deposited in a Collection Account or the Distribution Account, (ii) the
aggregate amount of any P&I Advances made by the Master Servicers, the Trustee and/or any Fiscal Agent for distribution on the Certificates on such
Distribution Date pursuant to Section 4.03, (iii) to the extent not already included in clause (a)(i), the aggregate amount transferred from the Pool REO
Account (if established) and/or any SLC Custodial Account to the Collection
Accounts, on or prior to the P&I Advance Date in such month, pursuant to Section
3.16(c) and/or Section 3.05(e), as applicable, (iv) the aggregate amount deposited by the Master Servicers in the Collection Accounts for such
Distribution Date pursuant to Section 3.19 in connection with Prepayment
Interest Shortfalls, and (v) for each Distribution Date occurring in March, and for the final Distribution Date if the final Distribution Date occurs in
February or, if such year is not a leap year, in January, the aggregate of the
Interest Reserve Amounts in respect of each Interest Reserve Trust Mortgage Loan and Interest Reserve REO Trust Mortgage Loan deposited into the Distribution
Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of a Late Payment Date
Trust Mortgage Loan, following the end of the calendar month in which such
Distribution Date occurs), (ii) any amounts payable or reimbursable to any
Person from (A) a Collection Account pursuant to clauses (ii)-(xvi) and
(xviii)-(xxi) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii)-(vi) of Section 3.05(b), (iii) Prepayment Premiums and Yield
Maintenance Charges, (iv) Additional Interest, (v) with respect to the
Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the
Interest Reserve Trust Mortgage Loans and any Interest Reserve REO Trust
Mortgage Loans to be withdrawn from the Distribution Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c), and (vi) any amounts deposited in a Collection Account or the Distribution Account in error. The Available
Distribution Amount will not include any amounts required to be distributed pursuant to the terms of a Co-Lender Agreement or this Agreement to a Serviced
Non-Trust Mortgage Loan Noteholder.

          "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

          "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Periodic Payment payable on the scheduled maturity date of such Serviced Mortgage Loan.

          "Balloon Payment Interest Shortfall": With respect to the Late Payment
Date Trust Mortgage Loan, an amount equal to interest at the related Mortgage
Rate (net of the related Master Servicing Fee Rate) accrued during the period from and including the related Stated Maturity Date to but not including the
11th calendar day of the month in which the related Stated Maturity Date occurs on a principal amount equal to the Stated Principal Balance of such Trust
Mortgage Loan as of the close of business on the Distribution Date immediately preceding the related Stated Maturity Date.

          "Balloon Trust Mortgage Loan": Any Trust Mortgage Loan that is a
Balloon Loan.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                                      -15-

          "Bid Allocation": With respect to a terminated Master Servicer or any of its Sub-Servicers and the proceeds of any bid pursuant to Section 7.01(e), the amount of such proceeds (net of any expenses incurred in connection with such bid and transfer of servicing), multiplied by a fraction equal to (a) the
Servicer Fee Amount for such Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer
Fee Amounts for such Master Servicer and all of its Sub-Servicers as of such date of determination.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate": Any Non-Registered
Certificate that constitutes a Book-Entry Certificate.

          "Borrower Cooperation Notice": With respect to the Scottsdale Fashion
Square Trust Mortgage Loan, the notice, dated November 1, 2007 and sent by GSMC to the Scottsdale Fashion Square Mortgagor and (i) Section 5.13 of the Loan
Agreement dated as of July 2, 2007, between the Scottsdale Fashion Square
Mortgagor, as borrower, and Goldman Sachs Commercial Mortgage Capital, L.P., as
lender, and (ii) the One Liberty Plaza Trust Mortgage Loan, the notice, dated
March 20, 2008 sent by GSMC to the One Liberty Plaza Mortgagor and the One
Liberty Plaza Guarantor, in each case attached hereto as Exhibit S and related to each respective addressee's obligation to deliver updated financial reports.

          "Breach": As defined in Section 2.03(a).

          "Broker" shall mean the entity set forth in Schedule VIII with respect to each Broker Strip Loan or any heir, successor or assign with respect to the
Broker Strip Fee.

          "Broker Strip Rate" shall mean the per annum rate set forth on
Schedule VIII with respect to each Broker Strip Loan.

          "Broker Strip Fee" shall mean with respect to each Broker, as of any date of determination, the aggregate of the products obtained by multiplying, for each Broker Strip Loan, (i) the principal balance of such Broker Strip Loan as of the end of the immediately preceding Collection Period and (ii) 1/12 of the related Broker Strip Rate for such Broker Strip Loan.

          "Broker Strip Loans" shall mean the GSMC Trust Mortgage Loans listed on Schedule VIII hereto.

          "Bush Terminal Loan Combination": The Pari Passu Loan Combination that is secured by one or more mortgages, deeds of trust, deeds to secure debt or similar instruments encumbering the Bush Terminal Mortgaged Properties, together with any group of REO Mortgage Loans or comparable deemed mortgage loans in respect thereof.

          "Bush Terminal Mortgaged Properties": The portfolio of real properties identified on the Mortgage Loan Schedule as Bush Terminal.

          "Bush Terminal Trust Mortgage Loan": The Trust Mortgage Loan that is part of the Bush Terminal Loan Combination and is identified on the Mortgage
Loan Schedule by loan number 6.

          "Business Day": Any day other than (i) a Saturday, a Sunday or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York, New York,

                                      -16-

Pittsburgh, Pennsylvania, or the cities in which the Corporate Trust Office of the Trustee, the offices of any Master Servicer or the offices of the Special
Servicer are located, are authorized or obligated by law or executive order to remain closed.

          "Capmark": Capmark Finance Inc. or its successor in interest.

          "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

          "Certificate": Any one of the Citigroup Commercial Mortgage Trust
2008-C7, Commercial Mortgage Pass-Through Certificates, Series 2008-C7, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

          "Certificate Deferred Interest": The amount by which interest distributable with respect to any Class of Principal Balance Certificates is reduced by the amount of Mortgage Deferred Interest allocable to such Class of
Certificates on any Distribution Date.

          "Certificate Factor": With respect to any Class of Regular
Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then-current
Class Principal Balance or Class Notional Amount, as applicable, of such Class of Certificates, and the denominator of which is the Original Class Principal
Balance or Original Class Notional Amount of such Class of Certificates.

          "Certificate Notional Amount": With respect to any Class X
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class of Class X Certificates to which such Certificate belongs.

          "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Principal Balance Certificates to which such Certificate belongs.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted
Transferee shall be the Holder of a Class R Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent in its
respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof, any consent, approval or waiver required or permitted to be made by the Majority Controlling Class
Certificateholder or the Controlling

                                      -17-

Class Representative and any election, removal or replacement of the Special
Servicer or the Controlling Class Representative pursuant to Section 6.09 or
Section 3.25, as applicable), any Certificate registered in the name of the
Depositor, any Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the
Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, any Master Servicer, the Special Servicer or the
Trustee in determining whether a Certificate is registered in the name of an
Affiliate of such Person. All references herein to "Holders" or
"Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository
Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or
"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "CGM RRI Hotel Portfolio Loan Combination": The Pari Passu Loan
Combination that is secured by one or more mortgages, deeds of trust, deeds to secure debt or similar instruments encumbering the CGM RRI Hotel Portfolio
Mortgaged Properties, together with any group of REO Mortgage Loans or comparable deemed mortgage loans in respect thereof.

          "CGM RRI Hotel Portfolio Mortgaged Properties": The portfolio of real properties identified on the Mortgage Loan Schedule as CGM RRI Hotel Portfolio.

          "CGM RRI Hotel Portfolio Non-Trust Mortgage Loan": A mortgage loan that is part of the CGM RRI Hotel Portfolio Loan Combination but is not included in the Trust Fund.

          "CGM RRI Hotel Portfolio Trust Mortgage Loan": The Trust Mortgage Loan
that is part of the CGM RRI Hotel Portfolio Loan Combination and is identified on the Mortgage Loan Schedule by loan number 3.

          "Citigroup": Citigroup Global Markets Realty Corp. or its successor in interest.

          "Citigroup Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of April 11, 2008, between the Depositor and
Citigroup and relating to the transfer of certain Trust Mortgage Loans by
Citigroup to the Depositor.

          "Citigroup Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the Citigroup Mortgage
Loan Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Citigroup Mortgage
Loan Purchase Agreement.

          "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

                                      -18-

          "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-2A Certificate": Any one of the Certificates with a "Class
A-2A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-2B Certificate": Any one of the Certificates with a "Class
A-2B" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-4 Certificate": Any one of the Certificates with a "Class
A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-J Certificate": Any one of the Certificates with a "Class
A-J" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-JA Certificate": Any one of the Certificates with a "Class
A-JA" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-M Certificate": Any one of the Certificates with a "Class
A-M" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-MA Certificate": Any one of the Certificates with a "Class
A-MA" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule V attached hereto.

          "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

                                      -19-

          "Class B Through S Certificate": Any Class B, Class C, Class D, Class
E, Class F, Class G, Class H Class J, Class K, Class L, Class M, Class N, Class
O, Class P, Class Q or Class S Certificate.

          "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

                                      -20-

          "Class Notional Amount": The aggregate hypothetical or notional amount on which the Class X Certificates collectively accrue or are deemed to accrue interest from time to time. As of any date of determination, the Class Notional
Amount of the Class X Certificates shall equal the then aggregate of the
Component Notional Amounts of all the Class X Components.

          "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class Principal Balance": The aggregate principal balance of any
Class of Principal Balance Certificates outstanding from time to time. As of the
Closing Date, the Class Principal Balance of each Class of Principal Balance
Certificates shall equal the Original Class Principal Balance thereof. On each
Distribution Date, the Class Principal Balance of each Class of the Principal
Balance Certificates shall be reduced by: (a) the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01; and
(b) the amount of any Realized Losses and Additional Trust Fund Expenses
allocated thereto on such Distribution Date pursuant to Section 4.04(a). The
Class Principal Balance of each Class of the Principal Balance Certificates will be increased on any Distribution Date by the amount of any Certificate Deferred
Interest with respect thereto for such Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses
previously allocated to a Class of Principal Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

          "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class R Certificate": Any one of the Certificates with a "Class R"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing the sole class of "residual interests" in each of the Loan REMICs, REMIC I and REMIC II for purposes of the REMIC Provisions.

          "Class S Certificate": Any one of the Certificates with a "Class S"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class X Certificate": Any one of the Certificates with a "Class X"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing all of the Class X Components, each of which is a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class X Component": Any one of the multiple components of the Class X
Certificates, each of which (i) shall constitute a separate "regular interest"
in REMIC II for purposes of the REMIC Provisions and (ii) has an alphabetic or alphanumeric, as the case may be, designation of "X-" followed by the alphabetic or alphanumeric, as the case may be, designation of its Corresponding REMIC I
Regular Interest. Each Class X Component shall accrue interest at its Class X
Strip Rate in effect from

                                      -21-

time to time on its Component Notional Amount outstanding from time to time, which Component Notional Amount shall equal the REMIC I Principal Balance of such Class X Component's Corresponding REMIC I Regular Interest.

          "Class X Strip Rate": With respect to any Class X Component, for any
Distribution Date, an annual rate equal to the excess, if any, of (A) the REMIC
I Remittance Rate with respect to such Class X Component's Corresponding REMIC I
Regular Interest for such Distribution Date, over (B) the Adjusted REMIC I
Remittance Rate with respect to such Class X Component's Corresponding REMIC I
Regular Interest for such Distribution Date.

          "Class Y Certificate": Any one of the Certificates with a "Class Y"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a proportionate interest in Grantor Trust Y.

          "Class Y Grantor Trust Assets": The assets of Grantor Trust Y.

          "Closing Date": April 25, 2008.

          "CMSA": The Commercial Mortgage Securities Association or any
successor organization.

          "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the
Master Servicers and recommended by the CMSA for commercial mortgage-backed securities transactions generally; provided that the Master Servicers shall have
60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Advance Recovery Report" required to be delivered hereunder.

          "CMSA Appraisal Reduction Template": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Appraisal Reduction Template" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally; provided that the Special Servicer shall have 60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA
Investor Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Appraisal Reduction
Template" required to be delivered hereunder.

          "CMSA Bond Level File": A report (prepared by the Trustee)
substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                                      -22-

          "CMSA Collateral Summary File": A report (prepared by the Trustee)
substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicers and recommended by the CMSA for commercial mortgage securities transactions generally; provided that the Master
Servicers shall have 60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor
Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Comparative Financial Status
Report" required to be delivered hereunder. In connection with preparing the
CMSA Comparative Financial Status Report, each Master Servicer shall process (a)
the applicable interim financial statements beginning with interim financial statements for the fiscal quarter ending June 2008, and (b) the applicable annual financial statements beginning with annual financial statements for the
2008 fiscal year.

          "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicers and recommended by the CMSA for commercial mortgage securities transactions generally; provided that the Master Servicers shall have 60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor Reporting
Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Delinquent Loan Status Report" required to be delivered hereunder.

          "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the
Master Servicers and recommended by the CMSA for commercial mortgage securities transactions generally; provided that the Master Servicers shall have 60 days
(after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Financial File" required to be delivered hereunder.

          "CMSA Historical Bond/Collateral Realized Loss Reconciliation
Template": A report (prepared by the Trustee) substantially in the form of, and containing the information called for in, the downloadable form of the
"Historical Bond/Collateral Realized Loss Reconciliation Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                                      -23-

          "CMSA Historical Liquidation Loss Template": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Loss Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicers and recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicers and recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Interest Shortfall Reconciliation Template": A report (prepared by the Trustee) substantially in the form of, and containing the information called for in, the downloadable form of the "Interest Shortfall Reconciliation
Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Investor Reporting Package": Collectively:

          (a)  the following seven data files: (i) CMSA Loan Setup File, (ii)
               CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv)
               CMSA Financial File, (v) CMSA Special Servicer Loan File, (vi)
               CMSA Bond Level File, and (vii) CMSA Collateral Summary File;

          (b)  the following ten supplemental reports: (i) CMSA Servicer Watch
               List, (ii) CMSA Delinquent Loan Status Report, (iii) CMSA REO
               Status Report, (iv) CMSA Comparative Financial Status Report, (v)
               CMSA Historical Loan Modification and Corrected Mortgage Loan
               Report, (vi) CMSA Loan Level Reserve/LOC Report, (vii) CMSA Total
               Loan Report, (viii) CMSA Advance Recovery Report, (ix) CMSA
               Operating Statement Analysis Report and (x) CMSA NOI Adjustment
               Worksheet;

          (c)  the following six templates: (i) CMSA Appraisal Reduction
               Template, (ii) CMSA Servicer Realized Loss Template, (iii) CMSA
               Reconciliation of Funds Template, (iv) CMSA Historical
               Bond/Collateral Realized Loss Reconciliation Template, (v) CMSA
               Historical Liquidation Loss Template, and (vi) CMSA Interest
               Shortfall Reconciliation Template; and

          (d)  such other files, reports or templates as the CMSA may recommend from time to time as being part of the CMSA Investor Reporting
               Package for commercial mortgage securitization trusts generally.

          "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level

                                      -24-

Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the
Master Servicers and recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicers and recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the
Master Servicers and recommended by the CMSA for commercial mortgage securities transactions; provided that the Master Servicers shall have 60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA
NOI Adjustment Worksheet" required to be delivered hereunder, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA Operating Statement Analysis": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicers and recommended by the CMSA for commercial mortgage-backed securities transactions generally; provided that the
Master Servicers shall have 60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor
Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Operating Statement Analysis"
required to be delivered hereunder.

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master
Servicers and recommended by the CMSA for commercial mortgage securities transactions generally; provided that

                                      -25-

the Master Servicers shall have 60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA
Investor Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Property File" required to be delivered hereunder.

          "CMSA Reconciliation of Funds Template": A report (prepared by the
Trustee) substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA REO Status Report": A report (prepared by the Master Servicer)
substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicers and recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

          "CMSA Servicer Realized Loss Template": A report (prepared by the
Master Servicer, in the case of a Performing Serviced Mortgage Loan, and by the
Special Servicer, in the case of a Specially Serviced Mortgage Loan)
substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Realized Loss Template" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicers and the Special Servicer and recommended by the CMSA for commercial mortgage securities transactions generally; provided that the Master Servicers and the Special Servicer shall have 60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor Reporting
Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Servicer Realized Loss Template" required to be delivered hereunder.

          "CMSA Servicer Watchlist": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watchlist/Portfolio Review Guidelines"
available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master
Servicers and recommended by the CMSA for commercial mortgage securities transactions generally; provided that the Master Servicers shall have 60 days
(after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Servicer Watchlist" required to be delivered hereunder.

          "CMSA Special Servicer Loan File": A monthly data file prepared by the
Special Servicer substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File"
available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as

                                      -26-

may from time to time be reasonably acceptable to the Special Servicer and recommended by the CMSA for commercial mortgage securities transactions generally (unless, with respect to such other form for presentation, the Master
Servicers, the Controlling Class Representative and the Rating Agencies
otherwise consent to an alternative form of such report); provided that the
Special Servicer shall have 60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor
Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Special Servicer Loan File"
required to be delivered hereunder.

          "CMSA Total Loan Report": A report (prepared by the Master Servicer)
substantially in the form of, and containing the information called for in, the downloadable form of the "Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicers and recommended by the CMSA for commercial mortgage securities transactions generally; provided that the Master
Servicers shall have 60 days (after the date on which any such other form or additional information requirement is adopted as part of the CMSA Investor
Reporting Package) to implement the use of such other form or provide such additional information with respect to any "CMSA Total Loan Report" required to be delivered hereunder.

          "CMSA Website": The website maintained by the CMSA with an address, as of the Closing Date, of "www.cmbs.org."

          "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

          "Co-Lender Agreement": Any of the Senior/Subordinate Co-Lender
Agreements, the Pari Passu Co-Lender Agreements and the Lincoln Square Co-Lender
Agreement.

          "Collection Account": The segregated account or accounts created and maintained by each Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for Certificateholders, which shall be entitled "[NAME OF
SUBJECT MASTER SERVICER], as a Master Servicer for [NAME OF TRUSTEE], as
Trustee, on behalf of and in trust for the registered holders of Citigroup
Commercial Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through
Certificates, Series 2008-C7".

          "Collection Period": With respect to any Distribution Date or P&I
Advance Date, the period that begins on the day immediately following the
Determination Date in the calendar month preceding the month in which such
Distribution Date or such P&I Advance Date, as the case may be, occurs (or, in the case of the initial Distribution Date and the initial P&I Advance Date, commencing on the day after the related Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date or such P&I Advance Date, as the case may be, occurs.

          "Commission": The United States Securities and Exchange Commission or
any successor agency.

          "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal
Balance of its Corresponding REMIC I Regular Interest.

                                      -27-

          "Controlling Class": As of any date of determination, the most subordinate (based on the payment priorities of Sections 4.01(a) and 4.01(b))
outstanding Class of Principal Balance Certificates, that has a Class Principal
Balance that is greater than 25% of the Original Class Principal Balance thereof; provided, however, that if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies such requirement, then the
Controlling Class shall be the most subordinate (based on the payment priorities of Sections 4.01(a) and 4.01(b)) outstanding Class of Principal Balance
Certificates that has a Class Principal Balance greater than zero. For purposes of determining, and exercising the rights of, the Controlling Class, the Senior
Class A Certificates shall be deemed a single Class of Certificates, the Class
A-M and Class A-MA Certificates shall be deemed a single Class of Certificates, and the Class A-J and Class A-JA Certificates shall be deemed a single Class of
Certificates.

          "Controlling Class Representative": As defined in Section 3.25(a).

          "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this
Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services (CMBS) Citigroup Commercial Mortgage Trust
2008-C7.

          "Corrected Mortgage Loan": Any Serviced Mortgage Loan that had been a
Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced
Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage
Loan" (other than by reason of a Liquidation Event or the related Mortgaged
Property becoming an REO Property). None of the mortgage loans comprising an
Outside Serviced Loan Combination shall constitute a Corrected Mortgage Loan under this Agreement.

          "Corrected Trust Mortgage Loan": A Trust Mortgage Loan that is a
Corrected Mortgage Loan.

          "Corresponding Class of Principal Balance Certificates": With respect to any REMIC I Regular Interest, the Class of Principal Balance Certificates
designated as such in the Preliminary Statement.

          "Corresponding REMIC I Regular Interest": With respect to: (a) any
Class of Principal Balance Certificates, the REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of Principal Balance Certificates; and (b) any Class X Component, the REMIC I
Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X Component.

          "Crossed Group": With respect to any Trust Mortgage Loan that is a
Crossed Loan, such Trust Mortgage Loan and all other Trust Mortgage Loans that are cross-collateralized and cross-defaulted with such Trust Mortgage Loan.

          "Crossed Loan": A Trust Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Trust Mortgage Loans.

                                      -28-

          "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage
Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt
Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and (ii) the Loan-to-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller is not greater than the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the
Special Servicer at the expense of the related Mortgage Loan Seller.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date": With respect to each Trust Mortgage Loan, individually and collectively, as the context may require, the related Due Date in April
2008.

          "Cut-off Date Balance": With respect to any Trust Mortgage Loan, the outstanding principal balance of such Trust Mortgage Loan, as of the Cut-off
Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

          "Debt Service Coverage Ratio": With respect to any Serviced Mortgage
Loan, as of any date of determination, the ratio of (x) the annualized Net Cash
Flow (before payment of any debt service on such Serviced Mortgage Loan)
generated by the related Mortgaged Property during the most recently ended period of not less than six (6) months and not more than 12 months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date)
or the applicable Master Servicer or the Special Servicer (following the Closing
Date), to (y) 12 times the amount of the Periodic Payment in effect for such
Serviced Mortgage Loan (plus, in the case of any Subordinate Non-Trust Mortgage
Loan, (i) the Periodic Payment in effect for the related A-Note Trust Mortgage
Loan and (ii) in the case of the Alexandria Mall Subordinate Non-Trust Mortgage
Loan identified as "Loan B-2" in the Alexandria Mall Co-Lender Agreement, the
Periodic Payment in effect for the Alexandria Mall Subordinate Non-Trust
Mortgage Loan identified as "Loan B-1" in the Alexandria Mall Co-Lender
Agreement) or, if such Serviced Mortgage Loan is part of a Pari Passu Loan
Combination, the aggregate amount of the Periodic Payments in effect for the entire Loan Combination, as of such date of determination.

          "Defaulted Trust Mortgage Loan": A Trust Mortgage Loan (i) that (A) is delinquent 60 days or more in respect to a Periodic Payment (not including the
Balloon Payment) or (B) is delinquent in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or
(ii) as to which the applicable Master Servicer or Special Servicer (or, in the case of an Outside Serviced Trust Mortgage

                                      -29-

Loan, the related Outside Servicer) has, by written notice to the related
Mortgagor, accelerated the maturity of the indebtedness evidenced by the related
Mortgage Note.

          "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

          "Defeasance Loan": Any Trust Mortgage Loan identified as a Defeasance
Loan on the Mortgage Loan Schedule which permits or requires the related
Mortgagor (or permits the holder of such Trust Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment. If an LC Trust Mortgage Loan is a Defeasance Loan, then any related
Non-Trust Mortgage Loan may also be a Defeasance Loan.

          "Deficient Valuation": With respect to any Trust Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of such Trust Mortgage
Loan and any related Pari Passu Non-Trust Mortgage Loan(s), which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificate": As defined in Section 5.03(a).

          "Definitive Non-Registered Certificate": Any Non-Registered
Certificate that is a Definitive Certificate.

          "Depositor": Citigroup Commercial Mortgage Securities Inc. or its
successor in interest.

          "Depository": The Depository Trust Company, or any successor
Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Designated Sub-Servicer": Any Sub-Servicer identified on Exhibit K attached hereto.

          "Determination Date": The sixth day of each month, or if such sixth day is not a Business Day, the immediately succeeding Business Day, commencing in May 2008.

          "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management of such Administered REO Property, the holding of such Administered REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the
Trustee) shall not be considered to Directly Operate an Administered REO
Property solely because the Trustee (or the Special Servicer or any Sub-Servicer
on behalf of the Trustee) establishes rental terms, chooses tenants,

                                      -30-

enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO
Property.

          "Discount Rate": With respect to any prepaid Trust Mortgage Loan or
REO Trust Mortgage Loan, for purposes of allocating any Yield Maintenance Charge or Prepayment Premium received thereon or with respect thereto among the respective Classes of the Principal Balance Certificates (other than any
Excluded Class thereof), the rate which, when compounded monthly, is equivalent to the treasury rate (as defined in the related loan documents), when compounded semi-annually.

          "Disqualified Organization": Any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii)
any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(unless such organization is subject to the tax imposed by Section 511 of the
Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of
Counsel (which shall not be an expense of the Trustee) that the holding of an
Ownership Interest in a Class R Certificate by such Person may cause the Trust
Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Class R Certificate to such Person. The terms "United
States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distributable Certificate Interest": With respect to any Class of
Regular Certificates for any Distribution Date, the Accrued Certificate Interest
in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by the sum of: (i) the portion of any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Regular Certificates in accordance with Section 4.04(e); and (ii)
except in the case of the Class X Certificates, the portion of any Mortgage
Deferred Interest allocated to such Class of Regular Certificates on such
Distribution Date in accordance with Section 4.04(c).

          "Distributable Component Interest": With respect to any Class X
Component for any Distribution Date, the Accrued Component Interest in respect of such Class X Component for such Distribution Date, reduced (to not less than zero) by the product of (a) the entire portion of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date that was allocated to the Class X
Certificates in accordance with Section 4.04(e), multiplied by (b) a fraction, the numerator of which is the amount of Accrued Component Interest in respect of such Class X Component for such Distribution Date, and the denominator of which is the aggregate amount of Accrued Certificate Interest in respect of the Class
X Certificates for such Distribution Date.

          "Distribution Account": The segregated account or accounts created and maintained by the Trustee on behalf of the Certificateholders (exclusive of the
Holders of the Class Y Certificates) pursuant to Section 3.04(b) which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the

                                      -31-

registered holders of Citigroup Commercial Mortgage Trust 2008-C7, Commercial
Mortgage Pass-Through Certificates, Series 2008-C7."

          "Distribution Date": With respect to any Determination Date, the fourth Business Day following such Determination Date.

          "Distribution Date Statement": As defined in Section 4.02(a).

          "Document Defect": As defined in Section 2.03(a).

          "DTC": The Depository Trust Company.

          "Due Date": With respect to (i) any Serviced Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related
Mortgage Note on which each Periodic Payment on such Serviced Mortgage Loan is scheduled to be first due; (ii) any Serviced Mortgage Loan after its Stated
Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Serviced Mortgage Loan had been scheduled to be first due; and (iii) any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Serviced
Mortgage Loan had been scheduled to be first due.

          "Early Defeasance Repurchase": Any repurchase of an Early Defeasance
Trust Mortgage Loan as contemplated by Section 2.03(f).

          "Early Defeasance Trust Mortgage Loan": Any Trust Mortgage Loan that provides the related Mortgagor with the option to defease such Trust Mortgage
Loan in its entirety prior to the second anniversary of the Closing Date. The
Early Defeasance Trust Mortgage Loans, if any, are identified on Schedule IV hereto.

          "EDGAR": The Commission's Electronic Data Gathering, Analysis and
Retrieval system.

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (A) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's (if then rated by Moody's), "AA-" by S&P (or "A-", provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) and, if applicable, "AA-" by Fitch
(or "A-", provided the short-term unsecured debt obligations are rated at least
F-1 by Fitch) (or, with respect to either Rating Agency and, if applicable,
Fitch, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Specially Designated Non-Trust Mortgage Loan
Securities, as evidenced in writing by such Rating Agency or, if applicable,
Fitch), at any time such funds are on deposit therein, or (B) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "P-1" by Moody's (if then rated by Moody's), "A-1" by
S&P and, if applicable, "F-1" by Fitch (or, with respect to either Rating Agency and, if applicable, Fitch, such lower rating as will not result in an Adverse
Rating Event with respect to the Certificates or any Specially Designated
Non-Trust Mortgage Loan Securities, as evidenced in writing by the such Rating
Agency or, if applicable, Fitch), at any time such funds are on deposit therein,
(ii) an account or accounts maintained with PNC so long as PNC has (X) a long-term unsecured debt rating of at least "A" and a short-term rating of at least "A-1" from S&P, (Y) a long-term unsecured debt rating of at least "A1" and

                                      -32-

a short-term rating of at least "P-1" from Moody's, and (Z) if applicable, a long-term unsecured debt rating of at least "A" and a short-term rating of at least "F-1" from Fitch, or (iii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company (which may be the Trustee) that, in either case, has corporate trust powers, acting in its fiduciary capacity
(provided that any state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b)), or (iv) such other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates or any class of Specially Designated
Non-Trust Mortgage Loan Securities, as confirmed in writing by each applicable rating agency; provided that no rating confirmation need be obtained with respect to any Specially Designated Non-Trust Mortgage Loan Securities in
connection with establishing whether any account is an Eligible Account unless such account contains funds related to a Specially Designated Non-Trust Mortgage
Loan (or any successor REO Serviced Non-Trust Mortgage Loan with respect thereto) that backs such Specially Designated Non-Trust Mortgage Loan
Securities; and provided, further, that no rating confirmation need be obtained from Fitch unless, consistent with the preceding proviso, a rating confirmation is required with respect to any Specially Designated Non-Trust Mortgage Loan
Securities to which Fitch has assigned a rating.

          "Enhancement/Support Provider": Any enhancement or support provider contemplated by Item 1114(b) or Item 1115 of Regulation AB with respect to the
Trust Fund or any one or more Classes of Certificates.

          "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard
Sections 1527-05 or, with the consent of the Controlling Class Representative, a review conducted in accordance with the All Appropriate Inquiries final rule issued by the United States Environmental Protection Agency on November 1, 2005
(40 C.F.R. Part 312), or any successor to either.

          "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Payment": Any payment received by a Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

          "Event of Default": One or more of the events described in Section
7.01(a).

          "Excess Servicing Strip": With respect to any GSMC Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the portion of the related Master Servicing Fee (which portion shall not include that portion payable to any Sub-Servicer party to a Sub-Servicing Agreement dated the date hereof or payable to a Broker with respect to a Broker Strip Loan) that accrues at the related Excess Servicing Strip Rate in effect from time to time, subject to reduction by the Trustee in accordance with Section 3.11(a).

          "Excess Servicing Strip Rate": With respect to any GSMC Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto, subject to reduction by the Trustee in accordance with Section 3.11(a), a rate per annum equal to the excess, if any, of (A) the related Master Servicing Fee Rate over
(B) the sum of (1) 0.01% (1.0 basis point) per annum plus (2) the annual

                                      -33-

sub-servicing fee rate for any related third-party Sub-Servicer of such GSMC
Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, on behalf of
Master Servicer No. 2 plus (3) the Broker Strip Rate for any Broker with respect to such GSMC Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be.

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Exchange Act Reportable Event": With respect to (a) the Trustee or, if and to the extent specifically applicable thereto or to its duties on behalf of the Trustee, any Servicing Representative of the Trustee or any Trustee
Appointee, any Trustee Reportable Event, (b) a Master Servicer or, if and to the
extent specifically applicable thereto or to its duties on behalf of a Master
Servicer, any Servicing Representative of such Master Servicer, any Master
Servicer Reportable Event, and (c) the Special Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of the Special
Servicer, any Servicing Representative of the Special Servicer, any Special
Servicer Reportable Event.

          "Exchange Act Reporting Year": Each of (a) the Trust's fiscal year
2008, and (b) any subsequent fiscal year of the Trust, but only if as of the beginning of such subsequent fiscal year of the Trust, the Registered
Certificates are held in the aggregate by at least 300 holders (which may consist of (i) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (ii) in the case of
Registered Certificates held in book-entry form through the Depository,
Depository Participants having accounts with the Depository).

          "Exchange Act Reports": As defined in Section 8.15(a).

          "Excluded Class": Any Class of Principal Balance Certificates other than the Class A-1 Certificates, Class A-2A Certificates, Class A-2B
Certificates, Class A-3 Certificates, Class A-SB Certificates, Class A-4
Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MA
Certificates, Class A-J Certificates, Class A-JA Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates and Class K Certificates.

          "Exemption": Department of Labor Prohibited Transaction Exemption
("PTE") 91-23, as amended from time to time, or any successor thereto.

          "Exemption-Favored Party": Any of (i) Citigroup Global Markets Inc.,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets
Inc., and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and/or (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "FASB 140": The Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities", issued in September 2002.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

                                      -34-

          "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Mortgage Loan or Administered
REO Property (other than a Trust Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers, pursuant to the related Mortgage Loan Purchase Agreement, by a related Non-Trust Mortgage
Loan Noteholder pursuant to the related Co-Lender Agreement, or by the Special
Servicer, a Master Servicer or the Majority Controlling Class Certificateholder
pursuant to Section 9.01 or that was acquired by the Certificateholders
(exclusive of the Class R Certificateholders) in exchange for their Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance
Proceeds, Liquidation Proceeds, REO Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing
Standard, will be ultimately recoverable; provided that the term "Final Recovery
Determination" shall include any comparable determination made with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property by a related
Outside Servicer pursuant to the related Outside Servicing Agreement.

          "Fiscal Agent": Any Fiscal Agent appointed as provided in Section
8.16.

          "FNMA": Federal National Mortgage Association or any successor.

          "Fitch": Fitch, Inc. or its successor in interest.

          "Form 8-K": Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17 C.F.R.
243.100 and 243.101). For purposes of this Agreement, "Form 8-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the
Commission.

          "Form 8-K Current Report": A current report on Form 8-K.

          "Form 8-K Required Information": Any and all information required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 8-K.

          "Form 10-D": Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section
13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17.
For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

          "Form 10-D Distribution Report": A distribution report on Form 10-D.

          "Form 10-D Required Information": Any and all information required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-D.

                                      -35-

          "Form 10-K": Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section
13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange
Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

          "Form 10-K Annual Report": An annual report on Form 10-K.

          "Form 10-K Required Information": Any and all information required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-K.

          "Gain-on-Sale Proceeds": With respect to any Specially Serviced
Mortgage Loan or Administered REO Property, the excess, if any, of (i) any
Liquidation Proceeds with respect to the subject Trust Mortgage Loan or REO
Property, as the case may be (net of any related Liquidation Expenses and, in the case of any SLC Trust Mortgage Loan or the related SLC REO Property, further net of any portion of such Liquidation Proceeds payable to the related Serviced
Non-Trust Mortgage Loan Noteholder(s)), over (ii) the Purchase Price for such
Trust Mortgage Loan or the related REO Trust Mortgage Loan, as the case may be, on the date on which such Liquidation Proceeds were received.

          "Gain-on-Sale Reserve Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the
Trustee pursuant to Section 3.04(e) in trust for the Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
Pass-Through Certificates, Series 2008-C7." Any such account shall be an
Eligible Account or a subaccount of an Eligible Account.

          "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

          "Grantor Trust": A "grantor trust" within the meaning of the Grantor
Trust Provisions.

          "Grantor Trust Assets": The assets of Grantor Trust Y.

          "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the
Code and Treasury regulation section 301.7701-4(c).

          "Grantor Trust Y": The portion of the Trust Fund consisting of (i) any
Additional Interest with respect to the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust
Provisions.

                                      -36-

          "Ground Lease": With respect to any Serviced Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

          "Group 1 Trust Mortgage Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 1.

          "Group 2 Trust Mortgage Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 2.

          "GSMC": Goldman Sachs Mortgage Company or its successor in interest.

          "GSMC Defeasance Rights and Obligations": As defined in Section
3.20(g) hereof.

          "GSMC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of April 11, 2008, between the Depositor and GSMC and relating to the transfer of certain Trust Mortgage Loans by GSMC to the
Depositor.

          "GSMC Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the GSMC Mortgage Loan
Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the GSMC Mortgage Loan
Purchase Agreement.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder": A Certificateholder.

          "Impound Reserve": As defined in Section 3.16(c) hereof.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicers, the Special Servicer, the Controlling Class
Representative (and, with respect to any Serviced Loan Combination, the related
Serviced Non-Trust Mortgage Loan Noteholder(s)), the Trustee, any Fiscal Agent
and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicers, the Special Servicer, the
Controlling Class Representative (and, with respect to any Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)), the
Trustee, any Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicers, the Special
Servicer, the Controlling Class Representative (and, with respect to any
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), the Trustee, any Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, any Master Servicer,
the Special Servicer, any Controlling

                                      -37-

Class Representative, any Serviced Non-Trust Mortgage Loan Noteholder, the
Trustee, any Fiscal Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the
Depositor, such Mortgage Loan Seller, such Master Servicer, the Special
Servicer, the Controlling Class Representative, such Serviced Non-Trust Mortgage
Loan Noteholder, the Trustee, any Fiscal Agent or such Affiliate thereof, as the case may be.

          "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five (5) years' experience in the subject property type and market.

          "Independent Contractor": Any Person that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3)
of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to any Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the
Trustee), so long as such REMIC Pool does not receive or derive any income from such Person; provided that the relationship between such Person and such REMIC
Pool is at arm's length, all within the meaning of Treasury regulations section
1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of
Counsel, which shall be at no expense to any Master Servicer, the Special
Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code, or cause any income realized in respect of such
Administered REO Property to fail to qualify as Rents from Real Property.

          "Initial Form 8-K Current Reports": As defined in Section 8.15.

          "Initial Purchaser": Each of Citigroup Global Markets Inc. and
Goldman, Sachs & Co.

          "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy": With respect to any Serviced Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Serviced Mortgage
Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard (or, in the case of an Outside Serviced
Trust Mortgage Loan, in accordance with the servicing standard under the related
Outside Servicing Agreement).

          "Insured Environmental Event": As defined in Section 3.07(d).

                                      -38-

          "Interest Accrual Period": With respect to each Class of Regular
Certificates, each Class X Component, each REMIC I Regular Interest and each
Loan REMIC Regular Interest, for any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.
Notwithstanding the foregoing, each Interest Accrual Period is deemed to consist of 30 days (without excluding any of such days) solely for purposes of calculating interest on the Regular Certificates, the Class X Components, the
REMIC I Regular Interests and the Loan REMIC Regular Interests.

          "Interest Reserve Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the
Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial
Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through Certificates, Series
2008-C7."

          "Interest Reserve Amount": With respect to each Interest Reserve Trust
Mortgage Loan and Interest Reserve REO Trust Mortgage Loan for each Distribution
Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one (1) day's interest at the related Net
Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment is collected in respect thereof as of the Determination Date immediately preceding such Distribution Date or a P&I Advance is made in respect thereof for such Due
Date as of such Distribution Date.

          "Interest Reserve Trust Mortgage Loan": Each Trust Mortgage Loan that is an Actual/360 Trust Mortgage Loan.

          "Interest Reserve REO Trust Mortgage Loan": An REO Trust Mortgage Loan
that relates to an Interest Reserve Trust Mortgage Loan.

          "Interested Person": The Depositor, any Mortgage Loan Seller, any
Master Servicer, the Special Servicer, any Serviced Non-Trust Mortgage Loan
Noteholder (but only with respect to the related SLC Trust Mortgage Loan), any
Independent Contractor hired by the Special Servicer, any Holder of a
Certificate or any Affiliate of any such Person.

          "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicers and/or the Special Servicer, which in the case of the Trustee is initially located at "www.ctslink.com" or such other address as provided by the Trustee to the parties hereto from time to time and, in the case of a Master Servicer or the Special Servicer, shall be located at such address provided by such person to the parties hereto from time to time.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "IRS": The Internal Revenue Service or any successor agency.

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

                                      -39-

          "Late Collections": With respect to any Trust Mortgage Loan, all amounts Received by the Trust thereon during any Collection Period, other than
Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Periodic Payment (other than a Balloon Payment) or an Assumed
Periodic Payment in respect of such Trust Mortgage Loan due or deemed due on a
Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Trust Mortgage Loan, all amounts Received by the Trust in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a
Periodic Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Trust Mortgage Loan or of an Assumed Periodic
Payment in respect of such REO Trust Mortgage Loan due or deemed due on a Due
Date in a previous Collection Period and not previously recovered. Late
Collections with respect to an Outside Serviced Trust Mortgage Loan will be allocated to such Trust Mortgage Loan as provided in the related Co-Lender
Agreement and the related Outside Servicing Agreement, and to the extent not inconsistent with the related Co-Lender Agreement and the related Outside
Servicing Agreement, as provided in this Agreement.

          "Late Payment Date Trust Mortgage Loan": The Trust Mortgage Loan
secured by any of the Mortgaged Property identified on the Mortgage Loan
Schedule as Highpoint I & Coppell II.

          "LC Trust Mortgage Loan": A Trust Mortgage Loan that is part of a Loan
Combination.

          "Lincoln Square Co-Lender Agreement": As defined in the Preliminary
Statement hereto.

          "Lincoln Square Loan Combination": As defined in the Preliminary
Statement hereto.

          "Lincoln Square Mortgaged Property": As defined in the Preliminary
Statement hereto.

          "Lincoln Square Non-Trust Mortgage Loan": As defined in the
Preliminary Statement hereto.

          "Lincoln Square Non-Trust Mortgage Loan Noteholder": Any holder of a promissory note evidencing a Lincoln Square Non-Trust Mortgage Loan.

          "Lincoln Square Pari Passu Non-Trust Mortgage Loan": As defined in the
Preliminary Statement hereto.

          "Lincoln Square Subordinate Non-Trust Mortgage Loan": As defined in the Preliminary Statement hereto.

          "Lincoln Square Trust Mortgage Loan": As defined in the Preliminary
Statement hereto.

          "Liquidation Event": With respect to any Trust Mortgage Loan or
Serviced Non-Trust Mortgage Loan, any of the following events: (i) such Trust
Mortgage Loan or Serviced Non-Trust Mortgage Loan is paid in full; (ii) a Final
Recovery Determination is made with respect to such Trust Mortgage Loan or
Serviced Non-Trust Mortgage Loan; (iii) in the case of a Trust Mortgage Loan, such Trust Mortgage Loan is (A) repurchased or replaced by a Mortgage Loan
Seller pursuant to the

                                      -40-

applicable Mortgage Loan Purchase Agreement, (B) purchased by the Special
Servicer, a Master Servicer or the Majority Controlling Class Certificateholder,
or acquired by the Certificateholders (exclusive of the Class R
Certificateholders) in exchange for their Certificates, in each case pursuant to
Section 9.01, or (C) purchased by the Majority Controlling Class
Certificateholder, the Special Servicer or any assignee of the foregoing pursuant to Section 3.18; (iv) in the case of a Trust Mortgage Loan that is a part of the Loan Combination, such Trust Mortgage Loan is purchased by a related
Non-Trust Mortgage Loan Noteholder pursuant to the related Co-Lender Agreement;
and (v) such Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan is
purchased by any related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement. With respect to any REO Property
(and the related REO Mortgage Loan(s)), any of the following events: (i) a Final
Recovery Determination is made with respect to such REO Property; (ii) such REO
Property is purchased by the Special Servicer, a Master Servicer or the Majority
Controlling Class Certificateholder, or acquired by the Certificateholders
(exclusive of the Class R Certificateholders) in exchange for their
Certificates, in each case pursuant to Section 9.01; or (iii) such REO Property is sold pursuant to Section 3.18 (or, if it relates to an Outside Serviced Trust
Mortgage Loan, pursuant to the related Outside Servicing Agreement).

          "Liquidation Fee": With respect to each Specially Serviced Mortgage
Loan and each REO Mortgage Loan that relates to an Administered REO Property, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

          "Liquidation Fee Rate": 1.0%.

          "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by a Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or
REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage;
(ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Trust Mortgage Loan or Serviced Non-Trust Mortgage
Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise
(which does not include voluntary Principal Prepayments), exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Trust Mortgage Loan by the
Majority Controlling Class Certificateholder, the Special Servicer or any
assignee thereof pursuant to Section 3.18; (v) the repurchase or replacement of a Trust Mortgage Loan by a Mortgage Loan Seller pursuant to the applicable
Mortgage Loan Purchase Agreement; (vi) the purchase of a Trust Mortgage Loan or
REO Property by the Special Servicer, a Master Servicer or the Majority
Controlling Class Certificateholder, or the acquisition of a Mortgage Loan or
REO Property by all the Certificateholders (other than the Class R
Certificateholders) in exchange for their Certificates, in each case pursuant to
Section 9.01; (vii) the purchase of a Trust Mortgage Loan that is part of a Loan
Combination by a related Non-Trust Mortgage Loan Noteholder pursuant to a related Co-Lender Agreement; (viii) the purchase of a Trust Mortgage Loan or
Serviced Non-Trust Mortgage Loan by a mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement; or (ix) except for purposes of Section 3.11(c), the transfer of any Reserve Collateral or proceeds thereof to the Collection Account, subject to and in accordance with the terms of Section 3.27.

          "Litigation Control": As defined in Section 3.31.

                                      -41-

          "Loan Combination": The Lincoln Square Loan Combination, any Pari
Passu Loan Combination or any Senior/Subordinate Loan Combination, as
applicable.

          "Loan Group": Either Loan Group No. 1 or Loan Group No. 2, as
applicable.

          "Loan Group No. 1": Collectively, all of the Trust Mortgage Loans that are Group 1 Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Loan Group No. 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Available Distribution
Amount attributable to Loan Group No. 1.

          "Loan Group No. 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Principal Distribution
Amount attributable to Loan Group No. 1.

          "Loan Group No. 2": Collectively, all of the Trust Mortgage Loans that are Group 2 Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Loan Group No. 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Available Distribution
Amount attributable to Loan Group No. 2.

          "Loan Group No. 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Principal Distribution
Amount attributable to Loan Group No. 2.

          "Loan REMIC": With respect to any Early Defeasance Trust Mortgage
Loan, the segregated pool of assets consisting of: (i) the subject Trust
Mortgage Loan, together with all documents included in the related Mortgage File and any related Escrow Payments and Reserve Funds; (ii) all amounts relating to the subject Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto (exclusive of any collections of any related Additional Interest and/or Excess Servicing Strip) held from time to time in the Interest Reserve
Account, the Certificate Account, the Distribution Account, the Gain-on-Sale
Reserve Account and the Pool REO Account; (iii) any REO Property acquired in respect of the subject Trust Mortgage Loan; (iv) the rights of the "purchaser"
under Sections 1, 2 and 3 (and, to the extent related to the foregoing, Sections
8 through 17 and 19) of the related Mortgage Loan Purchase Agreement with respect to the subject Trust Mortgage Loan; (v) the rights of the mortgagee under all Insurance Policies with respect to the subject Trust Mortgage Loan, and (vi) the rights of the related Mortgage Loan Seller under any related
Co-Lender Agreement or Outside Servicing Agreement.

          "Loan REMIC Deferred Interest": The amount by which interest distributable to REMIC I with respect to any Loan REMIC Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such Loan REMIC
Regular Interest on any Distribution Date.

          "Loan REMIC Principal Balance": The principal balance of a Loan REMIC
Regular Interest as of any date of determination. As of the Closing Date, the
Loan REMIC Principal Balance of each Loan REMIC Regular Interest, if any, shall equal the Cut-off Date Balance of the related Early Defeasance Trust Mortgage
Loan. On each Distribution Date, the Loan REMIC Principal Balance of each Loan
REMIC Regular Interest, if any, shall be permanently reduced by all distributions of principal

                                      -42-

deemed to have been made thereon on such Distribution Date pursuant to Section
4.01(l), and shall be further permanently reduced by all Realized Losses and
Additional Trust Fund Expenses deemed allocated thereto on such Distribution
Date pursuant to Section 4.04(b). On any Distribution Date, the Loan REMIC
Principal Balance of any Loan REMIC Regular Interest shall be increased by any
Loan REMIC Deferred Interest with respect thereto for such Distribution Date.

          "Loan REMIC Regular Interest": Any uncertificated "regular interest"
(within the meaning of Section 860G(a)(1) of the Code) in a Loan REMIC issued hereunder, as described (and bearing the designation specified) in the
Preliminary Statement hereto.

          "Loan REMIC Remittance Rate": With respect to each Loan REMIC Regular
Interest, for any Distribution Date, the Net Mortgage Pass-Through Rate with respect to the related Early Defeasance Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto for such Distribution Date.

          "Loan-to-Value Ratio": With respect to any Serviced Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then-current principal amount of such Serviced
Mortgage Loan (plus, in the case of a Serviced Subordinate Non-Trust Mortgage
Loan, (i) the current principal amount of the related A-Note Trust Mortgage Loan and (ii) in the case of the Alexandria Mall Subordinate Non-Trust Mortgage Loan
identified as "Loan B-2" in the Alexandria Mall Co-Lender Agreement, the current principal amount of the Alexandria Mall Subordinate Non-Trust Mortgage Loan
identified as "Loan B-1" in the Alexandria Mall Co-Lender Agreement) or, if such
Serviced Mortgage Loan is part of a Pari Passu Loan Combination, the then aggregate unpaid principal balance for the entire Loan Combination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Lockout Period": With respect to any Mortgage Note that prohibits the
Mortgagor from prepaying such Serviced Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until such specified date.

          "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates (other than any Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) that is an
Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than
50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Controlling Class
Certificateholder shall be the single Holder (or, in the case of a Class of
Book-Entry Certificates, Certificate Owner) of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Controlling Class Certificateholder, the Senior Class A
Certificates shall be deemed to be a single Class of Certificates, with the applicable Voting Rights allocated among the Holders (or, in the case of a Class of Book-Entry Certificates, Certificate Owners) of such Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

          "Marriott Fairfield Inn and Suites - Yakima, WA Loan Combination": The
Senior/Subordinate Loan Combination that is secured by a Mortgage encumbering the Marriott Fairfield

                                      -43-

Inn and Suites - Yakima, WA Mortgaged Property, together with any group of REO
Mortgage Loans or comparable deemed mortgage loans in respect thereof.

          "Marriott Fairfield Inn and Suites - Yakima, WA Mortgaged Property":
The real property identified on the Mortgage Loan Schedule as Marriott Fairfield
Inn and Suites - Yakima, WA.

          "Master Servicer": Each of Master Servicer No. 1 or Master Servicer
No. 2, as applicable.

          "Master Servicer No. 1": Capmark Finance Inc., its successor in interest or any successor Master Servicer No. 1 appointed as herein provided
(including the Trustee as successor pursuant to Section 7.02).

          "Master Servicer No. 2": Midland Loan Services, Inc., its successor in interest or any successor Master Servicer No. 2 appointed as herein provided
(including the Trustee as successor pursuant to Section 7.02).

          "Master Servicer Reportable Event": With respect to each Master
Servicer, any of the following events, conditions, circumstances and/or matters:

               (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item
          1108(a)(3) of Regulation AB, but only if the subject Master Servicer or any Servicing Representative of the subject Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust;

               (ii) the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the subject Master Servicer or any Servicing
          Representative of the subject Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust;

               (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S.
          Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material
          Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A) the subject Master Servicer, (B)
          any Servicing Representative of the subject Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation
          AB or (C) any Significant Obligor with respect to a Performing
          Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer;

               (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material

                                      -44-

          Debtor, but only if the subject Material Debtor is (A) the subject
          Master Servicer, (B) any Servicing Representative of the subject
          Master Servicer that constitutes a Servicer contemplated by Item
          1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Performing Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer;

               (v) any resignation, removal, replacement or substitution of (A)
          the subject Master Servicer or (B) any Servicing Representative of the
          subject Master Servicer that constitutes a Servicer contemplated by
          Item 1108(a)(2) of Regulation AB;

               (vi) any appointment of (A) a new Master Servicer as a successor to the subject Master Servicer or (B) any new Servicing Representative
          of the subject Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB;

               (vii) any nonpublic disclosure, by the subject Master Servicer or any Servicing Representative of the subject Master Servicer, with respect to the Subject Securitization Transaction (other than disclosure required pursuant to this Agreement) that is required to be disclosed by Regulation FD (17 C.F.R. 243.100 through 243.103);

               (viii) any other information of which the subject Master Servicer has knowledge of importance to Certificateholders (determined by the subject Master Servicer in accordance with the Servicing Standard)
          that (A) is not otherwise required to be included in the Distribution
          Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, (B) the subject Master
          Servicer has determined, in accordance with the Servicing Standard, could have a material adverse effect on payments to any Class of
          Certificateholders, and (C) is directly related to a Performing
          Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer;

               (ix) the commencement or termination of, or any material
          developments regarding, any legal proceedings pending against any
          Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the subject Master Servicer is controlling the subject litigation or if the subject Material Litigant is (A) the subject
          Master Servicer, (B) any Servicing Representative of the subject
          Master Servicer that constitutes a Servicer contemplated by Item
          1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Performing Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer;

               (x) the receipt by or on behalf of the subject Master Servicer or any Servicing Representative of the subject Master Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding a Significant Obligor with respect to a Performing Serviced Trust Mortgage Loan as to which the subject
          Master Servicer is the applicable Master Servicer;

               (xi) to the extent not otherwise disclosed in the Prospectus
          Supplement, whether the subject Master Servicer has become an affiliate (as defined in Rule 405 of

                                      -45-

          the Securities Act) of any of (A) the Trust, (B) the Depositor, (C) a
          Mortgage Loan Seller (other than itself), (D) the Trustee, (E) the
          Special Servicer, (F) any Servicing Representative of the subject
          Master Servicer that constitutes a Servicer contemplated by Item
          1108(a)(3) of Regulation AB or (G) any Significant Obligor;

               (xii) to the extent not otherwise disclosed in the Prospectus
          Supplement, any business relationship, agreement, arrangement, transaction or understanding required to be disclosed by Item 1119(b)
          of Regulation AB between a Mortgage Loan Seller (other than itself) or the Trust, on the one hand, and the subject Master Servicer or any
          Servicing Representative of the subject Master Servicer, on the other hand; and

               (xiii) to the extent not otherwise disclosed in the Prospectus
          Supplement, any specific relationship involving or relating to the
          Subject Securitization Transaction or the Trust Mortgage Loans
          required to be disclosed by Item 1119(c) of Regulation AB between a
          Mortgage Loan Seller (other than itself) or the Trust, on the one hand, and the subject Master Servicer or any Servicing Representative of the subject Master Servicer, on the other hand.

          "Master Servicing Fee": With respect to each Trust Mortgage Loan (and any REO Trust Mortgage Loan with respect thereto), the fee payable to the applicable Master Servicer pursuant to Section 3.11(a). The Master Servicing Fee includes any servicing fees payable to any third-party servicers that sub-service or primary-subservice the loans on behalf of a Master Servicer and any Broker Strip Fees payable to third-party Brokers.

          "Master Servicing Fee Rate": With respect to: (a) each Trust Mortgage
Loan (and any successor REO Trust Mortgage Loan with respect thereto), the percentage set forth under the column "Master Servicing Fee Rate" on the
Mortgage Loan Schedule; and (b) each Serviced Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), 0.01% per annum.

          "Material Debtor": Any of the following:

          (i) the Trust;

          (ii) each of the Mortgage Loan Sellers;

          (iii) each of the parties to this Agreement;

          (iv) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB with respect to the
     Subject Securitization Transaction;

          (v) any Significant Obligor;

          (vi) any Enhancement/Support Provider; and

          (vii) any other material party contemplated by Item 1100(d)(1) of
     Regulation AB relating to the Subject Securitization Transaction.

                                      -46-

          "Material Litigant": Any of the following:

          (i) the Trust;

          (ii) each of the Mortgage Loan Sellers;

          (iii) each of the parties to this Agreement;

          (iv) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB with respect to the
     Subject Securitization Transaction;

          (v) any originator of Trust Mortgage Loans contemplated by Item
     1110(b) of Regulation AB; and

          (vi) any other party contemplated by Item 1100(d)(1) of Regulation AB relating to the Subject Securitization Transaction.

          "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          "MERS Mortgage Loan": Any Mortgage Loan registered with MERS on the
MERS(R) System, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

          "MERS(R) System": An electronic registry maintained by MERS that tracks changes in loan servicing and beneficial ownership rights.

          "Mezzanine Intercreditor Agreement" shall mean, with respect to any
Trust Mortgage Loan as to which direct or indirect equity interests in the related Mortgagor have been pledged to secure any Mezzanine Loan(s), any co-lender or intercreditor agreement between, among others, the Trust, as holder of such Trust Mortgage Loan, and the related Mezzanine Lender(s), governing, among other things, the respective rights of such parties.

          "Mezzanine Lender" shall mean the holder of any promissory note evidencing a Mezzanine Loan.

          "Mezzanine Loan" shall mean any debt obligation that is secured by a pledge of direct or indirect equity interests in a Mortgagor.

          "Mezzanine-Related Trust Mortgage Loan" shall mean any Trust Mortgage
Loan as to which direct or indirect equity interests in the related Mortgagor have been pledged to secure any Mezzanine Loan(s). The Mezzanine-Related Trust
Mortgage Loans known to the Depositor as of the Closing Date are specified on
Schedule VII attached hereto.

          "MezzCap Loan Combination": Any Senior/Subordinate Loan Combination
other than the Alexandria Mall Loan Combination.

          "MezzCap Subordinate Non-Trust Mortgage Loan": Any Subordinate
Non-Trust Mortgage Loan that is part of a MezzCap Loan Combination.

                                      -47-

          "Midland": Midland Loan Services, Inc. or its successor in interest.

          "MIN": The mortgage identification number on the MERS(R) System for any MERS Mortgage Loan.

          "Money Term": With respect to any Serviced Mortgage Loan, the maturity date, Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment
Premium or Yield Maintenance Charge in connection with a Principal Prepayment
(but not any late fees or default interest provisions).

          "Moody's": Moody's Investors Service, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence,
"Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the
Depositor, notice of which designation shall be given to the Trustee, the Master
Servicers and the Special Servicer, and specific ratings of Moody's Investors
Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage": With respect to any Serviced Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the
Mortgage Note and creates a lien on the fee or leasehold interest in the related
Mortgaged Property.

          "Mortgage Deferred Interest": With respect to any Serviced Mortgage
Loan, the amount of any interest accrued thereon at the related Mortgage Rate
(other than Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such Serviced Mortgage Loan instead of being payable on the related Due Date on which it would otherwise have been due.

          "Mortgage File":

          (a) With respect to any Serviced Trust Mortgage Loan and, in the case of each Serviced Loan Combination, also with respect to each Serviced Non-Trust
Mortgage Loan that is part of such Loan Combination, the following documents collectively (which, in the case of each Serviced Loan Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause (a)(vi) of this definition, relate to the entire such Loan Combination):

          (i)    (A) in the case of any Serviced Trust Mortgage Loan, the
                 original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of "Wells Fargo
                 Bank, N.A., as trustee for the registered holders of Citigroup
                 Commercial Mortgage Trust 2008-C7, Commercial Mortgage
                 Pass-Through Certificates, Series 2008-C7", or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage
                 Note attached thereto) and (B) in the case of any Serviced
                 Non-Trust Mortgage Loan, a copy of the executed Mortgage Note;

          (ii)   an original or a copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable

                                      -48-

                 recording office) with evidence of recording indicated thereon or certified by the applicable recording office and, in the case of a MERS Mortgage Loan, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a MERS Mortgage Loan;

          (iii)  an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case
                 (unless not yet returned by the applicable recording office)
                 with evidence of recording indicated thereon or certified by the applicable recording office and, in the case of a MERS
                 Mortgage Loan, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage
                 Loan is a MERS Mortgage Loan;

          (iv)   an original executed assignment, in recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee), of (A) the Mortgage, (B) any related
                 Assignment of Leases (if such item is a document separate from the Mortgage) and (C) any other recorded document relating to the Trust Mortgage Loan otherwise included in the Mortgage
                 File, in favor of "Wells Fargo Bank, N.A., as trustee for the registered holders of Citigroup Commercial Mortgage Trust
                 2008-C7, Commercial Mortgage Pass-Through Certificates, Series
                 2008-C7" (and, in the case of a Serviced Loan Combination, also on behalf of the related Serviced Non-Trust Mortgage Loan
                 Noteholder(s)), or in blank, or, in the case of a MERS Mortgage
                 Loan, evidence from MERS indicating the Trustee's ownership of such Mortgage Loan on the MERS(R) System and the Trustee as the
                 beneficiary of the assignment(s) of (X) the Mortgage, (Y) any related Assignment of Leases (if such item is a document
                 separate from the Mortgage) and (Z) any other recorded document relating to such Mortgage Loan otherwise included in the
                 Mortgage File;

          (v)    an original assignment of all unrecorded documents relating to the Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of "Wells Fargo Bank,
                 N.A., as trustee for the registered holders of Citigroup
                 Commercial Mortgage Trust 2008-C7, Commercial Mortgage
                 Pass-Through Certificates, Series 2008-C7" (and, in the case of a Serviced Loan Combination, also on behalf of the related
                 Serviced Non-Trust Mortgage Loan Noteholder(s)), or in blank or, in the case of a MERS Mortgage Loan (to the extent not already evidenced pursuant to clause (iv) above), evidence from
                 MERS indicating the Trustee's ownership of the Mortgage Loan on the MERS(R) System and the Trustee as beneficiary of the
                 assignment(s) of unrecorded documents related to the Mortgage
                 Loan;

          (vi)   originals or copies of any consolidation, assumption,
                 substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Serviced
                 Mortgage Loan has been assumed or consolidated;

                                      -49-

          (vii)  the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or
                 located, an original or copy of an irrevocable, binding
                 commitment (which may be a pro forma policy or specimen version of, or a marked commitment for, the policy that has been
                 executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (viii) any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to the Trustee of any prior
                 UCC Financing Statements in favor of the originator of the subject Serviced Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related
                 Mortgage Loan Seller had possession of such UCC Financing
                 Statements when it was to deliver the subject Mortgage File on or prior to the Closing Date), unless not yet returned by the applicable filing office; and, if there is an effective UCC
                 Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing
                 Statements, an original UCC Financing Statement assignment, in form suitable for filing in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Citigroup Commercial
                 Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through
                 Certificates, Series 2008-C7 (and, in the case of a Serviced
                 Loan Combination, also on behalf of the related Serviced
                 Non-Trust Mortgage Loan Noteholder(s)), as assignee, or in blank or, in the case of a MERS Mortgage Loan, evidence from
                 MERS indicating the Trustee's ownership of such Mortgage Loan on the MERS(R) System and the Trustee as the beneficiary of any effective UCC Financing Statement in favor of the related
                 Mortgage Loan Seller on record with the applicable public
                 office for UCC Financing Statements;

          (ix)   an original or a copy of any (A) Ground Lease and ground lessor estoppel, (B) loan guaranty or indemnity, (C) lender's
                 environmental insurance policy or indemnity agreement, or (D)
                 lease enhancement policy;

          (x)    any intercreditor, co-lender or similar agreement relating to
                 (A) permitted debt of the Mortgagor and/or (B) mezzanine debt relating to the Mortgagor;

          (xi)   copies of any loan agreement, escrow agreement, security
                 agreement, lockbox agreement, cash management agreement or letter of credit relating to a Trust Mortgage Loan (with the original of any letter of credit relating to a Trust Mortgage
                 Loan to be delivered to the applicable Master Servicer); and

          (xii)  with respect to hospitality properties, a copy of any related franchise agreement, any related "comfort" letter and any
                 transfer documents with respect to such comfort letter.

          (b) with respect to an Outside Serviced Trust Mortgage Loan, the following documents collectively:

          (i)   the original executed Mortgage Note for such Trust Mortgage
                Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of

                                      -50-

                "Wells Fargo Bank, N.A., as trustee for the registered holders of Citigroup Commercial Mortgage Trust 2008-C7, Commercial
                Mortgage Pass-Through Certificates, Series 2008-C7" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the
                related Mortgage Loan Seller) (or, alternatively, if the
                original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

          (ii)  a copy of the executed related Co-Lender Agreement; and

          (iii) a copy of the executed related Outside Servicing Agreement;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(a)(vi), (a)(ix)(B), (a)(ix)(C), (a)(ix)(D), (a)(x) and (a)(xi) of this definition, shall be deemed to include only such documents to the extent the
Trustee or Custodian has actual knowledge of their existence; provided further that, with respect to any cross-collateralized and cross-defaulted Trust
Mortgage Loans, the existence in the Mortgage File for any Crossed Loan in such
Crossed Group of any document required to be included therein shall be sufficient to satisfy the requirements of this Agreement for delivery of such document as a part of the Mortgage File for the other Crossed Loan(s) in such
Crossed Group, to the extent that such document is also required to be part of the Mortgage File for such other Crossed Loan(s) in such Crossed Group.

          "Mortgage Loan": Any Trust Mortgage Loan or Non-Trust Mortgage Loan.

          "Mortgage Loan Purchase Agreement": Each of the Citigroup Mortgage
Loan Purchase Agreement and the GSMC Mortgage Loan Purchase Agreement.

          "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund attached hereto as
Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

          (i)     the loan number;

          (ii)    the street address (including city, county, state and zip
                  code) and name of the related Mortgaged Property;

          (iii)   the Cut-off Date Balance;

          (iv)    the amount of the Periodic Payment due on the first Due Date following the Closing Date;

          (v)     the Mortgage Rate as of the Cut-off Date;

          (vi)    the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date;

                                      -51-

          (vii)   the original and remaining amortization term;

          (viii)  whether the Trust Mortgage Loan is secured by a Ground Lease;

          (ix)    the Master Servicing Fee Rate;

          (x)     whether such Trust Mortgage Loan is an ARD Trust Mortgage Loan and, if so, the Anticipated Repayment Date and Additional
                  Interest Rate for such ARD Trust Mortgage Loan;

          (xi)    the related Mortgage Loan Seller;

          (xii)   whether such Trust Mortgage Loan is insured by an
                  environmental policy;

          (xiii)  whether such Trust Mortgage Loan is cross-defaulted or cross-collateralized with any other Trust Mortgage Loan;

          (xiv)   whether such Trust Mortgage Loan is a Defeasance Loan;

          (xv)    whether the Trust Mortgage Loan is secured by a letter of
                  credit;

          (xvi)   whether such Trust Mortgage Loan is an Interest Reserve Trust
                  Mortgage Loan;

          (xvii)  whether payments on such Trust Mortgage Loan are made to a lock-box;

          (xviii) the amount of any Reserve Funds escrowed in respect of each
                  Trust Mortgage Loan;

          (xix)   the number of grace days after the Due Date until Periodic
                  Payments incur late payment charges;

          (xx)    the number of units or leasable square feet at the Mortgaged
                  Property; and

          (xxi)   whether the Trust Mortgage Loan is in Loan Group No. 1 or Loan
                  Group No. 2.

          "Mortgage Loan Seller": Citigroup or GSMC, as applicable.

          "Mortgage Note": The original executed note or notes (collectively)
evidencing the indebtedness of a Mortgagor under a Trust Mortgage Loan or
Serviced Non-Trust Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and any
REO Trust Mortgage Loans. None of the Non-Trust Mortgage Loans and/or REO
Serviced Non-Trust Mortgage Loans shall constitute part of the Mortgage Pool.

          "Mortgage Rate": With respect to (i) any Trust Mortgage Loan or
Serviced Non-Trust Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such

                                      -52-

Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Trust
Mortgage Loan or Serviced Non-Trust Mortgage Loan after its Stated Maturity
Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20 (or, in the case of an
Outside Serviced Trust Mortgage Loan, pursuant to the related Outside Servicing
Agreement); and (iii) any REO Mortgage Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Trust
Mortgage Loan or Serviced Non-Trust Mortgage Loan, as applicable, had remained outstanding.

          "Mortgage Trust" shall mean the primary common law trust created hereunder, the assets of which consist of the assets included in the REMIC Pools and any Grantor Trust Y.

          "Mortgaged Property": The property subject to the lien of a Mortgage.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and/or, in the case of an indemnity deed of trust, the entity which granted the lien on such Mortgaged Property.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with Principal Prepayments
Received by the Trust on the Trust Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicers in the Collection Accounts for such Distribution Date pursuant to Section 3.19(a)
in connection with such Prepayment Interest Shortfalls on the Trust Mortgage
Loans.

          "Net Cash Flow" or "NCF": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

          "Net Investment Earnings": With respect to (i) any Collection Account, any Servicing Account, any Reserve Account, any REO Account and any SLC
Custodial Account for any Collection Period and (ii) the Distribution Account,
the Interest Reserve Account, the Additional Interest Account or the
Gain-on-Sale Reserve Account (if any) for any Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject
Distribution Date and beginning immediately following the preceding Distribution
Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date), with respect to any of the accounts described in clause (ii) above, on funds held in such accounts, exceeds the aggregate of all losses, if any, incurred during the subject Collection Period with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause
(ii) above, in connection with the investment of such funds in accordance with
Section 3.06.

          "Net Investment Loss": With respect to (i) any Collection Account, any
Servicing Account, any Reserve Account, any REO Account and any SLC Custodial
Account for any Collection Period and (ii) the Distribution Account, the
Interest Reserve Account, the Additional Interest Account

                                      -53-

or the Gain-on-Sale Reserve Account (if any) for any Distribution Date, the
amount by which the aggregate of all losses, if any, incurred during the subject
Collection Period, with respect to any of the accounts described in clause (i)
above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of funds held in such account in accordance with Section
3.06, exceeds the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject
Distribution Date and beginning immediately following the preceding Distribution
Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of such funds in accordance with Section 3.06.

          "Net Mortgage Pass-Through Rate":

          (A) With respect to any Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) that accrues (or is deemed to accrue)
interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for the subject Trust Mortgage Loan in effect as of the
Closing Date (without regard to any modification, waiver or amendment of the terms of the subject Trust Mortgage Loan subsequent to the Closing Date); and

          (B) with respect to any Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) that accrues (or is deemed to accrue)
interest on an Actual/360 Basis, for any Distribution Date, an annual rate equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which such Distribution Date occurs, multiplied by (b) the Stated Principal Balance of such Trust Mortgage
Loan (or such successor REO Trust Mortgage Loan) immediately preceding such
Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage
Rate for such Trust Mortgage Loan in effect as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust
Mortgage Loan subsequent to the Closing Date), and the denominator of which fraction is the Stated Principal Balance of such Trust Mortgage Loan (or such successor REO Trust Mortgage Loan) immediately preceding such Distribution Date.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2008, then the amount of interest constituting the numerator of the fraction described in clause (B)(2) above will be decreased to reflect any Interest
Reserve Amount with respect to the subject Trust Mortgage Loan (or REO Trust
Mortgage Loan) or applicable portion thereof transferred from the Distribution
Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to
2008, then the amount of interest constituting the numerator of the fraction described in clause (B)(2) above will be increased to reflect any Interest
Reserve Amount(s) with respect to the subject Trust Mortgage Loan (or REO Trust
Mortgage Loan) or applicable portion thereof transferred from the Interest
Reserve Account to the Distribution Account for distribution on such
Distribution Date.

                                      -54-

          "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any
REO Trust Mortgage Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of (i) the applicable Master
Servicing Fee Rate, (ii) the Trust Administration Fee Rate and (iii) in the case of an Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto, the applicable Outside Servicing Fee Rate (adjusted to an Actual/360 Basis equivalent rate if the Outside Servicing Fee is calculated on a 30/360 Basis); and, with respect to any Serviced Non-Trust
Mortgage Loan or REO Serviced Non-Trust Mortgage Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate minus any applicable Master Servicing Fee Rate.

          "NMWHFIT": A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations section 1.671-5(b)(12) or successor provisions.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Trust Mortgage Loan or REO Trust Mortgage
Loan by the applicable Master Servicer, the Trustee or any Fiscal Agent, as the
case may be, that, as determined (in accordance with Section 4.03(c)) by the applicable Master Servicer, the Special Servicer, the Trustee or such Fiscal
Agent, as applicable, in accordance with the Servicing Standard, in the case of the Master Servicers and the Special Servicer, the standard of care set forth in
Section 8.01(a), in the case of the Trustee, or in such Fiscal Agent's reasonable good faith judgment, in the case of such Fiscal Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon at the Reimbursement Rate) from Late Collections, Insurance Proceeds or Liquidation
Proceeds, or any other recovery on or in respect of such Trust Mortgage Loan or
REO Trust Mortgage Loan.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Serviced Mortgage Loan or REO
Property by the applicable Master Servicer, the Special Servicer, the Trustee or
such Fiscal Agent, as the case may be, that, as determined (in accordance with
Section 3.03(e)) by the applicable Master Servicer, the Special Servicer, the
Trustee or such Fiscal Agent, as applicable, in accordance with the Servicing
Standard, in the case of the Master Servicers and the Special Servicer, the standard of care set forth in Section 8.01(a), in the case of the Trustee, or in such Fiscal Agent's reasonable good faith judgment, in the case of such Fiscal
Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon at the Reimbursement Rate) from late collections, Insurance
Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such
Serviced Mortgage Loan or REO Property.

          "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
Q, Class S, Class Y or Class R Certificate.

          "Non-Trust Mortgage Loan": Any mortgage loan that is part of a Loan
Combination but is not included in the Trust Fund. The Non-Trust Mortgage Loans consist of the Serviced Subordinate Non-Trust Mortgage Loans, the Pari Passu
Non-Trust Mortgage Loans and the Lincoln Square Subordinate Non-Trust Mortgage
Loan.

                                      -55-

          "Non-Trust Mortgage Loan Noteholder": Each holder of (i) the promissory note for a Non-Trust Mortgage Loan and (ii) the corresponding rights under the related Co-Lender Agreement.

          "Non-Trust Mortgage Loan Securities": Any securities evidencing an interest in or secured by a Serviced Non-Trust Mortgage Loan or a pool of mortgage loans that includes a Serviced Non-Trust Mortgage Loan.

          "Non-United States Securities Person": Any Person other than a United
States Securities Person.

          "Non-United States Tax Person": Any Person other than a United States
Tax Person.

          "Officer's Certificate": A certificate signed by a Servicing Officer of a Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

          "One Liberty Plaza Guarantor": Brookfield Financial Properties, L.P.

          "One Liberty Plaza Loan Combination": The Pari Passu Loan Combination
that is secured by a Mortgage encumbering the One Liberty Plaza Mortgaged
Property, together with any group of REO Mortgage Loans or comparable deemed mortgage loans in respect thereof.

          "One Liberty Plaza Mortgaged Property": The real property identified on the Mortgage Loan Schedule as One Liberty Plaza.

          "One Liberty Plaza Mortgagor": The Mortgagor with respect to the One
Liberty Plaza Loan Combination.

          "One Liberty Plaza Trust Mortgage Loan": The Trust Mortgage Loan that is part of the One Liberty Plaza Loan Combination and is identified on the
Mortgage Loan Schedule by loan number 1.

          "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, a Master Servicer or the Special
Servicer) acceptable to and delivered to the Trustee or the applicable Master
Servicer, as the case may be, except that any opinion of counsel relating to (a)
the qualification of any REMIC Pool as a REMIC, (b) the qualification of Grantor
Trust Y as a Grantor Trust, (c) compliance with the REMIC Provisions or the
Grantor Trust Provisions or (d) the resignation of a Master Servicer or the
Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicers, the Special Servicer and the
Depositor.

          "Option Price": As defined in Section 3.18(c).

          "Original Class Notional Amount": With respect to the Class X
Certificates, the Original Class X Notional Amount.

          "Original Class Principal Balance": With respect to any Class of
Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

          "Original Class X Notional Amount": $1,849,908,471.

                                      -56-

          "Other Rating Agency": Any nationally recognized statistical rating organization that has issued a rating to any Specially Designated Non-Trust
Mortgage Loan Securities.

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Outside Administered REO Property": Any REO Property relating to an
Outside Serviced Loan Combination.

          "Outside Master Servicer": A master servicer under an Outside
Servicing Agreement responsible for the servicing of the related Outside
Serviced Loan Combination.

          "Outside Serviced Loan Combination": The Lincoln Square Loan
Combination, the One Liberty Plaza Loan Combination, the Scottsdale Fashion
Square Loan Combination, the Bush Terminal Loan Combination, the Seattle Space
Needle Loan Combination or the CGM RRI Hotel Portfolio Loan Combination, as
applicable.

          "Outside Serviced Trust Mortgage Loans": The Lincoln Square Trust
Mortgage Loan, the One Liberty Plaza Trust Mortgage Loan, the Scottsdale Fashion
Square Trust Mortgage Loan, the Bush Terminal Trust Mortgage Loan, the Seattle
Space Needle Trust Mortgage Loan or the CGM RRI Hotel Portfolio Trust Mortgage
Loan, as applicable.

          "Outside Servicer": An Outside Master Servicer or an Outside Special
Servicer, as applicable.

          "Outside Servicer Default": An "Event of Default" on the part of an
Outside Servicer under the related Outside Servicing Agreement.

          "Outside Servicing Agreement": With respect to the CGM RRI Hotel
Portfolio Loan Combination, the Lincoln Square Loan Combination and the Seattle
Space Needle Loan Combination, the Series CD 2007-CD5 Pooling and Servicing
Agreement or, in the case of any such Loan Combination, any successor servicing agreement with respect thereto; and, with respect to the One Liberty Plaza Loan
Combination, the Scottsdale Fashion Square Loan Combination and the Bush
Terminal Loan Combination, the Series 2007-GG11 Pooling and Servicing Agreement
or, in the case of any such Loan Combination, any successor servicing agreement with respect thereto.

          "Outside Servicing Fee": With respect to each Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the monthly fee, comparable to the Master Servicing Fee hereunder and calculated at the related Outside Servicing Fee Rate, that is payable to the related Outside
Master Servicer (or, if applicable, to the related Outside Master Servicer and a primary servicer in the aggregate).

          "Outside Servicing Fee Rate": With respect to the Seattle Space Needle
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, 0.02% per annum; and, with respect to each other Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto,
0.01% per annum.

          "Outside Special Servicer": A special servicer under an Outside
Servicing Agreement responsible for the special servicing of the related Outside
Serviced Loan Combination.

                                      -57-

          "Outside Trustee": A trustee under an Outside Servicing Agreement.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": As to any Trust Mortgage Loan or REO Trust Mortgage
Loan, any advance made by a Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

          "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

          "Pari Passu Co-Lender Agreement": As defined in the Preliminary
Statement hereto.

          "Pari Passu Loan Combination": As defined in the Preliminary
Statement.

          "Pari Passu Non-Trust Mortgage Loan": As defined in the Preliminary
Statement.

          "Pass-Through Rate": With respect to:

          (i) the Class A-1 Certificates, for any Distribution Date, a per annum rate equal to 5.271%;

          (ii) the Class A-2A Certificates, for any Distribution Date, a per
     annum rate equal to 6.034%;

          (iii) each Class of the Class A-2B, Class A-3, Class A-SB, Class A-4,
     Class A-M, Class A-MA, Class A-J, Class A-JA, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H and Class J Certificates, for any
     Distribution Date, a per annum rate equal to the Weighted Average Net
     Mortgage Pass-Through Rate for such Distribution Date;

          (iv) the Class A-1A Certificates, for any Distribution Date, a per
     annum rate equal to (A) the Weighted Average Net Mortgage Pass-Through Rate
     for such Distribution Date, minus (B) 0.086%;

          (v) the Class X Certificates, for any Distribution Date, a per annum rate equal to the weighted average of the Class X Strip Rates for the respective Class X Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Class X
     Components outstanding immediately prior to such Distribution Date); and

          (vi) each Class of the Class K, Class L, Class M, Class N, Class O,
     Class P, Class Q and Class S Certificates, for any Distribution Date, a per
     annum rate equal to the lesser of (A) 5.548% and (B) the Weighted Average
     Net Mortgage Pass-Through Rate for such Distribution Date.

          "PCAOB": The Public Company Accounting Oversight Board.

          "Penalty Interest": With respect to any Trust Mortgage Loan or
Serviced Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield

                                      -58-

Maintenance Charges, that represent penalty interest (arising out of a default)
in excess of interest on the Stated Principal Balance of such Trust Mortgage
Loan or Serviced Non-Trust Mortgage Loan (or such successor REO Mortgage Loan)
accrued at the related Mortgage Rate. Penalty Interest with respect to an
Outside Serviced Trust Mortgage Loan will be allocated to such Trust Mortgage
Loan as provided in the related Co-Lender Agreement and the related Outside
Servicing Agreement, and to the extent not inconsistent with the related
Co-Lender Agreement and the related Outside Servicing Agreement, as provided in this Agreement.

          "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or
Certificate Notional Amount, as the case may be, of such Certificate as of the
Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the
case may be, of the relevant Class. With respect to a Class R Certificate or
Class Y Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performing Serviced Trust Mortgage Loan": A Serviced Trust Mortgage
Loan that is not a Specially Serviced Trust Mortgage Loan.

          "Periodic Payment": With respect to any Trust Mortgage Loan or
Serviced Non-Trust Mortgage Loan as of any Due Date, the scheduled payment of principal and/or interest (exclusive of Additional Interest) on such Trust
Mortgage Loan or Serviced Non-Trust Mortgage Loan, as the case may be, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section
3.20).

          "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of or managed by the Trustee, if otherwise qualifying hereunder):

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days); provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity;
     and provided, further, that such obligations may not have a rating from S&P with an "r" highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days);
     provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest applicable rating categories of each Rating Agency and, if applicable, Fitch, or, in any such case, such lower rating (not less than one of the four highest applicable rating categories) as will not result in an Adverse Rating Event with respect to the Certificates or any Specially Designated Non-Trust
     Mortgage Loan Securities, as evidenced in writing by such Rating Agency or, if

                                      -59-

     applicable, Fitch; and provided, further, that such obligations may not have a rating from S&P with an "r" highlighter. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest applicable rating categories of each Rating Agency and, if applicable, Fitch, or, in any such case, such lower rating (not less than one of the four highest applicable rating categories) as will not result in an Adverse Rating Event with respect to the Certificates or any Specially
     Designated Non-Trust Mortgage Loan Securities, as evidenced in writing by such Rating Agency or, if applicable, Fitch; provided that such obligations may not have a rating from S&P with an "r" highlighter. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is
     United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction)
     which is rated in the highest applicable rating category of each Rating
     Agency and, if applicable, Fitch, or, in any such case, such lower rating
     (not less than one of the four highest applicable rating categories) as will not result in an Adverse Rating Event with respect to the Certificates or any Specially Designated Non-Trust Mortgage Loan Securities, as
     evidenced in writing by such Rating Agency or, if applicable, Fitch;
     provided that such obligations may not have a rating from S&P with an "r"
     highlighter. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v) units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by Moody's, rated "AAAm" or "AAAm-G" by S&P and, if applicable, rated in the highest applicable rating category by Fitch (or, in any such case, such lower rating (not less than one of the four highest applicable rating categories)
     as will not result in an Adverse Rating Event with respect to the
     Certificates or any Specially Designated Non-Trust Mortgage Loan
     Securities, as evidenced in writing by such Rating Agency or, if applicable, Fitch) and which seeks to maintain a constant net asset value.
     In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

          (vi) any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code and is acceptable to each Rating Agency and, if

                                      -60-

     applicable, Fitch, evidence of which acceptability shall be provided in writing by each such Rating Agency or, if applicable, Fitch to the Master
     Servicers, the Special Servicer and the Trustee; provided, however, in no event shall such other obligation or security be rated less than "Aa3/P+"
     by Moody's, "AA/A-1" by S&P and, if applicable, "AA/F-1" by Fitch;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and
provided, further, that no rating confirmation need be obtained with respect to any Specially Designated Non-Trust Mortgage Loan Securities in connection with establishing whether any investment is a Permitted Investment unless such investment involves funds related to a Specially Designated Non-Trust Mortgage
Loan (or any successor REO Serviced Non-Trust Mortgage Loan with respect thereto) that backs such Specially Designated Non-Trust Mortgage Loan
Securities; and provided, further, that no rating confirmation need be obtained from Fitch unless, consistent with the preceding proviso, a rating confirmation is required with respect to any Specially Designated Non-Trust Mortgage Loan
Securities to which Fitch has assigned a rating.

          "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Plan, a Non-United States Tax Person or a
United States Tax Person with respect to whom income on the Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United
States Tax Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan": As defined in Section 5.02(c).

          "Plurality Class R Certificateholder": As to any taxable year of any
REMIC Pool, the Holder of Certificates holding the largest Percentage Interest of the Class R Certificates.

          "PNC": PNC Bank, National Association or its successors in interest.

          "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: "[NAME OF SPECIAL SERVICER], as Special Servicer for
[NAME OF TRUSTEE], as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
Pass-Through Certificates, Series 2008-C7."

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, 0% CPR (within the meaning of the
Prospectus), except that it is assumed that each ARD Trust Mortgage Loan is repaid on its Anticipated Repayment Date.

                                      -61-

          "Prepayment Interest Excess": With respect to any Serviced Mortgage
Loan (other than a Late Payment Date Trust Mortgage Loan) that was subject to a
Principal Prepayment in full or in part during any Collection Period, which
Principal Prepayment was applied to such Serviced Mortgage Loan following such
Serviced Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and, if applicable, any related Penalty Interest and Additional Interest) accrued on the amount of such
Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Serviced Mortgage
Loan, to the extent collected (exclusive of any related Prepayment Premium or
Yield Maintenance Charge actually collected).

          "Prepayment Interest Shortfall": With respect to: (a) any Serviced
Mortgage Loan (other than a Late Payment Date Trust Mortgage Loan) that was subject to a Principal Prepayment in full or in part during any Collection
Period, which Principal Prepayment was applied to such Serviced Mortgage Loan prior to such Serviced Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor
(without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Serviced Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (exclusive, however, of (i) any related
Master Servicing Fees that would have been payable out of the uncollected interest and (ii) any portion of the uncollected interest that would have constituted Penalty Interest and/or Additional Interest); (b) any Late Payment
Date Trust Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Trust Mortgage Loan and ending on the day immediately preceding the related Due Date in the next
Collection Period, inclusive (exclusive, however, of (i) any related Master
Servicing Fees that would have been payable out of the uncollected interest and
(ii) any portion of the uncollected interest that would have constituted Penalty
Interest and/or Additional Interest); and (c) any Outside Serviced Trust
Mortgage Loan, if it was subject to a Principal Prepayment in full or in part made prior to its Due Date during any Underlying Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise
(without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (reduced by the related Outside Servicing Fee Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date
(exclusive of any related Master Servicing Fees that would have been payable out of such uncollected interest).

          "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such
Crossed Loan.

                                      -62-

          "Prime Rate": The "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate," then Master
Servicer No. 1 shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then
Master Servicer No. 1 shall select a comparable interest rate index. In either case, such selection shall be made by Master Servicer No. 1 in its sole discretion and Master Servicer No. 1 shall notify the Trustee, Master Servicer
No. 2 and the Special Servicer in writing of its selection.

          "Principal Balance Certificate": Any Class A-1, Class A-2A, Class
A-2B, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class
A-J, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
S Certificate.

          "Principal Distribution Amount": With respect to any Distribution
Date, an amount equal to:

          (a) the aggregate of the principal portions of all Periodic Payments
     (other than Balloon Payments) and any Assumed Periodic Payments due or
     deemed due in respect of the Trust Mortgage Loans for their respective Due
     Dates occurring during the related Collection Period (or, in the case of a
     Late Payment Date Trust Mortgage Loan or any successor REO Trust Mortgage
     Loan with respect thereto, during the calendar month in which such
     Distribution Date occurs), to the extent Received by the Trust during the related Collection Period or advanced by a Master Servicer, the Trustee or any Fiscal Agent, as applicable, for such Distribution Date; plus

          (b) the aggregate of all Principal Prepayments Received by the Trust on the Trust Mortgage Loans during the related Collection Period; plus

          (c) with respect to any Trust Mortgage Loan as to which the related
     Stated Maturity Date occurred during or prior to the related Collection
     Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor (and Received by the Trust during the related Collection Period), including any Balloon Payment, net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Periodic Payment deemed due, in respect of such Trust Mortgage Loan on a Due Date during or prior to the related
     Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above; plus

          (d) the aggregate of the principal portion of all Liquidation
     Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were Received by the Trust on the Trust Mortgage Loans during the related Collection Period and that were identified and applied by a Master Servicer and/or the Special Servicer as recoveries of principal of such Trust Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal
     Distribution Amount for such Distribution Date or any prior Distribution
     Date pursuant to clause (a) above; plus

                                      -63-

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related REO Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period to the extent Received by the Trust
     (in the form of REO Revenues or otherwise) during the related Collection
     Period or advanced with respect to such Distribution Date; plus

          (f) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were
     Received by the Trust during the related Collection Period on such REO
     Properties and that were identified and applied by a Master Servicer and/or the Special Servicer as recoveries of principal of the related REO Trust
     Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or of the principal portion of any
     Assumed Periodic Payment deemed due, in respect of the related REO Trust
     Mortgage Loan or the predecessor Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the
     Principal Distribution Amount for such Distribution Date or any prior
     Distribution Date pursuant to clause (a) or (e) above; plus

          (g) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates on such immediately preceding Distribution Date pursuant to Section 4.01; plus

          (h) any amounts that were used to reimburse Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) from principal collections on the Mortgage Pool pursuant to Section 3.05(a) hereof which are subsequently Received by the Trust on the related Trust Mortgage Loan or REO Trust Mortgage Loan during the related Collection Period; less

          (i) the amount of any reimbursements of Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) that are paid or reimbursed from principal collections on the Mortgage Pool pursuant to
     Section 3.05(a) hereof with respect to such Distribution Date where such principal collections would have otherwise been included in the Principal
     Distribution Amount for such Distribution Date pursuant to any of clauses
     (a) through (f) above;

provided that, for the final Distribution Date, the Principal Distribution
Amount shall in no event be less than the aggregate Stated Principal Balance of the Mortgage Pool immediately prior to such Distribution Date.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan that is received in advance of its scheduled Due Date; provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Privileged Person": Any Certificateholder, any Certificate Owner, any
party hereto, any Person identified to the Trustee or a Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such Person), any
Rating Agency, any Mortgage Loan Seller, any Serviced Non-Trust Mortgage Loan
Noteholder, any

                                      -64-

Underwriter or any designee of the Depositor or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such
Person) shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 or Section 4.02 unless such
Person has delivered to the Trustee or the applicable Master Servicer, as applicable, a certification in the form of Exhibit L-1 or Exhibit L-2, as applicable, which certification shall be available on the Trustee's Internet
Website.

          "Proposed Plan": As defined in Section 3.17(a)(iii).

          "Prospectus": The prospectus dated April 4, 2008, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

          "Prospectus Supplement": The final prospectus supplement dated April
11, 2008 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

          "Purchase Option": As defined in Section 3.18(c).

          "Purchase Option Notice": As defined in Section 3.18(e).

          "Purchase Price": With respect to any Trust Mortgage Loan (or REO
Property), a cash price equal to the sum of (without duplication): (a) the outstanding principal balance of such Trust Mortgage Loan (or the related REO
Trust Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Trust Mortgage Loan (or the related REO Trust Mortgage Loan) at the related Mortgage Rate (other than Additional Interest and Penalty Interest)
to but not including the Due Date in the Collection Period of purchase (or, in the case of any Mortgage Loan for which the Due Date occurs on a day other than the first day of each month, the Due Date occurring in the month in which such
Collection Period ends), plus any accrued and unpaid interest on P&I Advances made with respect to such Trust Mortgage Loan (or the related REO Trust Mortgage
Loan), (c) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees incurred in respect of such action), incurred by a Master Servicer, the
Special Servicer, the Trustee or the Trust Fund in connection with any purchase by a Mortgage Loan Seller (to the extent not included in clause (c) above or clause (e) below) and (e) any other Additional Trust Fund Expenses in respect of such Trust Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or condemnation proceeds or any other collections in respect of the Trust Mortgage Loan or the related Mortgaged Property from a source other than the Trust Fund, and including, if applicable, any Liquidation Fee payable to the Special Servicer in respect of such Trust Mortgage Loan pursuant to Section 3.11(c)); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

          "Qualified Bidder": As defined in Section 7.01.

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum insurance financial

                                      -65-

strength or claims paying ability rating of at least "A3" by Moody's, "A-" by
S&P and, if applicable, "A-" by Fitch (if then rated by Fitch) (or the obligations of which are guaranteed or backed in writing by a company having such a financial strength or claims paying ability rating) (or if not rated by one or more of such rating agencies, then at least "A-" (or the equivalent) by
S&P and at least one other nationally recognized insurance rating organization, which may include A.M. Best Company), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to
Section 3.07(c), an insurance company that has a financial strength or claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to (x) the required
Moody's rating, if not rated by Moody's, then at least "A-" (or the equivalent)
by two other nationally recognized statistical rating organizations (which may include Fitch, S&P and A.M. Best Company) and (y) if applicable, the required
Fitch's rating, if not rated by Fitch, then at least "A-" (or the equivalent) by two other nationally recognized statistical rating organizations (which may include Moody's, S&P and A.M. Best Company)), but in no event lower than "A3" by
Moody's, "A-" by S&P and, if applicable, "A-" by Fitch, or, in the case of clauses (i) and (ii), such other rating as each applicable rating agency shall have confirmed in writing will not cause such rating agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates or any Specially Designated Non-Trust Mortgage Loan Securities that are then currently being rated by such rating agency; provided that no rating confirmation need be obtained with respect to any Specially Designated Non-Trust
Mortgage Loan Securities in connection with establishing whether any insurer is a Qualified Insurer unless such insurer is providing insurance coverage related to a Specially Designated Non-Trust Mortgage Loan (or any successor REO Serviced
Non-Trust Mortgage Loan) that backs such Specially Designated Non-Trust Mortgage
Loan Securities; and provided, further, that no rating confirmation need be obtained from Fitch unless, consistent with the preceding proviso, a rating confirmation is required with respect to any Specially Designated Non-Trust
Mortgage Loan Securities to which Fitch has assigned a rating.

          "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Trust Mortgage Loan as of the Due
Date in the calendar month during which the substitution occurs; (ii) have a
Mortgage Rate not less than the Mortgage Rate of the deleted Trust Mortgage
Loan; (iii) have the same Due Date as the deleted Trust Mortgage Loan; (iv)
accrue interest on the same basis as the deleted Trust Mortgage Loan (for example, on a 30/360 Basis); (v) have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the deleted Trust Mortgage Loan; (vi) have a Loan-to-Value
Ratio not higher than the lower of the original Loan-to-Value Ratio of the deleted Trust Mortgage Loan and the then-current Loan-to-Value Ratio of the deleted Trust Mortgage Loan; (vii) comply, as of the date of substitution, with all of the representations and warranties set forth in the applicable Mortgage
Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged
Property and which will be delivered as a part of the related Servicing File;
(ix) have a current Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the higher of the original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Trust Mortgage Loan and the then current
Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Trust Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a

                                      -66-

"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; (xi) not have a maturity date after the date two (2) years prior to the
Rated Final Distribution Date; (xii) not be substituted for a deleted Trust
Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any
Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative
(or, if there is no Controlling Class Representative then serving, by the
Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class) and (xv) not be substituted for a deleted Trust
Mortgage Loan if it would result in the termination of the REMIC status of any
REMIC Pool or the imposition of tax on any REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this
Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage
Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no Trust Mortgage Loan shall have a Net
Mortgage Rate that is less than the highest Pass-Through Rate of any Class of
Principal Balance Certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted Trust Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Trust Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

          "Rated Final Distribution Date": The Distribution Date in December
2049.

          "Rating Agency": Each of Moody's and S&P.

          "Realized Loss": With respect to: (1) any defaulted Trust Mortgage
Loan or Serviced Non-Trust Mortgage Loan as to which a Final Recovery
Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO
Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Trust Mortgage Loan, Serviced Non-Trust Mortgage Loan or REO
Mortgage Loan, as the case may be, as of the commencement of the Collection
Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all accrued but unpaid interest on such Trust Mortgage Loan, Serviced Non-Trust
Mortgage Loan or REO Mortgage Loan, as the case may be, at the related Mortgage
Rate to but not including the Due Date in the Collection Period in which the
Final Recovery Determination was made (exclusive of any portion thereof that constitutes Prepayment Premiums or Yield Maintenance Charges), minus (c) all payments and proceeds, if any, actually received in respect of, and allocable as interest on or principal of, such Trust Mortgage Loan, Serviced Non-Trust
Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection
Period in which such Final Recovery Determination was made; provided that, in the case of an Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto as to which a Final Recovery Determination was made by the applicable Outside Servicer, references to "Collection Period"
in this clause (1) shall be deemed to be references to "Underlying Collection
Period"; (2) any defaulted Trust Mortgage Loan or Serviced Non-Trust Mortgage
Loan as to which any portion of the principal or previously accrued interest
(other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a

                                      -67-

bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Trust Mortgage Loan or Serviced
Non-Trust Mortgage Loan, as the case may be, granted or agreed to by the Special
Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust
Mortgage Loan, by the applicable Outside Servicer pursuant to the related
Outside Servicing Agreement), the amount of such principal and/or interest so canceled; (3) any Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan as to
which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Trust
Mortgage Loan or Serviced Non-Trust Mortgage Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); and (4) any Trust Mortgage
Loan for which a Final Recovery Determination has been made, to the extent not included in clause (1) above, Nonrecoverable Advances (including interest on such Nonrecoverable Advance) to the extent paid out of general collections on the Mortgage Pool.

          "Received by the Trust": The receipt of any particular amount or item:
(a) in the case of an Outside Serviced Trust Mortgage Loan or any related REO
Property, subject to the last sentence of Section 3.02(b), by the Trustee (or by the applicable Master Servicer on behalf of the Trustee), as holder of the
Mortgage Note for such Outside Serviced Trust Mortgage Loan, on behalf of the
Trust; and (b) in the case of any other Trust Mortgage Loan or REO Property, by the applicable Master Servicer or any of its Sub-Servicers, the Special Servicer
or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust.

          "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Registered Certificate": Any Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class A-J or
Class A-JA Certificate.

          "Regular Certificate": Any Principal Balance Certificate or Class X
Certificate.

          "Regulation AB": Part 229 of Title 17 of the Code of Federal
Regulations - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections
229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518,
70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          "Regulation S": Regulation S under the Securities Act.

          "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S CUSIP number.

                                      -68-

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "Relevant Servicing Criteria": With respect to any of the various parties listed on Exhibit B hereto, subject to any interpretive guidance provided by the Commission, the Servicing Criteria applicable to the subject party, as set forth on Exhibit B hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Sub-Servicing Function Participant engaged by the Trustee, a Master
Servicer or the Special Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such Master
Servicer, the Special Servicer or the Trustee.

          "Remaining Available Distribution Amount": With respect to any Class of Class B Through S Certificates for any Distribution Date, an amount equal to the Available Distribution Amount for such Distribution Date, reduced by all distributions to be made on such Distribution Date: (i) pursuant to Section
4.01(a) with respect to the Class X, Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class A-J and
Class A-JA Certificates; and (ii) pursuant to Section 4.01(b) with respect to any and all other Classes of the Class B Through S Certificates that evidence a right to payment in accordance with such Section 4.01(b) that is prior to the right to payment evidenced by the subject Class of Class B Through S
Certificates. The priority of payments on the various Classes of the Class B
Through S Certificates under Section 4.01(b) shall be consistent with the alphabetic order of the respective Class designations of such Classes of
Certificates, with the Class B Certificates entitling the Holders thereof to the highest payment priority under Section 4.01(b) as among the respective Classes of the Class B Through S Certificates and the Class S Certificates entitling the
Holders thereof to the lowest payment priority under Section 4.01(b) as among the respective Classes of the Class B Through S Certificates.

          "Remaining Principal Distribution Amount": With respect to any Class of Class B Through S Certificates for any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date, reduced by all distributions of principal to be made on such Distribution Date: (i) pursuant to
Section 4.01(a) with respect to the Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class A-J and
Class A-JA Certificates; and (ii) pursuant to Section 4.01(b) with respect to any and all other Classes of the Class B Through S Certificates that evidence a right to payment in accordance with such Section 4.01(b) that is prior to the right to payment evidenced by the subject Class of Class B Through S
Certificates. The priority of payments on the various Classes of the Class B
Through S Certificates under Section 4.01(b) shall be consistent with the alphabetic order of the respective Class designations of such Classes of
Certificates, with the Class B Certificates entitling the Holders thereof to the highest payment priority under Section 4.01(b) as among the respective Classes of the Class B Through S Certificates and the Class S Certificates entitling the
Holders thereof to the lowest payment priority under Section 4.01(b) as among the respective Classes of the Class B Through S Certificates.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

          "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to

                                      -69-

be made and, consisting of: (i) the Loan REMIC Regular Interests; (ii) all of
the Trust Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans (other than the
Early Defeasance Trust Mortgage Loans) received after the Closing Date
(excluding all amounts due with respect to such Trust Mortgage Loans on or before the Cut-off Date and further excluding all collections of Additional
Interest and Excess Servicing Strips, if any, on such Trust Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (iii) except to the extent they are part of the Loan REMIC, all amounts (other than collections of Additional
Interest and Excess Servicing Strips) held from time to time in the Interest
Reserve Account, the Collection Account, the Distribution Account, the
Gain-on-Sale Reserve Account, any Pool REO Account and, except to the extent they are allocable to a Non-Trust Mortgage Loan or REO Serviced Non-Trust
Mortgage Loan, any SLC Custodial Account; (iv) any REO Property acquired in respect of a Trust Mortgage Loan (other than an Early Defeasance Trust Mortgage
Loan), in each case exclusive of the interest therein of any related Non-Trust
Mortgage Loan Noteholder(s); (v) except to the extent they are part of the Loan
REMIC, the rights of the "purchaser" under Sections 1, 2 and 3 (and, to the extent related to the foregoing, Sections 8 through 17 and 19) of each of the
Mortgage Loan Purchase Agreements; (vi) the rights of the mortgagee under all
Insurance Policies with respect to the Trust Mortgage Loans (other than the
Early Defeasance Trust Mortgage Loans), in each case exclusive of the interest therein of any related Non-Trust Mortgage Loan Noteholder(s); and (vii) except to the extent that they are part of a Loan REMIC, the rights of the related
Mortgage Loan Seller under each of the Co-Lender Agreements and the Outside
Servicing Agreements; provided that REMIC I shall not include any Serviced
Non-Trust Mortgage Loan or any successor REO Serviced Non-Trust Mortgage Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance Charges or other amounts collected on a Serviced Non-Trust Mortgage Loan or any successor REO Serviced
Non-Trust Mortgage Loan with respect thereto.

          "REMIC I Deferred Interest": The amount by which interest
distributable to REMIC II with respect to any REMIC I Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such REMIC I
Regular Interest on any Distribution Date.

          "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the amount specified as such in the Preliminary Statement hereto. On each
Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be: (i) permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(k); (ii) further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund
Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b); and (iii) increased by any REMIC I Deferred
Interest with respect thereto for such Distribution Date.

          "REMIC I Regular Interest": Any of the multiple uncertificated
"regular interests" (within the meaning of Section 860G(a)(1) of the Code) in
REMIC I issued hereunder, as described (and bearing the designations specified)
in the Preliminary Statement hereto.

          "REMIC I Remittance Rate": With respect to any REMIC I Regular
Interest, for any Distribution Date, an annual rate equal to the Weighted
Average Net Mortgage Pass-Through Rate for such Distribution Date.

                                      -70-

          "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts deemed distributed thereon from time to time, conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R Certificates,
insofar as the Class R Certificates evidence the sole class of residual interests in REMIC II, with respect to which segregated pool of assets a separate REMIC election is to be made.

          "REMIC II Certificate": Any Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class A-J, Class
A-JA, Class B, Class C, Class D, Class X, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
S Certificate or, insofar as it represents a portion of the sole class of residual interests in REMIC II, any Class R Certificate.

          "REMIC II Regular Interests": The Regular Certificates and the Class X
Components.

          "REMIC Pool": Each of REMIC I, REMIC II and any Loan REMICs.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": The Pool REO Account or any SLC REO Account, as
applicable.

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09 (or, in the case of any REO Property relating to an Outside
Serviced Trust Mortgage Loan, pursuant to the related Outside Servicing
Agreement).

          "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h) (or, in the case of any REO Property relating to an
Outside Serviced Trust Mortgage Loan, pursuant to the related Outside Servicing
Agreement).

          "REO Extension": As defined in Section 3.16(a).

          "REO Mortgage Loan": An REO Trust Mortgage Loan or an REO Serviced
Non-Trust Mortgage Loan, as applicable.

          "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of an SLC REO Property, the Certificateholders and the related Serviced
Non-Trust Mortgage Loan Noteholders(s)) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Mortgage Loan (or a Loan Combination); provided that the Mortgaged Property securing an Outside
Serviced Loan Combination (if acquired under an Outside Servicing Agreement)
shall constitute an REO Property if such Mortgaged Property is so acquired for the benefit of the related Non-Trust Mortgage Loan Noteholder(s) and the

                                      -71-

Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of such Outside Serviced Loan
Combination.

          "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Serviced Non-Trust Mortgage Loan": The loan deemed for purposes hereof to succeed a Serviced Non-Trust Mortgage Loan and to be outstanding with respect to any SLC REO Property. The REO Serviced Non-Trust Mortgage Loan shall be deemed to be outstanding for so long as the related SLC REO Property or any interest therein remains part of the Trust Fund and, further, be deemed to have the same terms and conditions as the predecessor Serviced Non-Trust Mortgage
Loan (such terms and conditions to be applied without regard to the default on such predecessor loan and the acquisition of the related REO Property as part of the Trust Fund). The REO Serviced Non-Trust Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor loan as of the date of the related REO Acquisition. All amounts due and owing, or deemed to be due and owing, in respect of a Serviced Non-Trust
Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of a successor REO Serviced Non-Trust
Mortgage Loan. The applicable Master Servicer shall allocate proceeds, revenues and other collections received on or with respect to the related SLC REO
Property to amounts due and owing, or deemed to be due and owing, under the subject REO Serviced Non-Trust Mortgage Loan in accordance with the related
Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to a Master Servicer, the Special Servicer, the Trustee or any
Fiscal Agent in respect of a Serviced Non-Trust Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid servicing compensation and any unreimbursed Servicing Advances, together with any interest accrued and payable to a Master Servicer, the Special Servicer, the Trustee or
any Fiscal Agent in respect of such Servicing Advances in accordance with
Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to such Master Servicer, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, in respect of the REO Serviced Non-Trust Mortgage Loan pursuant to Section 3.05(e) or, to the extent provided thereby, Section 3.05(a), as the case may be.

          "REO Tax": As defined in Section 3.17(a)(i).

          "REO Trust Mortgage Loan": The Trust Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Trust
Mortgage Loan shall be deemed to be outstanding for so long as the related REO
Property remains part of the Trust Fund and deemed to provide for Periodic
Payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Trust
Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Trust Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Trust Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal
Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Trust Mortgage Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a Balloon Payment),
Assumed Periodic Payments (in the case of a Balloon Trust Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Trust Mortgage Loan as of the date of the related REO Acquisition, shall be

                                      -72-

deemed to continue to be due and owing in respect of an REO Trust Mortgage Loan.
In addition, Nonrecoverable Advances (including interest on such Nonrecoverable
Advances) with respect to such REO Trust Mortgage Loan that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof, shall be deemed outstanding until recovered or until a Final Recovery Determination is made. Collections in respect of each REO Trust Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the applicable
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent for other related Servicing Advances as provided in this Agreement) shall be treated:
first, as a recovery of Nonrecoverable Advances (including interest on such
Nonrecoverable Advance) with respect to such REO Trust Mortgage Loan, that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a)
hereof; second, as a recovery of accrued and unpaid interest on such REO Trust
Mortgage Loan at the related Mortgage Rate (net, in the case of any successor
REO Trust Mortgage Loan in respect of an Outside Serviced Trust Mortgage Loan, of the related "Outside Servicing Fee Rate") to but not including the Due Date in the Collection Period (or, in the case of an REO Trust Mortgage Loan in respect of an Outside Serviced Trust Mortgage Loan, the Underlying Collection
Period) of receipt (exclusive of any portion thereof that constitutes Additional
Interest); third, as a recovery of principal of such REO Trust Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts due and owing to the Trust in respect of such REO
Trust Mortgage Loan, including, without limitation, (i) Yield Maintenance
Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest
and other amounts, in that order; provided that, in the case of any REO Trust
Mortgage Loan that succeeds an LC Trust Mortgage Loan, the foregoing allocations shall be subject to the related Co-Lender Agreement; and provided, further, that
Reserve Collateral (and proceeds thereof) shall not be applied in accordance with the foregoing provisions of this definition unless and until such amounts are transferred to the Collection Account, and deemed to constitute Liquidation
Proceeds in respect of the related REO Trust Mortgage Loan, in accordance with
Section 3.28(c). Notwithstanding the foregoing, all amounts payable or reimbursable to a Master Servicer, the Special Servicer, the Trustee or any
Fiscal Agent in respect of the predecessor Trust Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid servicing compensation and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to a Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to such Master Servicer, the Special Servicer, the
Trustee or such Fiscal Agent, as the case may be, in respect of an REO Trust
Mortgage Loan pursuant to Section 3.05(a).

          "Request for Release": A request signed by a Servicing Officer, as applicable, of the applicable Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal": With respect to each Required Appraisal Trust
Mortgage Loan, an Appraisal of the related Mortgaged Property from an
Independent Appraiser selected by the Special Servicer.

                                      -73-

          "Required Appraisal Trust Mortgage Loan": Each Serviced Trust Mortgage
Loan (i) that is 60 days or more delinquent in respect of any Periodic Payments
(other than a Balloon Payment), (ii) that becomes an REO Trust Mortgage Loan (in which case references to "Required Appraisal Trust Mortgage Loan" shall also include such REO Trust Mortgage Loan), (iii) that has been modified by the
Special Servicer to reduce the amount of any Periodic Payment (other than a
Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v)
with respect to which the related Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi)
with respect to which any Balloon Payment on such Serviced Trust Mortgage Loan has not been paid by its scheduled maturity date unless the applicable Master
Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Serviced Trust Mortgage Loan (acceptable to the
Special Servicer and the Controlling Class Representative) within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Serviced Trust
Mortgage Loan will immediately become a Required Appraisal Trust Mortgage Loan);
provided, however, that a Required Appraisal Trust Mortgage Loan will cease to be a Required Appraisal Trust Mortgage Loan:

          (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of the subject Serviced Trust
     Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the
     Special Servicer pursuant to Section 3.20);

          (b) with respect to the circumstances described in clauses (iv), (v)
     and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding; and

          (c) with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the subject Trust Mortgage Loan to continue to be characterized as a Required Appraisal Trust Mortgage Loan.

          For purposes of this Agreement, the term "Required Appraisal Trust
Mortgage Loan", insofar as it relates to a Serviced Trust Mortgage Loan that is part of a Loan Combination shall mean the related Loan Combination, which Loan
Combination shall therefore be considered a single "Trust Mortgage Loan" for the purposes of this "Required Appraisal Trust Mortgage Loan" definition. In no event shall any Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto or any Outside Serviced Loan Combination constitute a Required Appraisal Trust Mortgage Loan hereunder.

          "Required Appraisal Value": An amount equal to 90% of the Appraised
Value (net of any prior liens and estimated liquidation expenses) of the
Mortgaged Property related to the subject

                                      -74-

Required Appraisal Trust Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable; provided that for purposes of determining any Appraisal Reduction Amount in respect of any Required
Appraisal Trust Mortgage Loan, the Required Appraisal Value shall be amended annually to reflect the Appraisal Value determined pursuant to any Required
Appraisal or letter update or internal valuation, if applicable, of a Required
Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a); and provided, further, that for purposes of determining any Appraisal Reduction Amount in respect of any Required Appraisal
Trust Mortgage Loan, the Appraised Value used in determining the Required
Appraisal Value, may be reduced by the Special Servicer, in its good faith and reasonable discretion in accordance with the Servicing Standard, based on its review of the related appraisal or letter update and other relevant information
(although the Special Servicer has no obligation to make any such reduction or conduct any such review).

          "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

          "Reserve Collateral" shall mean, with respect to the Alexandria Mall
Loan Combination, the "Reserve Collateral" within the meaning of the Alexandria
Mall Co-Lender Agreement.

          "Reserve Funds": With respect to any Serviced Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

          "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer or assistant officer in the Corporate Trust Services group of the initial Trustee, and (ii) any successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee, or any other officer or assistant officer of the successor trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Servicer Reports": Each of the CMSA Servicer Watchlist,
the CMSA Appraisal Reduction Template, the CMSA Special Servicer Loan File, CMSA
Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA Comparative
Financial Status Report. If a Restricted Servicer Report is filed with the
Commission, it shall thereafter be an Unrestricted Servicer Report.

          "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

          "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the

                                      -75-

Trustee, the Master Servicers and the Special Servicer, and specific ratings of
S&P's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission staff).

          "Scheduled Payment": With respect to any Trust Mortgage Loan or
Subordinate Non-Trust Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Trust Mortgage Loan or
Subordinate Non-Trust Mortgage Loan, as the case may be, that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Trust Mortgage Loan or Subordinate
Non-Trust Mortgage Loan, as the case may be, granted or agreed to by the Special
Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust
Mortgage Loan, by the applicable Outside Servicer pursuant to the related
Outside Servicing Agreement) or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner;
provided, however, that if the related loan documents for a Serviced Loan
Combination provide for a single monthly debt service payment for such Serviced
Loan Combination, then the Scheduled Payment for each Serviced Mortgage Loan comprising such Serviced Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Serviced Loan Combination and such
Due Date that is, in accordance with the related loan documents and/or the related Co-Lender Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Serviced Mortgage
Loan comprising the subject Serviced Loan Combination.

          "Scottsdale Fashion Square Loan Combination": The Pari Passu Loan
Combination that is secured by a Mortgage encumbering the Scottsdale Fashion
Square Mortgaged Property, together with any group of REO Mortgage Loans or comparable deemed mortgage loans in respect thereof.

          "Scottsdale Fashion Square Mortgaged Property": The real property identified on the Mortgage Loan Schedule as Scottsdale Fashion Square.

          "Scottsdale Fashion Square Mortgagor": The Mortgagor with respect to the Scottsdale Fashion Square Loan Combination.

          "Scottsdale Fashion Square Trust Mortgage Loan": The Trust Mortgage
Loan that is part of the Scottsdale Fashion Square Loan Combination and is
identified on the Mortgage Loan Schedule by loan number 2.

          "Seattle Space Needle Loan Combination": The Pari Passu Loan
Combination that is secured by a Mortgage encumbering the Seattle Space Needle
Mortgaged Property, together with any group of REO Mortgage Loans or comparable deemed mortgage loans in respect thereof.

          "Seattle Space Needle Mortgaged Property": The real property identified on the Mortgage Loan Schedule as Seattle Space Needle.

                                      -76-

          "Seattle Space Needle Non-Trust Mortgage Loan": A mortgage loan that is part of the Seattle Space Needle Loan Combination but is not included in the
Trust Fund.

          "Seattle Space Needle Trust Mortgage Loan": The Trust Mortgage Loan
that is part of the Seattle Space Needle Loan Combination and is identified on the Mortgage Loan Schedule by loan number 32.

          "Section 302 Requirements": As defined in Section 8.15(b).

          "Securities Act": The Securities Act of 1933, as amended.

          "Senior Certificate": Any Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-4, Class A-1A or Class X Certificate.

          "Senior Class A Certificate": Any Class A-1, Class A-2A, Class A-2B,
Class A-3, Class A-SB, Class A-4 or Class A-1A Certificate.

          "Senior/Subordinate Co-Lender Agreement": As defined in the
Preliminary Statement hereto.

          "Senior/Subordinate Loan Combination": As defined in the Preliminary
Statement hereto.

          "Series 2007-GG11 Pooling and Servicing Agreement": As defined in the
Preliminary Statement hereto.

          "Series CD 2007-CD5 Pooling and Servicing Agreement": As defined in the Preliminary Statement hereto.

          "Serviced Loan Combination": Any Loan Combination other than an
Outside Serviced Loan Combination.

          "Serviced Mortgage Loan": Any Trust Mortgage Loan (other than an
Outside Serviced Trust Mortgage Loan) or any Subordinate Non-Trust Mortgage
Loan, as applicable; provided that a MezzCap Subordinate Non-Trust Mortgage Loan will be a Serviced Mortgage Loan only if and when it is serviced hereunder.

          "Serviced Non-Trust Mortgage Loan": Any Non-Trust Mortgage Loan that is a Serviced Mortgage Loan.

          "Serviced Non-Trust Mortgage Loan Noteholder": Each holder of (i) the promissory note for a Serviced Non-Trust Mortgage Loan and (ii) the corresponding rights under the related Co-Lender Agreement.

          "Serviced Pari Passu Loan Combination": Any Pari Passu Loan
Combination that is a Serviced Loan Combination.

          "Serviced Pari Passu Non-Trust Mortgage Loan": Any Non-Trust Mortgage
Loan that is part of a Serviced Pari Passu Loan Combination.

                                      -77-

          "Serviced Pari Passu Trust Mortgage Loan": Any Trust Mortgage Loan
that is part of a Serviced Loan Combination.

          "Serviced Subordinate Non-Trust Mortgage Loan": Any Subordinate
Non-Trust Mortgage Loan that is part of a Serviced Loan Combination.

          "Serviced Trust Mortgage Loan": Any Trust Mortgage Loan that is a
Serviced Mortgage Loan.

          "Servicer": Any Person that constitutes a "servicer", as defined in
Item 1101(j) of Regulation AB, with respect to the Subject Securitization
Transaction.

          "Servicer Fee Amount": (a) With respect to each Sub-Servicer acting on behalf of a Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Mortgage Loan primary serviced by such Sub-Servicer (and any successor REO Mortgage Loan with respect thereto), (i) the principal balance of such Mortgage Loan (or REO Mortgage Loan)
as of the end of the immediately preceding applicable Collection Period and (ii)
the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan; and (b) with respect to a Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each
Serviced Mortgage Loan master serviced by such Master Servicer (and any successor REO Mortgage Loan with respect thereto), (i) the principal balance of such Mortgage Loan (or REO Mortgage Loan) as of the end of the immediately preceding applicable Collection Period and (ii) the excess, if any, of the
Master Servicing Fee Rate for such Mortgage Loan (or REO Mortgage Loan), over the sub-servicing fee rate (if any) applicable to such Mortgage Loan (or REO
Mortgage Loan), as specified in any Sub-Servicing Agreement related to such
Mortgage Loan (or REO Mortgage Loan), and any Broker Strip Rate applicable to such Mortgage Loan (or REO Mortgage Loan).

          "Servicer Notice": As defined in Section 3.14.

          "Servicer Reports": Any of the Restricted Servicer Reports, the
Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic
Update File, the CMSA Financial File, the CMSA Property File and the CMSA
Advance Recovery Report. Notwithstanding anything in this Agreement to the contrary, in the event any of the electronic files listed in the previous sentence are amended or changed in any material respect by the CMSA and placed on the CMSA Website or otherwise recommended by the CMSA for commercial mortgage-backed securities transactions generally, so long as such electronic files and such supplemental reports are reasonably acceptable (as applicable) to the Master Servicers, the Special Servicer and the Trustee, then the same shall be used with respect to the Collection Period that commences at any time following the date that is not later than three (3) months following adoption of the form thereof by the CMSA.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses and reasonable fees of real estate brokers) incurred by or on behalf of a Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent in connection with the servicing of a Serviced Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the

                                      -78-

obligations of the Master Servicers and the Special Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by a Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that such
Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any
Liquidation Proceeds of the nature described in clauses (i) through (v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account) and Section 3.20(g) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master Servicers and the Trustee set forth in Section 2.03(a)
or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of a Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, general and administrative costs of the Master Servicers and the Special
Servicer, costs or expenses incurred by any such party in connection with its purchase of a Serviced Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by a Master Servicer or the Special Servicer without reimbursement pursuant to the terms of this Agreement.

          "Servicing Criteria": The "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time.

          "Servicing Fees": With respect to (a) each Serviced Mortgage Loan and
REO Mortgage Loan, the Master Servicing Fee, if any, and the Special Servicing
Fee; and (b) with respect to an Outside Serviced Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicing
Fee.

          "Servicing File": Any documents, certificates, opinions and reports
(other than (i) those documents, opinions, reports and records specifically excepted from the delivery requirements of Section 2.01(e) and (ii) the documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to the origination and servicing of, any Serviced Mortgage Loan that are reasonably required for the ongoing administration of the Serviced Mortgage Loan including management agreements, cash management agreements, lockbox agreements, franchise agreements, franchise comfort letters (and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, operation and maintenance (O&M) plans, financial statements, leases, rent rolls and tenant estoppels and copies of documents required to be part of the Mortgage
File.

          "Servicing Function Participant": Any of: (i) the Master Servicers;
(ii) the Special Servicer; (iii) the Trustee; and (iv) any other party hereto, in addition to the Master Servicers, the Special Servicer and the Trustee, that is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund, unless such party is not viewed, for the purposes of Exchange Act reporting requirements, as a party participating in the servicing function separate and apart from the applicable Master Servicer, the Special Servicer or the Trustee,
as the case may be, pursuant to applicable Commission guidance.

                                      -79-

          "Servicing Officer": Any officer or employee of a Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing Representative": With respect to a Master Servicer, the
Special Servicer or the Trustee, any other Person (including any Sub-Servicer, subcontractor, vendor or agent) retained or engaged thereby to perform any duties in connection with this Agreement or all or any portion of the Trust
Fund, the performance of which duties would cause such other Person to be, or result in such other Person being, a Servicer or a Sub-Servicing Function
Participant.

          "Servicing-Released Bid": As defined in Section 7.01.

          "Servicing-Retained Bid": As defined in Section 7.01.

          "Servicing Standard": With respect to a Master Servicer (other than
Capmark) or the Special Servicer, as applicable, the servicing and administration of the Serviced Mortgage Loans and any Administered REO
Properties for which it is responsible hereunder: (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, such
Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and/or similar foreclosure properties, as applicable, (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering mortgage loans and/or foreclosure properties for third parties, as applicable, or (ii) held in its own portfolio, whichever standard is higher; (b) with a view to (i) the timely collection of all Periodic Payments due on each such Serviced
Mortgage Loan or, if any such Serviced Mortgage Loan shall come into and continue in default, the maximization of the recovery on such Serviced Mortgage
Loan on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (ii) the best interests (as determined by such Master Servicer or the Special Servicer, as applicable, in its reasonable and good faith judgment) of the Certificateholders
(as a collective whole) and the Trust Fund (or, in the case of any Serviced Loan
Combination, the Certificateholders, the Trust Fund and the related Serviced
Non-Trust Mortgage Loan Noteholder(s) (as a collective whole), but taking into account, to the extent consistent with the related Co-Lender Agreement and the related Trust Mortgage Loan documents, the subordinate nature of the related
Serviced Subordinate Non-Trust Mortgage Loan(s)); and (c) without regard to (i)
any relationship that such Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the
Depositor, any Mortgage Loan Seller or any other party to the transactions contemplated by this Agreement or any Affiliate thereof; (ii) the ownership of any Certificate (or other interest in any Serviced Mortgage Loan) or any interest in a mezzanine loan by such Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of such Master
Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of such Master Servicer to make Advances; (v) the ownership, servicing or management by such Master Servicer or the Special Servicer or any
Affiliate thereof for others of any other mortgage loans or mortgaged property;
(vi) any obligation of such Master Servicer or any Affiliate of such Master
Servicer to repurchase or substitute a Trust Mortgage Loan as a Mortgage Loan
Seller; (vii) any obligation of such Master Servicer or any Affiliate of such
Master Servicer to cure a breach of a representation and warranty with respect to a Trust Mortgage Loan; and (viii) any debt (including mezzanine debt) such
Master Servicer

                                      -80-

or Special Servicer or any Affiliate of either has extended to any Mortgagor or any Affiliate of such Mortgagor.

          With respect to Capmark, in its capacity as a Master Servicer, the servicing and administration of the Serviced Mortgage Loans for which it is responsible under this Agreement, in the best interests (as determined by such
Master Servicer in its good faith and reasonable judgment) of and for the benefit of the Certificateholders (as a collective whole) and the Trust Fund and, in the case of a Serviced Loan Combination, the related Non-Trust Mortgage
Loan Noteholder(s) (also as a collective whole), in accordance with applicable law, the terms of this Agreement and, if applicable, the related Co-Lender
Agreement, and to the extent consistent with the foregoing, further as follows:

          (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is responsible for servicing under this
     Agreement.

          (b) with a view to the timely recovery of all scheduled payments of principal and interest under applicable Serviced Mortgage Loans; and

          (c) without regard to--

               1.   any relationship that such Master Servicer or any of its
                    Affiliates may have with a Mortgagor under a Serviced
                    Mortgage Loan;

               2.   the ownership of any Certificate (or other interest in a
                    Serviced Mortgage Loan) or any interest in any mezzanine
                    loan by such Master Servicer or by any of its Affiliates.

               3.   the obligation of such Master Servicer to make Advances; and

               4.   the right of such Master Servicer or any of its Affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it under this Agreement or with
                    respect to any particular transaction.

          "Servicing Transfer Event": With respect to any Serviced Mortgage
Loan, the occurrence of any of the events described in clauses (a) through (g)
of the definition of "Specially Serviced Mortgage Loan"; provided that a particular Servicing Transfer Event shall not exist with respect to an A-Note
Trust Mortgage Loan if the underlying default giving rise thereto is the subject of a cure event exercised in accordance with the related Co-Lender Agreement.

          "Significant Obligor": (a) Any obligor (as defined in Item 1101(i) of
Regulation AB) or group of affiliated obligors on any Trust Mortgage Loan or group of Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single Mortgaged
Property or group of Mortgaged Properties securing any Trust Mortgage Loan or group of cross-collateralized and/or cross-defaulted Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off
Date Balance).

                                      -81-

          "Single Certificate": For purposes of Section 4.02, a hypothetical
Regular Certificate evidencing a $1,000 denomination.

          "SLC Controlling Party": With respect to the Alexandria Mall Loan
Combination, the Alexandria Mall Controlling Party; and with respect to each other Senior/Subordinate Loan Combination, the Controlling Class Representative.

          "SLC Custodial Account": With respect to any Serviced Loan
Combination, the separate account (which may be a sub-account of a Collection
Account) created and maintained by the applicable Master Servicer pursuant to
Section 3.04(f) and held on behalf of the Certificateholders and the related
Non-Trust Mortgage Loan Noteholder(s), which shall be entitled substantially as follows: "[NAME OF MASTER SERVICER], as a Master Servicer for [NAME OF TRUSTEE],
as Trustee, on behalf of and in trust for the registered holders of Citigroup
Commercial Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through
Certificates, Series 2008-C7, and [NAME(S) OF THE RELATED NON-TRUST MORTGAGE
LOAN NOTEHOLDER(S)], as their interests may appear". Each SLC Custodial Account shall be an Eligible Account or a sub-account of an Eligible Account.

          "SLC Mortgaged Property": Any Mortgaged Property that relates to a
Serviced Loan Combination.

          "SLC REO Account": With respect to any Serviced Loan Combination, a segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the
Certificateholders, and the related Non-Trust Mortgage Loan Noteholder(s), which may be entitled as follows: "[NAME OF SPECIAL SERVICER], as Special Servicer for
[NAME OF TRUSTEE], as Trustee in trust for registered holders of Citigroup
Commercial Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through
Certificates, Series 2008-C7, and [NAME(S) OF THE RELATED NON-TRUST MORTGAGE
LOAN NOTEHOLDER(S)], as their interests may appear".

          "SLC REO Property": With respect to each Serviced Loan Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the Certificateholders, and the related Non-Trust Mortgage Loan Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such Serviced Loan Combination.

          "SLC Special Servicer": Any Person responsible for performing the duties of Special Servicer hereunder with respect to a Serviced Loan Combination or any related REO Property.

          "SLC Trust Mortgage Loan": Any LC Trust Mortgage Loan that is a
Serviced Trust Mortgage Loan.

          "Special Servicer": LNR Partners, Inc., its successor in interest, or
(subject to Section 6.09(c)) any successor special servicer appointed as herein provided.

                                      -82-

          "Special Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Special Servicer or any Servicing
     Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Special
     Servicer or any Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the
     Trust;

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Special Servicer, (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Specially
     Serviced Trust Mortgage Loan;

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Special Servicer, (B) any Servicing
     Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Specially Serviced Trust Mortgage Loan;

          (v) any resignation, removal, replacement or substitution of (A) the
     Special Servicer or (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
     Regulation AB;

          (vi) any appointment of (A) a new Special Servicer or (B) any new
     Servicing Representative of the Special Servicer that constitutes a
     Servicer contemplated by Item 1108(a)(2) of Regulation AB;

          (vii) any nonpublic disclosure, by the Special Servicer or any
     Servicing Representative of the Special Servicer, with respect to the
     Subject Securitization Transaction (other than disclosure required by this
     Agreement) that is required to be disclosed by Regulation FD (17 C.F.R.
     243.100 through 243.103);

          (viii) any other information of which the Special Servicer has knowledge of importance to Certificateholders (determined by the Special
     Servicer in accordance with the Servicing Standard) that (A) is not otherwise required to be included in the Distribution Date Statement or

                                      -83-

     any other report to be delivered or otherwise made available to
     Certificateholders hereunder, (B) the Special Servicer has determined, in accordance with the Servicing Standard, could have a material adverse effect on payments to any Class of Certificateholders, and (C) is directly related to a Specially Serviced Trust Mortgage Loan;

          (ix) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Special Servicer is controlling the subject litigation or if the subject Material Litigant is
     (A) the Special Servicer, (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Specially
     Serviced Trust Mortgage Loan;

          (x) the receipt by the Special Servicer or by any Servicing
     Representative of the Special Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding any
     Significant Obligor with respect to a Specially Serviced Trust Mortgage
     Loan;

          (xi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in a report delivered by the Special
     Servicer to the Trustee and the Depositor in accordance with Section 8.15, whether the Special Servicer has become an affiliate (as defined in Rule
     405 of the Securities Act) of any of (A) the Trust, (B) the Depositor, (C)
     a Mortgage Loan Seller, (D) the Trustee, (E) a Master Servicer, (F) any
     Servicing Representative of the Special Servicer that constitutes a
     Servicer contemplated by Item 1108(a)(3) of Regulation AB or (G) any
     Significant Obligor;

          (xii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between a
     Mortgage Loan Seller or the Trust, on the one hand, and the Special
     Servicer or any Servicing Representative of the Special Servicer, on the
     other hand; and

          (xiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Trust Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and the Special Servicer or any Servicing Representative of
     the Special Servicer, on the other hand.

          "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO
Property, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

          "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO
Property, 0.35% per annum; provided that the Special Servicing Fee for each
Specially Serviced Trust Mortgage Loan and REO Mortgage Loan shall be no less than the monthly minimum amount provided for in Section 3.11(c).

                                      -84-

          "Specially Designated Non-Trust Mortgage Loan": Any Serviced Pari
Passu Non-Trust Mortgage Loan or any other Serviced Non-Trust Mortgage Loan with an unpaid principal balance in excess of $20,000,000 that has, in either case, been included in a securitization involving the issuance of investment grade rated commercial mortgage-backed securities or collateral debt obligations.

          "Specially Designated Non-Trust Mortgage Loan Securities": Any
Non-Trust Mortgage Loan Securities that (i) include, as of their date of issuance, one or more classes of investment grade rated commercial mortgage-backed securities or collateral debt obligations and (ii) are backed by a Specially Designated Non-Trust Mortgage Loan (or any REO Serviced Non-Trust
Mortgage Loan in respect thereof), whether by itself or together with other mortgage loans.

          "Specially Serviced Mortgage Loan": Any Serviced Mortgage Loan as to
which any of the following events have occurred (subject, however, in the case of a Serviced Mortgage Loan that is part of a Serviced Loan Combination, to any provisions of the related Co-Lender Agreement that may limit when a Serviced
Trust Mortgage Loan may become a Specially Serviced Mortgage Loan if a related
Serviced Non-Trust Mortgage Loan Noteholder has exercised or is permitted to exercise cure rights):

          (a) the related Mortgagor shall have (i) failed to make when due any
     Balloon Payment (provided that, in the case of a Balloon Loan as to which the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the Due Date of such Balloon
     Payment, for 30 days beyond such Due Date (or for such shorter period beyond such Due Date during which the refinancing is scheduled to occur) no
     Special Servicing Fee, Liquidation Fee or Workout Fee will accrue until the end of such 30 day (or shorter) period), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; or

          (b) the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class
     Representative or, in the case of an SLC Trust Mortgage Loan, with the consent of the related SLC Controlling Party) shall have determined, in its good faith reasonable judgment and in accordance with the Servicing
     Standard, based on, among other things, communications with the related
     Mortgagor, that a default in making a Periodic Payment (including a Balloon
     Payment) or any other default under the applicable loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the subject Serviced Mortgage Loan or otherwise would materially adversely affect the interests of
     Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject Serviced Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; or

          (c) there shall have occurred a default (other than as described in clause (a) above) that the applicable Master Servicer or the Special
     Servicer shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the subject Serviced Mortgage
     Loan or otherwise materially adversely affects the interests of
     Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject Serviced Mortgage

                                      -85-

     Loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the Special Servicer determines that the related
     Mortgagor does not need to maintain terrorism insurance as provided in
     Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause (c); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that, if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing
     Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, (iii) make an assignment for the benefit of its creditors, or (iv)
     voluntarily suspend payment of its obligations; or

          (g) the applicable Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Serviced Mortgage Loan will cease to be a Specially Serviced
Mortgage Loan when a Liquidation Event has occurred with respect to such
Serviced Mortgage Loan, when the related Mortgaged Property has become an REO
Property or, so long as at such time no circumstance identified in clauses (a)
through (g) above exists that would cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, if and when:

          (i)   with respect to the circumstances described in clause (a) above, the related Mortgagor has made three consecutive full and timely
                Periodic Payments under the terms of the subject Serviced
                Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (ii)  with respect to the circumstances described in clauses (b), (d),
                (e) and (f) above, such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in
                accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d),
                (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

                                      -86-

          (iii) with respect to the circumstances described in clause (c) above, such default is cured; and

          (iv)  with respect to the circumstances described in clause (g) above, such proceedings are terminated.

          Notwithstanding the foregoing, but subject to the terms and conditions of the related Co-Lender Agreement, during any time an entire Serviced Loan
Combination is serviced and administered pursuant to this Agreement, if a
Servicing Transfer Event exists with respect to one Serviced Mortgage Loan in such Loan Combination, it will (subject to the proviso to the definition of
"Servicing Transfer Event") also be considered to exist for the other Serviced
Mortgage Loan(s) in such Loan Combination.

          None of the mortgage loans comprising an Outside Serviced Loan
Combination shall constitute a Specially Serviced Mortgage Loan hereunder.

          "Specially Serviced Trust Mortgage Loan": A Trust Mortgage Loan that is a Specially Serviced Mortgage Loan.

          "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 10.01(c).

          "State and Local Taxes": Taxes imposed by the State of New York, by the State in which the Mortgage Files are maintained, by any of the States in which are located the Corporate Trust Office and/or the respective offices of the Master Servicers and Special Servicer responsible for servicing and administering the Serviced Mortgage Loans and any REO Properties, and/or by any
other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

          "Stated Maturity Date": With respect to any Trust Mortgage Loan or
Serviced Non-Trust Mortgage Loan, the Due Date specified in the Mortgage Note
(as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing
Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Trust Mortgage Loan or
Serviced Non-Trust Mortgage Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of an Outside
Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing Agreement) and, in the case of an ARD Trust Mortgage
Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due thereon on or before the related Due Date in the month of substitution, whether or not received), plus
(y) any Mortgage Deferred Interest added to the principal balance of such Trust
Mortgage Loan prior to the end of the Collection Period (or, in the case of an
Outside Serviced Trust Mortgage Loan, the Underlying Collection Period) for the
then-most recent Distribution Date coinciding with or preceding such date of determination, minus (z) the sum of:

                                      -87-

          (i) the principal portion of each Periodic Payment due on such Trust
     Mortgage Loan after the Cut-off Date or the related Due Date in the month of substitution, as the case may be, to the extent received from the
     Mortgagor or advanced by the applicable Master Servicer, the Trustee or any
     Fiscal Agent and distributed to Certificateholders on or before such date of determination;

          (ii) all Principal Prepayments received with respect to such Trust
     Mortgage Loan after the Cut-off Date or the related Due Date in the month of substitution, as the case may be, to the extent distributed to
     Certificateholders on or before such date of determination;

          (iii) the principal portion of all Insurance Proceeds and Liquidation
     Proceeds received with respect to such Trust Mortgage Loan after the
     Cut-off Date or the related Due Date in the month of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

          (iv) the principal portion of any Realized Loss incurred in respect of such Trust Mortgage Loan prior to the end of the Collection Period (or, in the case of an Outside Serviced Trust Mortgage Loan, the Underlying
     Collection Period) for the then-most recent Distribution Date coinciding with or preceding such date of determination; and

          (v) to the extent not otherwise included as part of the amount described in clause (z)(iv) of this definition, any amount of reduction in the outstanding principal balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection
     Period (or, in the case of an Outside Serviced Trust Mortgage Loan, the
     Underlying Collection Period) for the then-most recent Distribution Date coinciding with or preceding such date of determination.

          With respect to any REO Trust Mortgage Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

          (i) the principal portion of any P&I Advance made with respect to such
     REO Trust Mortgage Loan on or after the date of the related REO
     Acquisition, to the extent distributed to Certificateholders on or before such date of determination;

          (ii) the principal portion of all Insurance Proceeds, Liquidation
     Proceeds and REO Revenues received with respect to such REO Trust Mortgage
     Loan, to the extent distributed to Certificateholders on or before such date of determination; and

          (iii) the principal portion of any Realized Loss incurred in respect of such REO Trust Mortgage Loan prior to the end of the Collection Period
     (or, in the case of an REO Trust Mortgage Loan in respect of an Outside
     Serviced Trust Mortgage Loan, the Underlying Collection Period) for the
     then-most recent Distribution Date coinciding with or preceding such date of determination.

          A Trust Mortgage Loan or an REO Trust Mortgage Loan shall be deemed to be part of the Mortgage Pool and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect

                                      -88-

thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to
Certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any Trust Mortgage Loan or REO
Trust Mortgage Loan shall be deemed distributed to Certificateholders as of the first Distribution Date that such payments or other collections of principal are
(or, without regard to clause (i) of the definition of "Principal Distribution
Amount," would have been) included in the Principal Distribution Amount. To the extent that principal from general collections on the Mortgage Pool is used to reimburse, or pay interest on, Nonrecoverable Advances pursuant to Section
3.05(a) hereof with respect to any particular Trust Mortgage Loan or REO Trust
Mortgage Loan, and such principal amount has not been included as part of the
Principal Distribution Amount, such principal amount shall nonetheless continue to be deemed to be distributed for purposes of calculating the Stated Principal
Balance. Notwithstanding the foregoing, if any Trust Mortgage Loan is paid in full, or if any Trust Mortgage Loan or REO Property is liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period (or, if such event occurs under the Outside
Servicing Agreement in respect of an Outside Serviced Trust Mortgage Loan or any related REO Property, the Underlying Collection Period) during which such event occurred, the Stated Principal Balance of such Trust Mortgage Loan or the related REO Trust Mortgage Loan will be zero.

          With respect to any Serviced Non-Trust Mortgage Loan or any successor
REO Serviced Non-Trust Mortgage Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Serviced Non-Trust Mortgage Loan or the deemed unpaid principal balance of such successor REO Serviced Non-Trust Mortgage Loan.

          "Subject Securitization Transaction": The commercial mortgage securitization transaction contemplated by this Agreement.

          "Subordinate Non-Trust Mortgage Loan": As defined in the Preliminary
Statement hereto.

          "Subsequent Exchange Act Reports": As defined in Section 8.15(a).

          "Sub-Servicer": Any Person with which a Master Servicer or the Special
Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between a Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Mortgage Loans as provided in Section 3.22.

          "Sub-Servicing Function Participant": Any Sub-Servicer,
sub-contractor, vendor, agent or other Person acting on behalf of a party hereto, which Sub-Servicer, sub-contractor, vendor, agent or other Person is a
"party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Subject
Securitization Transaction, unless such Person is not viewed, for the purposes of Exchange Act reporting requirements, as a party participating in the servicing function separate and apart from the applicable Master Servicer, the
Special Servicer or the Trustee, as the case may be, pursuant to applicable
Commission guidance.

          "Substitution Shortfall Amount": With respect to a substitution of
Trust Mortgage Loans pursuant to any Mortgage Loan Purchase Agreement, an amount equal to the excess, if any, of the

                                      -89-

Purchase Price of the Trust Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified
Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time)
for one or more deleted Trust Mortgage Loans, then the Substitution Shortfall
Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Trust Mortgage Loan or Trust Mortgage Loans
being replaced and the aggregate Stated Principal Balances of the related
Qualified Substitute Mortgage Loan or Qualified Substitute Mortgage Loans.

          "Successful Bidder": As defined in Section 7.01.

          "Tax Matters Person": With respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Temporary Treasury regulations section 301.6231(a)(7)-1T, which Person shall be the applicable
Plurality Class R Certificateholder.

          "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of Grantor Trust Y due to its classification as a grantor trust under the
Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable
State and Local Tax laws.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

          "Trust": Individually and collectively, the multiple common law trusts created hereunder.

          "Trust Administration Fee": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan for any Distribution Date, an amount equal to the product of (a) the Trust Administration Fee Rate, multiplied by (b) the Stated
Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date), multiplied by (c) a fraction, the numerator of which is either (i) 30, if such
Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, accrues or is deemed to accrue interest on a 30/360 Basis, or (ii) the number of days in the calendar month preceding the month in which such Distribution Date occurs, if such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, accrues or is deemed to accrue interest on an Actual/360 Basis, and the denominator of which is 360.

                                      -90-

          "Trust Administration Fee Rate": 0.0011% per annum.

          "Trust Fund": Collectively, all of the Grantor Trust Assets and the
assets of the respective REMIC Pools.

          "Trust Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage
Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Trust Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust, including, in the case of the Outside Serviced
Trust Mortgage Loan, any such documents held by or on behalf of the related
Non-Trust Mortgage Loan Noteholders.

          "Trustee": Wells Fargo Bank, N.A., its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee Appointee": Any Fiscal Agent, Custodian, co-trustee or separate trustee appointed or designated by the Trustee hereunder.

          "Trustee Reportable Event": Any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Trustee, any Servicing Representative of the
     Trustee or any Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
     Trustee, any Servicing Representative of the Trustee or any Trustee
     Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Trustee, (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
     (C) any Trustee Appointee, (D) any Enhancement/Support Provider or (E) the
     Trust;

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Trustee, (B) any Servicing Representative of the
     Trustee that

                                      -91-

     constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
     (C) any Trustee Appointee, (D) any Enhancement/Support Provider or (E) the
     Trust;

          (v) any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the
     Certificates;

          (vi) any material modification to the rights of the Holders of any
     Class of Certificates, including by reason of a modification to this
     Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument;

          (vii) any material limitation or qualification of the rights evidenced by any Class of Certificates by reason of the modification of any other
     Class of Certificates;

          (viii) any amendment to this Agreement pursuant to Section 11.01;

          (ix) any resignation, removal, replacement or substitution of (A) the
     Trustee, a Master Servicer or the Special Servicer or (B) any Servicing
     Representative of the Trustee that constitutes a Servicer contemplated by
     Item 1108(a)(2) of Regulation AB;

          (x) any appointment of (A) a new Trustee, new Master Servicer or new
     Special Servicer or (B) any new Servicing Representative of the Trustee
     that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation
     AB;

          (xi) any termination of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more Classes of the
     Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement;

          (xii) any addition of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates;

          (xiii) any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
     Regulation AB or Item 1115 of Regulation AB with respect to one or more
     Classes of the Certificates;

          (xiv) any material failure on the part of the Trustee to make on the applicable Distribution Date any required monthly distributions to the
     Holders of any Class of Certificates;

          (xv) any nonpublic disclosure, by the Trustee, any Servicing
     Representative of the Trustee or any Trustee Appointee, with respect to the
     Subject Securitization Transaction that is required to be disclosed by
     Regulation FD (17 C.F.R. 243.100 through 243.103);

          (xvi) any other information of importance to Certificateholders that is not otherwise required to be included in the Distribution Date Statement or any other report to be delivered or otherwise made available to
     Certificateholders hereunder and that is directly related to the obligations of the Trustee hereunder;

                                      -92-

          (xvii) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material
     Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
     Trustee is controlling the subject litigation or if the subject Material
     Litigant is (A) the Trustee, (B) any Servicing Representative of the
     Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
     Provider or (E) the Trust;

          (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
     Certificates;

          (xix) the submission of any matter to a vote by Certificateholders;

          (xx) the receipt by the Trustee or by any Servicing Representative or other agent of the Trustee of any updated information regarding an
     Enhancement/Support Provider with respect to any Class of Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b) of Regulation AB;

          (xxi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Trustee has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the
     Depositor, (C) a Mortgage Loan Seller, (D) a Master Servicer, (E) the
     Special Servicer, (F) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
     (G) any Trustee Appointee or (H) any Significant Obligor;

          (xxii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between a
     Mortgage Loan Seller or the Trust, on the one hand, and the Trustee, any
     Trustee Appointee or any Servicing Representative of the Trustee, on the
     other hand; and

          (xxiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Trust Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and the Trustee, any Trustee Appointee or any Servicing
     Representative of the Trustee, on the other hand.

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

          "Uncertificated Accrued Interest": With respect to any Loan REMIC
Regular Interest for any Distribution Date, one-twelfth of the product of (a)
the annual Loan REMIC Remittance Rate applicable to such Loan REMIC Regular
Interest for such Distribution Date, multiplied by (b) the related Loan REMIC
Principal Balance outstanding immediately prior to such Distribution Date; and
with respect to any REMIC I Regular Interest for any Distribution Date,
one-twelfth of the product of

                                      -93-

(a) the annual REMIC I Remittance Rate applicable to such REMIC I Regular
Interest for such Distribution Date, multiplied by (b) the related REMIC I
Principal Balance outstanding immediately prior to such Distribution Date.
Uncertificated Accrued Interest shall be calculated on a 30/360 Basis and, with respect to any REMIC I Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such
Distribution Date occurs.

          "Uncertificated Distributable Interest": With respect to any Loan
REMIC Regular Interest for any Distribution Date, the Uncertificated Accrued
Interest in respect of such Loan REMIC Regular Interest for such Distribution
Date, reduced (to not less than zero) by the sum of (i) the portion of any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date attributable to the related Trust Mortgage Loan and (ii) the amount of any Mortgage Deferred
Interest with respect to the related Trust Mortgage Loan for the Collection
Period that corresponds to such Distribution Date. With respect to any REMIC I
Regular Interest for any Distribution Date, the Uncertificated Accrued Interest
in respect of such REMIC I Regular Interest for such Distribution Date, reduced
(to not less than zero) by the sum of (i) the portion of any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest in accordance with Section 4.04(e) and (ii) the portion of any Mortgage Deferred Interest that is allocable to such REMIC I
Regular Interest on such Distribution Date in accordance with Section 4.04(c).

          "Uncovered Amount": With respect to any Master Servicer's Collection
Account, any Additional Trust Fund Expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to any of clauses
(ii)-(xx) of Section 3.05(a), but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement;
provided that any such Additional Trust Fund Expense, Nonrecoverable Advance or
other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

          "Underlying Collection Period": With respect to any Outside Serviced
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the applicable "Collection Period" under the related Outside Servicing
Agreement or any other applicable period under the related Outside Servicing
Agreement that is comparable to a Collection Period hereunder.

          "Underwriter": Each of Citigroup Global Markets Inc., Goldman, Sachs &
Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co.
Incorporated and in each case, any successor in interest.

          "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

          "United States Tax Person": A citizen or resident of the United
States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30)

                                      -94-

of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

          "Unrestricted Servicer Reports": Each of the CMSA Total Loan Report,
CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and
Corrected Mortgage Loan Report, CMSA Loan Level Reserve/LOC Report, CMSA
Historical Liquidation Loss Template, CMSA Servicer Realized Loss Template, CMSA
REO Status Report and CMSA Advance Recovery Report and, from and after its filing with the Commission, any item deemed to be an Unrestricted Servicer
Report in accordance with the definition of "Restricted Servicer Reports".

          "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates. Ninety-six percent (96%) of the Voting
Rights shall be allocated among the various Classes of the Principal Balance
Certificates in proportion to the respective Class Principal Balances of such
Classes of Certificates; provided that, solely for the purpose of determining the respective Voting Rights of the various Classes of Principal Balance
Certificates, the aggregate Appraisal Reduction Amount allocated to the respective Classes of the Principal Balance Certificates in accordance with
Section 4.04(d) shall be treated as Realized Losses with respect to the calculation of the Class Principal Balances thereof; and provided, further, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal
Balance of any Class for purposes of determining the Controlling Class, the
Controlling Class Representative or the Majority Controlling Class
Certificateholder. Four percent (4%) of the Voting Rights shall be allocated to the Class X Certificates. The Class Y and Class R Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage
Interests evidenced by their respective Certificates. In addition, if either a
Master Servicer or the Special Servicer is the holder of any Certificate, then such Master Servicer or the Special Servicer, in its capacity as a
Certificateholder, shall not have Voting Rights with respect to matters concerning compensation affecting such Master Servicer or the Special Servicer, as the case may be.

          "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any REO
Trust Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, as of the
Closing Date).

          "WHFIT": A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

          "WHFIT Regulations": Treasury Regulations section 1.671-5, as amended.

          "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

          "Workout Fee Rate": 1.0%.

                                      -95-

          "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan as the
result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on scheduled payments on such Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan, as the
case may be) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered
"Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Trust Mortgage Loan or Serviced Non-Trust Mortgage
Loan, the applicable Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note; provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the applicable Master Servicer shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Serviced Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Serviced
Mortgage Loan or the actual term remaining through the Maturity Date), the applicable Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1)
where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X
{(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage
5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

          SECTION 1.02 General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

               (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

                                      -96-

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby"
     and other words of similar import refer to this Agreement as a whole and not to any particular provision;

               (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration; and

               (vii) for purposes of Section 3.13, Section 3.14 and Section
     8.15, to the extent that the applicable Master Servicer has an obligation to exercise "reasonable efforts" or "commercially reasonable efforts" to cause a third party to perform, the applicable Master Servicer shall not be required to bring any legal action against any such third party (to the extent such party is or was a Designated Sub-Servicer) in connection with such obligation.

          SECTION 1.03 Certain Matters Regarding Early Defeasance Trust Mortgage
Loans.

          Schedule IV hereto identifies those Trust Mortgage Loans, if any, that are Early Defeasance Trust Mortgage Loans. If no Trust Mortgage Loan is
identified on Schedule IV hereto, then no Loan REMIC will be established, and the provisions of this Agreement, to the extent (but only to the extent) that they relate to Early Defeasance Trust Mortgage Loans and Loan REMICs, will not apply to the Subject Securitization Transaction and, accordingly, except for this Section 1.03 and the definitions of "Loan REMIC" and "Early Defeasance
Trust Mortgage Loan", will be of no force and effect.

                                      -97-

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01 Conveyance of Trust Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "Citigroup Commercial Mortgage Trust 2008-C7", and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor in, to and under (i)
the Trust Mortgage Loans and all documents included in the related Mortgage
Files and Servicing Files, (ii) Sections 1, 2 and 3 (and to the extent related to the foregoing, Sections 8 through 17 and 19) of each of the Mortgage Loan
Purchase Agreements, (iii) each Co-Lender Agreement and Outside Servicing
Agreement with respect to the Trust Mortgage Loans and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust
Mortgage Loans and due after the Cut-off Date and, in the case of each Trust
Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding Co-Lender Agreement. The Trustee, on behalf of the Trust, assumes the rights and obligations of the holder of the Mortgage Note for each
LC Trust Mortgage Loan under the related Co-Lender Agreement; provided that the applicable Master Servicer and the Special Servicer shall, as further set forth in Article III, perform the servicing obligations of the holder of the Mortgage
Note for each SLC Trust Mortgage Loan under the related Co-Lender Agreement. The transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          The Trust Fund shall constitute the sole assets of the Trust. Except as expressly provided herein, the Trust may not issue or invest in additional securities, borrow money or make loans to other Persons. The fiscal year end of the Trust shall be December 31.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable
Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with, except in the case of the Outside Serviced Trust Mortgage Loans, a copy to the applicable Master Servicer and Special Servicer), as and when required by the applicable Mortgage Loan Purchase Agreement, the Mortgage File for each
Trust Mortgage Loan so assigned. None of the Trustee, any Custodian, any Master
Servicer or the Special Servicer shall be liable for any failure by any Mortgage
Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b).

          (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Trust Mortgage Loan (other than an
Outside Serviced Trust Mortgage Loan), any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, solely because of a delay caused by the public recording office or filing office, as applicable, where such

                                      -98-

document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of the related Mortgage Loan Purchase
Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller or by the title insurance company used by such
Mortgage Loan Seller to effect recording or filing to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing, as applicable, thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date
(or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable
Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office or filing office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan (other than an Outside Serviced
Trust Mortgage Loan), any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (with evidence of recording or filing, as applicable, thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

          If, on the Closing Date as to any Trust Mortgage Loan (other than an
Outside Serviced Trust Mortgage Loan and any Mortgage Loan that has been recorded on the MERS(R) System), the applicable Mortgage Loan Seller does not deliver in complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) any one of the assignments in favor of the Trustee referred to in clause (a)(iv) or
(a)(v) of the definition of "Mortgage File," the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) by delivering with respect to such Trust
Mortgage Loan on the Closing Date an omnibus assignment of such Trust Mortgage
Loan; provided that all required original assignments with respect to such Trust
Mortgage Loan in fully complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its reasonable discretion may permit).

          With respect to the Crossed Loans constituting a Crossed Group, the existence of any document required to be in the Mortgage File of any Crossed
Loan in such Crossed Group which is the same document for all such Crossed Loans shall be sufficient to satisfy the requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) for delivery of such document as a part of the Mortgage File of each of the other Crossed Loans in such Crossed Group.

          (d) The Depositor hereby represents and warrants that each Mortgage
Loan Seller has covenanted in the related Mortgage Loan Purchase Agreement that it shall, at its own cost and expense,

                                      -99-

retain or cause to be retained, a third party that shall, as to each Trust
Mortgage Loan sold thereby, cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or
UCC Financing Statements, each assignment of Mortgage, assignment of Assignment of Leases and assignment of any other recordable documents relating to each such
Trust Mortgage Loan in favor of the Trustee referred to in clause (a)(iv)(A),
(B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC Financing Statement in favor of the Trustee and referred to in clause (a)(viii) of the definition of "Mortgage File".

          Each such assignment of recordable documents referenced in the prior paragraph shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing;
provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the
Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the related Mortgage Loan Seller; and provided, further, that each such assignment of recordable documents or UCC Financing Statement may reflect that the recorded or filed original should be returned to the third party retained by the related Mortgage Loan Seller, in which case, such third party shall return such assignment to the Trustee or its designee following recording or filing, as applicable. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the
Trustee shall direct the related Mortgage Loan Seller pursuant to the applicable
Mortgage Loan Purchase Agreement to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the
Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the applicable Master
Servicer a copy of each of the aforementioned recorded or filed assignments to the extent that the Trustee has received a copy thereof and to the extent not previously provided.

          If, on the Closing Date as to any MERS Mortgage Loan, the applicable
Mortgage Loan Seller does not deliver written evidence of the Trustee's ownership of such Mortgage Loan on the MERS(R) System showing the Trustee as a beneficiary of the assignment referred to in each of clause (a)(iv) and (a)(v)
of the definition of "Mortgage File" or the UCC Financing Statements referred to in clause (a)(viii) of the definition of "Mortgage File", the applicable
Mortgage Loan Seller may satisfy the delivery requirements of the related
Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) by delivering such evidence of ownership within 90 days following the Closing Date;
provided that, during such time, the applicable Mortgage Loan Seller shall execute any documents requested by the applicable Master Servicer or the Special
Servicer with respect to such MERS Mortgage Loan that, in the reasonable discretion of such Master Servicer or the Special Servicer (exercised in accordance with the Servicing Standard), are necessary to evidence the Trustee's ownership of, or are otherwise required for an immediate servicing need with respect to, such Mortgage Loan.

          (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers (except draft documents, attorney-client privileged communications, internal correspondence, credit underwriting and due diligence analyses, credit committee briefs and memoranda, internal approval documents and data, internal worksheets, memoranda, communications and evaluations and other underwriting analysis of the Mortgage
Loan Sellers) that relate to, and are necessary for the servicing and administration of, the Trust Mortgage Loans (other than the Outside Serviced
Trust Mortgage Loans) and that are not required to be a part of a Mortgage File in accordance

                                      -100-

with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof that relate to the Trust Mortgage Loans (other than the Outside Serviced Trust
Mortgage Loans), shall be delivered to the applicable Master Servicer or such other Person as may be directed by the applicable Master Servicer (at the expense of the applicable Mortgage Loan Seller) within ten (10) days (or, in the case of Escrow Payments and Reserve Accounts, two (2) Business Days) after the
Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and, in the case of a Trust Mortgage Loan that is part of a Serviced Loan Combination, on behalf of the related Serviced Non-Trust Mortgage Loan Noteholders); provided, however, that no Master Servicer shall have any responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to such Master Servicer. The Special Servicer may request the applicable Master
Servicer to deliver a copy of the Servicing File for any Serviced Mortgage Loan
(other than a Specially Serviced Mortgage Loan).

          (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Trustee and each Master
Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each Mortgage Loan
Purchase Agreement, as in full force and effect on the Closing Date.

          (g) Under generally accepted accounting principles in the United
States, upon the sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, the Depositor shall report: (i) its acquisition of the Trust Mortgage Loans from the respective
Mortgage Loan Sellers, pursuant to the respective Mortgage Loan Purchase
Agreements, as a purchase of the Trust Mortgage Loans from the respective
Mortgage Loan Sellers; and (ii) its transfer of the Trust Mortgage Loans to the
Trustee, pursuant to Section 2.01(a), as a sale of the Trust Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisition as a purchase and such transfer as a sale (in each case, as opposed to a secured loan).

          After the Depositor's transfer of the Trust Mortgage Loans to the
Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Trust Mortgage Loans.

          SECTION 2.02 Acceptance of the Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File", the provisions of Section 2.01, the further limitations on review provided for in Section 2.02(b), the fact that as of the Closing Date the Trustee has only reviewed the Mortgage File for the presence of the Mortgage Notes described in clauses (a)(i) and (b)(i) of the definition of "Mortgage File", and the exceptions noted on the schedule of exceptions in the form attached hereto as Schedule II, of (i) the Mortgage File delivered to it for each Trust Mortgage Loan and (ii) a copy of a fully executed counterpart of each of the Mortgage Loan Purchase Agreements all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future
Certificateholders. The

                                      -101-

Trustee also acknowledges receipt of the portion of the applicable Mortgage File specifically relating to each of the Serviced Non-Trust Mortgage Loans and that, consistent with and subject to the related Co-Lender Agreement, it holds and will hold such portion of such Mortgage File in trust for the use and benefit of the related Serviced Non-Trust Mortgage Loan Noteholder(s). The Trustee hereby certifies to each of the Depositor, the Master Servicers, the Special Servicer
and the related Mortgage Loan Seller that, with respect to each Trust Mortgage
Loan (except as identified in the schedule of exceptions, which is in the form attached hereto as Schedule II), each of the original executed Mortgage Notes as described in clauses (a)(i) and (b)(i) of the definition of Mortgage File are in its possession. In addition, within 90 days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Majority Controlling Class
Certificateholder, the Trustee or the Custodian on its behalf will review the
Mortgage Files and the Trustee will deliver an updated exception report to each of the Depositor, the Master Servicers, the Special Servicer and the Mortgage
Loan Sellers (with a copy to the Majority Controlling Class Certificateholder).
By virtue of its delivery of an updated exception report, the Trustee shall be deemed to certify that, with respect to each Trust Mortgage Loan listed in the
Mortgage Loan Schedule, except as specifically identified in the updated exception report, (i) without regard to the proviso in the definition of
"Mortgage File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(A),
(a)(v) and (a)(vii), and, to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (a)(iii), (a)(iv)(B), (a)(iv)(C), (a)(vi), (a)(viii) and (a)(ix)(A) of the definition of "Mortgage File" (or, in the case of the Outside Serviced Trust
Mortgage Loans, in clauses (b)(i) through (b)(iii) of the definition of
"Mortgage File") are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related
Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Trust Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan
Schedule" is correct. Further, with respect to the documents described in clause
(a)(viii) of the definition of Mortgage File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a) that the related
Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor (or with respect to any Trust
Mortgage Loan (other than the Outside Serviced Trust Mortgage Loans) that has two or more Mortgagors, in the state of incorporation or formation of each
Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statement filed in the county of the state where the related Mortgaged Property is located, the Trustee (or, if applicable, the third-party contractor hired by the related Mortgage Loan Seller as contemplated by Section 2.01(d)) shall file an assignment to the Trust Fund with respect to such UCC Financing Statement in the appropriate county recording office under the UCC at the expense of the related
Mortgage Loan Seller. The assignments of the UCC Financing Statements to be assigned to the Trust Fund will be delivered by the related Mortgage Loan Seller to the Trustee (or, if applicable, the third-party contractor hired by the
Mortgage Loan Seller as contemplated by Section 2.01(d)) on the new national forms, in form suitable for filing or recording, as applicable, and completed pursuant to Revised Article IX of the UCC. The Trustee (or, if applicable, the third-party contractor hired by the Mortgage Loan Seller as contemplated by
Section 2.01(d)) will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor or the recording office of each county where the related Mortgaged Property is located, as applicable, as so indicated on the documents provided.

                                      -102-

          (b) None of the Trustee, the Master Servicers, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (c) The Trustee, directly or through a Custodian retained by it, shall: (i) provide for the safekeeping and preservation of the Mortgage Files with respect to the Trust Mortgage Loans; (ii) segregate such Mortgage Files from its own assets and the assets retained by it for others; (iii) maintain such Mortgage Files in secure and fire resistant facilities in compliance with customary industry standards; (iv) maintain disaster recovery protocols to ensure the preservation of such Mortgage Files in the event of force majeure;
and (v) track and monitor the receipt and movement internally and externally of such Mortgage Files and any release and reinstatement thereof.

          SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of
Trust Mortgage Loans for Document Defects and Breaches of Representations and
Warranties.

          (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in the applicable Mortgage Loan
Purchase Agreement (a "Breach"), the party discovering such Document Defect or
Breach shall give to the other parties hereto, to the Majority Controlling Class
Certificateholder and to the Rating Agencies written notice of such Document
Defect or Breach (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)). Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Controlling Class Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Trust Mortgage Loan or the interests of the Certificateholders therein, then such party shall notify the applicable Master Servicer of such determination, and promptly after receipt of such notice, the applicable Master Servicer shall, to the extent that it is entitled to do so under the related Mortgage Loan Purchase Agreement, request in writing (with a copy to the other parties hereto, the Majority Controlling Class
Certificateholder, the Rating Agencies and the Controlling Class Representative,
if different from the Majority Controlling Class Certificateholder) that the applicable Mortgage Loan Seller, not later than 90 days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a
Trust Mortgage Loan not being a "qualified mortgage" within the meaning of the
REMIC Provisions, not later than 90 days after any party to this Agreement discovers such Document Defect or Breach, provided that the applicable Mortgage
Loan Seller receives such notice in a timely manner), at the applicable Mortgage
Loan Seller's option, (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3 of the applicable Mortgage Loan Purchase
Agreement, (ii) repurchase the affected Trust Mortgage Loan in accordance with
Section 3 of the related Mortgage Loan Purchase Agreement, or (iii) within two
(2) years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Trust Mortgage Loan and pay the applicable Master Servicer for deposit into its Collection

                                      -103-

Account any Substitution Shortfall Amount in connection therewith in accordance with Section 3 of the applicable Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or
Breach within such 90-day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or substitute for the related Trust Mortgage Loan); and provided, further, with respect to such additional 90-day period, the applicable Mortgage
Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional
90-day period. For a period of two (2) years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect that materially and adversely affects the value of the affected Trust Mortgage
Loan or the interests of the Certificateholders therein, and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in this
Section 2.03(a). If the affected Trust Mortgage Loan is to be repurchased or substituted, the applicable Master Servicer shall designate its Collection
Account as the account to which funds in the amount of the Purchase Price or the
Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Trust Mortgage Loan shall be on a whole loan, servicing released basis.

          If (i) any Trust Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph,
(ii) such Trust Mortgage Loan is a Crossed Loan, and (iii) the applicable
Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to the other Crossed Loan(s) in the related Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph, unless
(x) such other Crossed Loan(s) satisfy the Crossed Loan Repurchase Criteria, (y)
the related Mortgage Loan Seller, at its expense, shall have furnished the
Trustee with an Opinion of Counsel that the repurchase of or substitution for just the actually affected Crossed Loans, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an
Adverse REMIC Event, and (z) the repurchase of or substitution for just the actually affected Crossed Loan shall satisfy all other criteria for repurchase or substitution, as applicable, of Trust Mortgage Loans set forth herein. If the conditions set forth in clauses (x), (y) and (z) of the prior sentence are satisfied, then the applicable Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Trust Mortgage Loans in accordance with the Trust Mortgage Loan documents or otherwise on a pro rata basis. Except as otherwise provided in
Section 3(d) of each Mortgage Loan Purchase Agreement, all other terms of the
Trust Mortgage Loans shall remain in full force and effect without any modification thereof.

                                      -104-

          With respect to any Crossed Loan, to the extent that the applicable
Mortgage Loan Seller is required to repurchase or substitute for such Trust
Mortgage Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Special Servicer (on behalf of the
Trust) will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Trust Mortgage Loans, including with respect to the
Trustee, the Primary Collateral securing Trust Mortgage Loans still held by the
Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral.

          Notwithstanding the foregoing discussion, if any Trust Mortgage Loan that is secured by multiple Mortgaged Properties is otherwise required to be repurchased or substituted for as contemplated by this Section 2.03, as a result of a Document Defect or Breach with respect to one or more such Mortgaged
Properties, the related Mortgage Loan Seller will not be required to effect a repurchase or substitution of the subject Trust Mortgage Loan if:

               (i) the affected Mortgaged Properties may be released pursuant to the terms of any partial release provisions in the related loan documents and such Mortgaged Properties are, in fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related Mortgage Loan Seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the Special
     Servicer, the Trustee or the Trust Fund in connection with such release;

               (ii) the remaining Mortgaged Properties and any replacement
     Mortgaged Property(ies) satisfy the property-specific requirements, if any, set forth in the related loan documents and the applicable Mortgage Loan
     Seller provides an opinion of counsel to the effect that such release would not cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the Startup Day of any REMIC Pool under the Code; and

               (iii) the related Mortgage Loan Seller obtains written
     confirmation from each Rating Agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

          (b) In connection with any repurchase or substitution of one or more
Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a
Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing
Officer of the applicable Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in its Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in its Collection Account and upon the delivery of the Mortgage File(s) and the
Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the
Custodian and the applicable Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable
Mortgage Loan Seller the legal and beneficial ownership of each repurchased
Trust Mortgage Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section

                                      -105-

2.03, (ii) the Trustee, the Custodian, the applicable Master Servicer, and the
Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan
Seller, the Mortgage File, the Servicing File and other documents pertaining to each such Trust Mortgage Loan possessed by it, and (iii) the applicable Master
Servicer and the Special Servicer shall release to the applicable Mortgage Loan
Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Trust Mortgage Loan; provided that such tender by the
Trustee or the Custodian shall be conditioned upon its receipt from the applicable Master Servicer or the Special Servicer of a Request for Release.
Thereafter, the Trustee, the Custodian, the applicable Master Servicer and the
Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage Loan(s) or deleted Trust Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The applicable Master Servicer shall, and is hereby authorized and empowered by the
Trustee to, prepare, execute and deliver in its own name, on behalf of the
Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the applicable Master Servicer and are necessary to permit the applicable Master
Servicer to do so. The applicable Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the applicable Master
Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage Loan Purchase Agreement will provide that the Mortgage Loan
Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Trust Mortgage Loan is a Qualified Substitute Mortgage Loan.

          (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related Due Date in the month of substitution, or received with respect to any replaced Trust Mortgage Loan on or prior to the related date of substitution shall be part of the Trust Fund. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related Due Date in the month of substitution, or received with respect to any replaced Trust
Mortgage Loan after the related date of substitution, shall not be part of the
Trust Fund and will (to the extent received by the applicable Master Servicer)
be remitted by the applicable Master Servicer to the applicable Mortgage Loan
Seller promptly following receipt. Periodic Payments received with respect to any repurchased Trust Mortgage Loan on or prior to the related date of repurchase by the applicable Mortgage Loan Seller shall be part of the Trust
Fund, and Periodic Payments received with respect to any repurchased Trust
Mortgage Loan after the related date of repurchase by the applicable Mortgage
Loan Seller shall not be part of the Trust Fund and will (to the extent received by the applicable Master Servicer) be remitted by the applicable Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

          (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to the
Trust Mortgage Loans purchased by the Depositor thereunder.

          (e) The Trustee with the cooperation of the Special Servicer shall, for the benefit of the Certificateholders, enforce the obligations of the
Mortgage Loan Sellers under Section 3 of the applicable Mortgage Loan Purchase
Agreement.

                                      -106-

          (f) If the Mortgagor under any Early Defeasance Trust Mortgage Loan
(or any Affiliate of such Mortgagor or other related Person) notifies the applicable Master Servicer that it intends to defease its related Mortgage Loan on or before the second anniversary of the Closing Date, then the applicable
Master Servicer shall, to the extent that it is entitled to do so under the related Mortgage Loan Purchase Agreement, request in writing (with a copy to the other parties hereto, the Majority Controlling Class Certificateholder, the
Rating Agencies and the Controlling Class Representative, if different from the
Majority Controlling Class Certificateholder) that the related Mortgage Loan
Seller, prior to or contemporaneously with the subject defeasance, repurchase that Mortgage Loan at the applicable Purchase Price; or if the defeasance has already occurred, then the applicable Master Servicer shall, to the extent that it is entitled to do so under the related Mortgage Loan Purchase Agreement, request in writing (with a copy to the other parties hereto, the Majority
Controlling Class Certificateholder, the Rating Agencies and the Controlling
Class Representative, if different from the Majority Controlling Class
Certificateholder) that the related Mortgage Loan Seller will be required to purchase that Mortgage Loan at the applicable Purchase Price, as soon as reasonably practicable after that Mortgage Loan Seller has been made aware of the defeasance. If any Early Defeasance Trust Mortgage Loan is repurchased as contemplated by this Section 2.03(f), then the applicable Master Servicer shall promptly notify the Trustee, and the Trustee shall take such actions as are necessary to effect a "qualified liquidation" (within the meaning of Section
860F(a)(4)) of the related Loan REMIC.

          SECTION 2.04 Representations and Warranties of Depositor.

          (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicers and the Special Servicer, as of the Closing Date, that:

               (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) the execution and delivery of this Agreement by the
     Depositor, and the performance and compliance with the terms of this
     Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                                      -107-

               (v) the Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

               (vi) the transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

               (vii) no litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

               (viii) the Depositor is not transferring the Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

               (ix) the Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Trust
     Mortgage Loans to the Trustee pursuant to Section 2.01(a);

               (x) after giving effect to its transfer of the Trust Mortgage
     Loans to the Trustee pursuant to Section 2.01(a), the value of the
     Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

               (xi) the Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

               (xii) no proceedings looking toward merger, liquidation,
     dissolution or bankruptcy of the Depositor are pending or contemplated;

               (xiii) except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of its interests in the Trust Mortgage Loans to the Trustee;

               (xiv) immediately prior to the transfer of the Trust Mortgage
     Loans to the Trustee pursuant to Section 2.01(a) (and assuming that the
     Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Trust Mortgage Loans, free and clear

                                      -108-

     of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage Loans (subject to any third-party servicing rights pertaining thereto); and

               (xv) the Depositor is transferring the Trust Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05 Conveyance of Loan REMIC Regular Interests and REMIC I
Regular Interests; Acceptance of Loan REMIC, REMIC I, REMIC II and Grantor
Trusts by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to: (a) the Loan REMIC
Regular Interests, together with any related rights and property to be included in REMIC I, to the Trustee for the benefit of the Holders of the Class R
Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC I, and REMIC II, as the holder of the REMIC I Regular
Interests; and (b) the REMIC I Regular Interests and the other rights and property comprising REMIC II, to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC II, the Holders of the Regular Certificates. The
Trustee acknowledges the assignment to it of the respective assets, rights and other property comprising the REMIC Pools and Grantor Trust Y, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of: (i) in the case of the REMIC Pools, the
Regular Certificates and the Class R Certificates; and (ii) in the case of
Grantor Trust Y, the Class Y Certificates.

          SECTION 2.06 Issuance of Loan REMIC Interests and REMIC I Interests.

          Concurrently with the assignment to the Trustee of the Trust Mortgage
Loans (exclusive of any related Additional Interest) and, upon issuance thereof, the Loan REMIC Regular Interests, and in exchange therefor, the Trustee acknowledges the issuance of the Loan REMIC Regular Interests, the REMIC I
Regular Interests, and the sole class of residual interests in each of the Loan
REMICs and REMIC I (which will be evidenced by the Class R Certificates), to or upon the order of the Depositor.

          SECTION 2.07 Execution, Authentication and Delivery of Certificates.

          Concurrently with the assignments from the Depositor to the Trustee contemplated by this Article II, and in exchange therefor, and pursuant to the written request of the Depositor, executed by an affiliate of the Depositor, the
Trustee, as Certificate Registrar, has executed, and the Trustee, as
Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the

                                      -109-

Certificates in authorized denominations, evidencing directly or indirectly the entire beneficial ownership of the Trust Fund. The rights of the holders of the respective Classes of Certificates to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all ownership interests evidenced by the respective Classes of Certificates in such distributions, shall be as set forth in this Agreement. The Class R Certificates will represent the sole class of residual interest in REMIC II.

                                      -110-

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01 Administration of the Serviced Mortgage Loans.

          (a) Each of the Master Servicers and the Special Servicer shall service and administer the Serviced Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any Serviced Loan
Combination, for the benefit of the Certificateholders and the related Serviced
Non-Trust Mortgage Loan Noteholder(s), taking into consideration the subordination of any related Serviced Subordinate Non-Trust Mortgage Loan(s) as set forth in the related Co-Lender Agreement), in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective
Serviced Mortgage Loans and any and all intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. With respect to each Serviced Loan Combination, in the event of a conflict between this Agreement and the related Co-Lender Agreement, such Co-Lender Agreement shall control; provided, however, that in no event shall a Master Servicer or the Special Servicer take any action or omit to take any action in accordance with the terms of any Co-Lender Agreement that would cause such servicer to violate the Servicing Standard, applicable law, the
Grantor Trust Provisions or the REMIC Provisions. Without limiting the foregoing, and subject to Section 3.21, (i) Master Servicer No. 1 shall service and administer all Citigroup Trust Mortgage Loans and any related Serviced
Non-Trust Mortgage Loans that are not Specially Serviced Mortgage Loans
(exclusive of the CGM RRI Hotel Portfolio Trust Mortgage Loan, the Lincoln
Square Trust Mortgage Loan and the Seattle Space Needle Trust Mortgage Loan),
and (ii) Master Servicer No. 2 shall service and administer all GSMC Trust
Mortgage Loans (exclusive of the One Liberty Plaza Trust Mortgage Loan, the
Scottsdale Fashion Square Trust Mortgage Loan and the Bush Terminal Trust
Mortgage Loan) and any related Serviced Non-Trust Mortgage Loans that are not
Specially Serviced Mortgage Loans; and (iii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and Administered REO
Property and shall render such services with respect to all Serviced Mortgage
Loans and Administered REO Properties as are specifically provided for herein;
provided that Master Servicer No. 1 shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to those Citigroup Trust Mortgage Loans (exclusive of the
CGM RRI Hotel Portfolio Trust Mortgage Loan, the Lincoln Square Trust Mortgage
Loan and the Seattle Space Needle Trust Mortgage Loan) and any related Serviced
Non-Trust Mortgage Loans that are Specially Serviced Mortgage Loans, except for the reports specified

                                      -111-

herein as prepared by the Special Servicer, as if no Servicing Transfer Event
had occurred, and with respect to the related Administered REO Properties (and any related REO Mortgage Loans), as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage
Loans and Administered REO Properties (and with respect to the CGM RRI Hotel
Portfolio Trust Mortgage Loan, the Lincoln Square Trust Mortgage Loan and the
Seattle Space Needle Trust Mortgage Loan and any successor REO Trust Mortgage
Loans with respect thereto) as are specifically provided for herein; and
provided, further, that Master Servicer No. 2 shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to those GSMC Trust Mortgage Loans
(exclusive of the One Liberty Plaza Trust Mortgage Loan, the Scottsdale Fashion
Square Trust Mortgage Loan and the Bush Terminal Trust Mortgage Loan) and any
related Serviced Non-Trust Mortgage Loans that are Specially Serviced Mortgage
Loans, except for the reports specified herein as prepared by the Special
Servicer, as if no Servicing Transfer Event had occurred, and with respect to the related Administered REO Properties (and any related REO Mortgage Loans), as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and Administered REO
Properties (and with respect to the One Liberty Plaza Trust Mortgage Loan, the
Scottsdale Fashion Square Trust Mortgage Loan, the Bush Terminal Trust Mortgage
Loan and any successor REO Trust Mortgage Loans with respect thereto) as are specifically provided for herein; and provided, further, that no Master Servicer shall be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the subject Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicers and the
Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21. Master Servicer No. 1 shall be the applicable Master
Servicer with respect to the Citigroup Trust Mortgage Loans (and any related
Serviced Non-Trust Mortgage Loans) and any REO Properties related to, and any successor REO Mortgage Loans in respect of, the foregoing mortgage loans. Master
Servicer No. 2 shall be the applicable Master Servicer with respect to the GSMC
Trust Mortgage Loans (and any related Serviced Non-Trust Mortgage Loans), and any REO Properties related to, and any successor REO Mortgage Loans in respect of, the foregoing mortgage loans.

          (b) Subject to Section 3.01(a), Section 3.20, Section 3.26, Section
3.27 and Section 3.28, the Master Servicers and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the
Master Servicers and the Special Servicer, in its own name, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to any Co-Lender
Agreement, by the related Serviced Non-Trust Mortgage Loan Noteholder(s), to execute and deliver, on behalf of the Certificateholders, the Trustee and each such Serviced Non-Trust Mortgage Loan Noteholder or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral, (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 3.26, Section 3.27 and Section 3.28, any and all
modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File, (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(g). Subject to Section 3.10, the Trustee shall, at the written request of the applicable Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the applicable Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by a Master Servicer or the Special
Servicer. Notwithstanding anything contained herein to the contrary, neither a
Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a Serviced Non-Trust Mortgage Loan, solely under the related Serviced Non-Trust Mortgage Loan Noteholder's name) without indicating such Master Servicer's or the Special Servicer's, as applicable,

                                      -112-

representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The relationship of each of the Master Servicers and the Special
Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both a Master Servicer and the Special
Servicer, such Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by such Master Servicer.
Unless the same Person acts as two or all of the Master Servicers, no Master
Servicer shall be responsible for the actions of or failure to act by any other
Master Servicer.

          (d) With respect to any Serviced Loan Combination, if at any time neither the related SLC Trust Mortgage Loan nor any interest in any related SLC
REO Property is part of the Trust Fund, the applicable Master Servicer and the
Special Servicer shall, upon request of the holder of the Mortgage Note for the related SLC Trust Mortgage Loan, continue to service and administer such
Serviced Loan Combination or any related SLC REO Property as and to the extent contemplated by the related Co-Lender Agreement; provided that no such servicer shall thereafter have any obligations to make P&I Advances with respect to such mortgage loan.

          SECTION 3.02 Collection of Trust Mortgage Loan Payments.

          (a) The Master Servicers and the Special Servicer shall each undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, nothing herein shall be construed as an express or implied guarantee by a Master Servicer or the
Special Servicer of collectability; and provided, further, that with respect to the ARD Trust Mortgage Loans, so long as the related Mortgagor is in compliance with each provision of the related Trust Mortgage Loan documents, the applicable
Master Servicer and the Special Servicer (including the Special Servicer in its capacity as a Certificateholder) shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of
Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Trust Mortgage Loan (provided that the applicable
Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Trust Mortgage Loan documents). Consistent with the foregoing and subject to Section 3.20, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the applicable Master Servicer, with regard to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage
Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Serviced Mortgage Loan.

          All amounts collected in respect of any Serviced Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such
Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and
Mortgage (and, with respect to any Serviced

                                      -113-

Loan Combination, the provisions of the related Co-Lender Agreement) or, if required pursuant to the express provisions of the related Mortgage (including as such may be modified), or as determined by the applicable Master Servicer or the Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, with respect to each
Serviced Mortgage Loan that is a Trust Mortgage Loan, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of
Nonrecoverable Advances (including interest on such Nonrecoverable Advance) that were paid from collections on the other Trust Mortgage Loans and/or REO Trust
Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Trust Mortgage
Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Trust Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Trust Mortgage Loan following a default thereunder; fifth, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; sixth, as a recovery of any remaining principal of such
Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and seventh, with respect to any ARD Trust Mortgage Loan after its
Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts actually received by the Trust with respect to the Outside Serviced
Trust Mortgage Loans shall be allocated among interest, principal and/or prepayment consideration due thereon in accordance with the terms of any distribution date statement or servicer report received from the respective
Outside Servicers with respect to such Outside Serviced Trust Mortgage Loans and, in the absence of any such statement or report, in accordance with the related Co-Lender Agreement and, in the absence of any allocation in the related
Co-Lender Agreement, in accordance with the preceding sentences as if the subject Trust Mortgage Loan was a Serviced Trust Mortgage Loan (but with interest net of related Outside Servicing Fees). All amounts collected on any
Trust Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (ix) of the definition thereof and Substitution
Shortfall Amounts shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of Nonrecoverable
Advances (including interest on such Nonrecoverable Advance) that were paid from collections on the other Trust Mortgage Loans and/or REO Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Trust Mortgage Loan (net, in the case of the Outside Serviced Trust Mortgage Loans, of related Outside Servicing
Fees) to but not including the Due Date in the Collection Period (or, in the case of an Outside Serviced Trust Mortgage Loan, the Underlying Collection
Period) of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional
Interest; fourth, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Trust Mortgage Loan to the extent of its entire unpaid principal balance; and fifth, with respect to any ARD Trust
Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid
Additional Interest; provided that Reserve Collateral (and proceeds thereof)
shall not be applied in accordance with the foregoing provisions of this Section
2.04(a) unless and until such amounts are transferred to the Collection Account, and deemed to constitute Liquidation Proceeds in respect of such Trust Mortgage
Loan, in accordance with Section 3.28(c). No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of either Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such

                                      -114-

Trust Mortgage Loan has been collected. Amounts collected on any REO Trust
Mortgage Loan or REO Serviced Non-Trust Mortgage Loan shall be deemed to be applied in accordance with the respective definitions thereof. The provisions of this paragraph with respect to the application of amounts collected on any Trust
Mortgage Loan shall not alter in any way the right of a Master Servicer, the
Special Servicer or any other Person to receive payments from the Collection
Accounts as set forth in Section 3.05(a) or from an SLC Custodial Account as set forth in Section 3.05(e) from amounts so applied.

          (b) Promptly following the Closing Date, in the case of each Outside
Serviced Trust Mortgage Loan, the Trustee shall send written notice, substantially in the form of Exhibit R hereto, to the related Outside Master
Servicer, stating that, as of the Closing Date, the Trustee is the holder of such Outside Serviced Trust Mortgage Loan and directing the related Outside
Master Servicer to remit to the applicable Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the applicable Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of such Outside Serviced Trust Mortgage
Loan under the related Co-Lender Agreement and the related Outside Servicing
Agreement; provided that, with respect to any Outside Serviced Trust Mortgage
Loan, if the Trustee is able to request the day on which such remittances are to be made each month, then the Trustee shall request that such remittances be made on the Business Day following the Determination Date in each month (or the earliest possible date thereafter, but in any event prior to the Distribution
Date in each month); and provided, further, that, with respect to any Outside
Serviced Trust Mortgage Loan, if the related Outside Master Servicer and the applicable Master Servicer are not both the same entity, and if the timing of monthly remittances with respect to such Outside Serviced Trust Mortgage Loan will be such that the applicable Master Servicer will be unable to timely forward such remittances to the Trustee, then the Trustee shall request that such remittances be made directly to the Trustee, for deposit in the
Distribution Account, except that the Trustee shall forward to the applicable
Master Servicer for deposit in its Collection Account that portion of such remittances that would have been permitted to be withdrawn from such Collection
Account pursuant to any of clauses (ii)-(xxi) of Section 3.05(a) if such portion had been on deposit in such Collection Account. The applicable Master Servicer
(or, if applicable, the Trustee) shall promptly deposit into its Collection
Account (or, if applicable, the Distribution Account) all amounts received by it from any Outside Servicer or any other party under the related Outside Servicing
Agreement and/or the related Co-Lender Agreement with respect to any Outside
Serviced Trust Mortgage Loan, the related Mortgaged Property or any related REO
Property. In connection with the foregoing, with respect to each Outside
Serviced Trust Mortgage Loan, the applicable Master Servicer (or, if applicable, the Trustee) shall provide the Outside Master Servicer wiring instructions for remittances to such Master Servicer (or, if applicable, the Trustee). In the event that, during any calendar month, the applicable Master Servicer (or, if applicable, the Trustee) fails to so receive any amounts due to the holder of an
Outside Serviced Trust Mortgage Loan under the related Co-Lender Agreement and/or the related Outside Servicing Agreement by the close of business on the applicable remittance date in such calendar month, then such Master Servicer
(or, if applicable, the Trustee) shall promptly (i) notify the related Outside
Master Servicer and any related Outside Trustee that such amounts due with respect to such Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto have not been received (specifying the amount of such deficiency), (ii) make inquiry of the related Outside Master Servicer and any related Outside Trustee (and, to the extent learned, inform the Trustee, if the applicable Master Servicer is making the inquiry, or the applicable
Master Servicer, if the Trustee is making the inquiry) as to the reason that such amounts have not been timely received, (iii) as and to the extent appropriate, request that the related

                                      -115-

Outside Master Servicer promptly remedy such failure to make a payment and (iv)
make (or, in the case of the Trustee, direct the applicable Master Servicer to make) a P&I Advance with respect to such amounts as and if required by the terms of this Agreement in accordance with Section 4.03 (but only to the extent that the failure to receive such payments from the related Outside Master Servicer was as a result of the related Outside Servicers not receiving those payments).
Further, in accordance with Section 4.03, in the event that the applicable
Master Servicer fails to make such P&I Advance with respect to an Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, then the Trustee or, if it fails to do so, any Fiscal Agent, shall make such P&I Advance. Notwithstanding anything herein to the contrary, all amounts received from an Outside Servicer with respect to an Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto during the period following the Determination Date through and including the P&I Advance Date in any calendar month shall, for purposes of calculating distributions on the Certificates (including the Available
Distribution Amount and the Principal Distribution Amount for the applicable
Distribution Date, as well as the amount of required P&I Advances and the amount to be remitted by the applicable Master Servicer to the Trustee on the applicable P&I Advance Date), be deemed to have been received by the Trust during the Collection Period ending on such Determination Date, if and to the extent that such amounts are actually received by the applicable Master Servicer no later than 2:00 p.m., New York City time, on the first P&I Advance Date following the end of such Collection Period or by the Trustee no later than the close of business, New York City time, on the first P&I Advance Date following the end of such Collection Period; provided that, if and to the extent that such amounts are not actually so received by the applicable Master Servicer as of
2:00 p.m., New York City time, on the first P&I Advance Date following the end of such Collection Period or by the Trustee no later than the close of business,
New York City time, on the first P&I Advance Date following the end of such
Collection Period, then such amounts shall be deemed received, for such purposes, during such other Collection Period that they are actually so received by the applicable Master Servicer or the Trustee.

          (c) Within 60 days after the later of (i) the Closing Date and (ii)
the applicable Master Servicer's receipt of the applicable letter of credit, the applicable Master Servicer shall notify each provider of a letter of credit for each Serviced Trust Mortgage Loan identified as having a letter of credit on the
Mortgage Loan Schedule, that the Trust Fund in care of the applicable Master
Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit. If a draw upon a letter of credit is needed before its transfer to the Trust Fund can be completed, the applicable Mortgage Loan Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the applicable Master Servicer.

          (d) In the event that a Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that a Master Servicer or Special Servicer will be receiving
Additional Interest in any Collection Period, then such Master Servicer or
Special Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicers, the
Trustee or the Special Servicer shall be responsible for any such Additional
Interest not collected after notice from the related Mortgagor.

          (e) With respect to any Serviced Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable
Serviced Mortgage Loan documents, the applicable Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal

                                      -116-

balance of such Serviced Mortgage Loan unless otherwise required to do so pursuant to the applicable Serviced Mortgage Loan documents.

          SECTION 3.03 Collection of Taxes, Assessments and Similar Items;
Servicing Accounts; Reserve Accounts.

          (a) Each Master Servicer shall, as to all Serviced Mortgage Loans as to which it is the Master Servicer, establish and maintain one or more accounts
(the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the related loan documents; provided that, in the case of a Serviced Loan
Combination, if the related Servicing Account includes funds with respect to any other Serviced Mortgage Loan, then such Master Servicer shall clearly reflect any interest therein of the related Serviced Non-Trust Mortgage Loan Noteholder.
Each Servicing Account shall be an Eligible Account unless not permitted by terms of applicable Trust Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing Account may be made in each case, to the extent of amounts on deposit therein in respect of the related Serviced Mortgage Loan (or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only to: (i) effect payment of items for which
Escrow Payments were collected and comparable items; (ii) reimburse the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent for any unreimbursed Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Serviced Mortgage Loan to be paid to the Mortgagor; (vi)
following an event of default under the related Serviced Mortgage Loan, for such other purposes as are consistent with the related Trust Mortgage Loan documents, applicable law and the Servicing Standard; (vii) withdraw amounts deposited in error; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Serviced Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06 and in accordance with the terms of the related Serviced Mortgage
Loan documents. Each Master Servicer shall pay or cause to be paid to the
Mortgagors interest, if any, earned on the investment of funds in Servicing
Accounts maintained thereby, if required by law or the terms of the related
Serviced Mortgage Loan. If a Master Servicer shall deposit in a Servicing
Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting any REMIC Pool or Grantor Trust Y.

          (b) The applicable Master Servicer (for Serviced Mortgage Loans other than (1) Specially Serviced Mortgage Loans and (2) REO Mortgage Loans) or the
Special Servicer (for Specially Serviced Mortgage Loans and for REO Mortgage
Loans that relate to an Administered REO Property) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for

                                      -117-

which it is responsible, the applicable Master Servicer shall apply Escrow
Payments (at the direction of the Special Servicer for Specially Serviced
Mortgage Loans and for REO Mortgage Loans that relate to an Administered REO
Property) as allowed under the terms of the related Serviced Mortgage Loan, and if such Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable Master Servicer shall, as to all Serviced Mortgage Loans, use reasonable efforts consistent with the
Servicing Standard to enforce the requirement of the related Mortgage that the
Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

          (c) Each Master Servicer shall, as to all Serviced Mortgage Loans for which it is the Master Servicer, subject to Section 3.01(d), make a Servicing
Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents
(if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided that a Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if such Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date; and provided, further, that a Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance (although it may pay the item that such Servicing Advance was to cover out of funds in its Collection Account (or, if applicable and there are funds on deposit therein, an SLC Custodial Account)
if it determines, and it must pay such item out of funds in its Collection
Account (or, if applicable and there are funds on deposit therein, an SLC
Custodial Account) if, in the case of a Specially Serviced Mortgage Loan or
Administered REO Property, the Special Servicer determines (upon which determination such Master Servicer may conclusively rely), that such payment would be in the best interests of the Certificateholders (or, in the case of withdrawals from an SLC Custodial Account, would be in the best interests of the
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), as a collective whole). All such Servicing Advances or, as contemplated by the second proviso to the preceding sentence, amounts withdrawn from a Collection Account (or, if applicable and there are funds on deposit therein, an SLC Custodial Account) shall be reimbursable in the first instance from collections from the related Mortgagors, and further as provided in Section
3.05(a) (or, if applicable, Section 3.05(e)). No costs incurred by a Master
Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of any Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Serviced Mortgage Loans so permit. The foregoing shall in no way limit a Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon at the
Reimbursement Rate.

          If the Special Servicer is aware a reasonable period in advance that a
Servicing Advance will be required to be made on a Specially Serviced Trust
Mortgage Loan or Administered REO Property, then the Special Servicer shall give the applicable Master Servicer, the Trustee and any Fiscal Agent not less than five (5) Business Days' prior notice that such Servicing Advance is to be made;

                                      -118-

provided, however, that only two (2) Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments); and provided, further, that the Special
Servicer may, without any obligation to do so, elect to make the Servicing
Advance out of its own funds on an emergency basis. In addition, the Special
Servicer shall provide the applicable Master Servicer, the Trustee and any
Fiscal Agent with such information in its possession as the applicable Master
Servicer, the Trustee or such Fiscal Agent, as applicable, may reasonably request to enable the applicable Master Servicer, the Trustee or such Fiscal
Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special
Servicer that the applicable Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested
Servicing Advance is not a Nonrecoverable Servicing Advance and the applicable
Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the applicable Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made or proposed to be made with respect to a Trust Mortgage Loan or an Administered REO Property is
a Nonrecoverable Servicing Advance. The applicable Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on such a determination by the Special Servicer and must rely on any such determination by the Special Servicer that any Servicing Advance is or would be a Nonrecoverable
Servicing Advance.

          If the applicable Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after such Advance is required to be made, then the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the applicable Master Servicer, give written notice of such failure to the applicable Master Servicer. If such
Servicing Advance is not made by the applicable Master Servicer within three (3)
Business Days after such notice, then (subject to a determination that such
Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee
(or a Fiscal Agent on its behalf) shall make such Servicing Advance. Any failure by a Master Servicer to make a Servicing Advance hereunder shall constitute an
Event of Default by such Master Servicer subject to and as provided in Section
7.01.

          (d) In connection with its recovery of any Servicing Advance from a
Collection Account pursuant to Section 3.05(a), from a Servicing Account pursuant to Section 3.03(a) or from an SLC Custodial Account pursuant to Section
3.05(e), as applicable, each of the Master Servicers, the Special Servicer, the
Trustee and the Fiscal Agent shall be entitled to receive, out of any amounts then on deposit in the Collection Accounts or such SLC Custodial Account, as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable: first, out of late payment charges and Penalty Interest Received by the Trust on the related Serviced
Mortgage Loan or Administered REO Property during the Collection Period in which such reimbursement is made; and then, to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, from general collections on the Trust Mortgage Loans and REO Properties then on deposit in the Collection Accounts; provided that interest on Servicing Advances with respect to a Serviced Loan Combination or any related SLC Mortgaged
Property shall, to the maximum extent permitted under the related Co-Lender
Agreement, be payable out

                                      -119-

of amounts otherwise payable to the related Serviced Non-Trust Mortgage Loan
Noteholder(s) and/or payments received from the related Serviced Non-Trust
Mortgage Loan Noteholder(s) under the related Co-Lender Agreement for such purpose. Subject to the fourth paragraph of Section 3.05(a), each Master
Servicer shall reimburse itself, the Special Servicer, the Trustee and/or any
Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding
Escrow Payment or other similar payment by the Mortgagor was received by the applicable Master Servicer on or prior to the date the related Servicing Advance was made.

          (e) The determination by a Master Servicer or the Special Servicer that a Nonrecoverable Servicing Advance has been made or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the applicable Master Servicer
(if the Special Servicer is delivering such Officer's Certificate), the Special
Servicer (if the applicable Master Servicer is delivering such Officer's
Certificate), the Trustee, any Fiscal Agent, the Depositor and, in the case of a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Collection
Accounts pursuant to Section 3.05(a)) or, in the case of a Serviced Loan
Combination, out of the related SLC Custodial Account pursuant to Section
3.05(e)) of the related Mortgaged Property or REO Property, as the case may be;
which Appraisal shall be conducted pursuant to Section 3.09(a) by the applicable
Master Servicer, or by or on behalf of the Special Servicer if the Serviced
Mortgage Loan is a Specially Serviced Mortgage Loan or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO
Property, performed within the 12 months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related
Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the applicable Master Servicer or the Special
Servicer may have obtained and that support such determination. In making a recoverability determination, the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related
Mortgagor under the terms of the related Serviced Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current conditions and occupancies, as modified by such
Person's reasonable assumptions (in the case of a Master Servicer, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider
(among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a), together with (to the extent accrued and unpaid) interest on such Advances. In addition, any such Person may update or change its recoverability determinations at any time, and (in the case of a Master Servicer, consistent with the Servicing
Standard) the applicable Master Servicer and the Trustee each may obtain from the Special Servicer any Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes.

                                      -120-

          The Trustee, any Fiscal Agent and the Master Servicers, in the case of a Serviced Mortgage Loan or an Administered REO Property, shall conclusively rely on any determination by the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance, and the Trustee and any Fiscal Agent
shall be entitled to rely, conclusively, on any determination by the applicable
Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable
Advance; provided, however, that, if a Master Servicer has failed to make a
Servicing Advance for reasons other than a determination by such Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c)
unless the Trustee in good faith, makes a determination that such Servicing
Advance would be a Nonrecoverable Advance; and provided, further, that, if the
Trustee fails to make such Servicing Advance for reasons other than a determination by the Trustee that such Servicing Advance would be a
Nonrecoverable Advance, any Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless such Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a
Nonrecoverable Advance.

          (f) Each Master Servicer shall, as to all Serviced Mortgage Loans for which it is the Master Servicer, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Serviced Loan
Combination, if the related Reserve Account includes funds with respect to any other Serviced Mortgage Loan, then the applicable Master Servicer shall clearly reflect any interest therein of the related Serviced Non-Trust Mortgage Loan
Noteholder. Withdrawals of amounts so deposited with respect to any Serviced
Mortgage Loan may be made: (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage
Note, Mortgage and any agreement with the related Mortgagor governing such
Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents; (ii) to pay the applicable Master Servicer interest and investment income earned on amounts in the subject Reserve Account as described below if permitted under the related Serviced Mortgage Loan documents; and (iii) following an event of default under such Serviced Mortgage
Loan, for such other purposes as are consistent with the related Serviced
Mortgage Loan documents, applicable co-lender and/or intercreditor agreements, applicable law and the Servicing Standard. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of
Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve
Accounts shall not be considered part of the segregated pool of assets comprising any REMIC Pool or Grantor Trust Y. Consistent with the Servicing
Standard, the applicable Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

          SECTION 3.04 Collection Accounts, Interest Reserve Account,
Gain-on-Sale Reserve Account, Additional Interest Account, Distribution Account
and SLC Custodial Accounts.

          (a) Each Master Servicer shall establish and maintain one or more accounts (collectively, as to such Master Servicer and the Mortgage Loans as to which it is acting as Master Servicer, the "Collection Account") to be held on behalf of the Trustee in trust for the benefit of the

                                      -121-

Certificateholders. Each Collection Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the related Master Servicer. Each Master Servicer shall deposit or cause to be deposited in its Collection Account, within two (2) Business Days of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received (including amounts received by the
Trust with respect to Outside Serviced Trust Mortgage Loans) or made by such
Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Trust Mortgage
     Loans that are Serviced Mortgage Loans for which the subject Master
     Servicer is responsible, including Principal Prepayments;

               (ii) all payments on account of interest on the Trust Mortgage
     Loans that are Serviced Mortgage Loans for which the subject Master
     Servicer is responsible, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges on
     the Trust Mortgage Loans that are Serviced Mortgage Loans for which the subject Master Servicer is responsible;

               (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Trust Mortgage Loan that is a Serviced Mortgage Loan for which the subject Master Servicer is responsible (including any such amounts representing recoveries of Nonrecoverable Advances, including interest on such Nonrecoverable Advances);

               (v) all or any portion of the remittances to the Trust under the related Outside Servicing Agreement and/or the related Co-Lender Agreement with respect to each Outside Serviced Trust Mortgage Loan or any successor
     REO Trust Mortgage Loans with respect thereto (including any amounts received in connection with any cure by the applicable Non-Trust Mortgage
     Loan Noteholder in accordance with the related Co-Lender Agreement)
     received by the subject Master Servicer or received by the Trustee and remitted to the subject Master Servicer;

               (vi) any amounts required to be deposited by the subject Master
     Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in its Collection
     Account;

               (vii) any amounts required to be deposited by the subject Master
     Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses in respect of a Trust Mortgage Loan that is a Serviced Mortgage
     Loan for which the subject Master Servicer is responsible resulting from a deductible clause in a blanket hazard policy or a force placed policy;

                                      -122-

               (viii) any amounts required to be transferred to the subject
     Master Servicer's Collection Account from the Pool REO Account pursuant to
     Section 3.16(c);

               (ix) to the extent that they relate to a Trust Mortgage Loan as to which the subject Master Servicer is acting as Master Servicer, any amount in respect of Purchase Prices and Substitution Shortfall Amounts
     pursuant to Section 2.03(b);

               (x) any amount required to be deposited by the subject Master
     Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls;

               (xi) any amount paid by a Mortgagor to cover items for which a
     Servicing Advance has been previously made and for which a Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, has been previously reimbursed out of the subject Master Servicer's Collection
     Account;

               (xii) to the extent that they relate to a Trust Mortgage Loan as to which the subject Master Servicer is acting as Master Servicer, any amounts required to be deposited by the subject Master Servicer or the
     Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, to pay unpaid interest on Advances and/or in connection with reimbursing the
     Trust Fund for Additional Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section 3.12(a) (but excluding Workout Fees, Liquidation Fees and Special Servicing Fees);

               (xiii) to the extent that they relate to a Trust Mortgage Loan as to which the subject Master Servicer is acting as Master Servicer, any amounts (A) required to be transferred from any SLC Custodial Account pursuant to Section 3.05(e) or (B) paid by the related Serviced Non-Trust
     Mortgage Loan Noteholder(s), in accordance with the related Co-Lender
     Agreement, to reimburse the Trust;

               (xiv) amounts paid by a mezzanine lender or any other applicable
     Person in connection with curing a default under a Trust Mortgage Loan for which the subject Master Servicer is acting as Master Servicer; and

               (xv) any Reserve Collateral or proceeds thereof required to be transferred to the Collection Account pursuant to Section 3.28(c);

provided that, in the case of an SLC Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto, subject to the related Co-Lender
Agreement, any amounts described in clauses (i)-(iv), (vii), (xi) and (xiv)
above required to be deposited in the related SLC Custodial Account pursuant to
Section 3.04(f), shall first be so deposited in the related SLC Custodial
Account and shall thereafter be transferred to the applicable Collection Account only to the extent provided in Section 3.05(e).

          The foregoing requirements for deposit in a Collection Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that a Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11(b) or Section
3.11(d), need not be deposited by a Master Servicer in its Collection Account.
If a Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may

                                      -123-

at any time withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding. Each Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d)
or 4.03(d) or to reimburse the Trust for Additional Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section
3.12(a) (but excluding Workout Fees, Liquidation Fees and Special Servicing
Fees), as provided in Section 3.11(d)) and other transaction fees or other expenses received by such Master Servicer to which the Special Servicer is entitled pursuant to Section 3.11(d) upon receipt of a certificate of a
Servicing Officer of the Special Servicer describing the item and amount.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (vii), (ix), (xi), (xii), (xiii)(B) and (xiv) of the last sentence of the second preceding paragraph with respect to any Trust Mortgage Loan, the Special
Servicer shall promptly, but in no event later than one (1) Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the applicable
Master Servicer for deposit into the applicable Collection Account in accordance with the second preceding paragraph or any applicable SLC Custodial Account in accordance with Section 3.04(f), as applicable, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an Administered REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the applicable Master Servicer for deposit into the applicable
Collection Account or any applicable SLC Custodial Account, as the case may be, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer and shall deliver promptly, but in no event later than three (3) Business Days after receipt, any such check to the applicable Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (b) The Trustee shall establish and maintain one or more accounts
(collectively, the "Distribution Account") to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Trustee.

          Each Master Servicer shall deliver to the Trustee each month on or before 2:00 p.m. New York City time on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related Distribution Date then on deposit in such Master
Servicer's Collection Account, together with (i) any other amounts then on deposit in such Master Servicer's Collection Account that represent Prepayment
Premiums, Yield Maintenance Charges and/or Additional Interest Received by the
Trust on the Trust Mortgage Loans during the related Collection Period, and (ii)
in the case of the final Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section 9.01.

                                      -124-

          In addition, each Master Servicer (and, if and when required, the
Trustee) shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances required to be made by such
Person in accordance with Section 4.03(a).

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

          The Trustee shall, as and when required, deposit in the Distribution
Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Distribution Account.

          (c) The Trustee shall establish and maintain one or more accounts
(collectively, the "Interest Reserve Account"), on behalf of and for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible
Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Trustee; provided that, subject to Section 3.04(g), the Interest Reserve Account may be a sub-account of the Distribution Account.
On or before each Distribution Date in February and, during each year that is not a leap year, January, the Trustee shall withdraw from the Distribution
Account and deposit in the Interest Reserve Account, with respect to, and out of collections and/or advances of interest on, each Interest Reserve Trust Mortgage
Loan and Interest Reserve REO Trust Mortgage Loan, an amount equal to the
Interest Reserve Amount in respect of such Interest Reserve Trust Mortgage Loan or Interest Reserve REO Trust Mortgage Loan, as the case may be, for such
Distribution Date.

          The Trustee shall, as and when required, deposit in the Interest
Reserve Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Interest Reserve Account.

          (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from a Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee shall establish and maintain the
Additional Interest Account on behalf of the Trustee in trust for the benefit of the Class Y Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Trustee;
provided that, subject to Section 3.04(g), the Additional Interest Account may
be a sub-account of the Distribution Account. On or prior to the applicable P&I
Advance Date, each Master Servicer shall remit to the Trustee for deposit in the
Additional Interest Account an amount equal to the Additional Interest received by such Master Servicer during any Collection Period.

          Following the distribution of Additional Interest to the Class Y
Certificateholders on the first Distribution Date after which there are no longer any Trust Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the Trustee shall terminate the Additional Interest
Account.

          The Trustee shall, as and when required, deposit in the Additional
Interest Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Additional Interest Account.

                                      -125-

          (e) The Trustee, in trust for the benefit of the Certificateholders, shall establish (upon notice from Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account.
The Gain-on-Sale Reserve Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee; provided that, subject to Section 3.04(g), the Gain-on-Sale Reserve Fund may be a sub-account of the Distribution Account.
Upon the disposition of any Administered REO Property or the liquidation of any
Specially Serviced Trust Mortgage Loan in accordance with Section 3.09 or
Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale or liquidation, as the case may be, and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve
Account.

          The Trustee shall, as and when required, deposit in the Gain-on-Sale
Reserve Account any amounts required to be so deposited pursuant to Section
3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Gain-on-Sale Reserve Account.

          (f) Each Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each Serviced Loan
Combination, if any, as to which it is the applicable Master Servicer
(collectively, as to each Serviced Loan Combination, the related "SLC Custodial
Account"), held on behalf of the Certificateholders and the related Serviced
Non-Trust Mortgage Loan Noteholder(s). Each SLC Custodial Account shall be an
Eligible Account and shall be maintained as a segregated account, separate and apart from the trust funds created for mortgage pass-through certificates of other series and the other accounts of the related Master Servicer; provided that, subject to Section 3.04(g), any SLC Custodial Account may be a sub-account of the related Master Servicer's Collection Account. Subject to the related
Co-Lender Agreement, the applicable Master Servicer shall deposit or cause to be deposited in the SLC Custodial Account with respect to any Serviced Loan
Combination, within two (2) Business Days of receipt of available funds, the following payments and collections received subsequent to the Cut-off Date
(other than in respect of principal and interest on such Serviced Loan
Combination due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or the related
Serviced Non-Trust Mortgage Loan Noteholder(s), as the case may be, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral with respect to such Serviced Loan Combination), or payments (other than Principal Prepayments) received by it on or prior to the
Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal on the subject Serviced
     Loan Combination, including Principal Prepayments;

               (ii) all payments on account of interest on the subject Serviced
     Loan Combination, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges on
     the subject Serviced Loan Combination;

               (iv) to the extent not otherwise required to be deposited into an
     SLC REO Account, all Insurance Proceeds and Liquidation Proceeds received in respect of the subject Serviced Loan Combination (including, without limitation, any amounts representing recoveries

                                      -126-

     of Nonrecoverable Advances in respect of such Serviced Loan Combination, including interest on such Nonrecoverable Advances, but excluding any
     Liquidation Proceeds described in clauses (iv), (v), (vi) (except as to an
     REO Property), (vii) and (viii) of the definition thereof received on the subject SLC Trust Mortgage Loan while it remains outstanding (which
     Liquidation Proceeds will be deposited in the applicable Collection
     Account));

               (v) any amounts required to be deposited by the applicable Master
     Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such SLC Custodial
     Account;

               (vi) any amounts required to be deposited by the applicable
     Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the subject Serviced Loan
     Combination resulting from a deductible clause in a blanket hazard policy;

               (vii) any amounts required to be transferred to such SLC
     Custodial Account from the related SLC REO Account pursuant to Section
     3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amount paid by a Mortgagor with respect to the subject Serviced Loan
     Combination specifically to cover items for which a Servicing Advance has been previously made;

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from a related
     Serviced Non-Trust Mortgage Loan Noteholder in accordance with the related
     Co-Lender Agreement; and

               (x) any amounts paid by a related Serviced Non-Trust Mortgage
     Loan Noteholder or mezzanine lender in connection with curing a default under the subject Serviced Loan Combination;

provided, however, that, at any time during which the related Co-Lender
Agreement requires that remittances in respect of a MezzCap Subordinate
Non-Trust Mortgage Loan be made directly to the related Serviced Non-Trust
Mortgage Loan Noteholder, the applicable Master Servicer shall remit any amounts received in respect of such MezzCap Subordinate Non-Trust Mortgage Loan to the related Serviced Non-Trust Mortgage Loan Noteholder, if known, and otherwise to the servicer of such MezzCap Subordinate Non-Trust Mortgage Loan, except to the extent that amounts received in respect of such MezzCap Subordinate Non-Trust
Mortgage Loan are due and owing to any other Person pursuant to this Agreement
(including, without limitation, for any of the purposes described in Section
3.05(e)) and the related Co-Lender Agreement, in which case the applicable
Master Servicer shall deposit such amounts in the related SLC Custodial Account.

          The foregoing requirements for deposit in an SLC Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of any Serviced Loan Combination in the nature of
Escrow Payments, amounts to be deposited in Reserve Accounts, and, subject to the related Co-Lender Agreement, amounts that the applicable Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by the applicable Master Servicer in the related SLC Custodial Account. If the related
Master Servicer shall deposit in an SLC Custodial Account any amount not

                                      -127-

required to be deposited therein, it may at any time withdraw such amount from such SLC Custodial Account, any provision herein to the contrary notwithstanding. The applicable Master Servicer shall promptly deliver to the
Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees and other transaction fees or other expenses received by such Master Servicer with respect to any Serviced Loan
Combination, to which the Special Servicer is entitled pursuant to Section
3.11(d), upon receipt of a certificate of a Servicing Officer of the Special
Servicer describing the item and amount.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii), (ix) and (x) of the last sentence of the second preceding paragraph with respect to a Serviced Loan Combination, the Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the applicable Master
Servicer for deposit into the related SLC Custodial Account (or, if applicable, for remittance to the related Serviced Non-Trust Mortgage Loan Noteholder, if known and if required by the related Co-Lender Agreement, and otherwise to the servicer of the related Serviced Non-Trust Mortgage Loan) in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an SLC REO Property shall be deposited by the Special Servicer into the related SLC REO Account and remitted to the applicable Master Servicer for deposit into the related SLC
Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer and shall deliver promptly, but in no event later than three (3) Business Days after receipt, any such check to the applicable Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (g) Funds in the Collection Accounts, the SLC Custodial Accounts, the
Interest Reserve Account, the Distribution Account, the Gain-on-Sale Reserve
Account and the Additional Interest Account may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06. Each Master
Servicer shall give written notice to the Trustee, the Special Servicer and the
Rating Agencies of the location of its Collection Account as of the Closing Date and of the new location of its Collection Account prior to any change thereof.
The Trustee shall give written notice to the Master Servicers, the Special
Servicer and the Rating Agencies of the location of the Distribution Account as of the Closing Date and of any new location of the Distribution Account prior to any change thereof.

          Notwithstanding that any SLC Custodial Account may be a sub-account of a Collection Account for reasons of administrative convenience, any such SLC
Custodial Account and such Collection Account shall, for all purposes of this
Agreement (including the obligations and responsibilities of the applicable
Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. Each Master Servicer shall indemnify and hold harmless the Trust Fund and each affected Serviced Non-Trust Mortgage
Loan Noteholder against any losses arising out of the failure by such Master
Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of a Master Servicer and appointment of a successor to such Master Servicer.

                                      -128-

          Notwithstanding that the Additional Interest Account, the Interest
Reserve Account or the Gain-on-Sale Reserve Account may be a sub-account of the
Distribution Account for reasons of administrative convenience, the Additional
Interest Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account
and the Distribution Account shall, for all purposes of this Agreement
(including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor Trustee.

          SECTION 3.05 Permitted Withdrawals from the Collection Accounts,
Interest Reserve Account, Additional Interest Account, Distribution Account and
SLC Custodial Accounts.

          (a) Each Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution
     Account the amounts required to be so deposited pursuant to the second paragraph of Section 3.04(b) and any amount that may be applied to make P&I
     Advances pursuant to Section 4.03(a);

               (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Trust Mortgage
     Loan or REO Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer, such Fiscal Agent's, the Trustee's and the subject Master Servicer's right to reimbursement pursuant to this clause
     (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections or other recoveries of interest
     (net of the related Master Servicing Fees and, in the case of an Outside
     Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the related Outside Servicing Fees) and principal (net of any related Workout Fee or Liquidation Fee) received in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such
     P&I Advance was made;

               (iii) to pay to itself and/or, in the case of Master Servicer No.
     2, the holder of any related Excess Servicing Strip (subject to Section
     3.11(a)) or Broker Strip Fee, earned and unpaid Master Servicing Fees in respect of each Trust Mortgage Loan and REO Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer, the subject
     Master Servicer's right to payment pursuant to this clause (iii) with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan being limited to amounts received on or in respect of such Trust Mortgage Loan (whether in the form of payments (including cure payments), Liquidation Proceeds or
     Insurance Proceeds) or such REO Trust Mortgage Loan (whether in the form of
     REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer earned and unpaid Special
     Servicing Fees in respect of each Specially Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer and each REO Trust Mortgage Loan that relates to an

                                      -129-

     Administered REO Property as to which the subject Master Servicer is the applicable Master Servicer;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees or Liquidation Fees in respect of each Specially Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer, each Corrected
     Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer and/or each REO Trust Mortgage Loan that relates to an Administered REO Property as to which the subject Master Servicer is the applicable Master Servicer, as applicable, in the amounts and from the sources provided in Section 3.11(c);

               (vi) to reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of any Serviced Mortgage Loan or Administered REO Property as to
     which the subject Master Servicer is the applicable Master Servicer, such
     Fiscal Agent's, the Trustee's, the Special Servicer's and the subject
     Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor or cure payments that are allocable to such Servicing Advance, and to Liquidation Proceeds, Insurance
     Proceeds and, if applicable, REO Revenues received in respect of the particular Serviced Trust Mortgage Loan or Administered REO Property as to
     which such Servicing Advance was made;

               (vii) to (A) reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Advances (including interest at the Reimbursement Rate) that have been or are determined to be
     Nonrecoverable Advances (insofar as such Advances relate to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans (and/or, solely in the case of
     Nonrecoverable Servicing Advances, Serviced Loan Combinations) as to which the subject Master Servicer is the applicable Master Servicer) out of general collections on the Trust Mortgage Loans and any REO Properties on
     deposit in the subject Master Servicer's Collection Account or (B) pay itself, with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan
     as to which the subject Master Servicer is the applicable Master Servicer, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Trust Mortgage Loan or any related REO Property and the deposit into the subject Master Servicer's Collection Account of all amounts received in connection therewith;

               (viii) at such time as or after it reimburses any Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, Section
     3.03 or Section 3.05(e) (insofar as such Advances relate to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans (and/or, solely in the case of
     Servicing Advances, Serviced Loan Combinations) as to which the subject
     Master Servicer is the applicable Master Servicer), to pay such Fiscal
     Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with
     Section 3.03(d) or 4.03(d), as applicable, such Fiscal Agent's, the
     Trustee's, the Special Servicer's and the subject Master Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) first out of late payment charges and Penalty Interest on deposit in the subject Master
     Servicer's Collection

                                      -130-

     Account Received by the Trust on or in respect of the Trust Mortgage Loan or REO Trust Mortgage Loan to which the reimbursed Advance relates during the Collection Period in which such Advance is reimbursed (the use of such late payment charges and Penalty Interest to be allocated between the subject Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the subject
     Master Servicer and the Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Trust
     Mortgage Loans and any REO Properties on deposit in the subject Master
     Servicer's Collection Account;

               (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a) with respect to any
     Mortgaged Property securing a Specially Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer;

               (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the subject Master Servicer's Collection
     Account as provided in Section 3.06(b), but only to the extent of the Net
     Investment Earnings with respect to the Collection Account for any
     Collection Period, and (B) any Prepayment Interest Excesses collected with respect to the Trust Mortgage Loans as to which the subject Master Servicer is the applicable Master Servicer;

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18(b), 4.03(c) or 9.01 (insofar as such costs relate to Trust
     Mortgage Loans and/or REO Trust Mortgage Loans as to which the subject
     Master Servicer is the applicable Master Servicer);

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

               (xiii) insofar as the following items relate to Trust Mortgage
     Loans or REO Trust Mortgage Loans as to which the subject Master Servicer is the applicable Master Servicer, to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the
     Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and
     11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section
     11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the applicable Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of
     Certificateholders, (D) the cost of recording this Agreement in accordance with Section 11.02(a), and (E) any rating confirmations from the Rating
     Agencies that are not otherwise payable by a Mortgagor or a party to this
     Agreement;

               (xiv) to pay itself, the Special Servicer, the related Mortgage
     Loan Seller, the Majority Controlling Class Certificateholder, a Serviced
     Non-Trust Mortgage Loan Noteholder or any other Person entitled thereto, as the case may be, with respect to each Trust Mortgage Loan, if any, as to which the subject Master Servicer is the applicable Master Servicer and that was previously purchased or otherwise removed from the Trust Fund by such Person(s) pursuant

                                      -131-

     to or as otherwise contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase or removal and, in the case of a replacement of a Trust Mortgage Loan with a Qualified Substitute Mortgage
     Loan or Loan(s), all Periodic Payments due with respect to such Qualified
     Substitute Mortgage Loan(s) during or prior to the month of substitution, in accordance with Section 2.03(c);

               (xv) insofar as the subject Master Servicer is the applicable
     Master Servicer for the related LC Trust Mortgage Loan, to pay to a
     Serviced Non-Trust Mortgage Loan Noteholder or an Outside Servicer, any
     amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related LC Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, pursuant to the terms of the related Co-Lender
     Agreement;

               (xvi) to withdraw any amounts deposited in error;

               (xvii) to remit to the Trustee for deposit into the Additional
     Interest Account the amounts required to be deposited pursuant to
     Section 3.04(d);

               (xviii) insofar as the particular item relates to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans as to which the subject Master
     Servicer is the applicable Master Servicer, to pay the cost of any
     Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

               (xix) insofar as the particular item relates to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans as to which the subject Master
     Servicer is the applicable Master Servicer, to pay any amount that, if made as a Servicing Advance, would constitute a Nonrecoverable Servicing
     Advance, provided that the subject Master Servicer (or, in the case of
     Specially Serviced Trust Mortgage Loans and Administered REO Properties,
     the Special Servicer) determines that such payment would be in the best interests of the Certificateholders, pursuant to Section 3.03(c);

               (xx) insofar as the particular item relates to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans as to which the subject Master
     Servicer is the applicable Master Servicer, to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Collection
     Account;

               (xxi) to pay or reimburse the applicable Person for any Uncovered
     Amount in respect of any other Master Servicer's Collection Account, any such Person's right to payment or reimbursement for any such Uncovered
     Amount being limited to any general funds in the subject Master Servicer's
     Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject
     Master Servicer's Collection Account pursuant to any of clauses (ii)-(xx)
     above; and

               (xxii) to clear and terminate the subject Master Servicer's
     Collection Account at the termination of this Agreement pursuant to Section
     9.01;

provided that, notwithstanding the foregoing, a Master Servicer shall not make withdrawals from its Collection Account with respect to any SLC Trust Mortgage
Loan or any successor REO Trust

                                      -132-

Mortgage Loan with respect thereto, any Serviced Loan Combination (as a whole)
or any SLC REO Property for any of the purposes contemplated by clauses (ii),
(iii), (v), (vi) and (viii)(A) above (but, in the case of such clause (viii)(A), only insofar as it relates to clause (ii) or (vi) above); and provided, further, that, also notwithstanding the foregoing, any withdrawal from a Master
Servicer's Collection Account pursuant to any of clauses (iv), (viii)(B), (ix),
(xi), (xii), (xiii) and (xviii) above that relates or is allocable to (A) any
SLC Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, (B) except in the case of clause (iv), any Serviced Loan Combination
(as a whole) or (C) any SLC REO Property, shall be permitted to be made only if and to the extent that (1) (x) any amounts then on deposit in the related SLC
Custodial Account that are, in accordance with Section 3.05(e) and the related
Co-Lender Agreement, available to pay the item for which the withdrawal is to be made, are insufficient to pay such item in full, and (y) payment of the item for which the withdrawal is to be made cannot reasonably be expected to ultimately be made out of amounts on deposit in the related SLC Custodial Account in accordance with Section 3.05(e), or (2) such payment, if made out of the applicable Master Servicer's Collection Account, will be reimbursable to the
Trust in accordance with the related Co-Lender Agreement, subject to available funds, out of collections on the related Serviced Loan Combination or any related SLC REO Property that are otherwise payable to the related Serviced
Non-Trust Mortgage Loan Noteholder(s) in accordance with Section 3.05(e), or (3)
such payment, in the applicable Master Servicer's judgment in accordance with the Servicing Standard, is in the best interests of the Certificateholders; and
provided, further, that no servicing compensation earned with respect to a
Serviced Non-Trust Mortgage Loan or any successor REO Serviced Non-Trust
Mortgage Loan with respect thereto shall be payable out of any Collection
Account at any time.

          Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from its Collection Account pursuant to the preceding paragraph above. Upon request, each Master Servicer shall provide to the Trustee such records and any other information in the possession of such Master Servicer to enable the Trustee to determine the amounts attributable to REMIC I or the Loan
REMIC (in each case, with respect to the Trust Mortgage Loans).

          A Master Servicer shall pay to another Master Servicer, the Special
Servicer, the Trustee or a Fiscal Agent from its Collection Account amounts permitted to be paid to such other Master Servicer, the Special Servicer, the
Trustee or such Fiscal Agent, as the case may be, therefrom promptly upon receipt of a certificate of a Servicing Officer of such other Master Servicer or the Special Servicer or of a Responsible Officer of the Trustee or such Fiscal
Agent, as the case may be, describing the item and amount to which such other
Master Servicer, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, is entitled. A Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.
The Special Servicer shall keep and maintain separate accounting for each
Specially Serviced Trust Mortgage Loan and Administered REO Property, on a
loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from a Collection Account. With respect to each Trust
Mortgage Loan and REO Property for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from a Collection Account for reimbursements of Advances or interest thereon. With respect to each Trust Mortgage Loan and REO Property for which it makes an Advance, a Fiscal Agent shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from a Collection Account for reimbursements of Advances or interest thereon.

                                      -133-

          Upon the determination that a previously made Advance is a
Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, a Master Servicer, the Special Servicer, the Trustee or
a Fiscal Agent, as applicable, may, in its sole discretion as an accommodation to the Trust, elect to obtain reimbursement for such Nonrecoverable Advance
(together with accrued and unpaid interest thereon) over a period of time not to exceed 12 consecutive months without the consent of the Controlling Class
Representative (which consent may be withheld in its sole discretion). The unreimbursed portion of any Advance in respect of which reimbursement has been deferred as described in the preceding sentence shall accrue interest at the
Prime Rate. At any time after such a determination to obtain reimbursement over time, a Master Servicer, the Special Servicer, the Trustee or a Fiscal Agent, as
applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to a Master Servicer or the
Special Servicer, constitute a violation of the Servicing Standard, or with respect to the Trustee or a Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders and/or contractual duty hereunder. The
Master Servicers, the Special Servicer, the Trustee and the Fiscal Agent (if
any) shall each give the respective Rating Agencies at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in a
Collection Account or Distribution Account allocable to interest on the Trust
Mortgage Loans unless (1) it determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such
Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to it that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3)
except in the case of the Trustee, it has not timely received from the Trustee information requested by it to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided, however, that if clause
(1), (2) or (3) applies, a Master Servicer, the Special Servicer, the Trustee or
a Fiscal Agent, as the case may be, shall give the respective Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account or Distribution Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances; and provided, further, that, as a condition to the Special
Servicer providing the notices described above, a Master Servicer shall provide to the Special Servicer such information regarding amounts in its Collection
Account allocable to interest as may be requested by the Special Servicer to provide notice pursuant to this sentence. The Master Servicers, the Special
Servicer, the Trustee and the Fiscal Agent (if any) shall have no liability for any loss, liability or expense resulting from any notice provided to the respective Rating Agencies contemplated by the immediately preceding sentence.

          If a Master Servicer, the Special Servicer, the Trustee or a Fiscal
Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances
(together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of amounts described in clauses (a) through (f) of the definition of "Principal Distribution Amount", which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; provided that, in connection with any reimbursement of a Nonrecoverable Advance or the payment of interest thereon in accordance with

                                      -134-

either clause first or clause second, as the case may be, of this sentence, such reimbursement or payment of interest pursuant to such clause shall be deemed made first, and to the fullest extent possible, out of amounts described in such clause that are attributable to the Loan Group that includes the Trust Mortgage
Loan or REO Trust Mortgage Loan, as applicable, as to which such Nonrecoverable
Advance was made, and only thereafter out of amounts described in such clause that are attributable to the other Loan Group. If and to the extent that any payment is deemed to be applied in accordance with clause first of the preceding sentence to reimburse a Nonrecoverable Advance or to pay interest thereon, then, in accordance with the definition thereof, the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement and/or payment of interest. In addition, if and to the extent that any payment is deemed to be applied in accordance with clause first or clause second of the second preceding sentence to reimburse a Nonrecoverable
Advance or to pay interest thereon, then, for purposes of determining the respective portions of the Principal Distribution Amount and/or the Available
Distribution Amount, as applicable, for the relevant Distribution Date that are attributable to each Loan Group, the parties hereto shall take into account whether such payment is deemed made out of amounts relating to Loan Group No. 1 or Loan Group No. 2 in accordance with the proviso to the second preceding sentence.

          If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made and/or such interest on such Advance, as the case may be, is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan, then, in accordance with the definition thereof, the Principal Distribution
Amount for the Distribution Date that corresponds to the Collection Period in which such item and/or such interest on such Advance, as the case may be, was
Received by the Trust shall be increased by an amount equal to the lesser of (A)
the amount of such recoveries and (B) any previous reduction in the Principal
Distribution Amount for a prior Distribution Date pursuant to the definition thereof resulting from the reimbursement of the subject Advance and/or the payment of interest thereon. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph or out of any other portion of the Available Distribution Amount as contemplated by clause second of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made, or such interest paid on such Advance, is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan or REO Trust Mortgage
Loan, then, for purposes of determining the respective portions of the Principal
Distribution Amount and/or the Available Distribution Amount, as applicable, for the relevant Distribution Date that are attributable to each Loan Group, such recoveries shall be deemed allocated to offset the corresponding prior reductions in amounts attributable to each Loan Group in reverse order to that set forth in the prior paragraph.

          In connection with any payments required to be made to a Serviced
Non-Trust Mortgage Loan Noteholder in accordance with Section 3.05(a)(xv), the applicable Master Servicer may request a written statement from such Serviced
Non-Trust Mortgage Loan Noteholder describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Co-Lender Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the applicable Master
Servicer may not condition payments required to be made to a Serviced Non-Trust
Mortgage Loan Noteholder in accordance with Section 3.05(a)(xv) upon

                                      -135-

receipt of such a written statement (other than as permitted under the related
Co-Lender Agreement); and provided, further, that to the extent such a written statement from a Serviced Non-Trust Mortgage Loan Noteholder is received by the applicable Master Servicer, then the applicable Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

          (b) The Trustee may, from time to time, make withdrawals from the
Distribution Account for any of the following purposes (in no particular order of priority):

               (i) to make distributions to the Certificateholders on each
     Distribution Date pursuant to Section 4.01;

               (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person out of the Trust Fund pursuant to Section 8.05(b);

               (iii) to pay itself the Trust Administration Fee as contemplated by Section 8.05(a) hereof with respect to each Trust Mortgage Loan and REO
     Trust Mortgage Loan and to pay itself, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the
     Distribution Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related
     Distribution Date;

               (iv) to pay for the cost of the Opinions of Counsel sought by the
     Trustee (A) as provided in clause (v) of the definition of "Disqualified
     Organization," (B) as contemplated by Section 3.20(d), 9.02(a) and
     10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of
     Certificateholders;

               (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Master Servicers or the Special Servicer is liable therefor pursuant to
     Section 10.01(i);

               (vi) to pay the Trustee any amounts reimbursable to it pursuant to Section 10.01(e);

               (vii) to pay to a Master Servicer any amounts remitted by such
     Master Servicer for deposit into the Distribution Account that were not required to be deposited therein; and

               (viii) to transfer Interest Reserve Amounts to the Interest
     Reserve Account in accordance with Section 3.04(c);

               (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          Taxes imposed on any REMIC Pool shall be allocated to the related
     REMIC.

                                      -136-

          (c) The Trustee shall on each P&I Advance Date to occur in March of each year and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, on the P&I Advance Date to occur in such February or January, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Trust Mortgage
Loan and Interest Reserve REO Trust Mortgage Loan, an amount equal to the aggregate of the Interest Reserve Amounts then on deposit in the Interest
Reserve Account.

          (d) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(e).

          (e) The applicable Master Servicer may, from time to time, make withdrawals from the SLC Custodial Account (if any) with respect to each
Serviced Loan Combination for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances on each P&I Advance Date (or, with respect to the related Serviced Non-Trust Mortgage Loan Noteholder(s), on such earlier date (not earlier than one (1) Business Day following receipt)
     as provided for in the related Co-Lender Agreement) to the related Serviced
     Non-Trust Mortgage Loan Noteholder(s) and to the Trust in accordance with the related Co-Lender Agreement, such remittances to the Trust to be made to the applicable Master Servicer's Collection Account;

               (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances thereby made with respect to the related SLC Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, such Fiscal Agent's, the Trustee's and the applicable
     Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing
     Fees) and principal received in respect of the related SLC Trust Mortgage
     Loan or any successor REO Trust Mortgage Loan with respect thereto;

               (iii) subject to Section 3.11(e), to pay to itself and/or, in the case of Master Servicer No. 2, the holder of any related Excess Servicing
     Strip (subject to Section 3.11(a)) or Broker Strip Fee, earned and unpaid
     Master Servicing Fees in respect of the subject Serviced Loan Combination and/or any successor REO Mortgage Loans with respect thereto, the applicable Master Servicer's right to payment pursuant to this clause (iii)
     with respect thereto being limited to amounts received on or in respect of such Serviced Loan Combination (whether in the form of payments (including cure payments), Liquidation Proceeds or Insurance Proceeds) or such successor REO Mortgage Loans (whether in the form of REO Revenues,
     Liquidation Proceeds or Insurance Proceeds), as the case may be, that are allocable as a recovery of interest thereon;

               (iv) if the subject Loan Combination includes any Serviced Pari
     Passu Non-Trust Mortgage Loan that is securitized as part of a rated commercial mortgage securitization transaction, (A) to reimburse any master servicer, trustee or other appropriate party with respect to such securitization transaction for any delinquency advance (comparable to a P&I
     Advance) made thereby with respect to such Non-Trust Mortgage Loan or any successor REO Mortgage

                                      -137-

     Loan with respect thereto, such master servicer's, trustee's or other appropriate party's right to reimbursement pursuant to this clause (iv)(A)
     with respect to any such delinquency advance being limited to amounts that represent late payments of interest (net of related Master Servicing Fees)
     and principal received in respect of such securitized Serviced Pari Passu
     Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, and (B) at or after such time as the applicable Master Servicer reimburses such master servicer, trustee or other appropriate party for such delinquency advance, to pay it any unpaid interest accrued on such delinquency advance in accordance with the pooling and servicing agreement governing such securitization transaction, such master servicer's, trustee's or other appropriate party's right to payment pursuant to this clause (iv)(B) with respect to any interest on any such delinquency advance being limited to such collections on the subject Serviced Pari Passu Loan
     Combination or any related REO Property as are otherwise distributable to the related Serviced Non-Trust Mortgage Loan Noteholder with respect to such securitized Serviced Pari Passu Non-Trust Mortgage Loan or any
     successor REO Mortgage Loan with respect thereto;

               (v) subject to Section 3.11(e), to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Special
     Servicing Fees, Workout Fees and/or Liquidation Fees in respect of the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto in the amounts provided in Section 3.11(c) and out of the collections on such Serviced Loan Combination or any related SLC REO
     Property as is contemplated by or consistent with the related Co-Lender
     Agreement;

               (vi) to reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of the subject Serviced Loan Combination or any related SLC REO
     Property, such Fiscal Agent's, the Trustee's, the Special Servicer's and
     the applicable Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments (including cure payments) made with respect to the item covered by such Servicing Advance, or to Liquidation Proceeds, Insurance
     Proceeds and, if applicable, REO Revenues received in respect of such
     Serviced Loan Combination or any related SLC REO Property;

               (vii) at or after such time as the applicable Master Servicer reimburses any Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance in respect of the subject
     Serviced Loan Combination (including the related SLC Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, specifically)
     or any related SLC REO Property pursuant to clause (ii) or (vi) above,
     Section 3.03 or Section 3.05(a), to pay such Fiscal Agent, the Trustee, the
     Special Servicer or itself, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section 3.03(d) or
     4.03(d), as applicable, the applicable Master Servicer's, the Special
     Servicer's, the Trustee's and/or such Fiscal Agent's right to payment pursuant to this clause (vii) with respect to interest on any Advance being permitted to be satisfied out of collections on the subject Serviced Loan
     Combination or any related SLC REO Property to the extent contemplated by or consistent with the related Co-Lender Agreement; provided that interest on P&I Advances with respect to a Serviced Pari Passu Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto shall be limited to such collections on the related Serviced Pari Passu Loan
     Combination or any related REO Property as are otherwise distributable to the Trust with respect

                                      -138-

     to such Serviced Pari Passu Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto;

               (viii) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a), with respect to the related SLC Mortgaged Property, such payment to be made out of such collections on the subject Serviced Loan Combination or any related SLC REO
     Property to the extent contemplated by or consistent with the related
     Co-Lender Agreement;

               (ix) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in such SLC Custodial Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such SLC Custodial Account for any Collection Period, and (B)
     any Prepayment Interest Excess with respect to the related SLC Trust
     Mortgage Loan;

               (x) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18(b), 4.03(c) or 9.01, to the extent such costs and expenses relate to the subject Serviced Loan Combination and/or the related SLC
     Mortgaged Property, such payment to be made out of such collections on such
     Serviced Loan Combination or any related SLC REO Property to the extent contemplated by or consistent with the related Co-Lender Agreement;

               (xi) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the subject Serviced
     Loan Combination and/or the related SLC Mortgaged Property, such payment to be made out of such collections on the subject Serviced Loan Combination or any related SLC REO Property to the extent contemplated by or consistent with the related Co-Lender Agreement;

               (xii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the applicable
     Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of recording the related Co-Lender Agreement and any required opinion of counsel related thereto and (E) any rating confirmations with respect to the related Serviced Loan Combination and any related SLC REO Property that are not otherwise payable by the related Mortgagor or a party to this
     Agreement but, in the case of each of (A), (B) and (C) preceding, only to the extent such amounts relate to the subject Serviced Loan Combination and/or the related SLC Mortgaged Property, any such payments to be made out of such collections on the subject Serviced Loan Combination or any related
     SLC REO Property to the extent contemplated by or consistent with the related Co-Lender Agreement;

               (xiii) to pay itself, the Special Servicer, the related Mortgage
     Loan Seller, the Majority Controlling Class Certificateholder, a related
     Serviced Non-Trust Mortgage Loan Noteholder or any other Person entitled thereto, as the case may be, with respect to the related SLC Trust Mortgage
     Loan, if previously purchased or otherwise removed from the Trust Fund

                                      -139-

     by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or removal, and, in the case of a replacement of a Mortgage Loan by a Qualified Substitute Mortgage Loan or
     Loans, all Periodic Payments due with respect to such Qualified Substitute
     Mortgage Loan(s) during or prior to the month of substitution, in accordance with Section 2.03(c);

               (xiv) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to the subject Serviced Loan Combination and/or the related SLC Mortgaged Property, such payment to be made out of such collections on the subject Serviced Loan Combination or any related SLC REO
     Property to the extent contemplated by or consistent with the related
     Co-Lender Agreement;

               (xv) to pay any amount that, if made as a Servicing Advance in respect of the related SLC Trust Mortgage Loan, would constitute a
     Nonrecoverable Servicing Advance, provided that the applicable Master
     Servicer (or, if the related SLC Trust Mortgage Loan is a Specially
     Serviced Trust Mortgage Loan or in the case of any related SLC REO
     Property, the Special Servicer) determines that such payment would be in the best interests of the Certificateholders and the related Serviced
     Non-Trust Mortgage Loan Noteholder(s), as a collective whole, pursuant to
     Section 3.03(c);

               (xvi) to withdraw any amounts deposited in error;

               (xvii) to withdraw any other amounts that this Agreement or the related Co-Lender Agreement expressly provides may be withdrawn from such
     SLC Custodial Account; and

               (xviii) to clear and terminate such SLC Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from an SLC Custodial Account pursuant to the preceding paragraph and such records shall be sufficient to determine the amounts attributable to REMIC
I and/or the Loan REMICs, as applicable.

          The applicable Master Servicer shall, as and when required by any related Co-Lender Agreement (or, in the absence of any express provisions therein regarding timing, on or before 2:00 PM (New York City time) on each P&I
Advance Date), but in no event earlier than two Business Days following receipt, remit to the Trust and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) such amounts as are distributable in respect of any SLC Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto)
and the related Serviced Non-Trust Mortgage Loan(s) (or any successor REO
Serviced Non-Trust Mortgage Loan(s) with respect thereto), respectively, pursuant to the related Co-Lender Agreement, such remittances to the Trust to be made to the applicable Master Servicer's Collection Account and such remittances to each related Serviced Non-Trust Mortgage Loan Noteholder to be made to the account designated by such Serviced Non-Trust Mortgage Loan Noteholder pursuant to the related Co-Lender Agreement. Late remittances to a Serviced Non-Trust
Mortgage Loan Noteholder may be accompanied by interest thereon only as and to the extent required under the related Co-Lender Agreement.

                                      -140-

          The applicable Master Servicer shall pay to the Special Servicer, the
Trustee or any Fiscal Agent on each P&I Advance Date from an SLC Custodial
Account amounts permitted to be paid pursuant to the related Co-Lender Agreement to the Special Servicer, the Trustee or such Fiscal Agent therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or
of a Responsible Officer of the Trustee or such Fiscal Agent describing the item and amount to which the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting with respect to any Serviced Loan Combination or any SLC REO
Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related SLC Custodial
Account. The Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting with respect to any Serviced Loan Combination or any related
SLC REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related SLC
Custodial Account for reimbursements of Advances or interest thereon.

          If and to the fullest extent that it is permitted to do so pursuant to a Co-Lender Agreement, the applicable Master Servicer shall, consistent with the
Servicing Standard, seek payment from (or out of amounts otherwise payable to)
the related Serviced Non-Trust Mortgage Loan Noteholder(s) to cover (or to reimburse the Trust for the payment of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to a
Serviced Loan Combination or any related SLC REO Property that was not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such Serviced Non-Trust Mortgage Loan Noteholder(s).

          SECTION 3.06 Investment of Funds in the Servicing Accounts, Reserve
Accounts, Collection Accounts, Interest Reserve Account, Distribution Account,
SLC Custodial Accounts, Gain-on-Sale Reserve Account, Additional Interest
Account, and REO Accounts.

          (a) Each Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, a Collection
Account or an SLC Custodial Account on its behalf (each, for purposes of this
Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Trustee may
direct in writing any depository institution maintaining the Distribution
Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account or the
Additional Interest Account (also, for purposes of this Section 3.06, an
"Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this
Agreement. Funds held in the Distribution Account, the Additional Interest
Account and the Gain-on-Sale Reserve Account may remain uninvested. All
Permitted Investments of funds in an Investment Account shall be held to maturity, unless payable on demand. Any investment of funds in an Investment
Account shall be made in the name of the Trustee (in its capacity as such). The
Master Servicers on behalf of the Trustee for the benefit of Certificateholders
(with respect to Permitted Investments of amounts in the Servicing Accounts, the
Reserve Accounts or the Collection Accounts) or the benefit of the
Certificateholders and

                                      -141-

the related Serviced Non-Trust Mortgage Loan Noteholder(s) (with respect to
Permitted Investments of amounts in an SLC Custodial Account), the Special
Servicer on behalf of the Trustee for the benefit of Certificateholders (with respect to Permitted Investments of amounts in the Pool REO Account) or the benefit of the Certificateholders and the related Serviced Non-Trust Mortgage
Loan Noteholder(s) (with respect to Permitted Investments of amounts in an SLC
REO Account) and the Trustee for the benefit of the Certificateholders (with respect to Permitted Investments of amounts in the Distribution Account, the
Interest Reserve Account, the Gain-on-Sale Reserve Account or the Additional
Interest Account), shall (and the Trustee hereby designates the Master Servicers and the Special Servicer, with respect to any Investment Account maintained by any of them, and itself, with respect to the Distribution Account, the Interest
Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve
Account, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest only by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by a Master
Servicer, the Special Servicer or the Trustee shall constitute possession by the
Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Master
Servicer (with respect to Permitted Investments of amounts in a Collection
Account, a Servicing Account, an SLC Custodial Account or a Reserve Account),
the Special Servicer (with respect to Permitted Investments of amounts in an REO
Account) or the Trustee (with respect to Permitted Investments of amounts in the
Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve
Account or the Additional Interest Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) Whether or not a Master Servicer directs the investment of funds in any of its Servicing Accounts, Reserve Accounts, Collection Account or SLC
Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each
Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related loan documents, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Trustee directs the investment of funds in the Distribution Account, the Interest Reserve Account,
the Additional Interest Account or the Gain-on-Sale Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the
Net Investment Earnings, if any, for each Distribution Date, shall be for the sole and

                                     -142-

exclusive benefit of the Trustee and shall be subject to its withdrawal on such
Distribution Date. If any loss shall be incurred in respect of any Permitted
Investment on deposit in any Investment Account, the applicable Master Servicer
(in the case of the Servicing Accounts, the Reserve Accounts, the Collection
Account and any SLC Custodial Account, but excluding any Servicing Accounts and
Reserve Accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Serviced Mortgage Loan or applicable law), the Special Servicer (in the case of the REO Accounts) and the
Trustee (with respect to Permitted Investments of amounts in the Distribution
Account, the Interest Reserve Account, the Additional Interest Account and the
Gain-on-Sale Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master
Servicers and Special Servicer, the end of the Collection Period during which such loss was incurred, and in the case of the Trustee, no later than 12:00 noon, New York City time, on the subject Distribution Date, the amount of the
Net Investment Loss, if any, for such Collection Period or such Distribution
Date, as the case may be; provided that none of the Master Servicers, the
Special Servicer or the Trustee shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and as of 30 days prior to the date of such bankruptcy or insolvency.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Trustee, the Special Servicer or a Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section
3.06(b), the Trustee may and, subject to Section 8.02, upon the request of
Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions
and Fidelity Coverage.

          (a) The applicable Master Servicer (with respect to each Serviced
Mortgage Loan) and the Special Servicer (with respect to each Administered REO
Property) shall use reasonable efforts to require the related Mortgagor to maintain or, consistent with the Servicing Standard and to the extent that the
Trust has an insurable interest and the subject coverage, except as provided below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each
Mortgaged Property all insurance coverage as is required under the related
Mortgage; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the applicable Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, required insurance coverage

                                     -143-

obtained by the applicable Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the applicable Master
Servicer or the Special Servicer shall be a Servicing Advance to be paid by the applicable Master Servicer pursuant to Section 3.03. The Majority Controlling
Class Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Controlling Class
Certificateholder, to the extent that the Trust has an insurable interest;
provided that neither the applicable Master Servicer nor the Special Servicer shall be obligated to obtain at the expense of the Trust earthquake or environmental insurance for any Mortgaged Property securing a Serviced Mortgage
Loan unless (i) it was in effect at the Closing Date or (ii) is required under the related loan documents and is available at commercially reasonable rates.
Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each Administered REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the applicable Master Servicer or the Special
Servicer (i) shall contain (if they insure against loss to property and do not relate to an Administered REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the applicable Master Servicer on behalf of the
Trustee (in the case of insurance maintained in respect of Serviced Mortgage
Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of Administered REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (A) the full replacement cost of the improvements on the subject
Mortgaged Property or Administered REO Property, as applicable, or (B) the outstanding principal balance owing on the related Serviced Mortgage Loan or REO
Mortgage Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Serviced Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Serviced Mortgage
Loan document; and (vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the applicable Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or Administered REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in, as applicable, the applicable Master Servicer's Collection
Account, subject to withdrawal pursuant to Section 3.05(a), or any related SLC
Custodial Account, subject to withdrawal pursuant to Section 3.05(e), in the case of amounts received in respect of a Serviced Mortgage Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Serviced Mortgage Loan, notwithstanding that the terms of the related Serviced Mortgage Loan so permit.

          Notwithstanding the foregoing, subject to Section 3.26, Section 3.27 and Section 3.28, in each case as and if applicable, no Master Servicer or
Special Servicer will be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, fire and extended perils casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the Special Servicer, in consultation with the Controlling Class Representative, has

                                     -144-

determined in accordance with the Servicing Standard that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged
Property and located in or around the region in which the subject Mortgaged
Property is located; provided, however, that the Controlling Class
Representative shall not have more than three (3) Business Days to respond to the Special Servicer's request for consultation; and provided, further, that upon the Special Servicer's determination consistent with the Servicing
Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer shall not be required to do so; and provided, further, that, during the period that the Special Servicer is evaluating such insurance hereunder, the applicable
Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special
Servicer shall promptly notify the applicable Master Servicer of each determination under this paragraph.

          (b) If a Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or force placed policy insuring against hazard losses on all of the Serviced Mortgage
Loans and/or Administered REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified
Insurer and (ii) provides protection equivalent to the individual policies otherwise required, then such Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or Administered REO Properties. Each Master Servicer and the Special
Servicer shall bear the cost of any premium payable in respect of such blanket policy obtained by it (other than blanket policies specifically obtained for
Mortgaged Properties or Administered REO Properties) without right of reimbursement; provided that if a Master Servicer or the Special Servicer, as the case may be, causes any Mortgaged Property or Administered REO Property to
be covered by such blanket policy, the incremental costs of such insurance applicable to such Mortgaged Property or Administered REO Property shall constitute, and be reimbursable as, a Servicing Advance to the extent that, except with respect to an Administered REO Property, such blanket policy provides insurance that the related Mortgagor has failed to maintain. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or Administered REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the applicable Master Servicer's Collection
Account (or, in the case of an SLC Mortgaged Property or any SLC REO Property, into the related SLC Custodial Account), in accordance with Section 3.04, from its own funds the amount not otherwise payable under the blanket policy or force placed policy, as the case may be, because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related Trust Mortgage Loan documents or, if the related Trust Mortgage Loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for the particular type of individual hazard insurance policy. The applicable Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and
Certificateholders (and, in the case of a Serviced Loan Combination, the related
Serviced Non-Trust Mortgage Loan Noteholder(s)), claims under any such blanket policy or force placed policy in a timely fashion in accordance with the terms of such policy.

                                     -145-

          (c) Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Trust Mortgage Loans or Administered REO Properties are part of the
Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or
FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates (as evidenced in writing from each Rating Agency) or with respect to any Specially Designated Non-Trust Mortgage Loan Securities (as
evidenced in writing by each Other Rating Agency). Each of the Master Servicers and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the subject Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten (10) days' written notice to the Trustee prior to any cancellation.

          Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Trust Mortgage Loans and/or Administered REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates (as evidenced in writing from each Rating Agency) or with respect to any Specially Designated Non-Trust Mortgage Loan Securities (as
evidenced in writing by each Other Rating Agency). Each of the Master Servicers and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the subject
Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten (10) days' written notice to the Trustee prior to cancellation. The Master Servicers and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

          For so long as the long-term debt obligations of a Master Servicer or
Special Servicer, as the case may be (or, in the case of the initial Master
Servicers and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event with respect to the
Certificates, as evidenced in writing by the Rating Agencies, or with respect to any Specially Designated Non-Trust Mortgage Loan Securities, as evidenced in writing by the Other Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

          (d) Within 90 days of the Closing Date, with respect to each of the
Trust Mortgage Loans identified on Schedule III attached hereto as being covered by a lender's environmental insurance policy, the applicable Master Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders
(and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust
Mortgage Loan Noteholder(s)), to be an insured (and, for the applicable Master
Servicer, on behalf of the Trust Fund (and in the case of a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)), to make claims) under such environmental insurance policy. In the event that the applicable Master Servicer has

                                     -146-

actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Serviced
Mortgage Loan covered thereby, the applicable Master Servicer shall, in accordance with the terms of such environmental insurance policy and the
Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust
Mortgage Loan Noteholder(s)), as a collective whole. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a
Servicing Advance. With respect to each environmental insurance policy that relates to one or more Trust Mortgage Loans (other than, if applicable, the
Outside Serviced Trust Mortgage Loans), the applicable Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and, in the case of a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) in the event the applicable Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

          In the event that the applicable Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more Serviced Mortgage Loans, the applicable Master Servicer shall, within five
(5) Business Days after receipt of such notice, notify the Special Servicer, the
Controlling Class Representative, the Rating Agencies, and the Trustee and, in
the case of a Serviced Loan Combination, the related Serviced Non-Trust Mortgage
Loan Noteholder(s) of such termination in writing. Upon receipt of such notice, the applicable Master Servicer with respect to non-Specially Serviced Trust
Mortgage Loans, and the Special Servicer with respect to Specially Serviced
Trust Mortgage Loans, shall address such termination in accordance with Section
3.07(a) in the same manner as it would the termination of any other Insurance
Policy required under the related Trust Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing
Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance.

          SECTION 3.08 Enforcement of Alienation Clauses.

          (a) Upon receipt of any request for a waiver in respect of a due-on-sale (including, without limitation, a sale of a Mortgaged Property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a Mortgagor or its owners) or due-on-encumbrance
(including, without limitation, any mezzanine financing of a Mortgagor or a
Mortgaged Property or a sale or transfer of preferred equity in a Mortgagor or its owners) provision with respect to a Serviced Mortgage Loan or a request by a
Mortgagor for a determination with respect to a Serviced Mortgage Loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the applicable Master Servicer shall promptly forward such request to the Special Servicer, who shall analyze such request, shall prepare all written materials in connection with such analysis, and shall, if it approves such request in accordance with the Servicing Standard, close the related transaction, subject to Section 3.26, Section 3.27 and Section 3.28, in each case if and as applicable, and any applicable intercreditor, co-

                                     -147-

lender or similar agreement. With respect to all Serviced Mortgage Loans, the
Special Servicer, on behalf of the Trustee as the mortgagee of record (or, in the case of a Serviced Non-Trust Mortgage Loan, on behalf of the related
Serviced Non-Trust Mortgage Loan Noteholder), shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer, subject to Section 3.26, Section 3.27 and Section 3.28, in each case if and as applicable, has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard.
Promptly after the Special Servicer, subject to Section 3.26, Section 3.27 and
Section 3.28, in each case if and as applicable, has made any such determination, such servicer shall deliver to the applicable Master Servicer, the Trustee, the Rating Agencies and each other party hereto an Officer's
Certificate setting forth the basis for such determination. With respect to each such transaction approved and closed by the Special Servicer, the Special
Servicer shall deliver copies of any amended or new documentation to the applicable Master Servicer as soon as reasonably practicable after the related closing. The Special Servicer shall not exercise any such waiver in respect of a due-on-encumbrance provision of: (x) any Serviced Trust Mortgage Loan (i) with respect to which the aggregate of the Stated Principal Balance of such Trust
Mortgage Loan and the Stated Principal Balance of all other Trust Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to
Mortgagors affiliated with the Mortgagor on such Trust Mortgage Loan, is equal to or in excess of $20,000,000, (ii) with respect to which the aggregate of the
Stated Principal Balance of such Trust Mortgage Loan and the Stated Principal
Balance of all other Trust Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the
Mortgagor on such Trust Mortgage Loan, are greater than 5% (or, with respect to
S&P, 2%) of the aggregate Stated Principal Balance of all Trust Mortgage Loans
or (iii) is one of the ten (10) largest Trust Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each Rating Agency that such action would not result in an
Adverse Rating Event with respect to the Certificates (and if the subject Trust
Mortgage Loan is part of a Loan Combination that includes a Specially Designated
Non-Trust Mortgage Loan, without receiving prior written confirmation from each applicable Other Rating Agency that such action would not result in an Adverse
Rating Event with respect to any related Specially Designated Non-Trust Mortgage
Loan Securities); or (y) any Serviced Trust Mortgage Loan with respect to which the related Loan-to-Value Ratio (calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be equal to or greater than 85% or the Debt Service Coverage Ratio (calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be 1.2x or less, without receiving a prior written confirmation from
S&P that such action would not result in an Adverse Rating Event with respect to the Certificates (and if the subject Trust Mortgage Loan is part of a Loan
Combination that includes a Specially Designated Non-Trust Mortgage Loan, and if
S&P has rated any of the related Specially Designated Non-Trust Mortgage Loan
Securities, without receiving written confirmation from S&P that such action would not result in an Adverse Rating Event with respect to such Specially
Designated Non-Trust Mortgage Loan Securities). In addition, the Special
Servicer shall not waive any due-on-sale provision of any Serviced Trust
Mortgage Loan with respect to which (i) the aggregate of the Stated Principal
Balance of such Trust Mortgage Loan and the Stated Principal Balance of all
other Trust Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Trust
Mortgage Loan, is equal to or in excess of $35,000,000 (or, in the case of
Moody's, $20,000,000), (ii) the aggregate of the Stated Principal Balance of such Trust Mortgage Loan and the Stated Principal Balance of all other Trust
Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Trust Mortgage

                                     -148-

Loan, are greater than 5% of the aggregate Stated Principal Balance of all Trust
Mortgage Loans or (iii) such Trust Mortgage Loan is one of the ten (10) largest
Trust Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to the
Certificates (and if the subject Trust Mortgage Loan is part of a Loan
Combination that includes a Specially Designated Non-Trust Mortgage Loan, without receiving prior written confirmation from each applicable Other Rating
Agency that such action would not result in an Adverse Rating Event with respect to any related Specially Designated Non-Trust Mortgage Loan Securities). If a
Trust Mortgage Loan does not meet the criteria set forth in clause (i), (ii) or
(iii) of the preceding sentence or clause (x) or (y) of the second preceding sentence, if and as applicable, then the Special Servicer may waive the subject requirement without approval by any Rating Agency (or, if applicable, any Other
Rating Agency) in accordance with the Servicing Standard. Any fees charged by the respective Rating Agencies in connection with obtaining any written rating confirmation contemplated above in this paragraph shall be charged to the
Mortgagor unless prohibited by the related loan documents, in which case such fees shall be Additional Trust Fund Expenses paid out of the Collection Account
(or, in the case of a Serviced Loan Combination, shall be paid out of the related SLC Custodial Account), to the extent that the related Mortgage Loan
Seller has not paid such fees, pursuant to the applicable Mortgage Loan Purchase
Agreement, provided that, if and to the extent that any such Rating Agency fees paid would result in the failure to pay with respect to any one or more Classes of Regular Certificates any amount of principal or interest at the related
Pass-Through Rate payable thereon (in each case by the time any such amounts are due and payable thereon), then such amounts shall be deemed to have been distributed to the related Holder(s) from REMIC II, as of the time paid, and then paid by such Holder(s) and not by any REMIC Pool. If the Special Servicer,
in accordance with the Servicing Standard, determines with respect to any
Serviced Mortgage Loan that by its terms permits transfer, assumption or further encumbrance of a Serviced Mortgage Loan or the related Mortgaged Property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the Special Servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale", "transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph. None of the Master Servicers, the Special Servicer or a Sub-Servicer on behalf of any of them has the authority to perform any of the actions set forth above in this paragraph with respect to the Outside Serviced Trust Mortgage Loans.

          Each request for rating confirmation contemplated by the foregoing paragraph shall be accompanied by a recommendation of whether to waive the subject restrictions and an analysis supporting such recommendation.

          (b) If the Special Servicer consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Serviced Mortgage Loan of mezzanine financing in accordance with the related loan documents and enters into an intercreditor agreement, the Special Servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard) shall use reasonable efforts to require the related mezzanine lender to agree to pay a Liquidation Fee in connection with any purchase right that arises upon a Serviced Mortgage Loan default in the event such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such mezzanine intercreditor agreement. The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a) regarding due-on-sale and due-on-encumbrance provisions.

                                     -149-

          (c) Notwithstanding anything herein to the contrary, the applicable
Master Servicer shall approve and close, without the consent of the Special
Servicer, the Controlling Class Representative or any Rating Agency, all initial syndications of tenant-in-common interests, provided that such syndications are specifically permitted by and in accordance with the related loan documents for any Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan. Upon completion of any such initial transfer, the applicable Master Servicer shall promptly provide notice by electronic mail thereof to the Special Servicer, which notice shall also (i) advise the Special Servicer as to the total number of transfers with respect to such Serviced Mortgage Loan that such Master
Servicer has approved and closed as of such date and the expiration date (if any) by which any such transfer(s) must occur pursuant to the related loan documents and (ii) advise the Special Servicer of when, with respect to any such
Serviced Mortgage Loan, such tenant-in-common syndication is complete. All transfers of a tenant-in-common interest subsequent to the initial syndication shall be processed and approved solely by the Special Servicer. Any request for a modification or extension of the final initial syndication date respecting any such tenant-in-common transfers or increase in the permitted number of tenant-in-common interests under the initial syndication shall be processed and approved solely by the Special Servicer.

          SECTION 3.09 Realization Upon Defaulted Trust Mortgage Loans; Required
Appraisals.

          (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d), Section 3.26, Section 3.27 and Section 3.28, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Serviced
Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the applicable Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund
(and, in the case of an SLC Mortgaged Property, on behalf of the related
Serviced Non-Trust Mortgage Loan Noteholder(s)), to make a bid on any Mortgaged
Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or Administered
REO Property, the state of the local economy, the obligation to dispose of any
REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged
Property securing a defaulted Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund
(and, in the case of a Serviced Loan Combination, at the expense of the related
Serviced Non-Trust Mortgage Loan Noteholder(s)), have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected
Serviced Mortgage Loan, the occupancy level and physical condition of the related Mortgaged

                                     -150-

Property or REO Property, the state of the local economy, the obligation to dispose of any related REO Property within the time period specified in Section
3.16(a), any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

          With respect to each Required Appraisal Trust Mortgage Loan, the
Special Servicer will be required to obtain a Required Appraisal (or with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within
60 days of a Trust Mortgage Loan becoming a Required Appraisal Trust Mortgage
Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Trust Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, and in lieu of an Appraisal, an internal valuation performed by the Special Servicer) once every 12 months
(or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Trust
Mortgage Loan remains a Required Appraisal Trust Mortgage Loan. The Special
Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the applicable Master Servicer, the Controlling Class
Representative and the Trustee (and, in the case of an SLC Mortgaged Property, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) within 10 Business
Days of obtaining such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the applicable
Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the applicable
Master Servicer as a Servicing Advance out of the Collection Accounts, pursuant to Section 3.05(a) or, in the case of a Serviced Loan Combination, out of the related SLC Custodial Account, pursuant to Section 3.05(e), as applicable in accordance with Section 3.05.

          Notwithstanding the foregoing, in no event shall a Master Servicer or the Special Servicer obtain an appraisal of any SLC Mortgaged Property pursuant to this Section 3.09(a) after the related SLC Trust Mortgage Loan has been paid in full.

          (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
     Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel
     (the cost of which may be withdrawn from the Collection Accounts pursuant to Section 3.05(a)) or, in the case of a Serviced Loan Combination, if applicable, from the related SLC Custodial Account pursuant to Section
     3.05(e)) to the effect that the holding of such personal property as part of the Trust Fund (in the case of a Serviced Loan Combination, to the extent not allocable to the related Serviced Non-Trust Mortgage Loan(s))
     will not cause the imposition of a tax on any REMIC Pool under the REMIC
     Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the applicable Master Servicer nor the Special Servicer shall, on behalf of the Trustee, initiate foreclosure

                                     -151-

proceedings, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the
Certificateholders (or, in the case of an SLC Mortgaged Property, the
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), could, in the reasonable judgment of the applicable Master
Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of CERCLA or any comparable law, unless
(as evidenced by an Officer's Certificate to such effect delivered to the
Trustee that shall specify all of the bases for such determination) the Special
Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six (6) months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the
Trustee, the Controlling Class Representative and the applicable Master Servicer
(and, in the case of an SLC Mortgaged Property, the related Serviced Non-Trust
Mortgage Loan Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders (and, in the case of an SLC Mortgaged
     Property, to the related Serviced Non-Trust Mortgage Loan Noteholder(s) as set forth in the related Co-Lender Agreement) as a collective whole (taking into account the subordination of any related Serviced Non-Trust Mortgage
     Loan(s)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an SLC Mortgaged Property, to the related Serviced Non-Trust
     Mortgage Loan Noteholder(s)) to be performed at the related Net Mortgage
     Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders
     (and, in the case of an SLC Mortgaged Property, to the related Serviced
     Non-Trust Mortgage Loan Noteholder(s)) as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an SLC
     Mortgaged Property, to the related Serviced Non-Trust Mortgage Loan
     Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph promptly and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental
Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent, in the case of an SLC Mortgaged Property, that such expense is payable out of the proceeds of the related Serviced Non-Trust Mortgage Loan(s) pursuant to the related

                                     -152-

Co-Lender Agreement and this Agreement, and except with respect to any
Environmental Assessment of an SLC Mortgaged Property ordered after the related
SLC Trust Mortgage Loan has been paid in full); and if any such Environmental
Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund
(except to the extent, in the case of the an SLC Mortgaged Property, that such expense is payable out of the proceeds of the related Serviced Non-Trust
Mortgage Loan(s) pursuant to the related Co-Lender Agreement and this Agreement, and except with respect to any Environmental Assessment of an SLC Mortgaged
Property ordered after the related SLC Trust Mortgage Loan has been paid in full).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Trust Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase
Agreement, then (subject to Section 3.26, Section 3.27 and Section 3.28, in each case if and as applicable) the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the
Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the applicable Master
Servicer, the Controlling Class Representative and the Trustee (and, in the case of an SLC Mortgaged Property, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) monthly in writing as to any actions taken by the Special
Servicer with respect to any Mortgaged Property that represents security for a
Defaulted Trust Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the related Serviced Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment with respect to a Serviced Mortgage Loan if it deems advisable.

          (g) The applicable Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property
(other than any Mortgaged Property that secures an Outside Serviced Trust
Mortgage Loan) and the information returns relating to any Mortgaged Property securing a Serviced Mortgage Loan required by Sections 6050J and 6050P of the
Code and each year deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and
6050P of the Code.

          (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Serviced Mortgage Loan or

                                     -153-

Administered REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative (and, with respect to a Serviced Loan
Combination or any related REO Property, the related Serviced Non-Trust Mortgage
Loan Noteholder(s)) and the applicable Master Servicer no later than the third
Business Day following such Final Recovery Determination.

          (i) Upon reasonable request of the applicable Master Servicer, the
Special Servicer shall deliver to it and the related Sub-Servicer, any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

          SECTION 3.10 Trustee and Custodian to Cooperate; Release of Mortgage
Files.

          (a) Upon the payment in full of any Serviced Trust Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the applicable
Master Servicer shall promptly notify the Trustee in writing by a certification
(which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Master Servicer's Collection Account pursuant to
Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related
Custodian to release, the related Mortgage File to the applicable Master
Servicer and shall deliver to the applicable Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection
Account, any SLC Custodial Account or the Distribution Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Trust Mortgage Loan, the applicable Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the applicable Master Servicer and receipt from the applicable Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a
Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the applicable Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a
Servicing Officer of the Special Servicer stating that such Serviced Trust
Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the applicable Master Servicer's Collection Account or, if applicable, the related
SLC Custodial Account, pursuant to Section 3.04(a) or Section 3.04(f), as the case may be, have been or will be so deposited, or that the related Mortgaged
Property has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the applicable Master Servicer or the Special Servicer, as applicable.

          (c) Within seven (7) Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special

                                     -154-

Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the
Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to
Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a
Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the
Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, a Master
Servicer or the Special Servicer. Together with such documents or pleadings, the
Special Servicer shall deliver to the Trustee a certificate of a Servicing
Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) Consistent with the foregoing, the applicable Master Servicer and the Special Servicer each shall request from a Serviced Non-Trust Mortgage Loan
Noteholder the Mortgage Note for the related Serviced Non-Trust Mortgage Loan under substantially the same circumstances that it would request from the
Trustee the Mortgage Note for the related SLC Trust Mortgage Loan and shall retain the same only for so long as servicing and administration of such
Serviced Non-Trust Mortgage Loan requires.

          (e) If from time to time, pursuant to the terms of the related
Co-Lender Agreement and the related Outside Servicing Agreement, and as appropriate for enforcing the terms of, or in connection with the final payment on, an Outside Serviced Trust Mortgage Loan, any related Outside Servicer or the appropriate Non-Trust Mortgage Loan Noteholder requests delivery to it of the original Mortgage Note for such Outside Serviced Trust Mortgage Loan, then the
Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original
Mortgage Note for any Outside Serviced Trust Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation (such as a custodial receipt) as is appropriate to evidence the holding by the applicable
Outside Servicer or the appropriate Non-Trust Mortgage Loan Noteholder as custodian on behalf of and for the benefit of the Trustee.

          SECTION 3.11 Servicing Compensation.

          (a) As compensation for its activities hereunder, subject to Section
3.11(e), each Master Servicer shall be entitled to receive the Master Servicing
Fee with respect to each Trust Mortgage Loan (including each Specially Serviced
Trust Mortgage Loan), Serviced Non-Trust Mortgage Loan and REO Mortgage Loan as
to which it is the applicable Master Servicer. As to each Trust Mortgage Loan,
Serviced Non-Trust Mortgage Loan and REO Mortgage Loan, the related Master
Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such
Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed and be calculated on the same interest accrual basis (i.e., an Actual/360 Basis or a 30/360 Basis) as such Trust
Mortgage Loan, Serviced Non-Trust Mortgage Loan or REO Mortgage Loan (or, in the
event of a Principal Prepayment in full or other Liquidation Event with respect to a Trust Mortgage Loan, Serviced Non-Trust Mortgage

                                     -155-

Loan or REO Mortgage Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such
Principal Prepayment or Liquidation Event in a month consisting of 30 days). The
Master Servicing Fee with respect to any Trust Mortgage Loan, Serviced Non-Trust
Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each
Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan and REO Revenues
allocable as interest on each REO Mortgage Loan. The applicable Master Servicer, on behalf of itself (and, in the case of Master Servicer No. 2, on behalf of the holder of any related Excess Servicing Strip or Broker Strip Fee), shall be entitled to recover unpaid Master Servicing Fees in respect of any Trust
Mortgage Loan, Serviced Non-Trust Mortgage Loan or REO Mortgage Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or
Section 3.05(e)(iii), as applicable. Subject to the next paragraph, the right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable Master
Servicer's responsibilities and obligations under this Agreement.
Notwithstanding anything herein to the contrary, in no event shall any Master
Servicing Fee with respect to a Serviced Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto be payable out of collections on the Mortgage Pool.

          Notwithstanding anything herein to the contrary, the initial Master
Servicer No. 2 (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the related Aggregate Excess
Servicing Strip (in whole but not in part); provided that any assignee or pledgee of such Aggregate Excess Servicing Strip must be a Qualified
Institutional Buyer or Institutional Accredited Investor (other than a Plan);
and provided, further, that no transfer, sale, pledge or other assignment of such Aggregate Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of Midland, as the initial Master Servicer No. 2, all or any portion of the related Aggregate Excess Servicing Strip may, to protect REMIC I against an associated increase in expenses, be reduced by the Trustee to the extent necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee)
that meets the requirements of Sections 6.04 and 7.02 and that requires market rate servicing compensation that, in the case of each Trust Mortgage Loan and
REO Trust Mortgage Loan as to which Midland was the applicable Master Servicer, accrues at a per annum rate greater than the excess of the related Master
Servicing Fee Rate over the then related Excess Servicing Fee Rate. For the avoidance of doubt, a Sub-Servicer to a Sub-Servicing Agreement dated the date hereof shall not be deemed to be the holder of an Excess Servicing Strip with respect to any sub-servicing fee payable thereunder. The initial Master Servicer
No. 2 and each successor holder of the related Aggregate Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of such
Aggregate Excess Servicing Strip shall, and such initial Master Servicer No. 2 hereby agrees, and each such subsequent holder of the related Aggregate Excess
Servicing Strip by its acceptance thereof shall be deemed to have agreed, in connection with any transfer, sale, pledge or other assignment of such Aggregate
Excess Servicing Strip effected by such Person, to indemnify the
Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee, the
Master Servicers, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer, sale, pledge or other assignment is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its

                                     -156-

acceptance of an Aggregate Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the
Trust Fund and made available to it by Master Servicer No. 2 confidential
(except as permitted pursuant to clause (iii) below or, in the case of a Master
Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such
Aggregate Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other
Person who is contemplating an acquisition of the subject Aggregate Excess
Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the subject Aggregate
Excess Servicing Strip or any Non-Registered Certificates pursuant to the
Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of any Aggregate Excess
Servicing Strip, the Person then acting as Master Servicer No. 2 shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any related Trust Mortgage Loan or REO Trust Mortgage Loan, as the
case may be, the Excess Servicing Strip attributable to such Trust Mortgage Loan or REO Trust Mortgage Loan to the holder of such Aggregate Excess Servicing
Strip within one (1) Business Day following the payment of such Master Servicing
Fees to the applicable Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the applicable Master
Servicer. The holder of an Aggregate Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. Master Servicer No. 2 shall pay the Excess Servicing Strip for any Trust Mortgage Loan or REO Trust Mortgage Loan to the holder of the applicable Aggregate Excess Servicing Strip at such time and to the extent
Master Servicer No. 2 is entitled to receive payment of its Master Servicing
Fees for such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, hereunder, notwithstanding any resignation or termination of the initial
Master Servicer No. 2 hereunder (subject to reduction as provided above this paragraph).

          (b) Subject to Section 3.11(e), additional servicing compensation in the form of (i) all late payment charges, Penalty Interest, modification fees for Serviced Mortgage Loan modifications made by the applicable Master Servicer pursuant to Section 3.20(h), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in
each case to the extent actually paid by a Mortgagor with respect to a Serviced
Mortgage Loan and, with respect to late payment charges and Penalty Interest, accrued during the time that such Serviced Mortgage Loan was not a Specially
Serviced Mortgage Loan, and (ii) 50% of any assumption application fee and assumption fee (other than for any initial tenant-in-common syndications specifically permitted by and in accordance with the related Mortgage Loan documents and approved and closed by the related Master

                                     -157-

Servicer as provided in Section 3.08(c), for which the applicable Master
Servicer shall receive 100% of any such fee), and 50% of any modification fee received in connection with a modification, waiver or amendment as to which the consent of the Special Servicer is required pursuant to the terms of this
Agreement, in each case to the extent actually paid by a Mortgagor with respect to any Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan, may be retained by the applicable Master Servicer or, to the extent received by the Special Servicer from a Mortgagor, shall be promptly paid to the applicable
Master Servicer by the Special Servicer and are not required to be deposited in its Collection Account or, if applicable, an SLC Custodial Account; provided that the applicable Master Servicer's right to receive late payment charges and
Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses pursuant to this Section 3.11(b). To the extent the applicable Master Servicer receives late payment charges or Penalty Interest on a Serviced Mortgage Loan for which interest on Advances or inspection costs pursuant to Section 3.12(a)
are outstanding or any Additional Trust Fund Expenses (exclusive of Workout
Fees, Liquidation Fees and Special Servicing Fees) related to such Serviced
Mortgage Loan have been incurred since the Closing Date immediately preceding the receipt of such late payment charges or Penalty Interest and not previously reimbursed to the Trust Fund, the applicable Master Servicer shall deposit in its Collection Account, by the end of the Collection Period in which such late payment charges or Penalty Interest, as the case may be, was received (or, if later, upon its receipt from the Special Servicer), an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Serviced Mortgage Loan or (ii) the sum of (A) the amount of interest on
Advances related to such Serviced Mortgage Loan then due and payable hereunder in accordance with Section 3.03(d) and/or (except with respect to any Serviced
Non-Trust Mortgage Loan or any successor REO Serviced Non-Trust Mortgage Loan with respect thereto) Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Serviced Mortgage Loan and (C)
without duplication, the amount of Additional Trust Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to
Section 3.12(a), but excluding Workout Fees, Liquidation Fees and Special
Servicing Fees) related to such Serviced Mortgage Loan incurred since the
Closing Date and not previously reimbursed to the Trust Fund. To the extent that the applicable Master Servicer is not entitled to late payment charges or
Penalty Interest, pursuant to the immediately preceding sentence, the applicable
Master Servicer shall deposit such late payment charges and Penalty Interest in its Collection Account. Subject to the two preceding sentences, Penalty Interest or late payment charges in respect of any Serviced Mortgage Loan that have accrued during the period when the related Serviced Mortgage Loan is not a
Specially Serviced Mortgage Loan shall be additional compensation to the applicable Master Servicer even if collected during the period when the related
Serviced Mortgage Loan is a Specially Serviced Mortgage Loan. Notwithstanding
the foregoing, any late payment charges or penalty interest allocated to an
Outside Serviced Trust Mortgage Loan, in accordance with the related Co-Lender
Agreement, the related Outside Servicing Agreement, shall be applied to pay interest on P&I Advances made on and to Additional Trust Fund Expenses allocated to such Outside Serviced Trust Mortgage Loan in accordance with the related
Co-Lender Agreement and the related Outside Servicing Agreement and this
Agreement, and then, to the extent any amounts remain, to the applicable Master
Servicer as additional servicing compensation. The applicable Master Servicer shall also be entitled to additional servicing compensation in the form of: (i)
Prepayment Interest Excesses on the Serviced Mortgage Loans (subject to Section
3.11(e)); (ii) interest or other income earned on deposits in the Collection
Account and any SLC Custodial Account maintained thereby, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period);

                                     -158-

and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Serviced Mortgage Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing
Accounts maintained thereby (but only to the extent of the Net Investment
Earnings, if any, with respect to each such account for each Collection Period).

          Each Master Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of its Collection Account or, with respect to a Serviced Loan Combination, out of the related SLC Custodial Account, and such Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this
Agreement. None of the Master Servicers shall waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled without the Special Servicer's prior written consent.

          (c) As compensation for its activities hereunder, subject to Section
3.11(e), the Special Servicer shall be entitled to receive the Special Servicing
Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage
Loan that relates to an Administered REO Property. As to each such Specially
Serviced Mortgage Loan and each such REO Mortgage Loan that relates to an
Administered REO Property, the Special Servicing Fee shall accrue at the Special
Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed and be calculated on the same interest accrual basis (i.e., an Actual/360 Basis or a 30/360 Basis) as such Specially
Serviced Mortgage Loan or such REO Mortgage Loan (or, in the event of a
Principal Prepayment in full or other Liquidation Event with respect to a
Specially Serviced Mortgage Loan or REO Mortgage Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days); provided that the Special Servicing Fee payable to the
Special Servicer for each Specially Serviced Trust Mortgage Loan and REO Trust
Mortgage Loan with respect to any monthly accrual period shall be no less than an amount equal to $4,000 (or, for any period of less than a full month, a prorated portion of $4,000). The Special Servicing Fee with respect to any
Specially Serviced Mortgage Loan or any REO Mortgage Loan that relates to an
Administered REO Property shall cease to accrue as of the date a Liquidation
Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the
Collection Account pursuant to Section 3.05(a).

          As further compensation for its activities hereunder, subject to
Section 3.11(e), the Special Servicer shall be entitled to receive the Workout
Fee with respect to each Corrected Mortgage Loan, so long as such loan remains a
Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout
Fee Rate to, each collection of interest (other than Additional Interest and
Penalty Interest) and principal received on such Serviced Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer
Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Serviced Mortgage Loan again

                                     -159-

became a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected
Mortgage Loan during the period that it acted as Special Servicer and remained a
Corrected Mortgage Loan at the time of its termination or resignation or if the
Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Serviced Mortgage Loan documents) causing the
Serviced Mortgage Loan to be a Specially Serviced Mortgage Loan, but the
Serviced Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan solely because the related Mortgagor had not made three (3) consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the
Special Servicer) and subsequently becomes a Corrected Mortgage Loan as a result of making such three (3) consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

          In addition, with respect to each Specially Serviced Mortgage Loan and each REO Trust Mortgage Loan that relates to an Administered REO Property (or
Qualified Substitute Mortgage Loan substituted in lieu thereof) and each REO
Serviced Non-Trust Mortgage Loan, subject to Section 3.11(e), the Special
Servicer shall be entitled to the Liquidation Fee payable out of, and calculated by application of the Liquidation Fee Rate to, all amounts (whether in the form of payments of Liquidation Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor) received in respect of such Specially Serviced Mortgage
Loan (including any Specially Serviced Trust Mortgage Loan repurchased by the applicable Mortgage Loan Seller outside of the required cure period (as that cure period may be extended) as provided in the applicable Mortgage Loan
Purchase Agreement) (or, in the case of an REO Mortgage Loan, in respect of the related Administered REO Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with Section 3.02(b) or the definition of "REO Trust Mortgage Loan" or the definition of "REO Serviced
Non-Trust Mortgage Loan", as applicable; provided that no Liquidation Fee shall be payable with respect to any amounts received on an Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto or in connection with the receipt of, or out of, (i) a Substitution Shortfall
Amount or (ii) Liquidation Proceeds resulting from the purchase of any Trust
Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement (if purchased within the required cure period (as that cure period may be extended) set forth in such Mortgage
Loan Purchase Agreement), the purchase of any Trust Mortgage Loan or REO
Property by the Special Servicer or the Majority Controlling Class
Certificateholder pursuant to Section 3.18, the purchase of any Trust Mortgage
Loan by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement (if purchased within 90 days of the date that such purchase right is first exercisable), the purchase of any SLC Trust
Mortgage Loan by a related Serviced Non-Trust Mortgage Loan Noteholder pursuant to the related Co-Lender Agreement (if purchased within 90 days of the date that such purchase right is first exercisable), or the purchase of any Trust Mortgage
Loan or REO Property by the Special Servicer, a Master Servicer or the Majority
Controlling Class Certificateholder pursuant to Section 9.01, or the acquisition of any Trust Mortgage Loan or REO Property by the Certificateholders (other than the Class R Certificateholder) in exchange for their Certificates pursuant to
Section 9.01; provided, further, that no Liquidation Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Trust
Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the
Liquidation Proceeds.

          Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Liquidation Fee payable in accordance with the three preceding paragraphs with respect to a Serviced

                                     -160-

Loan Combination (including, without limitation, any successor REO Mortgage
Loans comprising same) shall be paid from the collections received on such
Serviced Loan Combination on deposit in the related SLC Custodial Account that may be applied to pay such fees in accordance with the related Co-Lender
Agreement, pursuant to Section 3.05(e), or, if collections received thereon are insufficient, then any such fees in respect of the related SLC Trust Mortgage
Loan (but not any related Serviced Non-Trust Mortgage Loan(s)) shall be payable out of the Collection Account, pursuant to Section 3.05(a).

          Notwithstanding anything to the contrary herein, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation
Fees with respect to any Outside Serviced Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto and, if and to the extent that any
Special Servicing Fees, Workout Fees or Liquidation Fees are earned with respect to a Serviced Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then those fees will be solely payable out of collections on that Serviced Non-Trust Mortgage Loan or REO Mortgage Loan, as the case may be.

          Notwithstanding anything to the contrary herein, if the related
Mortgagor under any Balloon Loan shall have failed to make the related Balloon
Payment when due, but such Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the Due Date of such
Balloon Payment, then for 30 days beyond such Due Date (or for such shorter period beyond such Due Date during which the refinancing is scheduled to occur), no Special Servicing Fee, Liquidation Fee or Workout Fee will accrue.

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

          (d) Subject to Section 3.11(e), additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Mortgage
Loans actually collected that, with respect to late payment charges, Penalty
Interest and assumption application fees, accrued during the time that the subject Serviced Mortgage Loan was a Specially Serviced Mortgage Loan, (ii) 50%
of any assumption application fee and assumption fee (other than for any initial tenant-in-common syndications specifically permitted by and in accordance with the related Mortgage Loan documents and approved and closed by the related
Master Servicer as provided in Section 3.08(c), for which the applicable Master
Servicer shall receive 100% of any such fee), to the extent actually paid by a
Mortgagor with respect to any Serviced Mortgage Loan that is not a Specially
Serviced Mortgage, and 100% of any modification fee or assumption fee, to the extent actually paid by a Mortgagor with respect to any Specially Serviced
Mortgage Loan, and (iii) 50% of any modification fees collected on all Serviced
Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a modification, waiver or amendment as to which the consent of the Special
Servicer is required pursuant to the terms of this Agreement, in each case to the extent actually paid by the related Mortgagor, shall be retained by the
Special Servicer or promptly paid to the Special Servicer by the applicable
Master Servicer and shall not be required to be deposited in a Collection
Account or any SLC Custodial Account, as the case may be; provided that the
Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Serviced Mortgage Loan as provided in Sections
3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust

                                     -161-

Fund Expenses pursuant to this Section 3.11(d). To the extent the Special
Servicer receives late payment charges or Penalty Interest on a Serviced
Mortgage Loan for which interest on Advances or inspection costs pursuant to
Section 3.12(a) are outstanding or any Additional Trust Fund Expenses (exclusive of Liquidation Fees, Workout Fees and Special Servicing Fees) related to such
Serviced Mortgage Loan have been incurred since the Closing Date and not previously reimbursed to the Trust Fund, the Special Servicer shall transfer to the applicable Master Servicer for deposit in its Collection Account, within one
(1) Business Day following the collection of such late payment charges or
Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Serviced Mortgage Loan or
(ii) the sum of (A) the amount of interest on Advances related to such Serviced
Mortgage Loan then due and payable hereunder in accordance with Section 3.03(d)
and/or (except in the case of a Serviced Non-Trust Mortgage Loan) Section
4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section
3.12(a) related to such Serviced Mortgage Loan and (C) without duplication, the amount of Additional Trust Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to Section 3.12(a), but excluding Liquidation Fees, Workout Fees and Special Servicing Fees) related to such Serviced Mortgage Loan incurred since the Closing Date and not previously reimbursed to the Trust Fund. To the extent that the Special Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Special Servicer shall promptly transfer such late payment charges and Penalty Interest to the applicable Master Servicer who shall deposit such late payment charges and Penalty Interest in its Collection
Account. The Special Servicer shall also be entitled to additional servicing compensation in the form of interest or other income earned on deposits in the
REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each REO
Account for each Collection Period). The Special Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor, except as expressly provided in Section 3.05(a), if and to the extent such expenses are not payable directly out of a Collection
Account, any SLC Custodial Account or the REO Accounts, as the case may be.

          (e) Notwithstanding the foregoing provisions of this Section 3.11, the compensation provided to be paid to the applicable Master Servicer and the
Special Servicer in respect of the servicing and administration of a Serviced
Non-Trust Mortgage Loan and any successor REO Serviced Non-Trust Mortgage Loan with respect thereto pursuant to the terms hereof shall be paid only to the extent permitted by, and in all cases subject to, the related Co-Lender
Agreement and shall in no event be paid out of collections on the related A-Note
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto.

          (f) On or before each P&I Advance Date, the applicable Master Servicer shall pay from the related Master Servicing Fee, each Broker Strip Fee by wire transfer in immediately available funds to an account designated by the related
Broker.

          SECTION 3.12 Property Inspections; Collection of Financial Statements;
Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Trust Mortgage Loan (i) becomes a Specially Serviced Trust Mortgage
Loan; provided that such expense shall be reimbursable first out of

                                     -162-

Penalty Interest and late payment charges received with respect to the related
Trust Mortgage Loan in the Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent, in the case of a Serviced Non-Trust Mortgage Loan, that such expense is allocable to, and can be paid out of collections on, such Serviced
Non-Trust Mortgage Loan pursuant to the related Co-Lender Agreement, in which case it shall be reimbursable from amounts otherwise payable to the related
Serviced Non-Trust Mortgage Loan Noteholder that are on deposit in the related
SLC Custodial Account). Each applicable Master Servicer for each Trust Mortgage
Loan other than a Specially Serviced Trust Mortgage Loan or REO Trust Mortgage
Loan and the Special Servicer for each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan shall (and in the case of a Master Servicer, at its expense) perform or cause to be performed an inspection of all the Mortgaged
Properties at least once per calendar year (or, in the case of each Mortgaged
Property securing a Trust Mortgage Loan (other than a Specially Serviced Trust
Mortgage Loan) with a then-current principal balance (or allocated loan amount)
of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2009; provided, however, the applicable Master Servicer shall not be required to inspect any Mortgaged Property that has been inspected by the
Special Servicer during the immediately preceding six (6) months. The Special
Servicer and the applicable Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the applicable Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i)
any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the Mortgaged Property evident from such inspection. The applicable
Master Servicer shall deliver such reports to the Trustee within 45 days of the related inspection and, further, shall, make copies of all such inspection reports available for review pursuant to Section 3.15. Upon written request and at the expense of the requesting party, the Trustee shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The
Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Trust Mortgage Loan; provided that the Special
Servicer obtains the approval of the applicable Master Servicer prior to such inspection, and provides a copy of such inspection to such Master Servicer;
provided, further, that the applicable Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially
Serviced Trust Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the applicable Master
Servicer's inspection obligations pursuant to this paragraph (a).

          With respect to site inspection information, the applicable Master
Servicer shall make such inquiry of any Mortgagor under any related Trust
Mortgage Loan as the Special Servicer may reasonably request.

          Notwithstanding the foregoing, neither the applicable Master Servicer nor the Special Servicer shall have any obligations under this Section 3.12(a)
with respect to the Outside Serviced Trust Mortgage Loans.

          (b) The Special Servicer shall from time to time (and, in any event, upon request) provide the applicable Master Servicer with such information in its possession regarding Specially Serviced Mortgage Loans and Administered REO
Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master

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Servicer to the Trustee (or any other Person pursuant to this Agreement).
Without limiting the generality of the foregoing, not later than noon (New York
City time) on the Business Day following each Determination Date, beginning in
July, 2008, the Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer (on a computer readable medium reasonably acceptable to such Master Servicer and the Special Servicer) the CMSA
Special Servicer Loan File, a CMSA Appraisal Reduction Template and a CMSA
Servicer Realized Loss Template, and such other reports and files containing the information called for in, or that will enable such Master Servicer to provide, the CMSA files and reports required to be delivered by such Master Servicer to the Trustee, in each case with respect to the Specially Serviced Mortgage Loans and Administered REO Properties. Notwithstanding anything to the contrary herein, the applicable Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Trust Mortgage Loans and
Administered REO Properties and shall provide the Special Servicer with any information reasonably available to the applicable Master Servicer required by the Special Servicer to perform its duties under this Agreement.

          (c) Each Master Servicer shall deliver to the Trustee, no later than
1:00 p.m. (New York City time) on the second Business Day prior to each
Distribution Date beginning in May 2008, the CMSA Loan Periodic Update File with respect to the subject Distribution Date covering those Trust Mortgage Loans and any related REO Properties as to which it is the applicable Master Servicer. No later than 4:00 p.m. (New York City time) on the third Business Day after each
Determination Date beginning in July 2008, each Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to such
Master Servicer and the Trustee) covering those Trust Mortgage Loans and any related REO Properties as to which it is the applicable Master Servicer: (A) a
CMSA Historical Loan Modification and Corrected Mortgage Loan Report and a CMSA
REO Status Report, each with the required information as of such Determination
Date (in each case combining the reports prepared by the Special Servicer and the applicable Master Servicer); (B) the most recent CMSA Appraisal Reduction
Template and CMSA Servicer Realized Loss Template received from the Special
Servicer pursuant to Section 3.12(b); (C) a CMSA Property File, a CMSA
Comparative Financial Status Report and a CMSA Financial File, each with the required information as of such Determination Date; (D) a CMSA Total Loan
Report, a CMSA Loan Level Reserve/LOC Report and a CMSA Delinquent Loan Status
Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the applicable Master Servicer); and (E) a CMSA Servicer Watchlist and a CMSA
Advance Recovery Report (in each case, with the required information as of such
Determination Date). The applicable Master Servicer shall incorporate in the related reports referred to above in this Section 3.12(c) any related information and reports received by it (by the date in the month of such
Distribution Date that such information and reports are scheduled to be received in accordance with the related Outside Servicing Agreements) from the applicable
Outside Servicer with respect to any Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto.

          (d) The Special Servicer will deliver to each Master Servicer the reports and the information related to the applicable reports set forth in
Section 3.12(b) and this Section 3.12(d), each Master Servicer shall deliver to the Trustee the applicable reports set forth in this Section 3.12 (in an electronic format reasonably acceptable to the Special Servicer and the subject
Master Servicer with respect to the information set forth in Section 3.12(b) and this Section 3.12(d), and the subject Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c)). A Master Servicer may, absent manifest error, conclusively rely on the reports and information to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section
3.12(d) and, with respect to the Outside Serviced

                                     -164-

Trust Mortgage Loans or an Outside Administered REO Property, the reports to be provided by an Outside Servicer pursuant to the related Outside Servicing
Agreement. The Trustee may, absent manifest error, conclusively rely on the CMSA
Loan Periodic Update File to be provided by a Master Servicer pursuant to
Section 4.02(b). In the case of information or reports to be furnished by a
Master Servicer to the Trustee pursuant to this Section 3.12, to the extent that such information is based on the reports or information to be provided by the
Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) or reports to be provided by an Outside Servicer pursuant to the related Outside Servicing
Agreement or such reports are to be prepared and delivered by an Outside
Servicer pursuant to the related Outside Servicing Agreement, the applicable
Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer or the relevant Outside Servicer, as applicable, and a Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this
Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any reports or information required under Section 3.12(b) and this
Section 3.12(d) of this Agreement or by an Outside Servicer's failure to provide any report required to be provided to the holder of the related Outside Serviced
Trust Mortgage Loan pursuant to the related Outside Servicing Agreement or the related Co-Lender Agreement, as applicable.

          The Special Servicer, in the case of each Specially Serviced Trust
Mortgage Loan and each Administered REO Property, and the applicable Master
Servicer, in the case of each other Serviced Trust Mortgage Loan, shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Serviced Trust
Mortgage Loans and Administered REO Properties, which efforts shall include in the case of Serviced Trust Mortgage Loans, a letter sent to the related
Mortgagor each quarter requesting such quarterly and annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the related Trust Mortgage Loan documents.

          The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the applicable Master Servicer, and the applicable Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the Trustee, the Special Servicer, any related Serviced
Non-Trust Mortgage Loan Noteholder and the Controlling Class Representative, in
each case (other than the Rating Agencies and the Controlling Class
Representative, which shall be sent copies within 30 days following the applicable Master Servicer's receipt) upon request.

          Within 35 days after receipt by the applicable Master Servicer of any annual operating statements with respect to any Mortgaged Property (other than a
Mortgaged Property that secures an Outside Serviced Trust Mortgage Loan) or
Administered REO Property, as applicable, the applicable Master Servicer shall prepare or update, as applicable, a CMSA NOI Adjustment Worksheet for such
Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

          The applicable Master Servicer shall, with respect to each Trust
Mortgage Loan, prepare and maintain and forward to the Special Servicer one CMSA
Operating Statement Analysis for each Mortgaged Property and REO Property. The
CMSA Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by the applicable Master Servicer, within 30 days after its receipt of updated operating statements for such Mortgaged Property or REO
Property, as the case may be, but in no event less frequently than annually by
June 30th of each year. The applicable Master

                                     -165-

Servicer shall each use the "Normalized" column from the CMSA NOI Adjustment
Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding CMSA Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO
Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analyses and CMSA NOI
Adjustment Worksheets (as well as any comparable items received with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property) maintained thereby are to be made available by the applicable Master Servicer to the
Special Servicer, the Trustee, any related Serviced Non-Trust Mortgage Loan
Noteholder, the Controlling Class Representative and, subject to Section 3.15, any Certificateholders, Certificate Owner or prospective Certificateholder or
Certificate Owners (or a licensed or registered investment adviser representing such Person), in each case upon request.

          (e) To the extent required under the related Co-Lender Agreement, each
Serviced Non-Trust Mortgage Loan Noteholder shall be entitled to receive concurrently (or at such earlier time as may be required by the related
Co-Lender Agreement) any and all reports, statements, documents and other information required to be delivered by any party hereto to the Trustee pursuant to this Section 3.12, modified to specifically address the related Serviced
Non-Trust Mortgage Loan, the related Mortgaged Property or the related REO
Property, as applicable.

          SECTION 3.13 Annual Statement as to Compliance.

          Each of the Trustee, the Master Servicers and the Special Servicer
shall itself deliver, and shall cause (or, in the case of a Designated
Sub-Servicer, shall use commercially reasonable efforts to cause) each
Additional Item 1123 Servicer retained or engaged by it to deliver, on or before
April 30 of each year, beginning in 2009 (provided that if the Trustee requires the following statement in connection with any filing with the Commission, each of the Trustee, the Master Servicers and the Special Servicer shall deliver, and shall cause (or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) each Additional Item 1123 Servicer retained or engaged by it to deliver, on or before March 15 of the subject year), to the Trustee, the Controlling Class Representative, the Depositor, each
Serviced Non-Trust Mortgage Loan Noteholder, the depositor for any securitization trust that includes a Specially Designated Non-Trust Mortgage
Loan, each Underwriter and each Rating Agency and, in the case of the Special
Servicer or an Additional Item 1123 Servicer, to the Master Servicers, a
statement of compliance (the "Annual Statement of Compliance") from the Trustee, each Master Servicer, the Special Servicer or such Additional Item 1123
Servicer, as the case may be, signed by an authorized officer thereof, to the effect that: (i) a review of the activities of the Trustee, each Master
Servicer, the Special Servicer or such Additional Item 1123 Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this Agreement (or, in the case of an Additional Item 1123
Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Trustee, each Master
Servicer, the Special Servicer or such Additional Item 1123 Servicer, as the case may be, has fulfilled all of its obligations under this Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing
Agreement or primary servicing agreement) in all material respects throughout such year (or, if applicable, the portion of such year during which the
Certificates were outstanding) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. In addition, if any party acting as a Master Servicer, the Special Servicer or the Trustee is terminated or

                                     -166-

resigns (in such capacity) pursuant to the terms of this Agreement, such party shall provide, and shall cause (or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) any Additional Item 1123
Servicer engaged by it to provide, an Annual Statement of Compliance pursuant to this Section 3.13 with respect to the period of time that such party or such
Additional Item 1123 Servicer was acting in the relevant capacity.

          In the event the Trustee or the Depositor does not receive the Annual
Statement of Compliance with respect to any party contemplated to deliver such report pursuant to the preceding paragraph, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a
Servicer Notice to such party (or, in the case of an Additional Item 1123
Servicer, to the party hereto that retained or engaged such Additional Item 1123
Servicer), with a copy of such Servicer Notice to the Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the Depositor is sending the
Servicer Notice), as applicable, within two (2) Business Days of such failure.
Any party hereto that retains or engages a Servicing Representative during any year as to which a Form 10-K Annual Report in respect of the Trust is required to be filed with the Commission, which Servicing Representative is, at the time of appointment (except in the case of a Designated Sub-Servicer), or subsequently becomes an Additional Item 1123 Servicer, shall so notify the
Trustee (unless such party is the Trustee) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become an Additional Item 1123 Servicer; and, further, if such Servicing
Representative does not deliver or cause the delivery of an Annual Statement of
Compliance with respect to itself by March 15th of any year during which a Form
10-K Annual Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing
Representative shall promptly so notify the Trustee (unless such party is the
Trustee) and the Depositor in writing no later than the second Business Day following such March 15th, together with an explanation of such failure.

          If any party hereunder is also acting as an Outside Servicer or
Outside Trustee with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property during any portion of a calendar year during or as to which the Trust is subject to the reporting requirements of the Exchange Act, then such party shall, in its capacity as such Outside Servicer or Outside Trustee, as the case may be, comply with the provisions of this Section 3.13 applicable to a Master Servicer (if the subject party is also acting as an Outside Master
Servicer) or the Special Servicer (if the subject party is also acting as an
Outside Special Servicer) or the Trustee (if the subject party is also acting as an Outside Trustee), as applicable, but reflecting that such Outside Serviced
Trust Mortgage Loan or such related REO Property is being serviced and administered under the related Outside Servicing Agreement.

          SECTION 3.14 Reports on Assessment of Compliance with Servicing
Criteria; Registered Public Accounting Firm Attestation Reports.

          Each Servicing Function Participant shall itself deliver, and each party hereto shall cause (or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) any Sub-Servicing Function
Participant retained or engaged by it to deliver, on or before April 30 of each year, beginning in 2009 (provided that if the Trustee requires the following reports in connection with any filing with the Commission, each Servicing
Function Participant shall deliver, and each party hereto shall cause (or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) any Sub-Servicing Function Participant retained or engaged by it to deliver, on or before March

                                     -167-

15 of the subject year), at its own expense, to the Trustee, the Controlling
Class Representative, the Depositor, each Serviced Non-Trust Mortgage Loan
Noteholder, the depositor for any securitization trust that includes a Specially
Designated Non-Trust Mortgage Loan, each Underwriter and each Rating Agency and, in the case of a Servicing Function Participant (other than a Master Servicer)
or a Sub-Servicing Function Participant, to the applicable Master Servicer, the following reports: (i) as required under Rule 13a-18 or Rule 15d-18 of the
Exchange Act and Item 1122 of Regulation AB, a report on an assessment of compliance by it with the Servicing Criteria (an "Annual Assessment Report"), signed by an authorized officer of such Servicing Function Participant or such
Sub-Servicing Function Participant, as the case may be, which report shall contain (A) a statement by such Servicing Function Participant or such
Sub-Servicing Function Participant, as the case may be, of its responsibility for assessing compliance with the Relevant Servicing Criteria applicable to it,
(B) a statement that such Servicing Function Participant or such Sub-Servicing
Function Participant, as the case may be, used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Servicing Function
Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the Relevant Servicing
Criteria identified by such Servicing Function Participant or such Sub-Servicing
Function Participant, as the case may be, and (D) a statement that a registered public accounting firm has issued an attestation report on such Servicing
Function Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for such period ending December 31st of the preceding calendar year; and (ii) as to each report delivered by a Servicing Function Participant or a Sub-Servicing
Function Participant pursuant to the immediately preceding clause (i), a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the PCAOB) (an "Annual
Attestation Report") that attests to, and reports on, the assessment made by the asserting party in such report delivered pursuant to the immediately preceding clause (i), together with (if required to be filed with the Commission) a consent from such registered public accounting firm authorizing the filing of the subject Annual Attestation Report with the Commission. Promptly after receipt of each such report delivered pursuant to the preceding sentence, the
Depositor may review such report and, if applicable, shall be entitled to consult with the appropriate party hereto as to the nature of any material instance of noncompliance with the applicable Servicing Criteria by such party or any Sub-Servicing Function Participant retained or engaged by it. If any
Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party hereto shall cause
(or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) any Sub-Servicing Function Participant engaged by it to provide, an Annual Assessment Report pursuant to this Section 3.14, together with (i) an Annual Attestation Report pursuant to this section with respect to the period of time that the Servicing Function Participant was subject to this
Agreement or the period of time that the Sub-Servicing Function Participant was subject to such other servicing agreement and (ii) any corresponding accountant's consent required to be filed with the Commission.

          In the event the Trustee or the Depositor does not receive the Annual
Assessment Report and/or the Annual Attestation Report with respect to any
Servicing Function Participant, or with respect to any Sub-Servicing Function
Participant retained or engaged by a party hereto, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the
Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a Servicer Notice to such Servicing Function Participant or the party hereto that retained or engaged such Sub-Servicing Function Participant, as the case may be, with a copy of such Servicer Notice to the Depositor (if the
Trustee is

                                     -168-

sending the Servicer Notice) or the Trustee (if the Depositor is sending the
Servicer Notice), as applicable, within two (2) Business Days of such failure.
For the purposes of this Section 3.14, as well as Section 3.13 and Section
7.01(iv)(B) of this Agreement, a "Servicer Notice" shall constitute either any writing forwarded to such party or, notwithstanding the provisions of Section
11.05, e-mail notice which shall be forwarded to all of the following e-mail addresses: askmidland@midlandls.com and midlandlegal@midlandls.com, in the case of Midland, and mark.mccool@capmark.com and joseph.funk@capmark.com and
servicing.compliance@capmark.com, or such other e-mail addresses as are provided in writing by the applicable Master Servicer to the Trustee and the Depositor;
provided that any party to this Agreement (or someone acting on their behalf)
shall only be required to forward any such notice to be delivered to Master
Servicer No. 2 to no more than three (3) e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of Section 7.01(iv)(B); and provided, further, that a copy of any Servicer Notice to the Special Servicer shall be forwarded by the means provided in Section 11.05. Any party hereto that retains or engages a Servicing Representative during any year as to which a Form 10-K
Annual Report in respect of the Trust is required to be filed with the
Commission is, at the time of appointment (except in the case of a Designated
Sub-Servicer), or subsequently becomes a Sub-Servicing Function Participant, shall so notify the Trustee (unless such party is the Trustee) and the Depositor in writing promptly following such party's becoming aware that such Servicing
Representative is or has become a Sub-Servicing Function Participant; and, provided, further, that if such Servicing Representative does not deliver or cause the delivery of an Annual Assessment Report, an Annual Attestation Report
and/or, if required to be filed with the Commission, an accountant's consent with respect to itself by March 15th of any year during which a Form 10-K Annual
Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall promptly so notify the Trustee (unless such party is the Trustee) and the
Depositor in writing no later than the second Business Day following such March
15th, together with an explanation of such failure.

          The Master Servicers, the Special Servicer and the Trustee, in each case, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, provided that the Master Servicers, the Special Servicer and the Trustee shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred by it in affording the Depositor such cooperation.

          If any party hereunder is also acting as an Outside Servicer or an
Outside Trustee with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property during any portion of a calendar year during or as to which the Trust is subject to the reporting requirements of the Exchange Act, then such party shall, in its capacity as such Outside Servicer or Outside Trustee, as the case may be, comply with the provisions of this Section 3.14 applicable to a Master Servicer (if the subject party is also acting as an Outside Master
Servicer), the Special Servicer (if the subject party is also acting as an
Outside Special Servicer) or the Trustee (if the subject party is also acting as an Outside Trustee), as applicable, but reflecting that such Outside Serviced
Trust Mortgage Loan or such related REO Property is being serviced and administered under the related Outside Servicing Agreement.

                                     -169-

          SECTION 3.15 Access to Certain Information.

          (a) Upon ten (10) days' prior written notice, the applicable Master
Servicer (with respect to the items in clauses (i), (ii) (other than
Distribution Date Statements, the Prospectus and the Prospectus Supplement),
(iii) (in the case of Annual Statements of Compliance delivered by the subject
Master Servicer or any Additional Item 1123 Servicers retained or engaged thereby), (v), (vi), (viii), (ix) (in the case of Officer's Certificates delivered by the applicable Master Servicer), (x) and (xi) below), the Special
Servicer (with respect to the items in clauses (iii) (in the case of Annual
Statements of Compliance delivered by the Special Servicer or any Additional
Item 1123 Servicers retained or engaged thereby), (vii), (viii) (with respect to
Specially Serviced Trust Mortgage Loans) and (ix) (in the case of Officer's
Certificates delivered by the Special Servicer), the Trustee (with respect to the items in clauses (i), (ii), (iii), (iv) and (ix) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Serviced Trust Mortgage
Loans or the Certificates (or, in the case of the Trustee, at its Corporate
Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Trustee, the subject Master Servicer or the Special Servicer, as applicable, in accordance with clause (i) or (ii) of the following paragraph, as appropriate, at the expense of such requesting party
(unless otherwise provided in this Agreement), for review by any Certificate
Owner or Certificateholder or any Person identified by a Certificate Owner or
Certificateholder or its designated agent to the Trustee, the subject Master
Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein (or a licensed or registered investment adviser representing such Person), the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items: (i) this Agreement and any amendments thereto,
(ii) the Prospectus and Prospectus Supplement, all Distribution Date Statements
delivered or otherwise made available to holders of the relevant Class of
Certificates since the Closing Date and all reports, statements and analyses delivered or otherwise made available by the subject Master Servicer since the
Closing Date pursuant to Section 3.12(c), (iii) all Annual Statements of
Compliance delivered by and/or to the Trustee since the Closing Date pursuant to or as contemplated by Section 3.13, (iv) all Annual Assessment Reports and
Annual Attestation Reports delivered with respect to and/or to the Trustee since the Closing Date pursuant to or as contemplated by Section 3.14, (v) the most recent property inspection report prepared by or on behalf of or received by the subject Master Servicer in respect of each Mortgaged Property and any
Environmental Assessments prepared pursuant to Section 3.09, (vi) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of or received by the subject Master Servicer, (vii)
any and all modifications, waivers and amendments of the terms of a Serviced
Trust Mortgage Loan entered into by the Special Servicer and the Asset Status
Report prepared pursuant to Section 3.21(c), (viii) the Servicing File relating to each Serviced Trust Mortgage Loan, (ix) any and all Officers' Certificates
and other evidence delivered by the subject Master Servicer or the Special
Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance pursuant to Section 3.03(e) or
4.03(c), including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a), (x) all CMSA Operating Statement Analyses
and CMSA NOI Adjustment Worksheets maintained by the applicable Master Servicer;
and (xi) any and all reports, statements and other written or electronic information relating to an Outside Serviced Trust Mortgage Loan, the related
Mortgaged Property and/or the borrower under such Outside Serviced Trust
Mortgage Loan, to the extent such items were received by the applicable Master
Servicer from an Outside Servicer or the related Outside Trustee. Copies of any and all of the foregoing items will be available from the applicable Master
Servicer, the Special

                                     -170-

Servicer or the Trustee, as the case may be, upon request, and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative, in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, a Master Servicer or the Special Servicer, as applicable, shall require: (i) in the case of Certificate Owners and the Controlling Class Representative, a
confirmation executed by the requesting Person substantially in the form of
Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the
Trustee, the subject Master Servicer or the Special Servicer, as applicable)
generally to the effect that such Person is a beneficial holder of Book-Entry
Certificates, or a representative of a beneficial holder of Book-Entry
Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the
Controlling Class Representative may provide such information to any other
Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other Person (or a licensed or registered investment adviser representing such other Person) confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective transferee of a
Certificate or an interest therein (or a licensed or registered investment adviser representing such Person), confirmation executed by the requesting
Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the subject Master Servicer or the
Special Servicer, as applicable) generally to the effect that such Person is a prospective transferee of a Certificate or an interest therein (or a licensed or registered investment adviser representing such Person), is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative, by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other Person (or a licensed or registered investment adviser representing such other Person) confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner (or any licensed or registered investment adviser representing such Person) shall be obligated to keep confidential any information received from the Trustee, a
Master Servicer or the Special Servicer, as applicable, pursuant to this Section
3.15 that has previously been made available via the Trustee's, a Master
Servicer's or the Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission, and the
Trustee, such Master Servicer or the Special Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section
3.15 that has previously been made available via the Trustee's, such Master
Servicer's or the Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission.

          Each of the Master Servicers and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other

                                     -171-

banking or insurance regulatory authority that may exercise authority over any
Certificateholder or Certificate Owner or, to the extent that the subject information relates to a Serviced Loan Combination, a related Serviced Non-Trust
Mortgage Loan Noteholder, access to any records regarding the Trust Mortgage
Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the applicable Master Servicer or the Special Servicer, as the case may be, designated by it.

          The Trustee, the Master Servicers, the Special Servicer and the
Underwriters may require payment from a Certificateholder, Certificate Owner, prospective transferee (or a licensed or registered investment adviser representing such Person) or, in the case of a Serviced Loan Combination, a related Serviced Non-Trust Mortgage Loan Noteholder (to the extent permitted by the related Co-Lender Agreement) of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this
Section 3.15 to, or at the request of, such Certificateholder, Certificate
Owner, prospective transferee (or a licensed or registered investment adviser representing such Person) or, in the case of a Serviced Loan Combination, a related Serviced Non-Trust Mortgage Loan Noteholder, as applicable, including, without limitation, copy charges and, in the case of any such Person requiring on site review in excess of three (3) Business Days, reasonable fees for employee time and for space.

          (b) A Master Servicer may, but is not required to, make available on or prior to the Distribution Date in each month to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party)
(i) the Distribution Date Statement via its Internet Website, (ii) as a
convenience for Privileged Persons (or, following receipt of written direction of the Depositor, any interested parties) (and not in furtherance of the distribution thereof under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement on its Internet Website and (iii) any other items at the request of the Depositor on its Internet Website.

          The Master Servicers and the Special Servicer may each, but neither is required to, make available each month via its Internet Website in lieu of physical or electronic delivery (i) to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party), the
Unrestricted Servicer Reports, the CMSA Appraisal Reduction Template, the CMSA
Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any
Privileged Person, with the use of a password provided by the subject Master
Servicer or the Special Servicer, as the case may be, the Restricted Servicer
Reports, the CMSA Special Servicer Loan File, the CMSA Financial File and the
CMSA Property File. Any Servicer Report that is not available on the applicable
Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related Distribution Date shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the applicable Master Servicer, upon request, to any Person otherwise entitled to access such report on the applicable Master Servicer's
Internet Website; provided that, other than with respect to deliveries to the
Special Servicer, availability on any such Internet Website shall constitute delivery of the subject Servicer Report pursuant to this Section 3.15(b).

          In connection with providing access to a Master Servicer's or the
Special Servicer's Internet Website, such Master Servicer or the Special
Servicer may require registration and the acceptance of a disclaimer.

                                     -172-

          If three or more Holders or the Controlling Class Representative
(hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the
Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such
Applicants propose to transmit, then the Trustee shall, within five (5) Business
Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

          (c) The Master Servicers and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the applicable Master Servicer or the Special Servicer under this Agreement. None of the Master Servicers, the Special Servicer or the Trustee shall be liable for the dissemination of information in accordance with this Section 3.15. The
Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the
Trustee's Website and assumes no responsibility therefor. In addition, the
Trustee, each Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, such Master
Servicer or the Special Servicer, respectively, for which it is not the original source.

          (d) Nothing herein is intended to compel a Master Servicer or the
Special Servicer to disclose any information or documents protected by attorney-client privilege.

          SECTION 3.16 Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property (other than a Mortgaged
Property that secures an Outside Serviced Trust Mortgage Loan) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), as their interests may appear. The Special Servicer, on behalf of the Trust Fund, shall sell any Administered REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I (or, in the case of any Administered REO
Property related to an Early Defeasance Trust Mortgage Loan, the related Loan
REMIC) acquires ownership of such REO Property for purposes of Section
860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such Administered REO Property or (ii) obtains for the Trustee an Opinion of
Counsel, addressed to the Trustee, the Special Servicer and the applicable
Master Servicer, to the effect that the holding by REMIC I (or, in the case of any Administered REO Property related to an Early Defeasance Trust Mortgage
Loan, the related Loan REMIC) of such Administered REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any
REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the
REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such Administered REO
Property within such extended period as is permitted by such REO Extension or such Opinion of

                                     -173-

Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the REO Account to the extent of available funds and then be a
Servicing Advance by the applicable Master Servicer.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the
Special Servicer shall establish and maintain one or more accounts
(collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each Administered REO Property (other than any SLC
REO Property). If such REO Acquisition occurs with respect to an SLC Mortgaged
Property, then the Special Servicer shall establish an REO Account solely with respect to such property (an "SLC REO Account"), to be held for the benefit of the Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s), as their interests may appear. The Pool REO Account and any SLC
REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds (net of
Liquidation Expenses) received in respect of an Administered REO Property within two (2) Business Days of receipt. Funds in the REO Accounts may be invested in
Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment
Earnings with respect to such REO Account for any Collection Period). The
Special Servicer shall give written notice to the Trustee and the applicable
Master Servicer of the location of each REO Account, when first established and of the new location of such REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")).
On the second Business Day following the end of each Collection Period, the
Special Servicer shall withdraw from the Pool REO Account and any SLC REO
Account and deposit into the applicable Master Servicer's Collection Account and the applicable SLC Custodial Account, respectively, or deliver to the applicable
Master Servicer or such other Person as may be directed by the applicable Master
Servicer (which shall deposit such amounts into the applicable Master Servicer's
Collection Account and the applicable SLC Custodial Account, respectively), the aggregate of all amounts received in respect of each Administered REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO
Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related Administered REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

                                     -174-

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the applicable Master Servicer any information with respect to each REO Account as is reasonably requested by the applicable
Master Servicer.

          (e) Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any Outside Administered REO Property.

          SECTION 3.17 Management of REO Property.

          (a) Prior to the acquisition of title to a Mortgaged Property (other than a Mortgaged Property that secures an Outside Serviced Trust Mortgage Loan), the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review in compliance with the Servicing Standard that in its good faith and reasonable judgment:

               (i) None of the income from Directly Operating such Administered
     REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause such Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, then such
     Mortgaged Property may be Directly Operated by the Special Servicer as REO
     Property;

               (ii) Directly Operating such Mortgaged Property as an REO
     Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent
     Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the
     Special Servicer may (provided that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as
     REO Property and so lease or manage such Administered REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating such Administered REO Property that would not incur an
     REO Tax, the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO
     Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the
     Special Servicer of the Trustee's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the

                                     -175-

     information described in the two preceding sentences from the Trustee, the
     Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO
     Tax on the income derived from such property. All of the Trustee's expenses
     (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

          The Special Servicer's decision as to how each Administered REO
Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders and, in the case of any SLC REO Property, the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole) by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective REO
Property. Both the Special Servicer and the Trustee may, at the expense of the
Trust Fund payable pursuant to Section 3.05(a) and, to the extent such amounts relate to a Serviced Loan Combination and/or an SLC REO Property, at the expense of the Trust Fund and the related Serviced Non-Trust Mortgage Loan Noteholder(s)
payable pursuant to Section 3.05(e), consult with counsel.

          (b) If title to any Administered REO Property is acquired, the Special
Servicer shall manage, conserve and protect such Administered REO Property for the benefit of the Certificateholders and, in the case of any SLC REO Property, the related Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such Administered REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code and will not result in either (i) the receipt by any REMIC Pool of any
"income from non-permitted assets" within the meaning of Section 860F(a)(2)(B)
of the Code or (ii) an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO
Property, funds necessary for the proper management, maintenance and disposition of such Administered REO Property, including without limitation:

               (i) all insurance premiums due and payable in respect of such
     Administered REO Property;

               (ii) all real estate taxes and assessments in respect of such
     Administered REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such Administered REO
     Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such Administered REO Property.

          To the extent that amounts on deposit in the applicable REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with

                                     -176-

respect to such Administered REO Property, the applicable Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing
Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the applicable Master
Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the applicable Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the subject Administered REO Property to remain classified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code) for the operation and management of any Administered REO Property; provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such
     Administered REO Property, including, without limitation, those listed in
     Section 3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such Administered REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
     Administered REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

          (d) Notwithstanding anything to the contrary, this Section 3.17 shall not apply to any Outside Administered REO Property.

                                     -177-

          SECTION 3.18 Resolution of Defaulted Trust Mortgage Loans and REO
Properties.

          (a) A Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO
Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by this
Agreement and/or any applicable intercreditor, co-lender or similar agreement.

          (b) Subject to the immediately succeeding sentence, within 60 days after a Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, the Special
Servicer shall determine the fair value of such Trust Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Trust Mortgage Loan contained herein may have on the value of such Defaulted Trust Mortgage Loan; and provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an
Appraisal (including, without limitation, in the case of an Outside Serviced
Trust Mortgage Loan, from an Outside Servicer) with respect to the related
Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special
Servicer's judgment would materially affect the validity of such Appraisal. The
Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new
Appraisal, if applicable. The Special Servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Trust Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer shall update its determination of the fair value at least once every 90 days. The
Special Servicer shall notify the Trustee, the applicable Master Servicer, each
Rating Agency, the Majority Controlling Class Certificateholder and, in the case of any SLC Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan
Noteholder(s) promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Trust Mortgage Loan, the
Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged
Property, and the expected recoveries from such Trust Mortgage Loan if the
Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Trust Mortgage Loan pursuant to the Purchase Option. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special
Servicer shall take account of any change in circumstances regarding the related
Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing
Standard, rely on the opinion and reports of Independent third-parties in making such determination. In the case of an Outside Serviced Trust Mortgage Loan, the
Special Servicer may consider and rely upon information provided by the Outside
Servicers. If a Serviced Pari Passu Trust Mortgage Loan becomes a Defaulted
Trust Mortgage Loan, and if any related Serviced Pari Passu Non-Trust Mortgage
Loan has been

                                     -178-

securitized, then the Special Servicer shall provide the special servicer for the other securitization trust that includes such related Serviced Pari Passu
Non-Trust Mortgage Loan, subject to payment of reasonable costs, copies of any information used by the Special Servicer to determine the fair value of the subject Serviced Pari Passu Trust Mortgage Loan.

          (c) Subject to the terms set forth in Section 2.03, if a Trust
Mortgage Loan becomes a Defaulted Trust Mortgage Loan, then each of the Majority
Controlling Class Certificateholder and the Special Servicer shall have an assignable option (a "Purchase Option") to purchase such Defaulted Trust
Mortgage Loan from the Trust Fund (with respect to any SLC Trust Mortgage Loan, subject to the related Co-Lender Agreement) at a price (the "Option Price")
equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Trust Mortgage Loan, or (ii) the fair value of the Defaulted Trust Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing
Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its
Purchase Option with respect to any Defaulted Trust Mortgage Loan to any party other than the related Mortgagor or an Affiliate of the related Mortgagor at any time after the related Trust Mortgage Loan becomes a Defaulted Trust Mortgage
Loan. The transferor of any Purchase Option shall notify the Trustee and the applicable Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.
Notwithstanding the foregoing, and subject to any applicable co-lender, intercreditor or similar agreement, the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option; provided that if the Purchase Option is not exercised by the Special Servicer or any assignee thereof within 60 days of a
Serviced Trust Mortgage Loan becoming a Defaulted Trust Mortgage Loan, then the
Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise by the Special Servicer, and the
Majority Controlling Class Certificateholder or its assignee may exercise such
Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of such 15-day period, and subject to any applicable co-lender, intercreditor or similar agreement, the Special Servicer shall again have the right to exercise its
Purchase Option prior to any exercise of the Purchase Option by the Majority
Controlling Class Certificateholder. If not exercised earlier, the Purchase
Option with respect to any Defaulted Trust Mortgage Loan will automatically terminate (i) once the subject Trust Mortgage Loan is no longer a Defaulted
Trust Mortgage Loan (provided, however, that, if such Trust Mortgage Loan subsequently becomes a Defaulted Trust Mortgage Loan, the related Purchase
Option shall again be exercisable), (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off, in full or at a discount, of such Defaulted Trust Mortgage Loan in connection with a workout or (iv) such Defaulted Trust Mortgage Loan is otherwise removed from the Trust Fund.

          (d) [RESERVED]

          (e) Upon receipt of notice from the Special Servicer indicating that a
Trust Mortgage Loan has become a Defaulted Trust Mortgage Loan, the holder
(whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the applicable
Master Servicer and the Trustee written notice thereof (the "Purchase Option
Notice"), in the form of Exhibit M, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the subject Defaulted Trust
Mortgage Loan upon closing and shall specify a cash

                                     -179-

exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any
Purchase Option pursuant to this clause (e) shall be irrevocable.

          (f) If the Special Servicer or the Majority Controlling Class
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the subject Defaulted
Trust Mortgage Loan, the Trustee shall determine as soon as reasonably practicable (and, in any event, within 30 days) after the Trustee has received the written notice, whether the Option Price represents fair value for the
Defaulted Trust Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged
Property, then the Trustee shall make its fair value determination with respect to the subject Defaulted Trust Mortgage Loan as soon as reasonably practicable
(but in any event within 30 days) after the Trustee's receipt of such new
Appraisal. Such fair value determination shall be made in accordance with the
Trustee's good faith reasonable judgment. In determining the fair value of any
Defaulted Trust Mortgage Loan, the Trustee may rely on the opinion and reports of Independent third parties (selected by the Trustee with reasonable care) in making such determination; provided that the Trustee may rely on a current
Appraisal obtained for the related Mortgaged Property pursuant to this Agreement or, in the case of an Outside Serviced Trust Mortgage Loan, an Appraisal
obtained by the trustee or other applicable party under the related Outside
Servicing Agreement (if not obtained by the party with the conflict), it being herein acknowledged that the Trustee is authorized to obtain its own Appraisal at the expense of the Trust if necessary and appropriate under the circumstances. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this subsection shall be advanced by the applicable Master
Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such Advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Additional Trust Fund Expenses). The other parties to this
Agreement shall cooperate with all reasonable requests for information.

          (g) Unless and until the Purchase Option with respect to a Defaulted
Trust Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Trust
Mortgage Loan, including, without limitation, workout and foreclosure, as the
Special Servicer may deem appropriate consistent with the Servicing Standard;
provided, however, the Special Servicer will not be permitted to sell the
Defaulted Trust Mortgage Loan other than in connection with the exercise of the related Purchase Option or a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03 or the exercise of a purchase option by a Serviced
Non-Trust Mortgage Loan Noteholder pursuant to the related Co-Lender Agreement or by a mezzanine lender pursuant to the related intercreditor agreement.

          (h) If title to any Mortgaged Property is acquired by the Trust Fund in respect of any Serviced Trust Mortgage Loan, then the Special Servicer shall, subject to Section 3.26, Section 3.27 and Section 3.28, in each case if and as applicable, use its reasonable best efforts to sell the subject Administered REO
Property as soon as practicable in accordance with Section 3.16(a); and, in connection therewith the Special Servicer shall offer such Administered REO
Property in a commercially reasonable manner. If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such
Administered REO Property within the period specified in Section 3.16(a), or if an REO Extension has been granted and the Special Servicer is unable to sell such Administered REO Property within the extended time period, the Special
Servicer shall, subject to Section 3.26, Section

                                     -180-

3.27 and Section 3.28, in each case if and as applicable, before the end of such period or extended period, as the case may be, auction the Administered REO
Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Controlling
Class Representative, the applicable Master Servicer and the Trustee (and, with respect to any Serviced Loan Combination, the related Serviced Non-Trust
Mortgage Loan Noteholder(s)) not less than five (5) days' prior written notice of its intention to sell any REO Property. Where any Interested Person is among those bidding with respect to an Administered REO Property, the Special Servicer
shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No
Interested Person shall be permitted to purchase an Administered REO Property at a price less than the Purchase Price; provided that, if the Special Servicer intends to bid on any Administered REO Property, (i) the Special Servicer shall notify the Trustee of such intent and (ii) the Special Servicer shall not bid less than the Purchase Price, which in all cases shall be deemed a fair price.

          (i) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property or purchase any Defaulted
Trust Mortgage Loan. Any sale of a Defaulted Trust Mortgage Loan (pursuant to a
Purchase Option) or an Administered REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special
Servicer, the applicable Master Servicer, any Mortgage Loan Seller or the Trust
Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the applicable Master Servicer, the Special Servicer or the Trustee to the Trust
Fund and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the applicable Master Servicer, the
Depositor or the Trustee shall have any liability to the Trust Fund or any
Certificateholder with respect to the price at which a Defaulted Trust Mortgage
Loan is sold if the sale is consummated in accordance with the terms of this
Agreement.

          (j) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Defaulted Trust Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be remitted by the Special Servicer to the applicable Master Servicer within one (1) Business Day of receipt for deposit into the applicable Master
Servicer's Collection Account. The Special Servicer shall immediately notify the
Trustee upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section
3.18(j). Thereafter, the Special Servicer shall notify each holder of a Purchase
Option of such failure and such holder of a Purchase Option may then exercise its Purchase Option in accordance with this Section 3.18.

          (k) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative or a Serviced Non-Trust
Mortgage Loan Noteholder that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the
Servicing Standard.

                                     -181-

          (l) The amount paid for a Defaulted Trust Mortgage Loan or an
Administered REO Property purchased under this Agreement shall be deposited into the applicable Master Servicer's Collection Account, in the case of a Trust
Mortgage Loan, or the REO Account, in the case of an Administered REO Property
(except any portion of such amount constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account or, in the case of any
A-Note Trust Mortgage Loan, applied in accordance with the related Co-Lender
Agreement). Upon receipt of an Officer's Certificate from the applicable Master
Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Trust Mortgage Loan or related
Administered REO Property ownership of the Defaulted Trust Mortgage Loan or
Administered REO Property. The Trustee, upon receipt of a Request for Release, shall release or cause to be released to the applicable Master Servicer or
Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Defaulted Trust Mortgage Loan or related Administered REO
Property.

          SECTION 3.19 Additional Obligations of Master Servicers and Special
Servicer.

          (a) Each Master Servicer shall deposit in its Collection Account on each P&I Advance Date, without any right of reimbursement therefor with respect to those Trust Mortgage Loans, if any, as to which it is the applicable Master
Servicer and that were, in each case, subject to a voluntary Principal
Prepayment (other than Principal Prepayments from Insurance Proceeds or
Liquidation Proceeds) during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of all of the related Prepayment Interest Shortfalls and (ii) the sum of any and
all Master Servicing Fees (calculated for this purpose only at a rate of 0.01%
per annum) and Prepayment Interest Excesses received by such Master Servicer during such Collection Period on those Trust Mortgage Loans and REO Trust
Mortgage Loans as to which it is the applicable Master Servicer; provided that if a Prepayment Interest Shortfall occurs as a result of a Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b) pursuant to applicable law or court order or (c) at the request or with the consent of the Special Servicer or the
Controlling Class Representative), then the amount in clause (ii) of this sentence will be replaced with the sum of (x) all Master Servicing Fees and
Prepayment Interest Excesses payable to such Master Servicer with respect to the
Trust Mortgage Loans and any REO Trust Mortgage Loans as to which such Master
Servicer is the applicable Master Servicer for the subject Collection Period, inclusive of any portion thereof payable to a third-party primary servicer and inclusive of any Excess Servicing Strip and (y) any investment income earned on the related principal prepayment during such Collection Period while on deposit in such Master Servicer's Collection Account. Any Prepayment Interest Excesses
received by a Master Servicer during any Collection Period and not otherwise applied as described in the prior sentence will be applied, to the extent necessary, to cover any Prepayment Interest Shortfall related to a Trust
Mortgage Loan serviced by that Master Servicer, which Prepayment Interest
Shortfall was incurred during such Collection Period and was not otherwise offset by the payments described in the prior sentence.

          For the purposes of determining the amounts that a Master Servicer is required to deposit in its Collection Account on any P&I Advance Date in respect of any particular Collection Period pursuant to the preceding paragraph of this
Section 3.19(a), no Prepayment Interest Shortfall shall be

                                     -182-

carried over from a prior Collection Period. Notwithstanding the foregoing, no
Master Servicer shall be relieved from making a payment it was obligated to make under the preceding paragraph of this Section 3.19(a) in respect of a prior
Collection Period, but failed to do so.

          In addition, on the first P&I Advance Date that follows the end of the
Collection Period in which occurs the Stated Maturity Date of the Late Payment
Date Trust Mortgage Loan, the applicable Master Servicer shall deposit in the
Distribution Account (without any right of reimbursement) a cash amount equal to the Balloon Payment Interest Shortfall for such Trust Mortgage Loan.

          (b) The applicable Master Servicer shall, as to each Serviced Trust
Mortgage Loan that is secured by the interest of the related Mortgagor under a
Ground Lease, promptly (and in any event within 60 days of the Closing Date)
notify the related ground lessor in writing of the transfer of such Serviced
Trust Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the applicable Master Servicer.

          (c) The applicable Master Servicer shall promptly deliver to the
Special Servicer (and in any event within five (5) Business Days following receipt) any written evidence it receives of an institutional lender's binding commitment to refinance a Serviced Trust Mortgage Loan within 60 days after the due date of such Serviced Trust Mortgage Loan's Balloon Payment.

          (d) Master Servicer No. 2 shall be responsible for paying the ongoing surveillance fees of the Rating Agencies with respect to the Trust.

          (e) No Master Servicer shall, to the extent consistent with the
Servicing Standard and permitted by the related loan documents, apply any funds with respect to a Serviced Mortgage Loan that are in the form of a holdback, earnout reserve, cash trap or other similar feature, to the prepayment of the subject Serviced Mortgage Loan prior to an event of default or reasonably foreseeable event of default with respect to such Serviced Mortgage Loan.

          SECTION 3.20 Modifications, Waivers, Amendments and Consents.

          (a) Subject to Sections 3.20(b) through 3.20(k), as well as Section
3.08, Section 3.26, Section 3.27 and Section 3.28, and further subject to any applicable intercreditor, co-lender or similar agreement (including, with respect to a Serviced Loan Combination, the related Co-Lender Agreement), the applicable Master Servicer (to the extent provided in Section 3.02(a) and
Section 3.20(h) below) and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Serviced
Mortgage Loan (including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) without the consent of the Trustee or any
Certificateholder. Neither a Master Servicer nor the Special Servicer (in its
respective capacity as such) may agree with the related Mortgagor to any modification, extension, waiver or amendment of an Outside Serviced Trust
Mortgage Loan.

          (b) All modifications, waivers or amendments of any Serviced Mortgage
Loan (including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided, however, that neither a Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced Mortgage

                                     -183-

Loan not otherwise permitted by this Section 3.20 that would constitute a
"significant modification" of such Serviced Mortgage Loan within the meaning of
Treasury regulations section 1.860G-2(b).

          (c) Except as provided in Section 3.20(d) and the last sentence of
Section 3.02(a), neither a Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Serviced Mortgage Loan that would:

               (i) affect the amount or timing of any related payment of
     principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Penalty Interest, late payment charges and amounts payable as additional servicing compensation) payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge or permit a Principal
     Prepayment during any period in which the related Mortgage Note prohibits
     Principal Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
     Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released (other than in connection with a taking of all or part of the related Mortgaged Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO
     Property); or

               (iv) except as provided in Section 3.08, permit the transfer or transfers of (A) the related Mortgaged Property or any interest therein or
     (B) equity interests in the Mortgagor or any equity owner of the Mortgagor that would result, in the aggregate during the term of the related Trust
     Mortgage Loan, in a transfer greater than 49% of the total interest in the subject Mortgagor and/or any equity owner of the related Mortgagor or a transfer of voting control in the related Mortgagor or an equity owner of the related Mortgagor;

               (v) except as provided in Section 3.08, permit the further encumbrance of the related Mortgaged Property with additional debt; or

               (vi) in the reasonable, good faith judgment of the Special
     Servicer, otherwise materially impair the security for such Serviced
     Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

          (d) Notwithstanding Section 3.20(c), but subject to Section 3.26,
Section 3.27, Section 3.28 and the second paragraph of this Section 3.20(d), and further subject to any applicable co-lender, intercreditor or similar agreement, including any related Co-Lender Agreement, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance
Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced
Mortgage Loan, including by way of a reduction in the related Mortgage Rate,
(iii) forbear in the enforcement of any right granted under any Mortgage Note or
Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity

                                     -184-

date of any Specially Serviced Mortgage Loan, or (v) accept a Principal
Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period;
provided that (A) the related Mortgagor is in default with respect to the
Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Serviced Mortgage Loan to Certificateholders on a
net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate). In the case of every other modification, waiver or consent, the Special
Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of
Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Serviced Mortgage
Loan under Treasury regulation section 1.860G-2(b) of the Code and (2) cause any
REMIC Pool to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the
Startup Day under the REMIC Provisions.

          In no event will the Special Servicer: (i) extend the maturity date of a Serviced Trust Mortgage Loan beyond a date that is two (2) years (or, in the case of an ARD Trust Mortgage Loan, five (5) years) prior to the Rated Final
Distribution Date or, in connection with any such extension, in no event shall the Special Servicer reduce the Mortgage Rate of a Serviced Trust Mortgage Loan to less than the least of (A) the original Mortgage Rate of such Serviced Trust
Mortgage Loan, (B) the highest fixed Pass-Through Rate of any Class of Principal
Balance Certificates then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer; (ii)
if the subject Serviced Trust Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such
Serviced Trust Mortgage Loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of such Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease; or (iii) permit the substitution of a Mortgaged
Property or any material portion thereof (other than as expressly provided in the related loan documents) unless it has received written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event with respect to the Certificates (and if a Specially Designated Non-Trust
Mortgage Loan is involved, without receiving prior written confirmation from each applicable Other Rating Agency that such action would not result in an
Adverse Rating Event with respect to any related Specially Designated Non-Trust
Mortgage Loan Securities).

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first sentence of the first paragraph of this Section
3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the applicable Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (e) Subject to Section 3.11, the Special Servicer or, with respect to subsection (h) below, the applicable Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Trust Mortgage Loan and is permitted by the terms of this
Agreement, require that such Mortgagor pay to it: (i) as additional servicing compensation, a reasonable or customary fee for the additional services

                                     -185-

performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section
1.1001-3(e)(2); and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or a Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related
Mortgagor.

          (f) The Special Servicer shall notify the applicable Master Servicer, any related Sub-Servicers, the Trustee, the Controlling Class Representative
(and, with respect to any Serviced Loan Combination, and the related Serviced
Non-Trust Mortgage Loan Noteholder(s)) and the respective Rating Agencies, in writing, of any material modification, waiver or amendment of any term of any
Serviced Trust Mortgage Loan (including fees charged the related Mortgagor) and the date thereof, and shall deliver to the Custodian (with a copy to the applicable Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten (10) Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Trust Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15 hereof.

          (g) A Master Servicer shall not permit defeasance of any Serviced
Trust Mortgage Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Serviced Trust Mortgage Loan, and (y) in a manner that is inconsistent with the terms of such Serviced Trust Mortgage Loan.
Unless and except to the extent the applicable Master Servicer is precluded from preventing such defeasance by the related Trust Mortgage Loan documents or otherwise, the applicable Master Servicer will not permit defeasance of any
Serviced Trust Mortgage Loan, unless: (i) the defeasance collateral consists of
"Government Securities" within the meaning of the Investment Company Act of
1940, as amended, (ii) the applicable Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided that the applicable Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect), (iii) the applicable Master Servicer has notified the Rating Agencies, (iv) to the extent the defeasance of the subject Serviced
Trust Mortgage Loan or, if a Serviced Loan Combination is involved, any related
Specially Designated Non-Trust Mortgage Loan is required by the then-current applicable rating agency criteria to be reviewed by a Rating Agency or, if applicable, an Other Rating Agency, such Rating Agency and/or, if applicable,
Other Rating Agency has confirmed that such defeasance will not result in an
Adverse Rating Event with respect to any Class of Certificates or related
Specially Designated Non-Trust Mortgage Loan Securities to which a rating has been assigned by such rating agency (provided that, no confirmation from any
Rating Agency shall be required if the subject Serviced Trust Mortgage Loan being defeased, together with all Trust Mortgage Loans cross-collateralized with such Serviced Trust Mortgage Loan, (i) is not one of the ten (10) largest Trust
Mortgage Loans (or cross-collateralized groups of Trust Mortgage Loans) by
Stated Principal Balance in the Trust Fund, and (ii) has a Stated Principal
Balance at the time of the defeasance that is less than $35,000,000 and less than 5% of the then-aggregate Stated Principal Balance of the Trust Mortgage
Loans, and the applicable Master Servicer shall have delivered to the Trustee and each Rating Agency a Defeasance Certificate substantially in the form of
Exhibit N hereto), (v) the applicable Master Servicer has requested and received from the related Mortgagor (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Serviced
Trust Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of an ARD Trust Mortgage Loan, on or before its Anticipated Repayment

                                     -186-

Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity (as defined below) is designated to assume the Serviced Trust Mortgage Loan and own the Defeasance
Collateral; provided that, if under the terms of the related Trust Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the applicable Master
Servicer shall purchase the U.S. government obligations contemplated by the related Trust Mortgage Loan documents. Subsequent to the second anniversary of the Closing Date, to the extent that the applicable Master Servicer may, in accordance with the related Trust Mortgage Loan documents, require defeasance of any Serviced Trust Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment
Premium or Yield Maintenance Charge, the applicable Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance; provided that the conditions set forth in clauses (i) through (vi)
of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by a Master Servicer pursuant to this Section
3.20(g) shall be paid by the Mortgagor of the defeased Serviced Trust Mortgage
Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document
(or, if prohibited from being paid by the Mortgagor, shall be paid out of the applicable Collection Account). Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related
Trust Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the applicable Master Servicer shall (i) if consistent with the related Trust Mortgage Loan documents, refuse to allow the defeasance of the subject Serviced Trust Mortgage Loan or (ii) if the applicable Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase the defeasance collateral, the applicable Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the subject Serviced Trust Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organizational documents provide as follows: it is formed solely for the purpose of owning and pledging the Defeasance Collateral related to the Trust Mortgage Loans; it may not engage in any business unrelated to such
Defeasance Collateral and the financing thereof; it does not have and may not own any assets other than those related to its interest in such Defeasance
Collateral or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the subject Trust Mortgage Loan.

                                     -187-

          Notwithstanding anything to the contrary in this Agreement, with respect to certain Defeasance Loans originated or acquired by GSMC, GSMC has transferred to a third party the right to establish or designate the successor borrower and to purchase or cause to be purchased the related Defeasance
Collateral ("GSMC Defeasance Rights and Obligations"). In the event the applicable Master Servicer receives notice of a defeasance request with respect to a Defeasance Loan that provides for GSMC Defeasance Rights and Obligations in the related Mortgage Loan documents, such Master Servicer shall provide, within five (5) Business Days of receipt of such notice, written notice of such defeasance request to GSMC's assignee. Until such time as GSMC provides written notice to the contrary, notice of a defeasance of a Defeasance Loan with GSMC
Rights and Obligations shall be delivered to: Defeasance Holding Company, LLC,
11121 Carmel Commons Blvd., Suite 250, Charlotte, North Carolina 28226,
Attention: Asset Manager, telephone number: (704) 248-2600, facsimile number:
(704) 759-9515, email address: dhc-team@dhcllc.com.

          (h) For any Serviced Mortgage Loan other than a Specially Serviced
Mortgage Loan, subject to the rights of the Special Servicer set forth in this
Section 3.20, and further subject to the rights of the Controlling Class
Representative and the Serviced Non-Trust Mortgage Loan Noteholders set forth herein, including in Sections 3.21, 3.26, 3.27 and 3.28 and, with respect to any
Serviced Loan Combination, further subject to the rights of the related Serviced
Non-Trust Mortgage Loan Noteholder(s) under the related Co-Lender Agreement, the applicable Master Servicer, without the consent of the Special Servicer or the
Controlling Class Representative, as applicable, shall be responsible for any request by a Mortgagor for the consent or approval of the mortgagee with respect to:

               (i) approving routine leasing activity (including any
     subordination, non-disturbance and attornment agreement) with respect to any lease for less than the lesser of (A) 20,000 square feet and (B) 20% of the related Mortgaged Property;

               (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

               (iii) approving annual budgets for the related Mortgaged
     Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

               (iv) subject to other restrictions herein regarding Principal
     Prepayments, waiving any provision of a Serviced Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

               (v) approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance permitted by the terms of the related Serviced Trust Mortgage Loan if the applicable Master Servicer receives an Opinion of Counsel (which Opinion of
     Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in a "prohibited transaction"
     under the REMIC Provisions;

                                     -188-

               (vi) subject to Section 3.08(b), approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Serviced Mortgage Loan to such non-material rights-of-way or easements; and

               (vii) approving a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the related Mortgagor, and is a nationally or regionally recognized manager of similar properties, (B) the subject
     Serviced Trust Mortgage Loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the related Mortgaged Property does not secure a Loan Combination;

provided, however, in the case of any SLC Trust Mortgage Loan, the applicable
Master Servicer shall provide written notice of such action to the related
Serviced Non-Trust Mortgage Loan Noteholder(s); and provided, further that the applicable Master Servicer shall promptly notify the Special Servicer of any requests not subject to this Section 3.20(h) for which the Special Servicer is responsible pursuant to this Section 3.20 and shall deliver to the Special
Servicer (which delivery may be by electronic transmission in a format acceptable to the applicable Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the applicable Master Servicer that the Special Servicer may reasonably request related thereto. For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the Disbursement of Earnouts or Holdback Amounts, with respect to any Trust Mortgage Loan set forth on Schedule VI and any Specially Serviced
Mortgage Loan received by the applicable Master Servicer shall be submitted to the Special Servicer for processing. For purposes of this Agreement,
"Disbursement of Earnouts or Holdback Amounts" shall mean the disbursement or funding to a borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Trust Mortgage Loan set forth on
Schedule VI and any Specially Serviced Mortgage Loan until certain conditions precedent thereto relating to the satisfaction of performance related criteria
(e.g., project reserve thresholds, lease-up requirements, sale requirements, etc.) as set forth in the applicable Mortgage Loan documents, have been satisfied.

          Notwithstanding Section 3.08, the applicable Master Servicer (with respect to Performing Serviced Trust Mortgage Loans, without the Special
Servicer's consent) or the Special Servicer (with respect to Specially Serviced
Trust Mortgage Loans and Administered REO Properties), without any Rating Agency
(or, if applicable, Other Rating Agency) confirmation as provided in Section
3.08(a), may grant a Mortgagor's request for consent (or, in the case of an
Administered REO Property, may consent) to subject the related Mortgaged
Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the subject
Trust Mortgage Loan to such easement or right-of-way, provided that the applicable Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such
Mortgage or the related Mortgagor's ability to repay the subject Trust Mortgage
Loan, and will not materially or adversely affect the value of such Mortgaged
Property and that the granting of such consent would not result in an Adverse
REMIC Event.

          (i) To the extent that either the applicable Master Servicer or
Special Servicer waives any Penalty Interest or late charge in respect of any
Serviced Trust Mortgage Loan, whether pursuant to Section 3.02(a) or this
Section 3.20, the respective amounts of additional servicing compensation payable to the applicable Master Servicer and the Special Servicer under Section
3.11 out of such

                                     -189-

Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty
Interest or late payment charges immediately prior to such waiver.

          (j) Notwithstanding anything to the contrary in this Agreement, neither a Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in an Adverse Rating Event with respect to the Certificates (and if any such action relates to a Specially Designated Non-Trust Mortgage Loan, unless it has received prior written confirmation from the applicable Other Rating
Agencies that such action will not result in an Adverse Rating Event with respect to any related Specially Designated Non-Trust Mortgage Loan Securities):

               (i) with respect to any Mortgaged Property that secures a
     Serviced Trust Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Trust Mortgage Loans or $20,000,000 or that secures a Specially
     Designated Non-Trust Mortgage Loan, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

               (ii) with respect to any Mortgaged Property that is a hospitality property and that secures either a Serviced Trust Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) five percent
     (5%) of the then aggregate principal balance of all the Trust Mortgage
     Loans or (B) $20,000,000 or a Specially Designated Non-Trust Mortgage Loan,
     the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

          (k) Notwithstanding anything to the contrary in this Agreement, except to the extent otherwise required under the related Co-Lender Agreement, any modification, extension, waiver or amendment of the payment terms of a Serviced
Loan Combination shall be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender
Agreement, such that neither the Trust as holder of the related SLC Trust
Mortgage Loan, on the one hand, nor the related Serviced Non-Trust Mortgage Loan
Noteholder(s), on the other hand, gains a priority over the other that is not reflected in the loan documents and the related Co-Lender Agreement.
Furthermore, to the extent consistent with the Servicing Standard and the applicable Co-Lender Agreement (taking into account the extent to which a
Serviced Subordinate Non-Trust Mortgage Loan is subordinate to the corresponding
A-Note Trust Mortgage Loan): (i) no waiver, reduction or deferral of any particular amounts due on an A-Note Trust Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Serviced Subordinate Non-Trust Mortgage Loan(s); and (ii) no
reduction of the Mortgage Rate on an A-Note Trust Mortgage Loan shall be effected prior to the reduction of the Mortgage Rate of the related Serviced
Subordinate Non-Trust Mortgage Loan(s), to the maximum extent possible.

          SECTION 3.21 Transfer of Servicing Between Master Servicer and Special
Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan, the applicable Master Servicer or Special
Servicer, whichever made such determination, shall promptly notify the other such party, the Controlling Class Representative and the

                                     -190-

Trustee (and, in the case of a Serviced Loan Combination, the related Serviced
Non-Trust Mortgage Loan Noteholder(s)), and if the applicable Master Servicer is not also the Special Servicer, the applicable Master Servicer shall immediately deliver or cause to be delivered a copy of the related Mortgage File and
Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof)
and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Mortgage Loan, either in the applicable Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the applicable Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The applicable
Master Servicer shall use reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related
Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing
File, the applicable Master Servicer shall have such period of time as reasonably necessary to make such delivery. Notwithstanding the occurrence of a
Servicing Transfer Event, the applicable Master Servicer shall continue to receive payments on the subject Serviced Mortgage Loan (including amounts collected by the Special Servicer).

          Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the applicable Master Servicer is not also the
Special Servicer, the Special Servicer shall promptly give notice thereof to the applicable Master Servicer and shall use reasonable efforts to return the related Mortgage File to the Custodian and the related Servicing File, together with all other information, documents and records that were not part of the
Servicing File when it was delivered to the Special Servicer, to the applicable
Master Servicer (or such other Person as may be directed by the applicable
Master Servicer) within five (5) Business Days of the occurrence. Upon giving such notice, and returning such Servicing File, to the applicable Master
Servicer (or such other Person as may be directed by the applicable Master
Servicer), the Special Servicer's obligation to service such Serviced Mortgage
Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Serviced Mortgage Loan, shall terminate, and the obligations of the applicable Master Servicer to service and administer such Serviced Mortgage
Loan shall resume.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File
(with a copy of each such original to the applicable Master Servicer), and copies of any additional related Serviced Mortgage Loan information, including correspondence with the related Mortgagor.

          (c) No later than 30 days after a Serviced Mortgage Loan becomes a
Specially Serviced Mortgage Loan, the Special Servicer shall prepare (subject to
Section 3.26, Section 3.27 and Section 3.28, in each case if and as applicable)
and deliver to each Rating Agency, the Trustee, the applicable Master Servicer and the Controlling Class Representative (and, in the case of a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)), a report (the "Asset Status Report") with respect to such Trust Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) a summary of the status of such Specially Serviced Mortgage
     Loan and negotiations with the related Mortgagor;

                                     -191-

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
     Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Trust Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
     statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the related Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Trust Mortgage Loan; and

               (vi) such other information as the Special Servicer deems
     relevant in light of the Servicing Standard.

          The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset
Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard; provided that, subject to
Section 3.26, Section 3.27 and Section 3.28, in each case if and as applicable, the Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report.

          No direction of the Controlling Class Representative or the related
SLC Controlling Party, as applicable, with respect to the preparation of an
Asset Status Report shall (a) require or cause a Master Servicer or the Special
Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, the related Co-Lender Agreement or any other related intercreditor agreement, including such Master Servicer's or the
Special Servicer's, as the case may be, obligation to act in accordance with the
Servicing Standard and to maintain the REMIC status of each REMIC Pool, (b)
result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose a Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust
Fund or the Trustee or the officers and the directors of each party to claim, suit or liability or (d) materially expand the scope of a Master Servicer's, the
Trustee's or the Special Servicer's responsibilities under this Agreement.

          SECTION 3.22 Sub-Servicing Agreements.

          (a) The Master Servicers and, subject to Section 3.22(f), the Special
Servicer each may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof to the extent applicable (modified to apply to the Sub-Servicer instead of a Master
Servicer); (ii) provides that if a Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such

                                     -192-

capacity hereunder (including, without limitation, by reason of an Event of
Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of such Master Servicer or the Special Servicer, as the case may be, under such agreement or (except with respect only to the
Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Depositor (insofar as such agreement relates to the performance of duties that affect the ability of the Depositor to comply with its reporting requirements under the Exchange Act with respect to the Subject Securitization Transaction) and the Trustee, for the benefit of the
Certificateholders and, in the case of a Sub-Servicing Agreement relating to a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s), shall be third-party beneficiaries under such agreement, but that
(except to the extent the Trustee or its designee assumes the obligations of a
Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the
Trust Fund, the Depositor, any successor Master Servicer or Special Servicer, as the case may be, any Serviced Non-Trust Mortgage Loan Noteholder or any
Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Serviced Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Serviced Trust Mortgage Loan at its option and without penalty; (v)
with respect to any Sub-Servicing Agreement entered into by the Special
Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the
Special Servicer contemplated by Section 3.20 hereof without the consent of such
Special Servicer or conduct any foreclosure action contemplated by Section 3.09 hereof or sale of a Serviced Trust Mortgage Loan or Administered REO Property
contemplated by Section 3.18 hereof; (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the
Trust Fund; and (vii) provides that, if the Sub-Servicer constitutes an
Additional Item 1123 Servicer, then it will deliver to the applicable parties an
Annual Statement of Compliance in respect of the Sub-Servicer as and when contemplated by Section 3.13 and, if the Sub-Servicer constitutes a
Sub-Servicing Function Participant, then it will deliver, or cause to be delivered, to the applicable parties, an Annual Assessment Report in respect of the Sub-Servicer and a corresponding Annual Attestation Report (and the consent of the applicable registered public accounting firm to file it with the
Commission) as and when contemplated by Section 3.14. In addition, each
Sub-Servicing Agreement entered into by a Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any
Serviced Loan that becomes a Specially Serviced Mortgage Loan. The Master
Servicers and the Special Servicer shall each deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by a Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer or the Special
Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of a Master Servicer or the
Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by such Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or
Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding,
Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the applicable Master Servicer or the
Special Servicer, as the case may be, and such Sub-Servicer as they may agree.
For purposes of this Agreement, the Master Servicers and the Special

                                     -193-

Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicers and the Special
Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law. In addition, Master
Servicer No. 2. shall use reasonable efforts to ensure that any Sub-Servicer
(other than any Designated Sub-Servicer) of a MERS Mortgage Loan serviced by
Master Servicer No. 2 is registered with MERS if Master Servicer No. 2 is not so registered. The Master Servicers and the Special Servicer shall each notify the
Trustee and the Depositor in writing, promptly upon becoming aware thereof, whether any Sub-Servicer constitutes an Additional Item 1123 Servicer or a
Sub-Servicing Function Participant. Each of the initial Master Servicers and the initial Special Servicer hereby represents and warrants that, as of the Closing
Date, it has not retained and does not expect to retain any particular Person or group of affiliated Persons (other than a Designated Sub-Servicer) to act as a
Servicer with respect to five percent (5%) or more of the Mortgage Pool (by balance).

          (c) The Master Servicers and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Serviced Loan
Combination, also for the benefit of the related Serviced Non-Trust Mortgage
Loan Noteholder(s), shall (at no expense to the Trustee, the Certificateholders, such Serviced Non-Trust Mortgage Loan Noteholder(s) or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing
Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as a Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the
Serviced Mortgage Loans; provided that a Master Servicer shall not be required to prosecute claims against a Designated Sub-Servicer for the failure of such
Sub-Servicer to perform obligations that affect the Depositor's ability to comply with its reporting requirements under the Exchange Act with respect to the Subject Securitization Transaction or any securitization involving the issuance of Non-Trust Mortgage Loan Securities. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicers and the Special Servicer
may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

          (d) In the event of the resignation, removal or other termination of a
Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this
Agreement: (i) to assume the rights and obligations of such Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master
Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if an
Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or

                                     -194-

otherwise in accordance with the Sub-Servicing Agreement, in each case without paying any sub-servicer termination fee.

          Each Sub-Servicing Agreement will provide, among other things, that the applicable Master Servicer or the Trustee and their respective successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Serviced Mortgage Loans if any Rating
Agency or, if a Specially Designated Non-Trust Mortgage Loan is involved, any applicable Other Rating Agency (i) reduces the rating assigned to one or more
Classes of the Certificates or one or more classes of related Specially
Designated Non-Trust Mortgage Loan Securities, as applicable, as a result of the sub-servicing of Serviced Mortgage Loans by the subject Sub-Servicer, or (ii)
advises the applicable Master Servicer or the Trustee in writing that it will cause an Adverse Rating Event with respect thereto due to the continued
servicing by the subject Sub-Servicer (and such Adverse Rating Event shall not have been withdrawn by any such Rating Agency or Other Rating Agency, as the case may by, within 45 days of the date that the applicable Master Servicer or the Trustee obtained such actual knowledge).

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicers
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and any affected Serviced Non-Trust Mortgage Loan Noteholders for the performance of their respective obligations and duties under this
Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Mortgage Loans or Administered REO Properties for which it is responsible. The Master Servicers and the Special Servicer shall each be responsible, without any right of reimbursement, for all fees and other compensation and other amounts of Sub-Servicers retained by it.

          (f) The Special Servicer shall not enter into a Sub-Servicing
Agreement unless the Controlling Class Representative consents and either (i)
each Rating Agency and, if a Specially Designated Non-Trust Mortgage Loan is
involved, each applicable Other Rating Agency has confirmed in writing that the execution of such agreement will not result in an Adverse Rating Event with respect to the Certificates or any related Specially Designated Non-Trust
Mortgage Loan Securities, as applicable, or (ii) such Sub-Servicing Agreement relates to a Serviced Trust Mortgage Loan or Serviced Trust Mortgage Loans
(along with any Serviced Trust Mortgage Loans previously sub-serviced pursuant to this section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Trust Mortgage Loans. The Special Servicer
shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the
Special Servicer's obligations hereunder. Furthermore, notwithstanding anything herein to the contrary, until the Trustee files a Form 15 with respect to the
Trust in accordance with Section 8.15, none of the Master Servicers or the
Special Servicer shall retain or engage any Additional Item 1123 Servicer or
Sub-Servicing Function Participant without the express written consent of the
Depositor (which consent shall not be unreasonably withheld). As of the Closing
Date, the Depositor hereby consents to the retention or engagement of each
Designated Sub-Servicer that is an Additional Item 1123 Servicer or a
Sub-Servicing Function Participant, but only with respect to the Mortgage Loans to be serviced thereby as identified on Exhibit K hereto.

                                     -195-

          SECTION 3.23 Representations and Warranties of Master Servicers and
Special Servicer.

          (a) Each Master Servicer hereby represents and warrants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer and the Serviced Non-Trust Mortgage Loan
Noteholders, as of the Closing Date, that:

               (i) Such Master Servicer is a legal entity, duly organized under the laws of the jurisdiction of its organization, and such Master Servicer is in compliance with the laws of each State in which any Mortgaged
     Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by such Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by such Master Servicer, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Such Master Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Master Servicer to perform its obligations under this
     Agreement or the financial condition of such Master Servicer.

               (vi) No litigation is pending or, to the best of such Master
     Servicer's knowledge, threatened, against such Master Servicer that would prohibit such Master Servicer from entering into this Agreement or, in such
     Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer (calculated, with respect to an initial Master
     Servicer, on a consolidated basis).

                                     -196-

               (vii) The net worth of such Master Servicer (or, in the case of an initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer of, or compliance by such Master
     Servicer with, this Agreement or the consummation of the transactions of such Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of such Master Service to perform its obligations hereunder.

               (ix) Such Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (x) Such Master Servicer is on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Master Servicer.

          (b) The Special Servicer hereby represents and warrants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicers and the Serviced Non-Trust Mortgage Loan
Noteholders, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized under the laws of the State of Florida, validly existing and in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                     -197-

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this
     Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the
     Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Serviced
     Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
     Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (x) The Special Servicer is on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Special Servicer.

          (c) The representations and warranties of the Master Servicers and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicers) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (d) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a).

          (e) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(b), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                     -198-

          SECTION 3.24 Sub-Servicing Agreement Representation and Warranty.

          Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each
Sub-Servicing Agreement in effect as of the Closing Date and to which such
Master Servicer is a party, satisfies the requirements for such Sub-Servicing
Agreements set forth in Section 3.22(a) and the second paragraph of 3.22(d) in all material respects.

          SECTION 3.25 Designation of Controlling Class Representative.

          (a) The Majority Controlling Class Certificateholder shall be entitled in accordance with this Section 3.25 to select a representative (the
"Controlling Class Representative") having the rights and powers specified in this Agreement (including, without limitation, those specified in Section 3.26)
or to replace an existing Controlling Class Representative. The Controlling
Class Representative shall not be required to be a Certificateholder. Upon (i)
the receipt by the Trustee of written requests for the selection of a
Controlling Class Representative from the Majority Controlling Class
Certificateholder, (ii) the resignation or removal of the Person acting as
Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the
Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate
Owners) of the Controlling Class that they may select a Controlling Class
Representative. Such notice shall set forth the process for selecting a
Controlling Class Representative, which shall be the designation of the
Controlling Class Representative by the Majority Controlling Class
Certificateholder by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee and the applicable Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers);
provided that the initial Controlling Class Representative shall be LNR
Securities Holdings, LLC without need for further designation or notice.

          (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from a Master Servicer or Special Servicer, the
Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder
(or, in the case of Book-Entry Certificates, to the extent actually known to a
Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and each Master Servicer or the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that any Master Servicer or the
Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable,
Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a
Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the

                                     -199-

Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Collection Accounts pursuant to Section 3.05(a).

          (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of
Book-Entry Certificates, Certificate Owner) of the Controlling Class. The
Majority Controlling Class Certificateholder shall be entitled to remove any existing Controlling Class Representative by giving written notice to the
Trustee and to such existing Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless the Majority Controlling Class Certificateholder, or such Controlling Class Representative, as applicable, shall have notified the
Trustee and each other Holder (or, in the case of Book-Entry Certificates,
Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata according to their respective
Percentage Interests in such Class, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Trust Mortgage
Loan, the Controlling Class Representative shall immediately notify the Trustee, the applicable Master Servicer and the Special Servicer, whereupon (if the
Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class
Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the
Controlling Class Representative.

          SECTION 3.26 Certain Matters Regarding the Controlling Class
Representative.

          (a) Subject to Sections 3.27 and 3.28 of this Agreement and the terms of the related Co-Lender Agreement in the case of the Serviced Loan
Combinations, the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special
Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event or the violation of the
Servicing Standard and except as set forth in, and in any event subject to, the second paragraph of this Section 3.26(a), the Special Servicer will not be permitted to take, or consent to the applicable Master Servicer taking, any of the following actions as to which the Controlling Class Representative has objected in writing within ten (10) Business Days of being notified thereof and having received the information reasonably necessary to make an informed decision with respect thereto, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the applicable Master Servicer (provided that, if such written objection has not been received by the Special Servicer within such ten (10) Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

                                     -200-

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Trust Mortgage Loans as come into and continue in default;

               (ii) any modification of a Money Term (other than late payment charge and Default Interest provisions) or material non-monetary term of a
     Trust Mortgage Loan, but excluding a modification consisting of the extension of the maturity date of a Trust Mortgage Loan for one (1) year or less;

               (iii) any proposed sale of an REO Property (other than in
     connection with the termination of the Trust Fund) for less than the related Purchase Price;

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous
     Materials located at an REO Property;

               (v) any release of collateral (other than funds from Servicing
     Accounts), or acceptance of substitute or additional collateral, for a
     Trust Mortgage Loan unless required by specific conditions with no lender discretion in the related Trust Mortgage Loan documents and/or applicable law;

               (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance"
     clause or consent to any transfer or encumbrance where lender discretion is permitted;

               (vii) any acceptance of an assumption agreement releasing a
     Mortgagor from liability under a Trust Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable
     Trust Mortgage Loan Documents);

               (viii) any change in the property manager for Serviced Trust
     Mortgage Loans with an unpaid principal balance in excess of $5,000,000;
     and

               (ix) any change in franchise for a hospitality Mortgaged
     Property;

provided that if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), it may take such action without waiting for a response from the
Controlling Class Representative; and provided, further that the foregoing rights of the Controlling Class Representative shall not relate to (x) the
Alexandria Mall Loan Combination or any related REO Property, regarding which the rights and powers of the specified Persons set forth under Section 3.28 are instead applicable, or (y) any Outside Serviced Trust Mortgage Loan or any
related REO Property, regarding which the related Co-Lender Agreement and the relevant Outside Servicing Agreement governs.

          In addition, the Controlling Class Representative may direct the
Special Servicer to take, or to refrain from taking, such other actions (other than with respect to the Alexandria Mall Loan Combination or any related REO
Property or an Outside Serviced Loan Combination or any related REO Property) as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in this Agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may (and the applicable

                                     -201-

Master Servicer or the Special Servicer, as applicable, shall disregard any such direction or objection that would) require or cause such Master Servicer or the
Special Servicer to violate any applicable law, any provision of this Agreement, any applicable Co-Lender Agreement or any Trust Mortgage Loan or the REMIC
Provisions, including, without limitation, such Master Servicer's or the Special
Servicer's obligation to act in accordance with the Servicing Standard, or expose the applicable Master Servicer, the Special Servicer, the Trust Fund or
the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the applicable Master Servicer's or the Special Servicer's responsibilities hereunder or cause the applicable Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the applicable Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the Certificateholders and, in the case of a Serviced
Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s).
For the avoidance of doubt, a Master Servicer and/or the Special Servicer shall disregard any direction or objection of any party (including, without limitation, of the Controlling Class Representative) if such direction and/or objection causes such Master Servicer or the Special Servicer to violate the
Servicing Standard, any applicable law, any provision of this Agreement, any applicable Co-Lender Agreement or any Trust Mortgage Loan or the REMIC
Provisions or expose such Master Servicer, the Special Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of such
Master Servicer's or the Special Servicer's responsibility hereunder or cause such Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of such Master Servicer or the Special Servicer is not in the best interest of the Certificateholders and, in the case of a
Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s) or is inconsistent with the Servicing Standard.

          (b) Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Controlling Class
Representative under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Controlling Class
Representative by written notice given to the Trustee or the applicable Master
Servicer, as applicable. Upon delivery of any such notice of waiver given by the
Controlling Class Representative, any time period (exclusive or otherwise)
afforded the Controlling Class Representative to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired.

          (c) The Controlling Class Representative is hereby authorized to exercise the rights and powers, if any, of the holder of the Mortgage Note for each Outside Serviced Trust Mortgage Loan under the related Co-Lender Agreement
(and any corresponding provisions of the related Outside Servicing Agreement), to exercise, either individually or together with the holders of the promissory notes for the related Non-Trust Mortgage Loans, as the case may be, consent rights, consultation rights, rights to direct servicing and rights to replace the related Outside Special Servicer without cause. Promptly following the initial such appointment of a Controlling Class Representative and any subsequent such appointment of a successor Controlling Class Representative with respect to an Outside Serviced Trust Mortgage Loan, the Trustee shall inform the related Outside Servicers and the related Non-Trust Mortgage Loan Noteholders
(and from time to time shall ensure that such parties remain similarly informed)
that the Controlling Class Representative is entitled, to the full extent permitted under the related Co-Lender Agreement, to exercise such rights and powers, if any, of the holder of the Mortgage Note for the subject Outside
Serviced Trust Mortgage Loan under the related Co-Lender

                                     -202-

Agreement (and any corresponding provisions of the related Outside Servicing
Agreement) referred to in the prior sentence, and, further, the Trustee shall take such other actions as may be required under the related Co-Lender Agreement in order to permit the Controlling Class Representative to exercise such rights and powers. The Controlling Class Representative shall for its own account and with its own funds be entitled to exercise the purchase option with respect to, and purchase: (i) the Seattle Space Needle Non-Trust Mortgage Loan under the circumstances and as contemplated by Section 4.03 of the related Co-Lender
Agreement, and (ii) all of the CGM RRI Hotel Portfolio Non-Trust Mortgage Loans
under the circumstances and as contemplated by Section 4.03 of the related
Co-Lender Agreement. The holder of the Lincoln Square Subordinate Non-Trust
Mortgage Loan will be entitled to a purchase option with respect to, and purchase the Lincoln Square Trust Mortgage Loan and the Lincoln Square Pari
Passu Non-Trust Mortgage Loan under the circumstances and as contemplated by
Section 4.03 of the related Co-Lender Agreement. The Controlling Class
Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the
Trustee, in its capacity as holder of the Mortgage Note for the subject Outside
Serviced Trust Mortgage Loan.

          In addition, subject to Section 7.01(d) and each other section hereof that specifically addresses a particular matter with respect to an Outside
Serviced Trust Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Mortgage Note for such Outside Serviced Trust
Mortgage Loan, pursuant to the related Co-Lender Agreement and/or the related
Outside Servicing Agreement, then the Trustee will notify (in writing), and act in accordance with the instructions of, the Controlling Class Representative;
provided that, if such instructions are not provided within the prescribed time period, then the Trustee, subject to Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the
Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the Trustee, with respect to any
Outside Serviced Trust Mortgage Loan or the corresponding interest in any related REO Property, (i) shall not be required to take any action that relates to directing or approving any servicing related action under the related Outside
Servicing Agreement or the related Co-Lender Agreement, to the extent that the
Controlling Class Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the related Co-Lender Agreement or the related
Outside Servicing Agreement or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the
Certificateholders (as a collective whole).

          (d) The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement; provided, however, that the
Controlling Class Representative will not be protected against any liability to the Controlling Class, which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the
Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class of Certificates, that the
Controlling Class Representative does not have any duties to the Holders of any
Class of Certificates other than the Controlling Class of Certificates, that the
Controlling Class Representative will not be deemed to have been negligent or

                                     -203-

reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the
Controlling Class of Certificates, and that the Controlling Class Representative will not have any liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Controlling Class
Representative or any director, officer, employee, agent or principal thereof for having so acted.

          SECTION 3.27 Servicing of a Serviced Loan Combination and Certain
Matters Regarding any Loan Combination.

          (a) Subject to the related Co-Lender Agreement, each Serviced Loan
Combination shall be serviced pursuant to this Agreement as Serviced Mortgage
Loans, and servicing and administration of the related Serviced Non-Trust
Mortgage Loan(s) shall continue hereunder for so long as the related SLC Trust
Mortgage Loan or any related SLC REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Serviced Non-Trust
Mortgage Loan Noteholder(s) to or for the benefit of the Trust Fund or any party hereto in accordance with the related Co-Lender Agreement remain due and owing;
provided, however, if a MezzCap Subordinate Non-Trust Mortgage Loan is securitized, the applicable Master Servicer's servicing obligations and duties with respect to such Subordinate Non-Trust Mortgage Loan shall be limited to those obligations and duties described in the related Co-Lender Agreement and this Agreement. In addition, the obligations and responsibilities under this
Agreement of the Depositor, the applicable Master Servicer, the Special
Servicer, the Trustee and any Fiscal Agent shall terminate with respect to a
Serviced Non-Trust Mortgage Loan if, when and to the extent that (i) the related
SLC Trust Mortgage Loan has been paid in full or is no longer part of the Trust
Fund and (ii) no amounts payable by the related Serviced Non-Trust Mortgage Loan
Noteholder to or for the benefit of the Trust Fund or any party hereto in accordance with the related Co-Lender Agreement remain due and owing.

          (b) The Special Servicer (if any Serviced Non-Trust Mortgage Loan is a
Specially Serviced Mortgage Loan or has become an REO Serviced Non-Trust Loan)
or the applicable Master Servicer (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and (subject to
Section 3.12 and Section 3.27(c)) the preparation and delivery of reports and other information with respect to, the Serviced Loan Combination related to any
Serviced Non-Trust Mortgage Loan or any related REO Property required to be performed by the holder of the related SLC Trust Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Co-Lender Agreement and/or any related mezzanine intercreditor agreement. In addition notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Serviced
Non-Trust Mortgage Loan:

               (i) none of the applicable Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall make any P&I Advance in respect of, or any Servicing Advance solely in respect of, such Serviced Non-Trust
     Mortgage Loan; and

               (ii) the applicable Master Servicer and the Special Servicer shall each consult with and obtain the consent of the related Serviced
     Non-Trust Mortgage Loan Noteholder(s) to the extent required by the related
     Co-Lender Agreement.

          (c) The applicable Master Servicer shall timely provide to each related Serviced Non-Trust Mortgage Loan Noteholder any reports or notices required to be delivered to such Serviced Non-Trust Mortgage Loan Noteholder pursuant to the related Co-Lender Agreement, and the Special Servicer

                                      -204-

shall cooperate with the applicable Master Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

          (d) If any Serviced Non-Trust Mortgage Loan or any portion thereof or any particular payments thereon are included in a REMIC or a Grantor Trust, then neither the applicable Master Servicer nor the Special Servicer shall knowingly take any action that would result in the equivalent of an Adverse REMIC Event with respect to such REMIC or the equivalent of an Adverse Grantor Trust Event with respect to such Grantor Trust, as the case may be.

          (e) The parties hereto acknowledge that a Serviced Non-Trust Mortgage
Loan Noteholder shall not (1) owe any fiduciary duty to the Trustee, any Fiscal
Agent, any Master Servicer, the Special Servicer or any Certificateholder or (2)
have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related
Co-Lender Agreement or the giving of any consent or for errors in judgment. Each
Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that a Serviced Non-Trust Mortgage Loan Noteholder
(i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interests of the
Certificateholders and shall be deemed to have agreed to take no action against a Serviced Non-Trust Mortgage Loan Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

          (f) The parties hereto recognize and acknowledge the respective rights of each Serviced Non-Trust Mortgage Loan Noteholder under the related Co-Lender
Agreement. In particular, and without limiting the foregoing, the parties hereto, the Controlling Class Representative, by its acceptance of its rights and obligations set forth herein, and each Certificateholder, by its acceptance of a Certificate, hereby acknowledge the right of a Serviced Non-Trust Mortgage
Loan Noteholder, upon the occurrence of certain specified events under the related Co-Lender Agreement, to purchase the related SLC Trust Mortgage Loan from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in the related Co-Lender Agreement, and the parties hereto agree to take such actions contemplated by such Co-Lender Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow such Serviced Non-Trust Mortgage Loan Noteholder to purchase the related
SLC Trust Mortgage Loan from the Trust. Such purchase right of the related
Serviced Non-Trust Mortgage Loan Noteholder(s) shall be superior to the corresponding purchase options set forth in Section 3.18(c). Also without limiting the first sentence of this Section 3.27(f), the parties hereto acknowledge that, with respect to the A-Note Trust Mortgage Loan in each MezzCap
Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)
have certain consent and direction rights as set forth in the related Co-Lender
Agreement and agree to take such actions contemplated by the related Co-Lender
Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow the related Serviced Non-Trust Mortgage Loan Noteholder(s)
to exercise such rights. The parties hereto further acknowledge that, with respect to the Alexandria Mall Trust Mortgage Loan, each related Serviced
Non-Trust Mortgage Loan Noteholder has the right to make certain cure payments with respect to the Alexandria Mall Loan Combination as set forth in the related
Co-Lender Agreement and agree to take such actions expressly contemplated by the related Co-Lender Agreement, or otherwise reasonably necessary, to allow each related Serviced Non-Trust Mortgage Loan Noteholder to exercise such rights.

                                      -205-

          (g) In connection with any purchase of an SLC Trust Mortgage Loan, pursuant to or as contemplated by Section 3.27(f), the applicable Master
Servicer or the Special Servicer shall (i) if it receives the applicable purchase price (as provided in the related Co-Lender Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the applicable Master Servicer for deposit, as applicable, into the applicable
Master Servicer's Collection Account and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee.
In addition, upon its receipt of a Request for Release from the applicable
Master Servicer, the Trustee shall: (i) deliver the related Mortgage File to the
Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of such SLC Trust Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

          (h) Each of the rights of a Serviced Non-Trust Mortgage Loan
Noteholder under or contemplated by this Section 3.27 shall be exercisable by a designee thereof on its behalf; provided that the applicable Master Servicer, the Special Servicer and the Trustee are provided with written notice by the related Serviced Non-Trust Mortgage Loan Noteholder of such designation (upon which such party may conclusively rely) and the contact details of the designee.

          (i) If a Serviced Non-Trust Mortgage Loan Noteholder purchases the related SLC Trust Mortgage Loan as contemplated by Section 3.27(f), or if any
Person purchases such SLC Trust Mortgage Loan as a Defaulted Trust Mortgage Loan
pursuant to Section 3.18, then (subject to the related Co-Lender Agreement) the
Person effecting the purchase must also pay and/or reimburse to the parties hereto, the respective amounts then currently due and owing to them hereunder with respect to the related Serviced Non-Trust Mortgage Loan(s) that, pursuant to this Agreement, would not otherwise have been payable out of the applicable purchase price and/or any other amounts payable in connection with such purchase
(or if payable out of such purchase price and/or other amounts, remain unpaid after such application) and that, pursuant to the related Co-Lender Agreement, would otherwise have been payable out of future collections on such Serviced
Non-Trust Mortgage Loan. Notwithstanding anything herein to the contrary, but subject to the related Co-Lender Agreement, any such purchase shall be subject to such reimbursements.

          (j) Any reference to servicing any of the Trust Mortgage Loans in accordance with any of the related loan documents (including the related
Mortgage Note and Mortgage) shall also mean, in the case of a Serviced Loan
Combination, in accordance with the related Co-Lender Agreement.

          (k) In the case of the Alexandria Mall Loan Combination, this Section
3.27 is in addition to the provisions of Section 3.28 that specifically relate to such Serviced Loan Combination.

          (l) If the One Liberty Plaza Non-Trust Mortgage Loan, the Scottsdale
Fashion Square Non-Trust Mortgage Loan or the Bush Terminal Non-Trust Mortgage
Loan is no longer included in the securitization trust created under the Series
2007-GG11 Pooling and Servicing Agreement, then the Trustee will arrange for the related Outside Master Servicer and the related Outside Special Servicer to continue to service the One Liberty Plaza Loan Combination, the Scottsdale
Fashion Square Loan Combination or the Bush Terminal Loan Combination, as
applicable, in accordance with the terms of the Series 2007-GG11 Pooling and
Servicing Agreement (as if such agreement was still in effect with respect to the subject Loan Combination) and the related Co-Lender Agreement, so long as
(i) the Rating Agencies have confirmed in writing that such action will not result in an Adverse Rating Event

                                      -206-

with respect to any Class of Certificates and (ii) any rating agency then rating any class of securities backed by any other One Liberty Plaza Non-Trust Mortgage
Loan has confirmed in writing that such action will not result in any qualification, downgrade or withdrawal of any rating assigned by such rating agency to any such class of securities.

          (m) In the event of any conflict between the terms of this Agreement
(insofar as it relates to any Loan Combination) and the terms of the related
Co-Lender Agreement, the related Co-Lender Agreement shall control.

          (n) To the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Co-Lender Agreement for a Loan Combination are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full.

          SECTION 3.28 Certain Matters Regarding the Alexandria Mall Loan
Combination.

          (a) Pursuant to the Alexandria Mall Co-Lender Agreement, the
Alexandria Mall Controlling Party (either directly or through the "Operating
Adviser" appointed pursuant to Section 9(a) of the Alexandria Mall Co-Lender
Agreement) is entitled to advise the applicable Master Servicer and/or the
Special Servicer with respect to any Alexandria Mall Major Actions. If written approval or objection with respect any proposed Alexandria Mall Major Actions is not received by the applicable Master Servicer or the Special Servicer, as the case may be, from the Alexandria Mall Controlling Party or its operating adviser within the period specified in the Alexandria Mall Co-Lender Agreement, then the
Alexandria Mall Controlling Party's approval will be deemed to have been given;
provided that if the applicable Master Servicer or the Special Servicer, as the case may be, determines that immediate action is necessary in accordance with the Servicing Standard to protect the holders of the Alexandria Mall Loan
Combination, such servicer may take any action without waiting for the
Alexandria Mall Controlling Party's or its operating adviser's response. Neither the applicable Master Servicer nor the Special Servicer under the Alexandria
Mall Co-Lender Agreement is obligated to seek the approval of the Alexandria
Mall Controlling Party or its operating adviser for any Alexandria Mall Major
Action to which the Alexandria Mall Controlling Party has objected if (i) such
Master Servicer or the Special Servicer, as the case may be, has notified the
Alexandria Mall Controlling Party in writing of various actions proposed to be taken and (ii) for 60 days following notice of such proposed actions, the
Alexandria Mall Controlling Party or its operating adviser fails to suggest any alternative action that such Master Servicer or the Special Servicer considers to be consistent with the Servicing Standard.

          (b) Any replacement of the Alexandria Mall Special Servicer hereunder with respect to the Alexandria Mall Loan Combination shall be subject to Section
10 of the Alexandria Mall Co-Lender Agreement.

          (c) The parties hereto recognize the right of an Alexandria Mall
Non-Trust Mortgage Loan Noteholder constituting the Alexandria Mall Controlling
Party to deliver Reserve Collateral in order to continue to be the Alexandria
Mall Controlling Party in the circumstances specified in accordance with the
Alexandria Mall Co-Lender Agreement. The applicable Master Servicer shall hold all such Reserve Collateral (in an Eligible Account, in the case of cash) in a manner that clearly identifies that it is being held for the benefit of the
Certificateholders but, for federal income tax purposes, is beneficially owned by such Alexandria Mall Non-Trust Mortgage Loan Noteholder. The applicable
Master Servicer shall take all actions reasonably necessary to maintain any perfected security

                                      -207-

interest on the part of the Trust in and to the related Reserve Collateral. In connection with the foregoing, if any letters of credit are furnished as Reserve
Collateral with respect to Alexandria Mall Loan Combination, and if (i) such
Alexandria Mall Non-Trust Mortgage Loan Noteholder has not provided a replacement letter of credit at least 30 days before the expiration of the delivered letter of credit or (ii) the long-term unsecured debt rating by any
Rating Agency of the issuer of such letter of credit shall fall below "AA" (or the equivalent) or the short-term unsecured debt rating by each such Rating
Agency shall fall below "A-1" (or the equivalent), then the applicable Master
Servicer shall provide written notice of such event to such Alexandria Mall
Non-Trust Mortgage Loan Noteholder, and unless such Alexandria Mall Non-Trust
Mortgage Loan Noteholder shall have replaced such letter of credit within five
(5) Business Days of such written notice from the applicable Master Servicer with a letter of credit in form and substance satisfactory to the applicable
Master Servicer and the Rating Agencies, the applicable Master Servicer shall draw upon such letter of credit and hold the proceeds thereof as related Reserve
Collateral. Upon a Final Recovery Determination with respect to the Alexandria
Mall Loan Combination, any related Reserve Collateral held by the applicable
Master Servicer shall be available to reimburse the Trust for any realized loss of principal and/or interest incurred with respect to the related Trust Mortgage
Loan (or any successor REO Trust Mortgage Loan with respect thereto), up to the maximum amount permitted under the Alexandria Mall Co-Lender Agreement, together with all other amounts (including, without limitation, Additional Trust Fund
Expenses related to the Alexandria Mall Loan Combination or any related REO
Property) reimbursable under the Alexandria Mall Co-Lender Agreement and this
Agreement. To the extent necessary to effect such reimbursement, the applicable
Master Servicer shall draw down upon or otherwise liquidate all applicable
Reserve Collateral for deposit in its Collection Account. Such reimbursement of payment shall, except for purposes of Section 3.11(c) hereof, constitute
"Liquidation Proceeds". The applicable Master Servicer may not release any
Reserve Collateral to such Alexandria Mall Non-Trust Mortgage Loan Noteholder, except as expressly required under the Alexandria Mall Co-Lender Agreement
(including, in connection with a Final Recovery Determination with respect to the related Serviced Loan Combination, following the reimbursement of the Trust as contemplated above in this Section 3.28(c)). The arrangement by which any
Reserve Collateral is held shall constitute an "outside reserve fund" within the meaning of Treasury regulations section 1.860G-2(h) and such property (and the right to reimbursement of any amounts with respect thereto) shall be beneficially owned by such Alexandria Mall Non-Trust Mortgage Loan Noteholder, who shall be taxed on all income with respect thereto. As compensation for maintaining any Reserve Collateral, the applicable Master Servicer will be entitled to any interest or other income earned, and will be responsible for any losses on investments, with respect to such Reserve Collateral in the same manner as it is entitled to investment income, and is responsible for losses incurred, with respect to investments of funds in an REO Account.

          SECTION 3.29 Certain Obligations of the Master Servicers and the
Special Servicer in Connection with the Securitization of a Serviced Non-Trust
Mortgage Loan.

          (a) Each of the Master Servicers and the Special Servicer shall, upon reasonable written request, permit (at no cost to the applicable Master Servicer or the Special Servicer, as the case may be) the related Serviced Non-Trust
Mortgage Loan Noteholder to use such party's description contained in the
Prospectus Supplement (updated as appropriate by the Master Servicer or the
Special Servicer, as applicable, and meeting all applicable requirements of
Regulation AB, if any) for inclusion in the disclosure materials relating to any securitization of a Serviced Non-Trust Mortgage Loan.

                                      -208-

          (b) The Master Servicers and the Special Servicer shall, upon reasonable written request, each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the depositor and any underwriters with respect to the securitization of any
Serviced Non-Trust Mortgage Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 3.29(a) regarding such party, substantially identical to those, if any, delivered by such Master Servicer or the Special Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus Supplement and/or any other disclosure materials relating to the Subject Securitization Transaction; provided that any fees incurred by such Master Servicer or the Special Servicer, as the case may be, shall be paid by such depositor or other appropriate party involved in such other securitization. Neither a Master Servicer nor the Special Servicer shall be obligated to deliver any such item with respect to the securitization of a
Serviced Non-Trust Mortgage Loan if it did not deliver a corresponding item with respect to the Subject Securitization Transaction.

          (c) Notwithstanding any other provision of this Agreement to the contrary, including any time deadlines for delivery set forth in Section 3.13 and/or Section 3.14, to the extent that this Agreement obligates any party hereto to deliver any specific certifications, documents, reports, statements or other information to the depositor and/or trustee of any other securitization involving a Serviced Non-Trust Mortgage Loan and the issuance of publicly offered securities, and such obligation would not otherwise arise hereunder if such securitization was not subject to Regulation AB and/or the related securitization trust was not otherwise subject to Exchange Act reporting, then such party shall not be in default hereunder for failure to deliver any particular such item or other information unless and until it has received written notice, or otherwise has actual knowledge, at least 15 days in advance of the required delivery of the particular item or other information in question, that such delivery is required or that such Serviced Non-Trust
Mortgage Loan has been or will be included in a securitization subject to
Regulation AB and/or as to which the related securitization trust is or will be subject to Exchange Act reporting. The Depositor, if it is the depositor for the securitization of the subject Serviced Non-Trust Mortgage Loan, agrees to use reasonable efforts to provide 30 days prior written notice to the applicable
Master Servicer, the Special Servicer and the Trustee of the requirement to deliver any item required under Section 3.13 and/or Section 3.14 to be delivered to the related securitization trust. Any reasonable cost and expense of the applicable Master Servicer, the Special Servicer and the Trustee in cooperating with such depositor or trustee of such securitization trust (above and beyond their expressed duties hereunder) shall be the responsibility of such depositor or other securitization trust. The parties hereto shall have the right to require that such depositor or trustee provide them with the contact information for the depositor, the trustee or other applicable recipient party, as applicable, to the securitization agreement memorializing such securitization trust.

          SECTION 3.30 Certain Matters Regarding Mezzanine Debt.

          (a) The parties hereto acknowledge that there may exist one or more
Mezzanine Loans relating to any particular Trust Mortgage Loan and that such
Trust Mortgage Loan may be subject to the terms and conditions of the related
Mezzanine Intercreditor Agreement.

          (b) If a Mezzanine Loan exists that relates to any particular Trust
Mortgage Loan, then the Special Servicer (if such Trust Mortgage Loan is a
Specially Serviced Mortgage Loan or has become an REO Mortgage Loan) or the applicable Master Servicer (otherwise), as applicable, shall take all actions relating to the preparation and delivery of statements, reports, notices and other information

                                      -209-

with respect to such Trust Mortgage Loan or the related Mortgaged Property required to be performed by the holder of such Trust Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Mezzanine Intercreditor Agreement. In addition, the applicable Master Servicer and the Special Servicer shall obtain the consent of the related Mezzanine Lender(s) to the extent required by the related Mezzanine
Intercreditor Agreement.

          (c) The parties hereto recognize and acknowledge the respective rights of each Mezzanine Lender under the related Mezzanine Intercreditor Agreement, which rights may include, without limitation, with respect to any related Trust
Mortgage Loan, one or more of the following: (i) the right of a Mezzanine
Lender, upon the occurrence of certain specified events under the related
Mezzanine Intercreditor Agreement, to purchase such Trust Mortgage Loan from the
Trust at the price specified in the related Mezzanine Intercreditor Agreement;
(ii) the right of a Mezzanine Lender to cure defaults with respect to such Trust
Mortgage Loan; and (iii) consent rights with respect to various servicing matters with respect to such Trust Mortgage Loan. The parties hereto agree to take such actions expressly contemplated by the related Mezzanine Intercreditor
Agreement, or otherwise reasonably necessary, to allow a related Mezzanine
Lender to exercise such rights, in all cases subject to the terms, conditions and limitations set forth in the related Mezzanine Intercreditor Agreement.

          (d) In connection with any purchase of a Trust Mortgage Loan, pursuant to or as contemplated by Section 3.30(c), the applicable Master Servicer or the
Special Servicer shall (i) if it receives the applicable purchase price (as provided in the related Mezzanine Intercreditor Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the applicable Master Servicer for deposit, as applicable, into the applicable
Collection Account and so notify the Trustee; and (ii) deliver the related
Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the applicable Master
Servicer, the Trustee shall: (i) deliver the related Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of such Trust Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

          (e) Any reference to servicing any of the Trust Mortgage Loans in accordance with any of the related loan documents shall also mean, in the case of a Mezzanine-Related Trust Mortgage Loan, in accordance with the related
Mezzanine Intercreditor Agreement.

          (f) In the event of any conflict between the terms of this Agreement
(insofar as it relates to any Mezzanine-Related Trust Mortgage Loan) and the
terms of the related Mezzanine Intercreditor Agreement in effect as of the
Closing Date, such Mezzanine Intercreditor Agreement shall control.

          (g) The Trustee hereby agrees to deliver any Mezzanine Intercreditor
Agreement related to a Mezzanine-Related Trust Mortgage Loan upon request by the applicable Master Servicer within three (3) Business Days of such request by such Master Servicer.

          SECTION 3.31 Litigation Control.

          (a) With respect to the Serviced Mortgage Loans as to which Master
Servicer No. 1 is the applicable Master Servicer, the Special Servicer, in a reasonable manner consistent with the Servicing Standard, shall: (i) direct, manage, prosecute and/or defend any action brought by a

                                      -210-

Mortgagor against the Trust and/or the Special Servicer; and (ii) represent the interests of the Trust in any litigation relating to the rights and obligations of the Mortgagor or the lender, or the enforcement of the obligations of a
Mortgagor, under the subject loan documents ("Trust-Related Litigation").

          To the extent Master Servicer No. 1 is named in Trust-Related
Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer set forth in this Section 3.31(a),
Master Servicer No. 1 shall (1) notify the Special Servicer of such
Trust-Related Litigation within ten (10) days of Master Servicer No. 1 receiving service of such Trust-Related Litigation; (2) provide monthly status reports to the Special Servicer, regarding such Trust-Related Litigation; (3) seek to have the Trust replace Master Servicer No. 1 as the appropriate party to the lawsuit;
and (4) so long as Master Servicer No. 1 remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related
Litigation, including but not limited to the selection of counsel, provided, however, if there are claims against Master Servicer No. 1 and Master Servicer
No. 1 has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to Master Servicer No. 1.

          Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Trust-Related Litigation, and subject to the rights of the Special Servicer to direct Master Servicer No. 1's actions in the following paragraph, Master Servicer No. 1 shall retain the right to make determinations relating to claims against Master Servicer No. 1, including but not limited to the right to engage separate counsel if necessary. Further, nothing in this section shall require Master Servicer No. 1 to take or fail to take any action which, in Master Servicer No. 1's good faith and reasonable judgment, may (1)
result in an Adverse REMIC Event or (2) subject Master Servicer No. 1 to material liability or materially expand the scope of Master Servicer No. 1's obligations under this Agreement.

          Notwithstanding Master Servicer No. 1's right to make determinations relating to claims against Master Servicer No. 1, the Special Servicer shall (1)
have the right at any time to direct Master Servicer No. 1 to settle any claims brought against the Trust, including claims asserted against Master Servicer No.
1 (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise direct the actions of Master
Servicer No. 1 relating to claims against Master Servicer No. 1 (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related
Litigation), provided in either case that such settlement or other direction does not require any admission of liability or wrongdoing on the part of Master
Servicer No. 1, the cost of such settlement is paid by the Trust, and Master
Servicer No. 1 is indemnified pursuant to Section 6.03 hereof for all costs and expenses of Master Servicer No. 1 incurred in defending and settling the Trust-
Related Litigation.

          In the event both Master Servicer No. 1 and the Special Servicer or the Trust are named in litigation, Master Servicer No. 1 and the Special
Servicer shall cooperate with each other to afford Master Servicer No. 1 and the
Special Servicer the rights afforded to such party in this Section 3.31(a).

          This Section 3.31(a) shall not apply in the event the Special Servicer authorizes Master Servicer No. 1, and Master Servicer No. 1 agrees (both authority and agreement to be in writing), to make certain decisions or control certain litigation on behalf of the Trust.

          (b) With respect to Serviced Mortgage Loans as to which Master
Servicer No. 2 is the applicable Master Servicer, the Special Servicer, with respect to litigation involving Specially Serviced

                                      -211-

Mortgage Loans, and Master Servicer No. 2, with respect to litigation involving non-Specially Serviced Mortgage Loans, and where the applicable servicer contemplates availing itself of indemnification as provided for under Section
6.03 of this Agreement, such servicer shall, for the benefit of the
Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to (i) the enforcement of the obligations of a
Mortgagor under the related loan documents and (ii) any action brought against the Trust or any party to this Agreement with respect to any such Serviced
Mortgage Loan (the foregoing rights and obligations, "Litigation Control"). Such
Litigation Control shall be carried out in accordance with the terms of this
Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any claim or litigation that falls within the scope of Litigation Control, Master Servicer No. 2 shall immediately notify the
Controlling Class Representative of such claim or litigation. In addition,
Master Servicer No. 2 shall prepare and submit a monthly status report regarding any Litigation Control matter to the Controlling Class Representative.

          Notwithstanding the foregoing, each of the Special Servicer and Master
Servicer No. 2 shall consult with and keep the Controlling Class Representative advised of any material development concerning Litigation Control, including, without limitation, (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the
Controlling Class Representative for its approval or consent. Subject to Section
3.26, if and as applicable, and to Section 3.31(d), the Special Servicer or
Master Servicer No. 2, as applicable, shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Controlling Class Representative and the Controlling Class Representative has not objected in writing within five (5)
Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or Master Servicer No. 2, as applicable, within such
5-Business Day period, then the Controlling Class Representative shall be deemed to have approved the taking of such action); provided that, in the event that the Special Servicer or Master Servicer No. 2, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders
(as a collective whole), the Special Servicer or Master Servicer No. 2, as applicable, may take such action without waiting for the Controlling Class
Representative's response; provided that the Special Servicer or Master Servicer
No. 2, as applicable, has confirmation that the Controlling Class Representative has received notice of such action in writing.

          Notwithstanding anything contained herein to the contrary with respect to any Litigation Control otherwise required to be exercised hereunder by Master
Servicer No. 2 relating to a Serviced Mortgage Loan as to which it is the applicable Master Servicer that has either (i) been satisfied or paid in full, or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from Master Servicer No. 2 set forth above that such Master Servicer became aware of or was named in any such claims or litigation, the Controlling Class Representative may direct in writing that the such Litigation Control nevertheless be exercised by the Special Servicer;
provided, however, that the Special Servicer (with the consent of the
Controlling Class Representative) has determined and advised Master Servicer No.
2 that its actions with respect to such obligations are indemnifiable under
Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation
Control to the Special Servicer) arising from the

                                      -212-

related legal action or claim underlying such Litigation Control and not otherwise paid to the applicable Master Servicer pursuant to Section 6.03 of this Agreement shall be payable by the Trust.

          (c) Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the applicable Master
Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim); (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related loan documents or otherwise relating to a Mortgage Loan or Mortgaged Property, neither the applicable Master
Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state; and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any
Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim).

          (d) Notwithstanding the foregoing, no advice, direction or objection of, or consent withheld by, the Controlling Class Representative shall (i)
require or cause the Special Servicer or the applicable Master Servicer, as applicable, to violate the terms of any Trust Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and each Master Servicer's obligation to act in accordance with the Servicing Standard and the related loan documents for any Trust Mortgage Loan and to maintain the REMIC status of the
REMIC I or REMIC II, or (ii) result in an Adverse REMIC Event with respect to the REMIC I or REMIC II or an Adverse Grantor Trust Event with respect to
Grantor Trust Y or have adverse tax consequences for the Trust Fund, or (iii)
expose any of the Master Servicers, the Special Servicer, the Depositor, any of
the Mortgage Loan Sellers, any Sub-Servicer, the Trust Fund, the Trustee or any
of their respective Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the Special Servicer's, a Master Servicer's or the Trustee's
responsibilities under this Agreement; and neither the Special Servicer nor a
Master Servicer will follow any such advice, direction or objection if given by the Controlling Class Representative, or initiate any such actions, that would have the effect described in clauses (i)-(iv) of this sentence.

          SECTION 3.32 Significant Obligor Reporting

          It is hereby acknowledged that the One Liberty Plaza Mortgaged
Property, the Scottsdale Fashion Square Mortgaged Property and the One Liberty
Plaza Guarantor are Significant Obligors, and, accordingly, Item 6 of Form 10-D and Item 6 of Form 10-K provide for the inclusion of updated selected financial data or net operating income, as applicable (as reported by the One Liberty
Plaza Mortgagor, the Scottsdale Fashion Square Mortgagor and/or the One Liberty
Plaza Guarantor, as the case may be) for each such Mortgaged Property

                                      -213-

and/or the One Liberty Plaza Guarantor, as applicable, as required by Item
1112(b) of Regulation AB as follows: (i) in the case of Item 6 of Form 10-D, on each Form 10-D Distribution Report to be filed by the Trust with respect to a
Distribution Date immediately following the date in which each financial statement of the One Liberty Plaza Mortgagor, the Scottsdale Fashion Square
Mortgagor and/or the One Liberty Plaza Guarantor, as applicable, is required to be delivered to the lender under the related Mortgage Loan documents, including, but not limited to, any related Borrower Cooperation Notice, which date of delivery shall be the earlier of (x) the date required in the related Mortgage
Loan documents (which is [forty-five (45) days following the end of each calendar quarter (except for the calendar quarter ending [__________], for which delivery will not be required prior to [____________], and the last calendar quarter of each year, for which delivery will not be required prior to March 1 of the following year) and ninety (90) days following the end of each calendar year)] [Specify delivery dates for each of the One Liberty Plaza Mortgagor, the
Scottsdale Fashion Square Mortgagor and the One Liberty Plaza Guarantor] and (y)
the related Borrower Cooperation Notice, and (ii) in the case of Item 6 of Form
10-K, on each Form 10-K Annual Report filed by the Trust. Promptly following receipt of an updated financial statement with respect to the One Liberty Plaza
Mortgaged Property, the Scottsdale Fashion Square Mortgaged Property or the One
Liberty Plaza Guarantor (whether from the Outside Master Servicer or the Outside
Special Servicer under the Series 2007-GG11 Pooling and Servicing Agreement),
Master Servicer No. 2 shall update the following columns of the applicable CMSA
Loan Periodic Update File for the applicable Distribution Date: columns BB, BP,
BT and BU (corresponding to fields 54--"Preceding Fiscal Year NOI", 68--"Most
Recent NOI", 72--"Most Recent Financial As of Start Date" and 73--"Most Recent
Financial As of End Date"), as such column references and field numbers may change from time to time.

          In order to comply with Item 6 of Form 10-D or Item 6 of Form 10-K, as the case may be, Master Servicer No. 2 shall request from the related Outside
Master Servicer in writing, no later than thirty (30) Business Days prior to the related filing deadline that such Outside Master Servicer request from the One
Liberty Plaza Mortgagor, the One Liberty Plaza Guarantor and the Scottsdale
Fashion Square Mortgagor: (i) solely in the case of the One Liberty Plaza
Guarantor, a representation and warranty to the related lender of whether the
One Liberty Plaza Guarantor is an Affiliate of any of the parties specified under Item 1119(a) of Regulation AB or has an ongoing business relationship, agreement, arrangement, transaction or other understanding with any such parties as specified in Item 1119(b) of Regulation AB (a list of which parties Master
Servicer No. 2 shall provide in such request); and (ii) in the case of all such parties, the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB.

          Absent direction from the Depositor as to additional items required by
Regulation AB, Master Servicer No. 2 is required to request the Outside Master
Servicer to request from the One Liberty Plaza Mortgagor, the Scottsdale Fashion
Square Mortgagor and/or the One Liberty Plaza Guarantor, as applicable, only those financial items specified in the related Mortgage Loan documents, the related Borrower Cooperation Notice and this Agreement.

          In the event that Master Servicer No. 2 does not receive from the applicable Outside Master Servicer financial information satisfactory to comply with Item 6 of Form 10-D or Item 6 of Form 10-K, as the case may be, with respect to the One Liberty Plaza Mortgaged Property, the Scottsdale Fashion
Square Mortgaged Property and/or the One Liberty Plaza Guarantor, as applicable, within eleven Business Days after the date such financial information is required to be delivered under the related Mortgage Loan documents, including, but not limited to, the related Borrower Cooperation

                                      -214-

Notice (which date of delivery shall be the earlier of (x) the date required in such Mortgage Loan documents and (y) such Borrower Cooperation Notice), Master
Servicer No. 2 shall notify the Depositor that it has not received such information.

          Master Servicer No. 2 shall retain written evidence of each instance in which it attempts to contact the Outside Master Servicer with respect to the
One Liberty Plaza Mortgagor, the Scottsdale Fashion Square Mortgagor and/or the
One Liberty Plaza Guarantor, as applicable, to obtain such required financial information and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Trust, shall forward an Officer's Certificate to the Trustee and the
Depositor evidencing its attempts to obtain this information. Such Officer's
Certificate should be addressed to the Trustee as follows: 9062 Old Annapolis
Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (CMBS)
Citigroup Commercial Mortgage Trust 2008-C7 and emailed to
cts.sec.notifications@wellsfargo.com.

          If, with respect to the One Liberty Plaza Mortgaged Property, the
Scottsdale Fashion Square Mortgaged Property and/or the One Liberty Plaza
Guarantor, as applicable, the Trustee has not received financial information satisfactory to comply with Item 6 of Form 10-D or Item 6 of Form 10-K, as the case may be, by the Distribution Date on which the related financial statement should be filed, it shall include the following statement with respect to Item 6 of Form 10-D or Item 6 of Form 10-K on the related Form 10-K: "The information required for this Item 6 rests with a person or entity which is not affiliated with the registrant. Oral and written requests have been made on behalf of the registrant, to the extent required under the related pooling and servicing agreement, to obtain the information required for this Item 6, and the registrant has been unable to obtain such information to include on this [Form
10-D][Form 10-K] by the related filing deadline. The information is therefore being omitted herefrom in reliance on Rule 12b-21 under the Securities Exchange
Act of 1934, as amended" or such other statement as directed by the Depositor.

                                      -215-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01 Distributions.

          (a) On each Distribution Date, through and including the final
Distribution Date, the Trustee shall, based on, among other things, information provided by the Master Servicers and, if applicable, the Special Servicer, withdraw from the Distribution Account and apply the Available Distribution
Amount for such Distribution Date, such application to be for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the Class
     A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB and Class A-4
     Certificates from the Loan Group No. 1 Available Distribution Amount, in an
     amount equal to, and pro rata as among those Classes of Senior Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and
     concurrently, to make distributions of interest to the Holders of the Class
     A-1A Certificates, from the Loan Group No. 2 Available Distribution Amount in an amount equal to all Distributable Certificate Interest in respect of the Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class
     X Certificates, from the Loan Group No. 1 Available Distribution Amount and/or the Loan Group No. 2 Available Distribution Amount, in an amount equal to all Distributable Certificate Interest in respect of the Class X
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan
     Group No. 1 Available Distribution Amount and/or the Loan Group No. 2
     Available Distribution Amount is insufficient to pay in full the
     Distributable Certificate Interest payable as described above in respect of any of the above-referenced Classes of Senior Certificates on such
     Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective
     Classes of the Senior Certificates referred to above, up to an amount equal to, and pro rata as among the respective Classes of Senior Certificates referred to above in accordance with, the Distributable Certificate
     Interest in respect of each such Class of Senior Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (ii) to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance
     (after taking into account all Certificate Deferred Interest added thereto on such Distribution Date) is reduced to the Class A-SB Planned Principal
     Balance for such Distribution Date, and second, to the Holders of the Class
     A-1 Certificates, until the related Class Principal Balance of the Class
     A-1 Certificates (after taking into account all Certificate Deferred
     Interest added thereto on such Distribution Date) is reduced to zero, and third, to the Holders of the Class A-2A Certificates, until the related
     Class Principal Balance of the Class A-2A Certificates (after taking into account all Certificate Deferred Interest added thereto on such
     Distribution Date) is reduced to zero, and fourth, to the Holders of the
     Class A-2B Certificates, until the related Class Principal Balance of the
     Class A-2B Certificates

                                      -216-

     (after taking into account all Certificate Deferred Interest added thereto on such Distribution Date) is reduced to zero, and fifth, to the Holders of the Class A-3 Certificates, until the related Class Principal Balance of the Class A-3 Certificates (after taking into account all Certificate
     Deferred Interest added thereto on such Distribution Date) is reduced to zero, and sixth, to the Holders of the Class A-SB Certificates until the related Class Principal Balance of the Class A-SB Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal made with respect to the Class A-SB
     Certificates pursuant to subclause first of this clause (ii), on such
     Distribution Date) is reduced to zero, and seventh, to the Holders of the
     Class A-4 Certificates, until the related Class Principal Balance of the
     Class A-4 Certificates (after taking into account all Certificate Deferred
     Interest added thereto on such Distribution Date) is reduced to zero, in that order, in an aggregate amount for subclauses first through seventh of this clause (ii) (not to exceed the aggregate of the Class Principal
     Balances of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB
     and Class A-4 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1, Class
     A-2A, Class A-2B, Class A-3, Class A-SB and Class A-4 Certificates for,
     such Distribution Date) equal to the Loan Group No. 1 Principal
     Distribution Amount for such Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A
     Certificates outstanding immediately prior to, together with all
     Certificate Deferred Interest with respect to the Class A-1A Certificates for, such Distribution Date) equal to the Loan Group No. 2 Principal
     Distribution Amount for such Distribution Date; provided that, if the portion of the Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Principal Distribution
     Amount for such Distribution Date, then the Holders of the Class A-1, Class
     A-2A, Class A-2B, Class A-3, Class A-SB and Class A-4 Certificates shall have a prior right, relative to the Holders of the Class A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii)
     out of the remaining portion of the Loan Group No. 1 Available Distribution
     Amount for such Distribution Date, and the Holders of the Class A-1A
     Certificates shall have a prior right, relative to the Holders of the Class
     A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB and Class A-4
     Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No. 2 Available
     Distribution Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class
     Principal Balances of the Class A-M, Class A-MA, Class A-J, Class A-JA,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
     Certificates has previously been, or on the subject Distribution Date is expected to be, reduced to zero, or if the subject Distribution Date is the final Distribution Date, then distributions of principal will be made to the Holders of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class
     A-SB, Class A-4 and Class A-1A Certificates, pursuant to this clause (ii), up to an amount equal to, and pro rata as among such Classes of Senior
     Certificates in accordance with, the Class Principal Balance of each such
     Class of Senior Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the subject Class of
     Senior Certificates for, such Distribution Date (and without regard to Loan
     Groups or the Principal Distribution Amount for such Distribution Date);

               (iii) after the Class Principal Balances of the Class A-1A, Class
     A-MA and Class A-JA Certificates have been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB
     Certificates, until the related Class Principal Balance of the Class A-SB

                                      -217-

     Certificates (after taking into account all Certificate Deferred
     Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such
     Distribution Date) is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, and second, to the Holders of the Class A-1
     Certificates, until the related Class Principal Balance of the Class A-1
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution
     Date) is reduced to zero, and third, to the Holders of the Class A-2A
     Certificates, until the related Class Principal Balance of the Class A-2A
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution
     Date) is reduced to zero, and fourth, to the Holders of the Class A-2B
     Certificates, until the related Class Principal Balance of the Class A-2B
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution
     Date) is reduced to zero, and fifth, to the Holders of the Class A-3
     Certificates, until the related Class Principal Balance of the Class A-3
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution
     Date) is reduced to zero, and sixth, to the Holders of the Class A-SB
     Certificates until the related Class Principal Balance of the Class A-SB
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii) and/or subclause first of this clause (iii), on such Distribution Date) is reduced to zero, and seventh, to the Holders of the Class A-4 Certificates, until the related
     Class Principal Balance of the Class A-4 Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, in that order, up to an aggregate amount for subclauses first through seventh of this clause (iii) (not to exceed the aggregate of the Class Principal
     Balances of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB
     and Class A-4 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1, Class
     A-2A, Class A-2B, Class A-3, Class A-SB and Class A-4 Certificates for,
     such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1 Class A-2A, Class A-2B, Class A-3, Class A-SB and
     Class A-4 Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A) the
     Loan Group No. 2 Principal Distribution Amount for such Distribution Date, over (B) the distributions of principal made with respect to the Class A-1A
     Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

               (iv) after the Class Principal Balances of the Class A-1, Class
     A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-M and Class A-J
     Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-1A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates
     outstanding immediately prior to, together with all Certificate Deferred
     Interest with respect to the Class A-1A Certificates for, such Distribution
     Date, reduced by any distributions of principal made with respect to the
     Class A-1A Certificates on such Distribution Date pursuant to clause (ii)
     above) equal to the excess, if any, of (A) the Loan Group No. 1 Principal
     Distribution Amount for such Distribution Date, over (B) the aggregate distributions of principal made with

                                      -218-

     respect to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB
     and/or Class A-4 Certificates on such Distribution Date pursuant to clause
     (ii) above;

               (v) to make distributions to the Holders of the Class A-1, Class
     A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4 and Class A-1A
     Certificates, up to an amount equal to, pro rata as among such Classes of
     Senior Class A Certificates in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Senior Class A Certificates and not previously reimbursed;

               (vi) to make distributions of interest to the Holders of the
     Class A-M Certificates from the remaining portion, if any, of the Loan
     Group No. 1 Available Distribution Amount in an amount equal to all
     Distributable Certificate Interest in respect of the Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; and concurrently, to make distributions of interest to the Holders of the Class A-MA Certificates from the remaining portion, if any, of the Loan Group No. 2 Available Distribution
     Amount in an amount equal to all Distributable Certificate Interest in respect of the Class A-MA Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;
     provided, however, that if the remaining portion, if any, of the Loan Group
     No. 1 Available Distribution Amount is insufficient to pay in full the
     Distributable Certificate Interest payable as described above in respect of the Class A-M Certificates on such Distribution Date, or the remaining portion, if any, of the Loan Group No. 2 Available Distribution Amount is
     insufficient to pay in full the Distributable Certificate Interest payable as described above in respect of the Class A-MA Certificates on such
     Distribution Date, then the entire remaining portion of the Available
     Distribution Amount shall be applied to make distributions of interest to the Holders of the Class A-M and Class A-MA Certificates, up to an amount equal to, and pro rata as between such Classes of Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (vii) after the Class Principal Balances of the Class A-1, Class
     A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4 and Class A-1A
     Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-M Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-M Certificates
     outstanding immediately prior to, together with all Certificate Deferred
     Interest with respect to the Class A-M Certificates for, such Distribution
     Date) equal to the Loan Group No. 1 Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date with respect to any other Class of Principal Balance
     Certificates, pursuant to any prior clause of this Section 4.01(a)); and
     concurrently, after the Class Principal Balance of the Class A-1A
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-MA Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-MA Certificates
     outstanding immediately prior to, together with all Certificate Deferred
     Interest with respect to the Class A-MA Certificates for, such Distribution
     Date) equal to the Loan Group No. 2 Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date with respect to any other Class of Principal Balance
     Certificates, pursuant to any prior clause of this Section 4.01(a));
     provided that, if the portion of the Available Distribution Amount for such
     Distribution Date remaining after the distributions made pursuant to clauses (i) through (vi) above is insufficient to make all distributions of

                                      -219-

     principal contemplated by this clause (vii) on such Distribution Date, then the Holders of the Class A-M Certificates shall have a prior right, relative to the Holders of the Class A-MA Certificates, to receive their distributions of principal pursuant to this clause (vii) out of the remaining portion of the Loan Group No. 1 Principal Distribution Amount,
     and the Holders of the Class A-MA Certificates shall have a prior right, relative to the Holders of the Class A-M Certificates, to receive their distributions of principal pursuant to this clause (vii) out of the remaining portion of the Loan Group No. 2 Principal Distribution Amount;
     and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the Class A-J, Class A-JA,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
     Certificates has previously been, or on the subject Distribution Date is expected to be, reduced to zero, or if the subject Distribution Date is the final Distribution Date, then (A) distributions of principal will be made from the Loan Group 1 Principal Distribution Amount (exclusive of the portion thereof distributed to the Holders of the Class A-1, Class A-2A,
     Class A-2B, Class A-3, Class A-SB and/or Class A-4 Certificates, pursuant to any prior clause of this Section 4.01(a)) to the Holders of the Class
     A-1A Certificates until the related Class Principal Balance is reduced to zero, (B) distributions of principal will be made from the Loan Group 2
     Principal Distribution Amount (exclusive of the portion thereof distributed to the Holders of the Class A-1A Certificates pursuant to any prior clause of this Section 4.01(a)) to the Holders of the Class A-1, Class A-2A, Class
     A-2B, Class A-3, Class A-SB and/or Class A-4 Certificates, in substantially the order and amounts contemplated by clause (iii) above, until the respective Class Principal Balances thereof are reduced to zero, and (C)
     any portion of the Principal Distribution Amount remaining after retirement of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4
     and Class A-1A Certificates, will be distributed to the Holders of the
     Class A-M and Class A-MA Certificates pursuant to this clause (vii) up to an amount equal to, and on a pro rata basis as between such Classes of
     Certificates in accordance with, the Class Principal Balance of each such
     Class of Certificates outstanding immediately prior to, together with all
     Certificate Deferred Interest with respect to the subject Class of
     Certificates for, such Distribution Date (and without regard to Loan Groups or the Principal Distribution Amount for such Distribution Date);

               (viii) after the Class Principal Balances of the Class A-1A,
     Class A-MA and Class A-JA Certificates have been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB
     Certificates, until the related Class Principal Balance of the Class A-SB
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution
     Date) is reduced to the Class A-SB Planned Principal Balance for such
     Distribution Date, and second, to the Holders of the Class A-1
     Certificates, until the related Class Principal Balance of the Class A-1
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution
     Date) is reduced to zero, and third, to the Holders of the Class A-2A
     Certificates, until the related Class Principal Balance of the Class A-2A
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such

                                      -220-

     Distribution Date) is reduced to zero, and fourth, to the Holders of the
     Class A-2B Certificates, until the related Class Principal Balance of the
     Class A-2B Certificates (after taking into account all Certificate Deferred
     Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such
     Distribution Date) is reduced to zero, and fifth, to the Holders of the
     Class A-3 Certificates, until the related Class Principal Balance of the
     Class A-3 Certificates (after taking into account all Certificate Deferred
     Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such
     Distribution Date) is reduced to zero, and sixth, to the Holders of the
     Class A-SB Certificates until the related Class Principal Balance of the
     Class A-SB Certificates (after taking into account all Certificate Deferred
     Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a) and/or subclause first of this clause (viii), on such Distribution Date) is reduced to zero, and seventh, to the Holders of the Class A-4 Certificates until the related Class Principal Balance of the Class A-4 Certificates
     (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution Date) is reduced to zero, and eighth, to the Holders of the Class A-M Certificates until the related Class Principal Balance of the Class A-M Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution Date) is reduced to zero, in that order, up to an aggregate amount for subclauses first through eighth of this clause (viii) (not to exceed the aggregate of the Class
     Principal Balances of the Class A-1, Class A-2A, Class A-2B, Class A-3,
     Class A-SB, Class A-4 and Class A-M Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4 and
     Class A-M Certificates for, such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1 Class A-2A,
     Class A-2B, Class A-3, Class A-SB, Class A-4 and Class A-M Certificates on
     such Distribution Date pursuant to any prior clause of this Section
     4.01(a)) equal to the Loan Group No. 2 Principal Distribution Amount for
     such Distribution Date (net of any portion thereof distributed on such
     Distribution Date with respect to any Class of Principal Balance
     Certificates pursuant to any prior clause of this Section 4.01(a));

               (ix) after the Class Principal Balances of the Class A-1, Class
     A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-M and Class A-J
     Certificates have been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-1A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates
     outstanding immediately prior to, together with all Certificate Deferred
     Interest with respect to the Class A-1A Certificates for such Distribution
     Date, reduced by any distributions of principal made with respect to the
     Class A-1A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)), and second, to the Holders of the Class
     A-MA Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class A-MA Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class
     A-MA Certificates for such Distribution Date, reduced by any distributions of principal made with respect to the Class A-MA Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a)), in that order, up to an aggregate amount for subclauses first and second of this clause (ix) (not to exceed the aggregate of the Class Principal
     Balances of the Class A-1A and Class A-MA Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1A and Class A-MA Certificates for such Distribution
     Date, reduced by any distributions of principal made with respect to the
     Class A-1A and Class A-MA Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) equal to the Loan Group No. 1
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution

                                      -221-

     Date with respect to any Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

               (x) to make distributions to the Holders of the Class A-M and
     Class A-MA Certificates, up to an amount equal to, pro rata as between the
     Class A-M and Class A-MA Certificates in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses,
     if any, previously allocated to the Class A-M and Class A-MA Certificates, respectively, and not previously reimbursed;

               (xi) to make distributions of interest to the Holders of the
     Class A-J Certificates from the remaining portion, if any, of the Loan
     Group No. 1 Available Distribution Amount, up to an amount equal to all
     Distributable Certificate Interest in respect of the Class A-J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-JA Certificates from the remaining portion, if any, of the Loan Group No. 2 Available Distribution Amount, up
     to an amount equal to all Distributable Certificate Interest in respect of the Class A-JA Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; provided that, if the remaining portion, if any, of the Loan Group No. 1 Available
     Distribution Amount is insufficient to pay in full the Distributable
     Certificate Interest with respect to the Class A-J Certificates for such
     Distribution Date or the remaining portion, if any, of the Loan Group No. 2
     Available Distribution Amount is insufficient to pay in full the
     Distributable Certificate Interest with respect to the Class A-JA
     Certificates for such Distribution Date, then the entire remaining portion of the Available Distribution Amount shall be applied to make distributions of interest to the Holders of the Class A-J and Class A-JA Certificates up
     to an amount equal to, and pro rata as between such Classes of Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xii) after the Class Principal Balance of the Class A-M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-J Certificates up to an amount (not to exceed the Class Principal Balance of the Class A-J Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-J Certificates for, such Distribution Date) equal to the Loan Group No. 1 Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date with respect to any other Class of Principal Balance Certificates, pursuant to any prior clause of this Section 4.01(a)); and concurrently, after the
     Class Principal Balance of the Class A-MA Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-JA
     Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-JA Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-JA
     Certificates for, such Distribution Date) equal to the Loan Group No. 2
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date with respect to any other Class of Principal Balance Certificates, pursuant to any prior clause of this Section 4.01(a)); provided that, if the portion of the Available
     Distribution Amount for such Distribution Date remaining after the distributions made pursuant to clauses (i) through (xi) above is insufficient to make all distributions of principal contemplated by this clause (xii) on such Distribution Date, then the Holders of the

                                      -222-

     Class A-J Certificates shall have a prior right, relative to the Holders of the Class A-JA Certificates, to receive their distributions of principal pursuant to this clause (xii) out of the remaining portion of the Loan
     Group No. 1 Principal Distribution Amount, and the Holders of the Class
     A-JA Certificates shall have a prior right, relative to the Holders of the
     Class A-J Certificates, to receive their distributions of principal pursuant to this clause (xii) out of the remaining portion of the Loan
     Group No. 2 Principal Distribution Amount; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal
     Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class
     H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q
     and Class S Certificates has previously been, or on the subject
     Distribution Date is expected to be, reduced to zero, or if the subject
     Distribution Date is the final Distribution Date, then (A) distributions of principal will be made from the Loan Group 1 Principal Distribution Amount
     (exclusive of the portion thereof distributed to the Holders of the Class
     A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4 and/or Class
     A-M Certificates, pursuant to any prior clause of this Section 4.01(a)) to the Holders of the Class A-1A and Class A-MA Certificates, in substantially the order and amounts contemplated by clause (ix) above, until the respective Class Principal Balances thereof are reduced to zero, (B)
     distributions of principal will be made from the Loan Group 2 Principal
     Distribution Amount (exclusive of the portion thereof distributed to the
     Holders of the Class A-1A and/or Class A-MA Certificates pursuant to any prior clause of this Section 4.01(a)) to the Holders of the Class A-1,
     Class A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4 and/or Class A-M
     Certificates, in substantially the order and amounts contemplated by clause
     (viii) above, until the respective Class Principal Balances thereof are reduced to zero, and (C) any portion of the Principal Distribution Amount remaining after retirement of the Class A-1, Class A-2A, Class A-2B, Class
     A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-MA
     Certificates will be distributed to the Holders of the Class A-J and Class
     A-JA Certificates pursuant to this clause (xii) up to an amount equal to, and on a pro rata basis as between such Classes of Certificates in accordance with, the Class Principal Balance of each such Class of
     Certificates outstanding immediately prior to, together with all
     Certificate Deferred Interest with respect to the subject Class of
     Certificates for, such Distribution Date (and without regard to Loan Groups or the Principal Distribution Amount for such Distribution Date);

               (xiii) after the Class Principal Balances of the Class A-1A,
     Class A-MA and Class A-JA Certificates have been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB
     Certificates, until the related Class Principal Balance of the Class A-SB
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution
     Date) is reduced to the Class A-SB Planned Principal Balance for such
     Distribution Date, and second, to the Holders of the Class A-1
     Certificates, until the related Class Principal Balance of the Class A-1
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution
     Date) is reduced to zero, and third, to the Holders of the Class A-2A
     Certificates, until the related Class Principal Balance of the Class A-2A
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution
     Date) is reduced to zero, and fourth, to the Holders of the Class A-2B
     Certificates, until the related Class Principal Balance of the Class A-2B
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of

                                      -223-

     principal in reduction thereof pursuant to any prior clause of this Section
     4.01(a), on such Distribution Date) is reduced to zero, and fifth, to the
     Holders of the Class A-3 Certificates, until the related Class Principal
     Balance of the Class A-3 Certificates (after taking into account all
     Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section
     4.01(a), on such Distribution Date) is reduced to zero, and sixth, to the
     Holders of the Class A-SB Certificates until the related Class Principal
     Balance of the Class A-SB Certificates (after taking into account all
     Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section
     4.01(a) and/or subclause first of this clause (xiii), on such Distribution
     Date) is reduced to zero, and seventh, to the Holders of the Class A-4
     Certificates until the related Class Principal Balance of the Class A-4
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution
     Date) is reduced to zero, and eighth, to the Holders of the Class A-M
     Certificates, until the related Class Principal Balance of the Class A-M
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution
     Date) is reduced to zero, and ninth, to the Holders of the Class A-J
     Certificates until the related Class Principal Balance of the Class A-J
     Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to any prior clause of this Section 4.01(a), on such Distribution
     Date) is reduced to zero, in that order, up to an aggregate amount for subclauses first through ninth of this clause (xiii) (not to exceed the aggregate of the Class Principal Balances of the Class A-1, Class A-2A,
     Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-M and Class A-J
     Certificates outstanding immediately prior to, together with all
     Certificate Deferred Interest with respect to the Class A-1, Class A-2A,
     Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-M and Class A-J
     Certificates for such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1 Class A-2A, Class A-2B, Class
     A-3, Class A-SB, Class A-4, Class A-M and Class A-J Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a))
     equal to the Loan Group No. 2 Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date with respect to any Class of Principal Balance
     Certificates pursuant to any prior clause of this Section 4.01(a));

               (xiv) after the Class Principal Balances of the Class A-1, Class
     A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-M and Class A-J
     Certificates have been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-1A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates
     outstanding immediately prior to, together with all Certificate Deferred
     Interest with respect to the Class A-1A Certificates for such Distribution
     Date, reduced by any distributions of principal made with respect to the
     Class A-1A Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)), and second, to the Holders of the Class
     A-MA Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class A-MA Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class
     A-MA Certificates for such Distribution Date, reduced by any distributions of principal made with respect to the Class A-MA Certificates on such
     Distribution Date pursuant to any prior clause of this Section 4.01(a)), and third, to the Holders of the Class A-JA Certificates, up to an amount
     (not to exceed the Class Principal Balance of the Class A-JA Certificates
     outstanding immediately prior to, together with all Certificate Deferred
     Interest with

                                      -224-

     respect to the Class A-JA Certificates for such Distribution Date, reduced by any distributions of principal made with respect to the Class A-JA
     Certificates on such Distribution Date pursuant to any prior clause of this
     Section 4.01(a)) in that order, up to an aggregate amount for subclauses first through third of this clause (xiv) (not to exceed the aggregate of the Class Principal Balances of the Class A-1A, Class A-MA and Class A-JA
     Certificates outstanding immediately prior to, together with all
     Certificate Deferred Interest with respect to the Class A-1A, Class A-MA and Class A-JA Certificates for such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A, Class A-MA and Class A-JA Certificates on such Distribution Date pursuant to any prior clause of this Section 4.01(a)) equal to the Loan Group No. 1 Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date with respect to any Class of
     Principal Balance Certificates pursuant to any prior clause of this Section
     4.01(a));

               (xv) to make distributions to the Holders of the Class A-J and
     Class A-JA Certificates, up to an amount equal to, pro rata as between the
     Class A-J and Class A-JA Certificates in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses,
     if any, previously allocated to the Class A-J and Class A-JA Certificates, respectively, and not previously reimbursed; and

               (xvi) to make distributions to the Holders of the remaining
     Classes of the Regular Certificates as provided in Section 4.01(b).

          All distributions of interest, if any, made with respect to the Class
X Certificates on any Distribution Date, pursuant to this Section 4.01(a), shall be made, and shall be deemed to have been made, in respect of the various Class
X Components, pro rata in accordance with the respective amounts of
Distributable Component Interest in respect of such Class X Components for such
Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

          (b) On each Distribution Date, through and including the final
Distribution Date, after making the distributions with respect to the Senior
Certificates, the Class A-M Certificates, the Class A-MA Certificates, the Class
A-J Certificates and the Class A-JA Certificates provided for in Section
4.01(a), the Trustee shall, based on, among other things, information provided by the Master Servicers and, if applicable, the Special Servicer, apply the remaining portion, if any, of the Available Distribution Amount for such
Distribution Date to make the distributions described in the next paragraph to the Holders of the various Classes of the Class B Through S Certificates, such distributions to be made sequentially among such Classes of Certificateholders in the alphabetic order of the Class designations of their respective
Certificates (beginning with the Class B Certificates and ending with the Class
S Certificates), in each case to the extent of the Remaining Available
Distribution Amount with respect to the subject Class of Certificates for such
Distribution Date.

                                      -225-

          On each Distribution Date, through and including the final
Distribution Date, the Holders of each Class of the Class B Through S
Certificates will be entitled to receive, subject to the Remaining Available
Distribution Amount with respect to such Class of Certificates for such
Distribution Date, the following distributions in the following order of priority, in each case to the extent of the remaining available funds:

          first, distributions of interest, up to an amount equal to all
     Distributable Certificate Interest with respect to the subject Class of
     Certificates for such Distribution Date and, to the extent not previously received, for all prior Distribution Dates, if any;

          second, distributions of principal, up to an amount (not to exceed the
     Class Principal Balance of the subject Class of Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the subject Class of Certificates for, such Distribution Date)
     equal to the Remaining Principal Distribution Amount with respect to the subject Class of Certificates for such Distribution Date (or, if such
     Distribution Date is the final Distribution Date, then up to an amount equal to the entire Class Principal Balance of the subject Class of
     Certificates immediately prior to such Distribution Date); and

          third, reimbursements of any and all Realized Losses and Additional
     Trust Fund Expenses, if any, previously allocated to the subject Class of
     Certificates pursuant to Section 4.04(a) and not previously reimbursed;

provided that no distributions of principal will be made with respect to any
Class of the Class B Through S Certificates until the reduction to zero of the
Class Principal Balance of each Class of the Class A-1, Class A-2A, Class A-2B,
Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class A-J
and Class A-JA Certificates, the Class Principal Balance of each other Class of the Class B Through S Certificates, if any, that has an earlier alphabetic Class designation (that is, "Class B" comes before "Class C", "Class C" comes before
"Class D", and so forth) than does the subject Class of Certificates.

          (c) On each Distribution Date, through and including the Final
Distribution Date, after making the distributions with respect to the Regular
Certificates provided for in Sections 4.01(a) and 4.01(b), the Trustee shall apply the remaining portion, if any, of the Available Distribution Amount for such Distribution Date to make distributions to the Holders of the Class R
Certificates.

          (d) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account any amounts that represent Prepayment Premiums and/or Yield
Maintenance Charges Received by the Trust on the Trust Mortgage Loans and any
REO Trust Mortgage Loans during the related Collection Period (in each case, net of any Liquidation Fees payable in connection with the receipt thereof) and shall be deemed to distribute each such Prepayment Premium and/or Yield
Maintenance Charge or applicable portion thereof from REMIC I to REMIC II in respect of REMIC I Regular Interest A-1 (whether or not such REMIC I Regular
Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield
Maintenance Charge or applicable portion thereof, as additional yield, as follows:

               (i) first, on a pari passu basis, to the Holders of the
     respective Classes of Principal Balance Certificates (other than any
     Excluded Class thereof) entitled to distributions of principal on such
     Distribution Date, pursuant to Section 4.01(a) or Section 4.01(b), as applicable,

                                     -226-

     with respect to the Loan Group that includes the prepaid Trust Mortgage
     Loan or REO Trust Mortgage Loan, as the case may be, up to an amount equal to, and pro rata based on, the Additional Yield Amounts for each such Class of Certificates for such Distribution Date with respect to the subject
     Prepayment Premium or Yield Maintenance Charge, as the case may be; and

               (ii) second, to the Holders of the Class X Certificates, any remaining portion of such Yield Maintenance Charges and/or Prepayment
     Premiums.

          Any distributions of additional interest, in the form of Yield
Maintenance Charges and/or Prepayment Premiums, made with respect to the Class X
Certificates on any Distribution Date pursuant to this Section 4.01(d) shall be allocated among the respective Class X Components, on a pro rata basis in accordance with the relative amounts by which their respective Component
Notional Amounts declined as a result of deemed distributions of principal on the REMIC I Regular Interests on such Distribution Date pursuant to Section
4.01(k) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional
Amounts).

          (e) On each Distribution Date, the Trustee shall withdraw from the
Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Trust
Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto and shall distribute such amounts to the Holders of the Class Y Certificates.

          (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five (5) Business Days prior to (or, in the case of the first Distribution Date, no later than) the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made in a like manner, but only upon presentation and surrender of such
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized
Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the
Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate

                                     -227-

Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the
Trustee has not, after having taken such reasonable steps, located the related
Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Principal
Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

          (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or any Master Servicer
shall have any responsibility therefor except as otherwise provided by this
Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

          (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (i) Except as otherwise provided in Section 9.01, whenever the Trustee expects that, or receives written notification that, the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Class of Certificates) will be made on the next
Distribution Date, the Trustee shall, as soon as reasonably possible (and, in any event, no later than five (5) days after the related Determination Date), mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six (6) months

                                     -228-

after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their
Certificates for cancellation in order to receive the final distribution with respect thereto. If within one (1) year after the second notice all such
Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R Certificates all unclaimed funds and other assets which remain subject thereto.

          (j) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Trustee with any IRS Forms W-9, W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof. The consent of
Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

          (k) All distributions made in respect of each Class of the Principal
Balance Certificates on each Distribution Date (including the final Distribution
Date) pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(m) shall be deemed to have first been distributed from REMIC I to REMIC II with respect to the Corresponding REMIC I Regular Interest for such Class of Certificates; and
all distributions made with respect to the Class X Certificates on each
Distribution Date pursuant to Section 4.01(a) or Section 4.01(b) and allocable to any particular Class X Component, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the Corresponding REMIC I
Regular Interest for such Class X Component. In each case, if such distribution on any Class of Regular Certificates was a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated thereto, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to the preceding sentence shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to such REMIC I Regular Interest.

          (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates or any corresponding deemed distributions on the REMIC I Regular Interests pursuant to any other subsection of this Section
4.01, the Trustee shall be deemed to have made, based on information provided by the applicable Master Servicer or, if applicable, the Special Servicer, out of that portion of the Available Distribution Amount for such Distribution Date allocable to any Early Defeasance Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, the following distributions to REMIC I, in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date allocable to any

                                     -229-

Early Defeasance Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto:

               (i) distributions to REMIC I of accrued interest with respect to the related Loan REMIC Regular Interest, up to an amount equal to all
          Uncertificated Distributable Interest with respect to such Loan REMIC
          Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) distributions to REMIC I of principal with respect to the related Loan REMIC Regular Interest, up to an amount (not to exceed the Loan REMIC Principal Balance of such Loan REMIC Regular Interest immediately prior to, together with any Loan REMIC Deferred Interest with respect to such Loan REMIC Regular Interest for, such
          Distribution Date) equal to 100% of that portion, if any, of the
          Principal Distribution Amount for such Distribution Date that is allocable to such Early Defeasance Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto; and

               (iii) reimbursements to REMIC I of any Realized Losses and
          Additional Trust Fund Expenses previously allocated to the related
          Loan REMIC Regular Interest and not previously reimbursed.

          On each Distribution Date, any Yield Maintenance Charge or Prepayment
Premium received with respect to an Early Defeasance Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (net of any Liquidation Fee payable in connection with the receipt thereof) shall be deemed distributed to the related Loan REMIC Regular Interest.

          (m) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of each Class of Principal Balance Certificates (in the same order of payment as provided for such reimbursements in Section 4.01(a) and Section
4.01(b)) up to an amount equal to all Realized Losses and Additional Trust Fund
Expenses, if any, previously deemed allocated thereto and remaining unreimbursed after application of the Available Distribution Amount for such Distribution
Date. Amounts paid from the Gain-on-Sale Reserve Account pursuant to the preceding sentence shall first be deemed to have been distributed to the
Corresponding REMIC I Regular Interest in reimbursement of Realized Losses and
Additional Trust Fund Expenses previously allocated thereto. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balances of the respective Classes of the Principal Balance Certificates with respect to which such distributions are being made. Any amounts remaining in the
Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R Certificateholders.

          (n) If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on a preliminary report received from a Master Servicer, and the final report from such Master
Servicer changes the initial amounts forwarded by such Master Servicer to the
Trustee, the Trustee shall use commercially reasonable efforts to notify DTC to make a revised distribution on a timely basis on such Distribution Date. The
Trustee shall not be liable or held responsible for any resulting delay (or claim by DTC resulting therefrom) in the making of such

                                     -230-

distribution to the Certificateholders and shall be entitled to reimbursement from the Trust for any reasonable costs or expenses resulting therefrom.

          SECTION 4.02 Statements to Certificateholders: CMSA Loan Periodic
Update File.

          (a) On each Distribution Date, the Trustee shall make available on its website or forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, each
Master Servicer, the Special Servicer, each Serviced Non-Trust Mortgage Loan
Noteholder, the Underwriters and each Rating Agency, a statement substantially in the form attached hereto as Exhibit F (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based on, among other things, information provided to it by the Master Servicers and, if applicable, the Special Servicer, setting forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates allocable to principal;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment
     Premiums and/or Yield Maintenance Charges;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the total payments and other collections Received by the
     Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the general purpose of such fees and expenses and the party receiving such fees and expenses), and the Available
     Distribution Amount, the Loan Group No. 1 Available Distribution Amount and
     the Loan Group No. 2 Available Distribution Amount for such Distribution
     Date;

               (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool pursuant to
     Section 4.03, including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I
     Advances with respect to the Mortgage Pool that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to a Master Servicer, the Trustee or any Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related
     Determination Date, (B) the aggregate amount of unreimbursed Servicing
     Advances (and/or comparable advances made in respect of an Outside Serviced
     Trust Mortgage Loan or any related REO Property pursuant to the related
     Outside Servicing Agreement) as of the close of business on the related
     Determination Date and (C) the aggregate amount of all unreimbursed
     Nonrecoverable Advances as of the close of business on the related
     Determination Date;

                                     -231-

               (vii) the aggregate unpaid principal balance of the Mortgage
     Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage
     Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust
     Mortgage Loans as of the close of business on the related Determination
     Date;

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
     Principal Balance (immediately after such Distribution Date) of Trust
     Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
     delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of a Master Servicer or
     Special Servicer in bankruptcy proceedings;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal
     Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

               (xii) with respect to any Trust Mortgage Loan as to which a
     Liquidation Event occurred during the related Collection Period (or, if applicable in the case of an Outside Serviced Trust Mortgage Loan, during the related Underlying Collection Period) (other than a payment in full),
     (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event
     (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

               (xiii) with respect to any Trust Mortgage Loan that was the subject of any material modification, extension or waiver during the related Collection Period (or, in the case of an Outside Serviced Trust
     Mortgage Loan, during the related Underlying Collection Period), (A) the loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

               (xiv) with respect to any Trust Mortgage Loan as to which an uncured and unresolved Breach or Document Defect that materially and adversely affects the value of such Mortgage Loan or the interests of the
     Certificateholders therein is alleged to exist, (A) the loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Breach or Document Defect, as the case may be, and (D) the status of such Breach or Document Defect, as the case may be, including any actions known to the Trustee that are being taken by or on behalf of the applicable Mortgage Loan Seller with respect thereto;

               (xv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related
     Collection Period (or, in the case of an Outside Serviced Trust Mortgage
     Loan, during the related Underlying Collection

                                     -232-

     Period), the loan number of such Trust Mortgage Loan and the Stated
     Principal Balance of such Trust Mortgage Loan as of the related date of acquisition;

               (xvi) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related
     Trust Mortgage Loan, the book value of such REO Property and the amount of
     REO Revenues and other amounts, if any, Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the
     Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xvii) with respect to any REO Property included in the Trust
     Fund as to which a Final Recovery Determination was made during the related
     Collection Period (or, in the case of an Outside Serviced Trust Mortgage
     Loan, during the related Underlying Collection Period), (A) the loan number of the related Trust Mortgage Loan, (B) the aggregate of all Liquidation
     Proceeds and other amounts received in connection with such Final Recovery
     Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Trust Mortgage Loan in connection with such
     Final Recovery Determination;

               (xviii) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

               (xix) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates, after giving effect to the distributions made on such Distribution Date;

               (xx) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

               (xxi) the Principal Distribution Amount, the Loan Group No. 1
     Principal Distribution Amount and the Loan Group No. 2 Principal
     Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal Received by the Trust during the related Collection Period, the loan number for the related Trust
     Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xxii) the aggregate of all Realized Losses incurred during the related Collection Period (or, in the case of an Outside Serviced Trust
     Mortgage Loan or related REO Property, during the related Underlying
     Collection Period) and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xxiii) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that were allocated on such Distribution Date;

               (xxiv) the Class Principal Balance of each Class of Principal
     Balance Certificates and the Class Notional Amount of each Class of the
     Class X Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any

                                     -233-

     reduction therein due to the allocation of Realized Losses and Additional
     Trust Fund Expenses on such Distribution Date;

               (xxv) the Certificate Factor for each Class of Regular
     Certificates immediately following such Distribution Date;

               (xxvi) the aggregate amount of interest on P&I Advances paid to the Master Servicers, the Trustee and any Fiscal Agent with respect to the
     Mortgage Pool during the related Collection Period in accordance with
     Section 4.03(d);

               (xxvii) the aggregate amount of interest on Servicing Advances paid to the Master Servicers, the Trustee, any Fiscal Agent and the Special
     Servicer with respect to the Mortgage Pool during the related Collection
     Period in accordance with Section 3.03(d) (and the aggregate amount of interest on servicing advances in respect of an Outside Serviced Trust
     Mortgage Loan or any related REO Property paid to any Outside Servicer or other applicable party during the related Underlying Collection Period in accordance with the related Outside Servicing Agreement);

               (xxviii) the aggregate amount of servicing compensation
     (separately identifying the amount of each category of compensation) paid to each Master Servicer and the Special Servicer during the related
     Collection Period;

               (xxix) the loan number for each Required Appraisal Loan (and for an Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage
     Loan with respect thereto if it has a similar status under the related
     Outside Servicing Agreement) and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxx) the then-current credit support levels for each Class of
     Regular Certificates;

               (xxxi) the original and then-current ratings for each Class of
     Regular Certificates;

               (xxxii) the aggregate amount of Prepayment Premiums and Yield
     Maintenance Charges with respect to the Mortgage Pool and each Loan Group
     Received by the Trust during the related Collection Period;

               (xxxiii) the amounts, if any, actually distributed with respect to the Class Y Certificates or Class R Certificates on such Distribution
     Date;

               (xxxiv) a brief description of any uncured Event of Default known to the Trustee (to the extent not previously reported) and, as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the
     Trustee's reasonable judgment, be included on the Distribution Date
     Statement without undue difficulty; and

               (xxxv) the Record Date, the Interest Accrual Period, the
     Determination Date and the Collection Period that correspond to such
     Distribution Date.

                                     -234-

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xvii), (xxviii) and
(xxxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and each Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the
Special Servicer.

          The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          On each Distribution Date, the Trustee shall make available to each
Privileged Person (or, following receipt of written direction of the Depositor, the general public) via its Internet Website, (i) the related Distribution Date
Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA
Bond Level File, CMSA Collateral Summary File, CMSA Historical Bond/Collateral
Realized Loss Reconciliation Template, CMSA Interest Shortfall Reconciliation
Template, CMSA Reconciliation of Funds Template and CMSA Historical Liquidation
Loss Template, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for Privileged Persons (or, following receipt of the written direction from the
Depositor specified in the first parenthetical in this sentence, interested parties) (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and this Agreement, and (v) any other items at the request of the Depositor.

          In addition, on each Distribution Date, the Trustee shall make available via its Internet Website, on a restricted basis, (i) the Restricted
Servicer Reports, (ii) the CMSA Property File and (iii) any other items at the request of the Depositor. The Trustee shall provide access to such restricted reports, upon request, to each Privileged Person.

          The Trustee shall not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its Internet Website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

          In connection with providing access to the Trustee's Internet Website, the Trustee, may require registration and the acceptance of a disclaimer. The
Trustee shall not be liable for the dissemination of information in accordance herewith and in compliance with the terms of this Agreement.

          Absent manifest error, none of the Master Servicers or the Special
Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by a Master
Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a). None of the Trustee, the Master Servicers or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

                                     -235-

          Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to such Certificateholder during such calendar year (or the applicable portion thereof that such Person was a Certificateholder) pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholder to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Trustee (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the
Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

          The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or a Master
Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or a Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, a
Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          (b) Not later than 1:00 p.m., New York City time, on the second
Business Day preceding each Distribution Date, each Master Servicer shall furnish to the Trustee, the Depositor, the Special Servicer, the master servicer in respect of any commercial mortgage securitization holding a Pari Passu
Non-Trust Mortgage Loan and the Underwriters, by electronic transmission (or in such other form to which the Trustee, the Depositor, the Special Servicer or the
Underwriters, as the case may be, and the subject Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Trust Mortgage Loans for which it is responsible (including, in the case of each Master Servicer, the applicable Outside Serviced Trust
Mortgage Loans based on information from the Outside Servicers) as of such
Determination Date. Not later than 2:00 p.m. New York City time on the second
Business Day preceding each Distribution Date, each Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each Principal
Prepayment received by such Master Servicer in the related Collection Period.

          In the performance of its obligations set forth in Section 4.05, and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by each Master Servicer, and the

                                     -236-

Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by a Master Servicer. In the case of information to be furnished by a Master Servicer to the Trustee pursuant to this Section
4.02(b), insofar as such information is solely within the control of the Special
Servicer, such Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing a complete CMSA
Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

          SECTION 4.03 P&I Advances.

          (a) On or before 1:30 p.m., New York City time, on each P&I Advance
Date, each Master Servicer shall (i) apply amounts in its Collection Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution
Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by the subject Master Servicer in respect of the related Distribution Date.
Each Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made by the subject Master Servicer. Any amounts held in a Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable Master Servicer's records and replaced by the applicable Master Servicer by deposit in such Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York
City time, on any P&I Advance Date, a Master Servicer shall not have made any
P&I Advance required to be made by it on such date pursuant to this Section
4.03(a) (and shall not have delivered to the Trustee the requisite Officer's
Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a
Servicing Officer of such Master Servicer by facsimile transmission sent to
(215) 328-3478, in the case of Master Servicer No. 1, and (913) 253-9001, in the case of Master Servicer No. 2 (or such alternative number provided by any Master
Servicer to the Trustee in writing) and by telephone at (215) 328-1258, in the case of Master Servicer No. 1, and (913) 253-9000 or (913) 253-9400, the case of
Master Servicer No. 2 (or such alternative number provided by any Master
Servicer to the Trustee in writing) as soon as possible, but in any event before
4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the
Trustee (or a Fiscal Agent on its behalf) shall, no later than 11:00 a.m., New
York City time, on such related Distribution Date make the portion of such P&I
Advances that was required to be, but was not, made by the defaulting Master
Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and
7.02 shall apply. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but any Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

          (b) The aggregate amount of P&I Advances to be made by each Master
Servicer (or, if necessary, by the Trustee or any Fiscal Agent) for any
Distribution Date shall, subject to Section 4.03(c) below, be equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees (and, in the case of the

                                     -237-

Outside Serviced Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto, further net of any related fees similar to Master
Servicing Fees payable to third parties with respect to the Outside Serviced
Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto pursuant to the related Outside Servicing Agreements), due or deemed due, as the case may be, in respect of the Trust Mortgage Loans (including, without limitation, Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) as to which the subject Master Servicer is acting in such capacity and any successor REO Trust Mortgage Loans with respect thereto on their respective Due Dates during the related Collection Period (or, in the case of a Late Payment Date Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, during the calendar month in which the subject Distribution Date occurs) to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the last day of related Collection Period (or, in the case of any Outside Serviced Trust
Mortgage Loans or any successor REO Trust Mortgage Loan with respect thereto, actually received by the Trustee or the applicable Master Servicer as of 1:00
p.m., New York City time, on the related P&I Advance Date); provided that, (i)
if the Periodic Payment on any Trust Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment granted or agreed to by the
Special Servicer pursuant to Section 3.20 (or, in the case of an Outside
Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the relevant Outside Servicing Agreement), or if the final maturity on any Trust
Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20
(or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable
Outside Servicer pursuant to the relevant Outside Servicing Agreement), and the
Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the applicable Master Servicer, the
Trustee or any Fiscal Agent shall, as to such Trust Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees) in the event of subsequent delinquencies thereon; and (ii) if it is determined that an Appraisal Reduction
Amount exists with respect to any Required Appraisal Trust Mortgage Loan (or, in
the case of an Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, if it is determined by the applicable
Outside Servicer and reported to the applicable parties hereunder that an
Appraisal Reduction Amount exists with respect to an Outside Serviced Loan
Combination and a portion thereof is allocable to an Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to the subject Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, the applicable
Master Servicer, the Trustee or any Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of the subject Trust Mortgage
Loan or REO Trust Mortgage Loan, as the case may be, only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (ii), minus 1/12th of the product of (1) such Appraisal Reduction Amount (or, in the case of a Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that is part of a Loan Combination, solely the portion of any Appraisal Reduction
Amount with respect to such Loan Combination that is allocable to such Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, in accordance with, or as contemplated by, the definition of "Appraisal Reduction Amount") and
(2) the weighted average of the per annum Pass-Through Rates for such
Distribution Date applicable to the respective Classes of Principal Balance
Certificates to which such Appraisal Reduction Amount (or the applicable portion

                                     -238-

thereof) is allocated pursuant to Section 4.04(d), weighted on the basis of the respective portions of such Appraisal Reduction Amount allocable to such Classes of Principal Balance Certificates, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

          For the avoidance of doubt and subject to Section 4.03(c), Master
Servicer No. 1 (with respect to the Seattle Needle Space Trust Mortgage Loan, the CGM RRI Hotel Portfolio Trust Mortgage Loan, the Lincoln Square Trust
Mortgage Loan and any successor REO Trust Mortgage Loans with respect thereto)
and Master Servicer No. 2 (with respect to the One Liberty Plaza Trust Mortgage
Loan, the Scottsdale Fashion Square Trust Mortgage Loan, the Bush Terminal Trust
Mortgage Loan and any successor REO Trust Mortgage Loans with respect thereto), and the Trustee and any Fiscal Agent, as applicable, with respect to the Outside
Serviced Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto, shall each be required to make P&I Advances (and shall obtain recovery with respect thereto) in the same way that such party is required to make and recover P&I Advances with respect to any other Trust Mortgage Loan or
REO Trust Mortgage Loan in the Mortgage Pool.

          If Master Servicer No. 1 or Master Servicer No. 2 (as the case may
be), the Trustee or any Fiscal Agent makes a P&I Advance with respect to an
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, then it shall promptly so notify the relevant Outside
Master Servicer of each such P&I Advance so made thereby and shall seek reimbursement for such P&I Advance (together with interest thereon) out of amounts otherwise payable with respect to such Outside Serviced Loan Combination that includes such Outside Serviced Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto, to the maximum extent permitted by, and out of amounts specified for such purpose under, the related Co-Lender
Agreement and/or the relevant Outside Servicing Agreement.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by a Master Servicer that it has made (or the determination by the Special Servicer that the Master
Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I
Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Fiscal Agent (if any), the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Collection
Accounts pursuant to Section 3.03(e)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the 12 months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the subject Master Servicer or the Special Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the subject Master Servicer or the Special Servicer. In making a recoverability determination the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related Mortgagor under the terms of the related Trust Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current conditions and occupancies, as modified by such Person's reasonable assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate

                                     -239-

and consider (among other things) future expenses, to estimate and consider
(consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding
Nonrecoverable Advances the reimbursement of which is being deferred pursuant to
Section 3.05(a), together with (to the extent accrued and unpaid) interest on such Advances. In addition, any such Person may update or change its recoverability determinations at any time, and the Master Servicers (consistent with the Servicing Standard) and the Trustee each may obtain from the Special
Servicer any Appraisals or market value estimates or other information in the
Special Servicer's possession for such purposes.

          With respect to the related Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, each of Master
Servicer No. 1 and Master Servicer No. 2 shall (subject to the second succeeding sentence below) make its determination that it has made a Nonrecoverable P&I
Advance on such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto independently of any determination made by the servicer with respect to a commercial mortgage securitization holding the promissory note for one of the related Non-Trust
Mortgage Loans. If the applicable Master Servicer determines, in accordance with the provisions of this Agreement, that a proposed P&I Advance with respect to an
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, if made, or any outstanding P&I Advance with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto previously made, would be, or is, as applicable, a Nonrecoverable
Advance, then the applicable Master Servicer will be required to provide the servicer of each securitization that holds the promissory note for a related
Non-Trust Mortgage Loan written notice of such determination within one (1)
Business Day of the date of such determination.

          In addition, if (i) the applicable Master Servicer reasonably believes, in accordance with the Servicing Standard, that a P&I Advance with respect to an Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto constitutes or may, if made, constitute a
Nonrecoverable P&I Advance, and (ii) either (A) the applicable Master Servicer has made a request for an appraisal with respect to the related Mortgaged
Property from the applicable Outside Servicer and has not obtained, (x) within
15 Business Days of such request, a response from the applicable Outside
Servicer indicating that an appraisal with respect to the related Mortgaged
Property would be performed within 60 days of the date of such response or has been performed within the prior 12-month period (or such shorter period as the applicable Master Servicer reasonably believes, in accordance with the Servicing
Standard, is necessary) preceding the date of such request, and (y) within 60 days of the date of such response, a copy of an appraisal report with respect to the related Mortgaged Property, relating to an appraisal that has been performed within the 12-month period (or such shorter period as the applicable Master
Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of receipt by the applicable Master Servicer that complies with the requirements for such an appraisal under the terms of the relevant Outside Servicing Agreement or this Agreement, or (B) the applicable
Master Servicer has made a request for an appraisal with respect to the related
Mortgaged Property from the applicable Outside Servicer and has been advised by the applicable Outside Servicer that such an appraisal with respect to the related Mortgaged Property will not be performed within the time periods specified in clause (ii)(A) above, then the applicable Master Servicer may have an appraisal performed with respect to the related Mortgaged Property by an
Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and

                                     -240-

the cost of which appraisal may be withdrawn from general collections on deposit in the Collection Accounts. If, in connection with the foregoing, it is necessary for Master Servicer No. 1 or Master Servicer No. 2, as applicable, to obtain an appraisal, Master Servicer No. 1 or Master Servicer No. 2, as the case may be, shall so notify the Special Servicer and consult with the Special
Servicer regarding such appraisal.

          On the fourth Business Day before each Distribution Date, the Special
Servicer shall report to each Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous
Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage
Loan is a Nonrecoverable P&I Advance. The Master Servicers, the Trustee and any
Fiscal Agent shall rely, conclusively, on such determination that a P&I Advance is or would be a Nonrecoverable P&I Advance, and may rely conclusively on such a determination that a P&I Advance is not or would not be a Nonrecoverable
Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by a Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and the Trustee or any Fiscal Agent, as
applicable, shall rely on a Master Servicer's determination that the P&I Advance would be a Nonrecoverable P&I Advance if the Trustee or the Fiscal Agent (if
any), as applicable, determines that it does not have sufficient time to make such determination); provided, however, that, if a Master Servicer has failed to make a P&I Advance for reasons other than a determination by such Master
Servicer that such P&I Advance would be Nonrecoverable P&I Advance, the Trustee or the Fiscal Agent (if any) shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent (if any), as applicable, in good faith, makes a determination prior to the times specified in
Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. In determining whether or not a P&I Advance previously made is, or a proposed P&I
Advance, if made, would be, a Nonrecoverable Advance, the Trustee shall be subject to the standards set forth in Section 8.01(a) hereunder and the Fiscal
Agent (if any) shall use its reasonable good faith judgment.

          (d) In connection with the recovery by a Master Servicer, the Trustee or any Fiscal Agent of any P&I Advance out of a Collection Account pursuant to
Section 3.05(a), subject to the next sentence, such Master Servicer, the Trustee or such Fiscal Agent, as the case may be, shall also be entitled to be paid out of any amounts then on deposit in such Collection Account, interest at the
Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement (provided, however, no such interest shall accrue during the period through and including the related
Due Date or during any grace period under a Trust Mortgage Loan), such interest to be payable, first out of late payment charges and Penalty Interest on deposit in such Collection Account that were Received by the Trust on the related Trust
Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made, and then from general collections on the Mortgage Pool then on deposit in such Collection Account; provided, however, that if such P&I
Advance was made with respect to an SLC Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related SLC Custodial
Account in accordance with, and if available pursuant to, Section 3.05(e).
Subject to the fourth paragraph of Section 3.05(a), each Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent (if any), as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on

                                     -241-

any P&I Advance as to which the corresponding payment of principal and interest or Late Collection was received by a Master Servicer on or prior to the related
P&I Advance Date; and provided, further, in the case of P&I Advances with respect to an Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, the applicable Master Servicer shall, no less often than monthly, notify the relevant Outside Master Servicer of the interest accruing on such P&I Advances in accordance with this Section 4.03(d)
and, to the maximum extent permitted by the related Co-Lender Agreement, prior to paying such interest on such P&I Advances out of general collections in respect of the Mortgage Pool on deposit in its Collection Account, shall seek payment for such interest on such P&I Advances from the relevant Outside Master
Servicer out of amounts otherwise payable with respect to such Outside Serviced
Loan Combination to the maximum extent permitted by, and out of amounts specified for such purpose under, the relevant Outside Servicing Agreement and the related Co-Lender Agreement.

          (e) In no event shall a Master Servicer, the Trustee or any Fiscal
Agent make a P&I Advance with respect to any Non-Trust Mortgage Loan.

          SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund
Expenses; Allocation of Mortgage Deferred Interest; Allocation of Appraisal
Reduction Amounts; and Allocation of Prepayment Interest Shortfalls.

          (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Principal Balance Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section
4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate of the Class Principal Balances of the respective Classes of the
Principal Balance Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to
Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the
Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, sequentially to the Class S, Class Q, Class P, Class O, Class N,
Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D,
Class C and Class B; and then, pro rata (based on remaining Class Principal
Balances) to the Class A-J Certificates and the Class A-JA Certificates, until the remaining Class Principal Balances thereof are reduced to zero; and, then, pro rata (based on remaining Class Principal Balances) to the Class A-M
Certificates and the Class A-MA Certificates, until the remaining Class
Principal Balances thereof are reduced to zero; and, then, pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates, the Class
A-2A Certificates, the Class A-2B Certificates, the Class A-3 Certificates, the
Class A-SB Certificates, the Class A-4 Certificates and the Class A-1A
Certificates, until the respective remaining Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund
Expenses to a Class of Principal Balance Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized
Losses and Additional Trust Fund Expenses, if any, allocated to a Class of
Principal Balance Certificates shall be allocated among the respective
Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Principal Balance Certificates as of the
Distribution Date on which the aggregate of the Class Principal Balances of such

                                     -242-

Principal Balance Certificates has been reduced to zero, shall be deemed allocated to the Class R Certificates.

          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal Balance of the Corresponding REMIC I Regular Interest
with respect thereto shall be deemed to have first been reduced by the exact same amount. All such reductions in the REMIC I Principal Balances of the respective REMIC I Regular Interests shall be deemed to be an allocation of
Realized Losses and Additional Trust Fund Expenses.

          On each Distribution Date, following the deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section 4.01(m), the Loan REMIC Principal Balance of each Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary (if at all) to equal the Stated Principal Balance of the related Early
Defeasance Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that will be outstanding immediately following such Distribution
Date.

          (c) On each Distribution Date, the amount of any Mortgage Deferred
Interest added to the unpaid principal balance of any Trust Mortgage Loan during the related Collection Period will be allocated as Certificate Deferred Interest to the respective Classes of Principal Balance Certificates as follows: first, sequentially, to the Class S, Class Q, Class P, Class O, Class N, Class M, Class
L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and
Class B Certificates, in that order, in each case up to the amount of the
Accrued Certificate Interest with respect to the subject Class of Certificates for such Distribution Date; and then, to the Class A-J Certificates and the
Class A-JA Certificates, up to an amount equal to, and pro rata as between such
Classes of Certificates in accordance with, the Accrued Certificate Interest in respect of each thereof for such Distribution Date; and then, to the Class A-M
Certificates and the Class A-MA Certificates, up to an amount equal to, and pro rata as between such Classes of Certificates in accordance with, the Accrued
Certificate Interest in respect of each thereof for such Distribution Date; and
then, to the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B
Certificates, the Class A-3 Certificates, the Class A-SB Certificates, the Class
A-4 Certificates and the Class A-1A Certificates, up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the Accrued
Certificate Interest in respect thereof for such Distribution Date. On each
Distribution Date, the Class Principal Balance of each Class of Principal
Balance Certificates to which Mortgage Deferred Interest has been allocated shall be increased by the amount of Certificate Deferred Interest with respect to such Class of Certificates for such Distribution Date. The amount of Mortgage
Deferred Interest allocated to any Class of Principal Balance Certificates on any Distribution Date shall be allocated as REMIC I Deferred Interest to, and will increase the REMIC I Principal Balance of the Corresponding REMIC I Regular
Interest with respect thereto. The amount of any Mortgage Deferred Interest in respect of any Early Defeasance Trust Mortgage Loan shall be allocated as Loan
REMIC Deferred Interest to, and will increase the Loan REMIC Principal Balance of, the related Loan REMIC Regular Interest. The allocations provided for in this Section 4.04(c) shall be made prior to any distributions or deemed distributions required to be made hereunder on the subject Distribution Date.

          (d) Any Appraisal Reduction Amount shall be allocated, only for purposes of determining the amount of P&I Advances with respect to the related
Required Appraisal Trust Mortgage Loan (and, if applicable, the Outside Serviced
Trust Mortgage Loans) and as otherwise contemplated by

                                     -243-

the definition of "Voting Rights", as follows: first, to the Class S, Class Q,
Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G,
Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Class Principal Balances; and, then, pro rata
(based on remaining Class Principal Balances) to the Class A-J Certificates and
the Class A-JA Certificates, up to the amount of their respective Class
Principal Balances; and, then, pro rata (based on remaining Class Principal
Balances) to the Class A-M Certificates and the Class A-MA Certificates, up to
the amount of their respective Class Principal Balances; and, then, pro rata
(based on remaining Class Principal Balances) to the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-3B Certificates,
the Class A-SB Certificates, the Class A-4 Certificates and the Class A-1A
Certificates. The applicable Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal Reduction Amounts, and the Trustee
shall report to the applicable Master Servicer no later than 10:00 a.m. on the related P&I Advance Date, the Pass-Through Rates necessary to calculate the reductions in P&I Advances required by Section 4.03.

          (e) The Net Aggregate Prepayment Interest Shortfall for any
Distribution Date shall be allocated to each Class of Regular Certificates in an amount equal to the product of (i) the amount of such Net Aggregate Prepayment
Interest Shortfall, multiplied by (ii) a fraction, the numerator of which is the
Accrued Certificate Interest with respect to such Class of Regular Certificates for such Distribution Date (net, in the case of a Class of Principal Balance
Certificates, of any Certificate Deferred Interest with respect to such Class of
Principal Balance Certificates for such Distribution Date), and the denominator of which is the aggregate Accrued Certificate Interest with respect to all the
Classes of Regular Certificates for such Distribution Date (net of the aggregate
Certificate Deferred Interest with respect to all the Classes of Principal
Balance Certificates for such Distribution Date). .

          The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to any Class of Regular Certificates (and, more particularly, in the case of the Class X Certificates, to a particular
Class X Component thereof) shall be deemed to have first been allocated to such
Class' (or, if applicable, to such Class X Component's) Corresponding REMIC I
Regular Interest.

          SECTION 4.05 Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicers and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article
IX and the actual and deemed allocations of Realized Losses, Additional Trust
Fund Expenses and other items to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this
Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or a Master
Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                     -244-

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01 The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4 and A-5, respectively; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the
Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal
Balances or initial Certificate Notional Amounts, as the case may be, as of the
Closing Date of not less than $10,000 in the case of the Registered
Certificates, $1,000,000 in the case of the Class X Certificates, and $250,000 in the case of Non-Registered Certificates (other than the Class R, Class X and
Class Y Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class Y and Class R Certificates shall be issuable in minimum denominations representing Percentage Interests in the subject Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the officers or authorized signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02 Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at Wells
Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113, Attention: Corporate Trust Services - Citigroup Commercial Mortgage
Trust 2008-C7) shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The
Certificate Registrar may appoint, by a written instrument delivered

                                     -245-

to the Depositor, the Trustee, the Special Servicer and the Master Servicers,
any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), each Master Servicer and the Special Servicer shall have the right to inspect the Certificate
Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any
Certificateholder made for purposes of communicating with other
Certificateholders with respect to their rights under this Agreement, together with a written copy of the communication to be sent to those other
Certificateholders, the Certificate Registrar shall promptly furnish such requesting Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

          (b) No transfer of any Non-Registered Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the
Depositor or the Initial Purchasers or, as contemplated by Section 5.03, any
Transfer of a Global Certificate to a successor Depository), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as either Exhibit G-2 hereto or (except in the case of the Class R Certificates) as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate
Registrar to the effect that the prospective Transferee is a Qualified
Institutional Buyer or (except in the case of a Class R Certificate) an
Institutional Accredited Investor and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, any Master Servicer, the Special
Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

          No beneficial interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered
Certificate or a Transfer of any interest therein by the Depositor, the Initial
Purchasers or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit G-4, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and
such Transfer may be made without registration under the Securities Act. If any
Transferee

                                     -246-

of an interest in the Rule 144A Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate, if any, for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate, if any, for any Class of Book-Entry Non-Registered Certificates may be held by any
Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in a Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit G-5 hereto to the effect that such Transferee is not a United States Securities Person. If any
Transferee of an interest in a Regulation S Global Certificate for any class of
Book-Entry Non-Registered Certificates does not, in connection with the subject
Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-5 hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate, if any, for a Class of Book-Entry
Non-Registered Certificates may be transferred to any Qualified Institutional
Buyer that takes delivery in the form of a beneficial interest in the Rule 144A
Global Certificates for such Class of Certificates, provided that the
Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificates set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be

                                     -247-

delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such
Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section 5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the
Regulation S Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Rule 144A
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          The Class L, Class M, Class N, Class O, Class P, Class Q and Class S
Certificates may only be sold to Institutional Accredited Investors and
Qualified Institutional Buyers, and no Regulation S Global Certificate will be issued with respect thereto. The Class Y Certificates may only be sold to
Institutional Accredited Investors and Qualified Institutional Buyers, and the
Class R Certificates may only be sold to Qualified Institutional Buyers.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Holder or Certificate Owner of a Non-Registered Certificate
desiring to effect such a Transfer shall, and upon acquisition of such a
Certificate or interest therein shall be deemed to have agreed to, indemnify the
Certificate Registrar, the Trustee, the Depositor and their respective
Affiliates against any liability that may result if the Transfer is not so exempt from the registration and/or qualification requirements of the Securities

                                     -248-

Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Non-Registered Certificates or the initial Transfer of a Non-Registered
Certificate or any interest therein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a
successor Depository, the Certificate Registrar shall refuse to register the
Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates
shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of a Class Y or
Class R Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Sections
4975(a) and (b) of the Code, by reason of Sections I and III of Department of
Labor Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade
Certificate (other than, if applicable, a Class Y or Class R Certificate) that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, any Master Servicer, the Special Servicer,
any Sub-Servicer, any Person responsible for servicing the Outside Serviced
Trust Mortgage Loans or any related REO Property, any Exemption-Favored Party or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z)
agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are
Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv)
alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate
(including a Registered

                                     -249-

Certificate) or any interest therein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (in the case of a Definitive
Certificate) or the Transferor (in the case of ownership interests in a
Book-Entry Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                    (A)  Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted
                         Transferee and shall promptly notify the Trustee and
                         the Certificate Registrar of any change or impending
                         change in its status as a Permitted Transferee.

                    (B)  In connection with any proposed Transfer of any
                         Ownership Interest in a Class R Certificate, the
                         Certificate Registrar shall require delivery to it, and
                         shall not register the Transfer of any Class R
                         Certificate until its receipt, of an affidavit and
                         agreement substantially in the form attached hereto as
                         Exhibit I-1 (a "Transfer Affidavit and Agreement"),
                         from the proposed Transferee, in form and substance
                         satisfactory to the Certificate Registrar, and upon
                         which the Certificate Registrar may, in the absence of
                         actual knowledge by a Responsible Officer of either the
                         Trustee or the Certificate Registrar to the contrary,
                         conclusively rely, representing and warranting, among
                         other things, that such Transferee is a Permitted
                         Transferee, that it is not acquiring its Ownership
                         Interest in the Class R Certificate that is the subject
                         of the proposed Transfer as a nominee, Trustee or agent
                         for any Person that is not a Permitted Transferee, that
                         for so long as it retains its Ownership Interest in a
                         Class R Certificate, it will endeavor to remain a
                         Permitted Transferee, that it has historically paid its
                         debts as they have come due, intends to pay its debts
                         as they come due in the future and intends to pay all
                         taxes associated with the Class R Certificate as they
                         come due, and that it has reviewed the provisions of
                         this Section 5.02(d) and agrees to be bound by them.

                                     -250-

                    (C)  Notwithstanding the delivery of a Transfer Affidavit
                         and Agreement by a proposed Transferee under clause
                         (i)(B) above, if a Responsible Officer of the
                         Certificate Registrar has actual knowledge that the
                         proposed Transferee is not a Permitted Transferee, the
                         Certificate Registrar shall not register the Transfer
                         of an Ownership Interest in the subject Class R
                         Certificate to such proposed Transferee. In addition,
                         if a Responsible Officer of the Certificate Registrar
                         has actual knowledge that the proposed Transferee is an
                         entity classified as a partnership under the Code, the
                         Certificate Registrar shall not register the transfer
                         of the subject Class R Certificate unless at the time
                         of transfer, the Certificate Registrar has actual
                         knowledge that all of the proposed Transferee's
                         beneficial owners are United States Tax Persons.

                    (D)  Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a
                         Transfer Affidavit and Agreement from any prospective
                         Transferee to whom such Person attempts to Transfer its
                         Ownership Interest in such Class R Certificate and (2)
                         not to Transfer its Ownership Interest in such Class R
                         Certificate unless it provides to the Certificate
                         Registrar a certificate substantially in the form
                         attached hereto as Exhibit I-2 stating that, among
                         other things, it has no actual knowledge that such
                         prospective Transferee is not a Permitted Transferee.

                    (E)  Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership
                         Interest in such Certificate, agrees to give the
                         Trustee written notice that it is a "pass-through
                         interest holder" within the meaning of temporary
                         Treasury regulations section 1.67-3T(a)(2)(i)(A)
                         immediately upon acquiring an Ownership Interest in a
                         Class R Certificate, if it is, or is holding an
                         Ownership Interest in a Class R Certificate on behalf
                         of, a "pass-through interest holder."

               (ii) (A) If any purported Transferee shall become a Holder of a
     Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate.
     Neither the Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R
     Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                    (B)  If any purported Transferee shall become a Holder of a
                         Class R Certificate in violation of the restrictions in
                         this Section 5.02(d), then, to the extent that the
                         retroactive restoration of the rights of

                                     -251-

                         the preceding Holder of such Class R Certificate as
                         described in clause (ii)(A) above shall be invalid,
                         illegal or unenforceable, the Trustee shall have the
                         right, without notice to the Holder or any prior Holder
                         of such Class R Certificate, to cause the transfer of
                         such Class R Certificate to a Permitted Transferee on
                         such terms as the Trustee may choose. Such purported
                         Transferee shall promptly endorse and deliver such
                         Class R Certificate in accordance with the instructions
                         of the Trustee. Such Permitted Transferee may be the
                         Trustee itself or any Affiliate of the Trustee. Any
                         proceeds of such sale, net of the commissions (which
                         may include commissions payable to the Certificate
                         Registrar or its Affiliates), expenses and taxes due,
                         if any, will be remitted by the Trustee to such
                         purported Transferee. The terms and conditions of any
                         sale under this clause (ii)(B) shall be determined in
                         the sole discretion of the Trustee, and the Trustee
                         shall not be liable to any Person having an Ownership
                         Interest in a Class R Certificate as a result of its
                         exercise of such discretion.

               (iii) The Trustee shall make available to the Internal Revenue
     Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Class R
     Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate, and the Trustee, the Master
     Servicers and the Special Servicer shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Trustee, the Master Servicers and the Special Servicer for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                    (A)  written confirmation from each Rating Agency to the
                         effect that the modification of, addition to or
                         elimination of such provisions will not cause an
                         Adverse Rating Event with respect to any Class of
                         Certificates; and

                    (B)  an Opinion of Counsel, in form and substance
                         satisfactory to the Trustee, obtained at the expense of
                         the party seeking such modification of, addition to or
                         elimination of such provisions (but in no event at the
                         expense of the Trust Fund), to the effect that doing so
                         will not cause any REMIC Pool to (1) cease to qualify
                         as a REMIC or (2) be subject to an entity-level tax
                         caused by the Transfer of any Class R Certificate to a
                         Person which is not a Permitted Transferee, or cause a
                         Person other than the prospective Transferee to be
                         subject to a REMIC-related tax caused by the

                                     -252-

                         Transfer of a Class R Certificate to a Person that is
                         not a Permitted Transferee.

          (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class, upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          (j) Upon request, the Certificate Registrar shall provide to the
Trustee, the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

          (k) Each Person who has or who acquires any Ownership Interest in a
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of the intercreditor, co-lender and similar agreements, including the Co-Lender Agreements, affecting such Certificate.

          SECTION 5.03 Book-Entry Certificates.

          (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) and in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such
Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective
Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(b) and in
Section 5.03(c) below, shall not be entitled to definitive, fully registered
Certificates ("Definitive

                                     -253-

Certificates") in respect of such Ownership Interests. The Class X, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global
Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J and Class K Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry
Certificates shall be made in accordance with the procedures established by the
Depository Participant or brokerage firm representing each such Certificate
Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable Class of Book-Entry
Certificates, to agree to comply with the transfer requirements provided for in
Section 5.02.

          (b) The Trustee, the Master Servicers, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor advises the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the
Depository's procedures require that the Depository Participants holding
Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the
Depositor additionally notifies those Depository Participants and those
Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and

                                     -254-

deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicers, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

          (d) Notwithstanding any other provisions contained herein, none of the
Trustee or the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05 Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as of the related Record Date as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicers, the Special
Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                     -255-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01 Liability of Depositor, Master Servicers and Special
Servicer.

          The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicers and the Special Servicer herein.

          SECTION 6.02 Merger, Consolidation or Conversion of Depositor or
Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master
Servicers and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, national banking association or other legal entity, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation, national banking association or other foreign legal entity, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the
Certificates or any of the Serviced Mortgage Loans and to perform its respective duties under this Agreement, and each Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the
United States.

          The Depositor, a Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of a Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, a Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of a Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, such Master Servicer or the Special Servicer, shall be the successor of the Depositor, such Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of such Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies and any applicable Other Rating Agencies, such succession will not result in an Adverse
Rating Event with respect to any Class of Certificates or, if a Specially
Designated Non-Trust Mortgage Loan is affected, any class of related Specially
Designated Non-Trust Mortgage Loan Securities and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

          SECTION 6.03 Limitation on Liability of Depositor, Master Servicer and
Special Servicer.

          None of the Depositor, a Master Servicer or the Special Servicer, or
any director, officer, employee or agent of any of them, shall be under any liability to the Trust Fund, the Trustee, the

                                     -256-

Certificateholders or, with respect to any Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s) for any action taken, or not taken, in good faith pursuant to this Agreement (including any action taken, or not taken, in good faith pursuant to any Co-Lender Agreement as required pursuant to the terms of this Agreement), or for errors in judgment; provided, however, that this provision shall not protect the Depositor, a Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or, with respect to any Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s) for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder. The
Depositor, each Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, a Master Servicer or the Special Servicer
may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, each Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, a Master
Servicer or the Special Servicer shall be indemnified and held harmless by the
Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than Advances (the reimbursement of which is otherwise provided for hereunder) and other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) that constitutes (A) amounts payable as compensation to any Sub-Servicer retained by a Master Servicer or the
Special Servicer or (B) expenses described in the last sentence of the definition of Servicing Advances; (iii) incurred in connection with any breach of a representation or warranty made by such Person herein; or (iv) incurred by reason of such Person's willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder;
provided, however, that if and to the extent that any Serviced Loan Combination and/or a related Serviced Non-Trust Mortgage Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related SLC
Custodial Account pursuant to Section 3.05(e) and, if not solely attributable to a Serviced Non-Trust Mortgage Loan (or any successor REO Serviced Non-Trust
Mortgage Loan with respect thereto), shall also be payable out of the applicable
Collection Account as and to the extent permitted by Section 3.05(a); and
provided, further, that in making a determination as to whether any such indemnity is solely attributable to a Serviced Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the fact that any legal action was instituted by such Serviced Non-Trust Mortgage Loan Noteholder shall not create a presumption that such indemnity is solely attributable thereto.
None of the Depositor, any Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, a Master Servicer or the Special Servicer may in
its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the
Trust, and the Depositor, the Master Servicers and the Special Servicer shall be entitled to be reimbursed therefor from the applicable Collection Account as provided in Section 3.05(a); provided, however, that if and to the extent that any Serviced Loan Combination and/or a related Serviced Non-Trust Mortgage Loan
Noteholder is

                                     -257-

involved, such expenses and costs (to the extent reasonable and customary), and such liabilities shall be payable out of the related SLC Custodial Account pursuant to Section 3.05(e) and, if not solely attributable to a Serviced
Non-Trust Mortgage Loan (or any successor REO Serviced Non-Trust Mortgage Loan with respect thereto), shall also be payable out of the applicable Collection
Account as and to the extent permitted by Section 3.05(a). In no event shall a
Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the
Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

          SECTION 6.04 Resignation of a Master Servicer and the Special
Servicer.

          The Master Servicers and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of a Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by a Master Servicer or the Special Servicer, as the
case may be, at the date of this Agreement). Any such determination requiring the resignation of a Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires a Master Servicer's or
Special Servicer's resignation to be effective immediately, and the Opinion of
Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 7.02 hereof. The Master Servicers and the Special Servicer shall each have the right to resign at any other time; provided that (i) a willing successor thereto has been found by the resigning Master Servicer or Special
Servicer, as applicable, (ii) each of the Rating Agencies and any applicable
Other Rating Agency confirms in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or, if a Specially Designated Non-Trust Mortgage Loan is involved, any class of related Specially Designated Non-Trust Mortgage Loan Securities, (iii) the
resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts such appointment, and assumes the responsibilities and obligations of the resigning party hereunder, prior to the effectiveness of such resignation. No Master Servicer or Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

          Consistent with the foregoing, no Master Servicer or Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of a Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee,
as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05 Rights of Depositor and Trustee in Respect of the Master
Servicers and the Special Servicer.

          The Master Servicers and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records

                                     -258-

maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicers and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements (or those of its corporate parent) and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Master Servicer or Special Servicer hereunder or exercise the rights of a Master Servicer or the Special Servicer hereunder; and provided, however, that no Master Servicer or Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by a Master Servicer or the Special Servicer and is not
obligated to supervise the performance of a Master Servicer or the Special
Servicer under this Agreement or otherwise.

          SECTION 6.06 Depositor, Master Servicers and Special Servicer to
Cooperate with Trustee.

          The Depositor, the Master Servicers and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07 Depositor, Special Servicer and Trustee to Cooperate with
Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by any
Master Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.08 Depositor, Master Servicers and Trustee to Cooperate with
Special Servicer.

          The Depositor, the Master Servicers and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09 Designation of Special Servicer by the Controlling Class
Certificateholders and Others.

          (a) Subject to the terms of this section and, in the case of a Loan
Combination, the terms of the related Co-Lender Agreement, the Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency and, if applicable, Other Rating Agency confirmation)
to serve as Special Servicer hereunder and to replace any existing Special
Servicer without cause or any Special Servicer that has resigned or otherwise ceased to serve in such capacity; provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event

                                     -259-

of Default. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master
Servicers, each Serviced Non-Trust Mortgage Loan Noteholder and the existing
Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies
(and any Other Rating Agency that may be rating any Specially Designated
Non-Trust Mortgage Loan Securities) an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced a Special
Servicer within 30 days of such Special Servicer's resignation or the date such
Special Servicer has ceased to serve in such capacity, and subject to the prior rights of any Person(s) to appoint a special service with respect to any particular Serviced Trust Mortgage Loan or Serviced Loan Combination in
accordance with Section 6.09(b), the Trustee shall designate a successor Special
Servicer, subject to removal by the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class or as and to the extent otherwise so provided in Section 6.09(b), and appointment of a successor thereto pursuant to the terms of this Section 6.09. Subject to the provisos to the first sentence of this Section 6.09(a), any Person designated pursuant to this Section 6.09(a), whether designated by Holders of the
Controlling Class or by the Trustee, shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the
Trustee shall have received written confirmation from all of the Rating Agencies
(and any Other Rating Agency that may be rating any Specially Designated
Non-Trust Mortgage Loan Securities) that the appointment of such Person will not result in an Adverse Rating Event with respect to one or more Classes of the
Certificates (or, if applicable, one or more classes of Specially Designated
Non-Trust Mortgage Loan Securities). The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an
Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel
(at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this
Agreement, that upon the execution and delivery of the Acknowledgment of
Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms.
Subject to the provisos to the first sentence of this Section 6.09(a), any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation (including Workout Fees earned on
Specially Serviced Mortgage Loans which became Corrected Mortgage Loans prior to its resignation or are otherwise payable to the terminated or resigning Special
Servicer pursuant to Section 3.11(c)), and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement
Special Servicer in effecting the termination of the resigning Special
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Collection Account, an SLC
Custodial Account, a Servicing Account, a Reserve Account or an REO Account or
delivered to the Master Servicers or that are thereafter received with respect to Specially Serviced Mortgage Loans and Administered REO Properties.

          For purposes of exercising any rights that the holder of the Mortgage
Note for any SLC Trust Mortgage Loan may have under the related Co-Lender
Agreement to replace and/or appoint a

                                     -260-

special servicer with respect to the related Serviced Loan Combination, the
Holder or, collectively, the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class shall be the designee of the Trust, as such noteholder, and the Trustee shall take such actions as may be necessary under the related Co-Lender Agreement to effect such designation.

          Notwithstanding the foregoing, if the Controlling Class of
Certificates consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class of Certificates set forth above in this Section 6.09 may be exercised directly by the relevant Certificate Owner(s); provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction.

          (b) With respect to the Alexandria Mall Loan Combination, the
Alexandria Mall Non-Trust Mortgage Loan Noteholder constituting the Alexandria
Mall Controlling Party shall be entitled to replace the Alexandria Mall Special
Servicer subject to the Alexandria Mall Co-Lender Agreement and the same terms and conditions as would be applicable in such regard to the Holder(s) of
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class, and the Holders of the Controlling Class may not replace the
Alexandria Mall Special Servicer until the Trust is the Alexandria Mall
Controlling Party.

          (c) If a replacement special servicer is appointed with respect to a
Serviced Loan Combination or any related REO Property in accordance with Section
6.09(b) or 7.01(c) such that there are multiple parties acting as Special
Servicer hereunder, then, unless the context clearly requires otherwise: (i)
when used in the context of imposing duties and obligations on the Special
Servicer hereunder or the performance of such duties and obligations, the term
"Special Servicer" shall mean the applicable SLC Special Servicer, insofar as such duties and obligations relate to the subject Serviced Loan Combination or any related REO Property, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the SLC Special
Servicers and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the applicable SLC
Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the subject Serviced Loan Combination or any related REO Property, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Trust Mortgage Loans pursuant to Section 3.18, the term
"Special Servicer" shall mean the General Special Servicer only; (iv) when used in the context of the Special Servicer the right to purchase all of the Trust
Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to
Section 9.01, the term "Special Servicer" shall mean the General Special
Servicer only; (v) when used in the context of the Special Servicer being replaced, pursuant to Section 6.09(a), by the Holder or Holders of a majority of the Voting Rights allocated to the Controlling Class, the term "Special
Servicer" shall mean the General Special Servicer or each of the SLC Special
Servicers, as applicable; (vi) when used in the context of granting the Special
Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the SLC
Special Servicers and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the
Special Servicer responsible for any of the foregoing, the term

                                     -261-

"Special Servicer" shall mean the applicable SLC Special Servicer or the General
Special Servicer, as applicable.

          References in this Section 6.09(c) to "General Special Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of any Serviced Loan Combination or related REO Property as to which a different SLC Special Servicer has been appointed with respect thereto).

          SECTION 6.10 Master Servicer or Special Servicer as Owner of a
Certificate.

          A Master Servicer or an Affiliate of a Master Servicer or the Special
Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any
Certificate with (except as set forth in the definition of "Certificateholder")
the same rights it would have if it were not a Master Servicer or the Special
Servicer or an Affiliate thereof. If, at any time during which a Master Servicer or the Special Servicer or an Affiliate of a Master Servicer or the Special
Servicer is the Holder of (or, in the case of a Book-Entry Certificate,
Certificate Owner with respect to) any Certificate, such Master Servicer or the
Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in such Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in such
Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then such Master
Servicer or the Special Servicer may (but need not) seek the approval of the
Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b)
identifies the Percentage Interest in each Class of Certificates beneficially owned by such Master Servicer or the Special Servicer or an Affiliate of such
Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that such Master Servicer or the Special Servicer proposes to take.
The Trustee, upon receipt of such notice, shall forward it to the
Certificateholders (other than such Master Servicer and its Affiliates or the
Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all
Certificateholders (calculated without regard to the Certificates beneficially owned by such Master Servicer or its Affiliates or the Special Servicer or its
Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if such Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from such Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that a Master
Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                     -262-

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01 Events of Default and Outside Servicer Defaults.

          (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by a Master Servicer (A) to deposit into the applicable Collection Account or an SLC Custodial Account, which failure continues unremedied for two (2) Business Days after the date upon which such deposit was required to have been made hereunder, or (B) to deposit into, or remit to the Trustee for deposit into the Distribution Account any amount (including P&I Advances) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 10:00
     a.m., New York City time on the related Distribution Date (provided, however, that to the extent that a Master Servicer does not timely make such remittances to the Trustee, such Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made), or
     (C) to remit to a Serviced Non-Trust Mortgage Loan Noteholder any amount required to be remitted by such Master Servicer under this Agreement and the related Co-Lender Agreement, which failure continues unremedied for two
     (2) Business Days; or

               (ii) any failure by the Special Servicer to timely deposit into an REO Account or to timely deposit into, or to timely remit to the applicable Master Servicer for deposit into, the applicable Collection
     Account or an SLC Custodial Account, any amount required to be so deposited or remitted under this Agreement; or

               (iii) any failure by a Master Servicer to timely make any
     Servicing Advance required to be made by it hereunder, which Servicing
     Advance remains unmade for a period of three (3) Business Days following the date on which notice shall have been given to the subject Master
     Servicer by the Trustee as provided in Section 3.03(c) or any other party to this Agreement; or

               (iv) any failure on the part of a Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of such Master Servicer or the Special
     Servicer, as the case may be, contained in this Agreement, which failure either (A) in the case of any such failure other than a failure referred to in clause (iv)(B) or (iv)(C) below, continues unremedied for a period of 30 days after the date on which written notice of the subject failure, requiring the same to be remedied, shall have been given to the subject
     Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the subject Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of
     Certificates entitled to at least 25% of the Voting Rights or by any affected Serviced Non-Trust Mortgage Loan Noteholder, provided, however, that with respect to any such failure (other than a failure referred to in clause (iv)(B) or (iv)(C) below) which is not curable within such 30-day period, the subject Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the subject Master Servicer or the Special Servicer, as the case may be, has

                                     -263-

     commenced to cure the subject failure within the initial 30-day period and has provided the Trustee and any affected Serviced Non-Trust Mortgage Loan
     Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the Trustee the Annual Statement of
     Compliance, the Annual Assessment Report, the Annual Attestation Report
     and/or corresponding accountants' report with respect to the subject Master
     Servicer (or any Additional Item 1123 Servicer or Sub-Servicing Function
     Participant, as applicable, retained or engaged thereby (other than a
     Designated Sub-Servicer retained or engaged at the direction of Citigroup or GSMC) or the Special Servicer (or any Additional Item 1123 Servicer or
     Sub-Servicing Function Participant, as applicable, retained or engaged thereby), as applicable, pursuant to Section 3.13 or Section 3.14, as applicable, which is required to be part of or incorporated in a Subsequent
     Exchange Act Report required to be filed with respect to the Trust pursuant to the Exchange Act and this Agreement, continues unremedied beyond 5:00
     p.m. (New York City time) on the second Business Day after the date on which Servicer Notice of the subject failure has been given to the subject
     Master Servicer or the Special Servicer, as the case may be, by or on behalf of any other party hereto; in accordance with Section 3.13 or
     Section 3.14, as applicable, or (C) in the case of a failure to notify the
     Trustee and the Depositor that an Additional Item 1123 Servicer or a
     Sub-Servicing Function Participant has been retained or engaged (other than a Designated Sub-Servicer retained or engaged at the direction of Citigroup or GSMC), which Additional Item 1123 Servicer or Sub-Servicing Function
     Participant was performing duties with respect to all or any part of the
     Trust Fund during an Exchange Act Reporting Year, continues unremedied for
     30 days; or

               (v) any breach on the part of a Master Servicer or the Special
     Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
     Certificateholders or any Serviced Non-Trust Mortgage Loan Noteholder and
     which breach continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the subject Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the subject Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the
     Voting Rights or by any affected Serviced Non-Trust Mortgage Loan
     Noteholder; provided, however, that with respect to any such breach which is not curable within such 30-day period, the subject Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the subject Master Servicer or the Special
     Servicer, as the case may be, has commenced to cure within the initial
     30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a
     Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that the subject Master Servicer or the Special
     Servicer, as appropriate,

                                     -264-

     will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the subject Master Servicer or the Special
     Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

               (vii) a Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (viii) a Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (ix) a Master Servicer or the Special Servicer receives actual knowledge that Moody's or, at any time that any Specially Designated
     Non-Trust Mortgage Loan Securities are rated thereby, Fitch, has (A)
     qualified, downgraded or withdrawn its rating or ratings of one or more
     Classes of Certificates or classes of Specially Designated Non-Trust
     Mortgage Loan Securities, or (B) placed one or more Classes of Certificates or classes of Specially Designated Non-Trust Mortgage Loan Securities on
     "watch status" in contemplation of rating downgrade or withdrawal (and such
     "watch status" placement shall not have been withdrawn by Moody's or Fitch, as the case may be, within 60 days of the date that the subject Master
     Servicer or the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A) or (B), citing servicing concerns with the subject Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action; or

               (x) a Master Servicer or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer
     or a U.S. Commercial Mortgage Special Servicer, as applicable, and the subject Master Servicer or the Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal from the applicable list; or

               (xi) at any time that any Specially Designated Non-Trust Mortgage
     Loan Securities are rated by Fitch, the subject Master Servicer fails to be rated at least "CMS3" by Fitch or the Special Servicer fails to be rated at least "CSS3" by Fitch, and in either case such rating is not restored within 60 days after the subject downgrade or withdrawal of such rating;
     provided that the occurrence of this Event of Default shall only give rise to the remedy set forth in the first and second paragraphs of Section
     7.01(c) for the benefit of the related Serviced Non-Trust Mortgage Loan
     Noteholder.

          (b) If any Event of Default shall occur with respect to a Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and

                                     -265-

obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust
Fund and each Serviced Non-Trust Mortgage Loan, other than its rights as a
Certificateholder hereunder or as holder of a Serviced Non-Trust Mortgage Loan or, as contemplated by Section 3.11(a) in the case of Master Servicer No. 2, with respect to the related Excess Servicing Strips. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the
Certificates (other than as a holder of any Certificate) or the Serviced
Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Serviced
Mortgage Loans and related documents, or otherwise. The Master Servicers and the
Special Servicer each agree that, if it is terminated pursuant to this Section
7.01(b), it shall promptly (and in any event no later than ten (10) Business
Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the Defaulting Party's functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Defaulting Party's responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by a defaulting Master Servicer to its Collection Account, the Distribution Account, any SLC Custodial Account, a Servicing Account or a
Reserve Account (if a Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Mortgage
Loan or (ii) the transfer within two (2) Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the defaulting Special
Servicer to an REO Account, a Collection Account, any SLC Custodial Account, a
Servicing Account or a Reserve Account or delivered to a Master Servicer (if the
Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Mortgage Loan or REO Property;
provided, however, that the Master Servicers and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by a Master Servicer, the Special Servicer or the
Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the
Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                                     -266-

          (c) Notwithstanding Section 7.01(b) and Section 7.04, if any Event of
Default on the part of the applicable Master Servicer occurs that: (1) is continuing and affects a Serviced Non-Trust Mortgage Loan Noteholder, and such
Master Servicer is not otherwise terminated in accordance with Section 7.01(b), then such Master Servicer may not be terminated by or at the direction of a
Serviced Non-Trust Mortgage Loan Noteholder, or (2) is continuing and affects solely a Serviced Non-Trust Mortgage Loan Noteholder (for example, an Event of
Default under Section 7.01(a)(xi)), then such Master Servicer may not be terminated by the Trustee; provided, however, that, in the case of (1) or (2), if any Serviced Non-Trust Mortgage Loan Noteholder in respect of a Specially
Designated Non-Trust Mortgage Loan is adversely affected by any Event of Default on the part of the applicable Master Servicer, then, at the request of such
Non-Trust Mortgage Loan Noteholder, subject to the terms of the related
Co-Lender Agreement, the Trustee shall require the applicable Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the subject Serviced Loan Combination is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the subject Serviced Loan Combination. In connection with the appointment of a Sub-Servicer in accordance with this
Section 7.01(c), the applicable Master Servicer shall obtain, at its own expense, written confirmation from each Rating Agency (and any Other Rating
Agency rating any Specially Designated Non-Trust Mortgage Loan Securities backed by the applicable Specially Designated Non-Trust Mortgage Loan) that such appointment will not result in an Adverse Rating Event with respect to the
Certificates or any Specially Designated Non-Trust Mortgage Loan Securities
backed by the affected Specially Designated Non-Trust Mortgage Loan. The related
Sub-Servicing Agreement shall provide that any Sub-Servicer appointed in accordance with this Section 7.01(c) shall be responsible for all duties, and shall be entitled to all compensation, of the applicable Master Servicer under this Agreement with respect to the subject Serviced Loan Combination, except that the applicable Master Servicer shall be entitled to retain that portion of the Master Servicing Fee for the related SLC Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that accrues at a rate equal to 0.01% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan
Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any
Sub-Servicer appointed in accordance with this Section 7.01(c) shall at any time resign or be terminated, then (subject to the related Co-Lender Agreement) the applicable Master Servicer shall be required to promptly appoint a substitute
Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to the Certificates or any Specially Designated Non-Trust Mortgage Loan
Securities backed by the affected Specially Designated Non-Trust Mortgage Loan
(as evidenced in writing by each Rating Agency (and any Other Rating Agency rating any Specially Designated Non-Trust Mortgage Loan Securities backed by the affected Specially Designated Non-Trust Mortgage Loan)). If a successor Master
Servicer is acting hereunder in respect of the subject Loan Combination and such successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(c) without cause, then the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such
Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

                                     -267-

          Further notwithstanding Section 7.01(b) and Section 7.04, if any Event
of Default on the part of the Special Servicer occurs that affects any Serviced
Non-Trust Mortgage Loan Noteholder in respect of a Specially Designated
Non-Trust Mortgage Loan (for example, an Event of Default under Section
7.01(a)(xi)), and the Special Servicer is not otherwise terminated in accordance with Section 7.01(b), then the affected Non-Trust Mortgage Loan Noteholder may require the Trustee to terminate the duties and obligations of the Special
Servicer with respect to the subject Serviced Loan Combination only, but as to no other Mortgage Loan; and, in such event, the appropriate party shall appoint in accordance with Section 6.09 (or, in the event of the failure of such party to so appoint, the Trustee shall appoint in accordance with Section 7.02), within 30 days of the affected Non-Trust Mortgage Loan Noteholder's request, a replacement special servicer with respect to the subject Serviced Loan
Combination. In connection with the appointment of a replacement special servicer with respect to any Serviced Loan Combination that includes a Specially
Designated Non-Trust Mortgage Loan at the request of a related Non-Trust
Mortgage Loan Noteholder in accordance with this Section 7.01(c), the Trustee shall obtain written confirmation from each Rating Agency (and any Other Rating
Agency rating any Specially Designated Non-Trust Mortgage Loan Securities backed by the affected Specially Designated Non-Trust Mortgage Loan) that such appointment will not result in an Adverse Rating Event with respect to the
Certificates or any Specially Designated Non-Trust Mortgage Loan Securities
backed by the affected Specially Designated Non-Trust Mortgage Loan. Any replacement special servicer appointed at the request of a Non-Trust Mortgage
Loan Noteholder in accordance with this Section 7.01(c) shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this Agreement with respect to the subject Serviced Loan Combination. Any replacement special servicer appointed at the request of a Non-Trust Mortgage
Loan Noteholder in accordance with this Section 7.01(c) hereby agrees to become, upon request, the special servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the affected
Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any replacement special servicer appointed at the request of a Non-Trust Mortgage
Loan Noteholder in accordance with this Section 7.01(c) shall at any time resign or be terminated, then the appropriate party in accordance with Section 6.09 (or the Trustee in accordance with Section 7.02, if such party fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which appointment shall not result in an Adverse Rating Event with respect to the
Certificates or any Specially Designated Non-Trust Mortgage Loan Securities
backed by the affected Specially Designated Non-Trust Mortgage Loan (as evidenced in writing by each Rating Agency (and any Other Rating Agency rating any Specially Designated Non-Trust Mortgage Loan Securities backed by the affected Specially Designated Non-Trust Mortgage Loan)). If any replacement special servicer is appointed at the request of a Non-Trust Mortgage Loan
Noteholder in accordance with this Section 7.01(c), then the provisions of
Section 6.09(c) shall apply as if the replacement had occurred in accordance with Section 6.09(b).

          In no event shall any waiver of an Event of Default pursuant to
Section 7.04 affect the rights of a Non-Trust Mortgage Loan Noteholder under this Section 7.01(c).

          (d) If, pursuant to the terms of any Outside Servicing Agreement under which any Outside Serviced Trust Mortgage Loan or Administered REO Property is
being serviced and/or

                                     -268-

administered, an Outside Servicer Default has occurred with respect to an
Outside Servicer under such Outside Servicing Agreement and remains unremedied and the related Outside Master Servicer has not been otherwise terminated under such Outside Servicing Agreement, then the Trustee may, if materially and adversely affected in its capacity as holder of such Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, to the fullest extent permitted by such Outside Servicing Agreement, either (i)
waive such Outside Servicer Default (but only if directed to do so in accordance with Section 7.04), or (ii) absent such waiver, direct the appropriate party under such Outside Servicing Agreement to exercise such remedies thereunder regarding the termination and replacement of, or the appointment of a new
Outside Master Servicer to perform the duties of, such Outside Servicer as to which such Outsider Servicer Default relates. In connection with the foregoing, the Trustee may (and, at the direction of the Controlling Class Representative or the holders of Certificates entitled to not less than 25% of the Voting
Rights, is required to) exercise the rights set forth in clause (ii) of the preceding sentence as the Holder of the subject Outside Serviced Trust Mortgage
Loans or any successor REO Trust Mortgage Loans with respect thereto; and, furthermore, if and to the extent necessary, the Trustee shall contact and act with the other applicable Non-Trust Mortgage Loan Noteholders in exercising such rights.

          (e) If an event described in clause (A) or (B) of Section 7.01(a)(ix)
has occurred in respect of a Master Servicer or the Special Servicer and of which the Trustee has notice, the Trustee shall, promptly following its receipt of notice thereof, provide written notice thereof to such Master Servicer or the
Special Servicer, as applicable. Notwithstanding Section 7.01(b), if a Master
Servicer receives a notice of termination under Section 7.01(b) solely due to an
Event of Default under Section 7.01(a)(ix), (x) or (xi), and if the terminated
Master Servicer provides the Trustee with the appropriate "request for proposal"
materials within five (5) Business Days following such termination, then the
Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(e) or the expiration of 45 days from such Master Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal"
materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the applicable Serviced Mortgage Loans and, in the case of each of Master Servicer No. 1 and Master Servicer No. 2, the applicable Outside Serviced Trust Mortgage Loan under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified
Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the applicable Serviced Mortgage Loans and, in the case of each of
Master Servicer No. 1 and Master Servicer No. 2, the applicable Outside Serviced
Trust Mortgage Loans under this Agreement. The bid proposal shall require any
Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids, in each case, subject to the rights of the Brokers to receive the Broker Strip Fees with respect to the Broker Strip Loans, on the basis of both: (i) such successor
Master Servicer (x) retaining all existing Sub-Servicers to continue the primary servicing of the applicable Serviced Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and (y) entering into a Sub-Servicing
Agreement with the terminated Master Servicer under which the terminated Master
Servicer would sub-service each

                                     -269-

of the applicable Serviced Mortgage Loans not then subject to a Sub-Servicing
Agreement at a sub-servicing fee rate per annum equal to the related Master
Servicing Fee Rate minus, in the case of each Trust Mortgage Loan serviced,
0.01% per annum (each, a "Servicing-Retained Bid"); and (ii) terminating each existing Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid").
The Trustee shall select the Qualified Bidder with the highest cash
Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid)
(the "Successful Bidder") to act as successor Master Servicer hereunder. The
Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

          Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the
Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated
Sub-Servicer its respective Bid Allocation.

          A terminated Master Servicer shall be responsible for all
out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the applicable Serviced Mortgage Loans and, in the case of each of Master Servicer No. 1 and Master Servicer No. 2, the applicable
Outside Serviced Trust Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

          If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, then the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(e). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder with respect to the applicable Serviced Mortgage Loans and, in the case of each of Master Servicer
No. 1 and Master Servicer No. 2, the applicable Outside Serviced Trust Mortgage
Loans in accordance with Section 7.02.

          SECTION 7.02 Trustee to Act; Appointment of Successor.

          On and after the time a Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01, be the successor in all respects to such Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or
Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of such Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if a Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make P&I
Advances, including, without limitation, in connection with any termination of such Master Servicer for an Event of Default described in Section 7.01(a)(xii), the unmade P&I Advances that gave rise to such Event of

                                     -270-

Default; provided that any failure to perform such duties or responsibilities caused by a Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Trust Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder
(other than fees already earned, including, without limitation, Workout Fees, and other than, subject to Section 3.11(a), any related Excess Servicing
Strips). Notwithstanding the above and subject to its obligations under Section
3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either a Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act as either a Master Servicer or the Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or Other Rating Agencies or if the Holders of
Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating
Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event with respect to any Class of Certificates or any class of Specially Designated
Non-Trust Mortgage Loan Securities) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. No appointment of a successor to a Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement.
Pending appointment of a successor to a Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the
Trustee may make such arrangements for the compensation of such successor out of payments on the Serviced Mortgage Loans and REO Properties as it and such successor shall agree; provided, however, that, except as otherwise permitted by the second paragraph of Section 3.11(a), no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this
Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03 Notification to Certificateholders and Others.

          (a) Upon any resignation of a Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or the Special
Servicer pursuant to Section 7.01, any appointment of a successor to a Master
Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the
Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent known to the Trustee, each Serviced Non-Trust Mortgage Loan Noteholder.

                                     -271-

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or an Outside Servicer Default and (ii) five (5)
days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor, all the
Certificateholders, the Rating Agencies and, to the extent known to the Trustee, each Serviced Non-Trust Mortgage Loan Noteholder (if affected thereby) notice of such occurrence, unless such default shall have been cured.

          (c) If and when necessary under this Section 7.03 or under Section
11.01(d) hereof, the Trustee shall seek to establish the identity of a Serviced
Non-Trust Mortgage Loan Noteholder by contacting the applicable Master Servicer and the Special Servicer. Upon such request, the applicable Master Servicer shall promptly provide the identity of the Serviced Non-Trust Mortgage Loan
Noteholder to the Trustee. The Trustee may conclusively rely upon such determination by such Master Servicer.

          SECTION 7.04 Waiver of Events of Default and Outside Servicer
Defaults.

          The Holders representing at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder or any Outside Servicer Default may waive such Event of Default or, to the extent permitted to do so under the applicable Outside Servicing Agreement, such Outside Servicer Default, as the case may be; provided, however, that (A)
an Event of Default under clause (i), (ii), (ix), (x) or (xi) of Section 7.01(a)
may be waived only by all of the Certificateholders of the affected Classes, (B)
waiver of an Event of Default under clause (i)(B) of Section 7.01(a) further requires the written consent of the Trustee and (C) a waiver of an Event of
Default under clause (iv)(B) or (iv)(C) of Section 7.01(a) or any comparable
Outside Servicer requires the written consent of the Depositor. Upon any such waiver of an Event of Default or any Outside Servicer Default, such Event of
Default or, to the extent permitted to do so under the applicable Outside
Servicing Agreement, such Outside Servicer Default, as the case may be shall cease to exist and shall be deemed to have been remedied for every purpose hereunder (except as otherwise provided in Section 7.01(c)). No such waiver shall extend to any subsequent or other Event of Default or Outside Servicer
Default, as the case may be or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this
Agreement, for purposes of waiving any Event of Default or Outside Servicer
Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting
Rights with respect to the matters described above.

          SECTION 7.05 Additional Remedies of Trustee Upon Event of Default or
Outside Servicer Default.

          During the continuance of any Event of Default or Outside Servicer
Default, so long as such Event of Default shall not have been remedied, the
Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s) (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default or Outside Servicer Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                     -272-

                                  ARTICLE VIII

                                   THE TRUSTEE

          SECTION 8.01 Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default or an
Outside Servicer Default and after the curing or waiver of all Events of Default and all Outside Servicer Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement. If an Event of Default or an Outside Servicer Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.
The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, a Master Servicer or the Special
Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) prior to the occurrence of an Event of Default or an Outside
     Servicer Default, and after the curing of all such Events of Default and all such Outside Servicer Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement and the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to

                                     -273-

     the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement or, as holder of an Outside Serviced Trust
     Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), under an Outside Servicing Agreement, as the case may be; and

               (iv) the protections, immunities and indemnities afforded to the
     Trustee hereunder (including, without limitation, under this Section 8.01 and/or under Section 8.02 and 8.05(b)) shall also be available to the
     Authenticating Agent, Certificate Registrar and Custodian.

          SECTION 8.02 Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the
     Trustee of the obligation, upon the occurrence of an Event of Default or an
     Outside Servicer Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default or an Outside
     Servicer Default hereunder and after the curing of all Events of Default and all Outside Servicer Defaults which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee

                                     -274-

     shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and provided, further, that, unless and until the Trustee has filed a Form 15 with respect to the Trust in accordance with Section 8.15, the Trustee may not engage any such agent or attorney-in-fact that would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function Participant, unless it first obtains the written consent of the Depositor;

               (vii) the Trustee shall not be responsible for any act or
     omission of a Master Servicer or the Special Servicer (unless the Trustee is acting as such Master Servicer or the Special Servicer) or the
     Depositor; and

               (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any
     Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinion(s) of Counsel described in said Article applicable with respect to changes in registration of record ownership of
     Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this
     Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

               SECTION 8.03 Trustee Not Liable for Validity or Sufficiency of
     Certificates or Trust Mortgage Loans.

          (a) The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II, Section 8.14 and Section
11.07 and the signature of the Certificate Registrar and the Authenticating
Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or a Master Servicer or the Special Servicer, as the
case may be, and the Trustee assumes no responsibility for their correctness.
Except as set forth in Section 8.14, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Trust Mortgage
Loan or related document or of MERS or the MERS(R) System. The Trustee shall not be accountable for the use or

                                     -275-

application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the
Trust Fund, or any funds deposited in or withdrawn from a Collection Account or any other account by or on behalf of the Depositor, a Master Servicer or the
Special Servicer except to the extent that such funds are delivered to the
Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, a Master Servicer or the Special
Servicer, and accepted by the Trustee in good faith pursuant to this Agreement.

          SECTION 8.04 Trustee May Own Certificates.

          The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder")
as it would have if it were not the Trustee or such agent.

          SECTION 8.05 Fees and Expenses of Trustee; Indemnification of Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trust Administration
Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the
Trustee in the execution of the trusts hereby created and by the Trustee in the exercise and performance of any of the powers and duties thereof. Except as otherwise provided in Section 3.06, the Trust Administration Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by them.

          (b) The Trustee (whether individually or in its capacity as Trustee)
and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the
Collection Accounts (and, to the extent that any Serviced Loan Combination and/or any related REO Property is affected, by the Trust Fund and/or the related Serviced Non-Trust Mortgage Loan Noteholder(s), first out of the related
SLC Custodial Account, and then out of the Collection Accounts) against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Trust Mortgage Loans or the
Certificates or any act of a Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein; provided that such expense is an
"unanticipated expense incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii) and is not an Advance (the reimbursement for Advances being separately provided for herein); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                                     -276-

          SECTION 8.06 Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with (a) a long-term unsecured debt rating of at least "AA-" from S&P and "Aa3" from Moody's, (b) a long-term unsecured debt rating of at least "A-" from S&P and "A3" from Moody's if a Fiscal Agent meeting the requirements of Section 8.16(a) is then currently acting in such capacity, or (c) in the case of any Rating Agency, such other rating(s) therefrom as shall not result in an Adverse Rating Event with respect to any Class of Certificates as confirmed in writing by such Rating Agency. In addition, the Trustee shall at all times satisfy the requirements of Section
26(a)(1) of the Investment Company Act of 1940, as amended. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that, if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least
$100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each
Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, a Master
Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate"
(as such term is defined in Section III of PTE 2000-58) of a Master Servicer, the Special Servicer, any Sub-Servicer, any Outside Servicer, the Underwriters,
the Depositor, any Mortgage Loan Seller or any obligor with respect to Trust
Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Trust Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in
Section III of PTE 2000-58) of any such Person.

          SECTION 8.07 Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicers, the Special Servicer and all the Serviced Non-Trust Mortgage
Loan Noteholders and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation,
Master Servicer No. 1 shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating
Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such

                                     -277-

instrument shall be delivered to the Depositor, Master Servicer No. 2, the
Special Servicer, the Serviced Non-Trust Mortgage Loan Noteholders and the
Certificateholders by Master Servicer No. 1. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or a Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either a Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five (5) days, or if the Trustee shall fail (other than by reason of the failure of a Master Servicer, the Special Servicer or the Depositor to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely perform any of its obligations set forth in Section 3.13, Section 3.14 or Section 8.15(a) and such failure adversely affects the Depositor's ability to use or file a registration statement on Form S-3 for purposes of publicly offering commercial mortgage-backed securities, or if the Trustee fails to make distributions required pursuant to Section 4.01, then the Depositor may remove the Trustee and appoint a successor Trustee if necessary, acceptable to the Master Servicers and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse
Rating Event with respect to any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the
Master Servicers, the Special Servicer, the Serviced Non-Trust Mortgage Loan
Noteholders and the Certificateholders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Master Servicers, the Special Servicer, the Serviced
Non-Trust Mortgage Loan Noteholders and the remaining Certificateholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Trust Mortgage Loans and the
Serviced Non-Trust Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal
(including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee and any corresponding Fiscal Agent).

                                     -278-

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08 Successor Trustee.

          (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicers, the
Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. Any predecessor Trustee shall deliver to any successor Trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor Trustee), and the Depositor, the Master Servicers, the
Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

          (b) No successor Trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such section.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, such successor Trustee shall mail notice of the succession of such Trustee hereunder to the Depositor, the Master Servicers, the Special
Servicer, the Certificateholders and each Serviced Non-Trust Mortgage Loan
Noteholder.

          (d) Any and all costs and expenses associated with transferring the duties of a Trustee that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor Trustee, including those associated with transfer of the Mortgage Files and other documents and statements held by a predecessor Trustee to a successor Trustee, as contemplated by Section 8.08(a), shall be paid by: (i) the predecessor Trustee, if such predecessor Trustee has resigned in accordance with Section 8.07(a), has been removed in accordance with
Section 8.07(b) or has been removed with cause in accordance with Section
8.07(c); (ii) the Certificateholders that effected the removal, if the predecessor Trustee has been removed without cause in accordance with Section
8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and (ii), within 90 days after they are incurred (provided that such predecessor Trustee or such subject
Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

          SECTION 8.09 Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which the Trustee may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such entity shall be eligible under the provisions of

                                     -279-

Section 8.06 and the Rating Agencies have provided confirmation pursuant to such section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master
Servicers and the Trustee may consider necessary or desirable. If the Master
Servicers shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of either or both of the Master Servicers shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of
Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                     -280-

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11 Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. None of Master Servicer No. 1, Master Servicer No. 2 or the Special
Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third-party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this
Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder
(including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee;
and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more
Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance herewith. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any
Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement. Any engagement of a third party to act as Custodian with respect to the Mortgage
File or any portion thereof with respect to a Serviced Loan Combination shall be subject to any relevant provisions of the related Co-Lender Agreement.

          SECTION 8.12 Appointment of Authenticating Agents.

          (a) The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the

                                     -281-

Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent.
In the absence of any other Person appointed in accordance herewith acting as
Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Wells Fargo Bank, N.A. shall be the initial
Authenticating Agent. If Wells Fargo Bank, N.A. is removed as Trustee, then it shall also be terminated as Authenticating Agent. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the
Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicers, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master
Servicers, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicers, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.13 Access to Certain Information.

          The Trustee shall afford to each Master Servicer, the Special
Servicer, each Rating Agency and the Depositor, to any Certificateholder or
Certificate Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or
Certificate Owner, access to any documentation regarding the Trust Mortgage
Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the
Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the
OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

                                     -282-

          SECTION 8.14 Representations, Warranties and Covenants of Trustee.

          (a) The Trustee hereby represents and warrants to the Master
Servicers, the Special Servicer, the Depositor, and for the benefit of the
Certificateholders, as of the Closing Date, that:

          (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
     Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this
     Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

          (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

          (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this
     Agreement or the consummation of the transactions contemplated by this
     Agreement has been obtained and is effective.

                                     -283-

          (viii) The Trustee is eligible to act hereunder in accordance with
     Section 8.06 and, with respect to any Trust Mortgage Loan that is part of a
     Loan Combination, is qualified to hold that Trust Mortgage Loan under the related Co-Lender Agreement.

          (b) The representations and warranties of the Trustee set forth in
Section 8.14(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.14(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.14(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.15 Reports to the Commission.

          (a) With respect to any Exchange Act Reporting Year, the Trustee shall:

               (i) as soon as reasonably practicable (and, in any event, within
     15 days or such other period as may be provided under the Exchange Act and the rules and regulations promulgated thereunder) after each Distribution
     Date during such Exchange Act Reporting Year, in accordance with the
     Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 10-D
     Distribution Report with or including, as the case may be, a copy of the applicable Distribution Date Statement and, to the extent delivered to (or otherwise actually known by a Responsible Officer of) the Trustee, any other Form 10-D Required Information to be reported for the period covered by the subject Form 10-D Distribution Report;

               (ii) during such Exchange Act Reporting Year, at the direction of the Depositor, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 8-K Current Report regarding and disclosing any Form 8-K Required Information (to the extent a Responsible
     Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such information), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Commission; provided that the Depositor shall cooperate with the Trustee to determine the applicable required time period; and provided, further, that, if the Depositor directs the Trustee to file a Form 8-K Current Report in accordance with this clause (ii), the Depositor shall cooperate with the
     Trustee in obtaining all necessary information in order to prepare such
     Form 8-K Current Report and the Trustee will report the subject information in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Commission;

                                     -284-

               (iii) within 90 days following the end of such Exchange Act
     Reporting Year, prepare, arrange for execution by the Depositor and properly and timely file with the Commission, with respect to the Trust, a
     Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits each Annual Statement of Compliance, Annual
     Assessment Report and Annual Attestation Report delivered pursuant to or as contemplated by Section 3.13 and/or Section 3.14, with respect to each
     Master Servicer, the Special Servicer and/or other applicable Person for such Exchange Act Reporting Year, and which shall further include a certification substantially in the form attached hereto as Exhibit O (a
     "Sarbanes-Oxley Certification") (or in such other form as required by the
     Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the
     Commission's staff)); and

               (iv) at the reasonable request of, and in accordance with the reasonable directions of, the Depositor, prepare for filing, arrange for execution by the Depositor and promptly file with the Commission an amendment to any Form 8-K Current Report, Form 10-D Distribution Report or
     Form 10-K Annual Report previously filed with the Commission with respect to the Trust during or relating to, as applicable, such Exchange Act
     Reporting Year;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel"
(solely in the case of reports from a Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format), and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system) a Current Report on Form
8-K reporting the establishment of the Trust and a Current Report on Form 8-K whereby this Agreement will be filed as an exhibit (the Current Reports on Form
8-K contemplated by this subclause (y) being herein referred to as the "Initial
Form 8-K Current Report"); and provided, further, that if all or any required portion of a Form 10-K Annual Report or a Form 10-D Distribution Report cannot be timely filed by the Trustee (other than for a reason contemplated by Rule
12b-25(g) of the Exchange Act), then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the
Depositor, (ii) the Trustee shall (to the extent appropriate) file a Form 12b-25
(17 C.F.R. 249.322) in connection therewith consistent with Rule 12b-25 of the
Exchange Act, each party hereto shall reasonably cooperate with the Trustee and the Depositor to complete the subject Exchange Act Report and such Exchange Act
Report (or the applicable portions thereof) shall be filed with the Commission as soon as reasonably practicable and, if the Depositor is relying upon Rule
12b-25 of the Exchange Act, within the time frames contemplated thereby; and
provided, further, that if all or any required portion of any Exchange Act
Report cannot be timely filed by the Trustee for the sole reason that the
Trustee is unable to file the report in electronic format, then (i) the Trustee
(upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor and, as determined by the Depositor, the
Depositor and the Trustee shall comply with either Rule 201 or 202 of Regulation
S-T or apply for an adjustment of filing date pursuant to Rule 13b of Regulation
S-T. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for)
electronic filing via the EDGAR system (such suitable formats including "ASCII",

                                     -285-

"Microsoft Excel" (solely in the case of reports from a Master Servicer or the
Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.15(a).

          All Form 8-K Current Reports, Form 10-D Distribution Reports and Form
10-K Annual Reports, as well as any amendments to those reports, that are to be filed with respect to the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and this Section 8.15(a), are (together with the exhibits thereto) herein referred to as the "Exchange Act Reports". The
Exchange Act Reports, exclusive of the Initial Current Reports on Form 8-K, are herein referred to as the "Subsequent Exchange Act Reports". All Subsequent
Exchange Act Reports prepared by the Trustee pursuant to this Section 8.15(a)
shall be executed by the Depositor promptly upon delivery thereto and subject to the Subsequent Exchange Act Report being in form and substance reasonably acceptable thereto. An officer of the Depositor shall sign the Sarbanes-Oxley
Certification included in each Form 10-K Report with respect to the Trust.

          The Depositor shall notify the Trustee in writing, no later than the
15th calendar day of March during any year in which the Trust is required to file a Form 10-K if the Form 10-K to be filed cannot be checked "yes" with respect to whether (1) the Depositor has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports)
and (2) it has been subject to such filing requirement for the past 90 days;
provided, however, that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, the Trustee shall be deemed to have notice of such failure (only with respect to Exchange Act reports prepared or required to be prepared and filed by the Trustee) without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Trustee that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the Depositor shall be required during such specified period. The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

          The Depositor shall notify the Trustee in writing, at any time prior to the Business Day on which the Trust is required to file a Form 10-D if the
Form 10-D to be filed cannot be checked "yes" with respect to whether (1) the
Depositor has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and (2) it has been subject to such filing requirement for the past 90 days; provided, however, that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, the Trustee shall be deemed to have notice of such failure (only with respect to Exchange
Act reports prepared or required to be prepared and filed by the Trustee)
without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Trustee that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the Depositor shall be required during such specified period. The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

          No later than (i) 12:00 noon, New York City time, on the Business Day prior to any filing of a Current Report on Form 8-K (other than an Initial
Current Report on Form 8-K) that is to be made

                                     -286-

with respect to the Trust as contemplated by Section 8.15(a), (ii) March 20 of the applicable calendar year in which the filing of any Annual Report on Form
10-K is to be made with respect to the Trust as contemplated by Section 8.15(a), and (iii) two (2) Business Days prior to any filing of any other Subsequent
Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.15(a), the Trustee shall deliver a copy of such Exchange Act
Report, together with all exhibits thereto (to the extent received by the
Trustee), to the Depositor. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor may review such report and the accompanying exhibits and notify the Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct (with written evidence of such correction to be sent to the Depositor) prior to the filing of such report and the accompanying exhibits.

          The Trustee shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Commission any of the reports under the Exchange Act contemplated by this Section 8.15(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee.

          The Trustee shall make available to all Certificateholders and
Certificate Owners on its internet website each Subsequent Exchange Act Report that is filed with the Commission with respect to the Trust. The Trustee shall post each such report on its internet website as soon as reasonably practicable after the filing thereof with the Commission. In addition, the Trustee shall, free of charge, upon request, make available (on its internet website) to any
Certificateholder, any Certificate Owner or any party identified as a prospective Certificateholder or Certificate Owner copies of all Subsequent
Exchange Act Reports that are filed with the Commission with respect to the
Trust. Any request contemplated by the prior sentence shall be made to (i)
cts.sec.notifications@wellsfargo.com, Attention: SEC Reporting Group, facsimile number: (410) 715-2380, or (ii) the corporate trust office of the Trustee at
Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Corporate Trust Services -Citigroup Commercial Mortgage Trust
2008-C7, Series 2008-C7, or (iii) such other Person, address and/or phone number as the Trustee may specify by notice to Certificateholders.

          (b) The Trustee shall sign a certification (in the form attached hereto as Exhibit P) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the
Form 10-K), and each Master Servicer shall sign a certification (in the form attached hereto as Exhibit Q-1) for the benefit of the Depositor and its officers, directors and Affiliates, and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit Q-2) for the benefit of the Depositor and its officers, directors and Affiliates, which certifications of the Master Servicers and Special Servicer shall cover all of the Trust
Mortgage Loans (or, in the case of the Special Servicer, if specially serviced), including any Outside Serviced Trust Mortgage Loans for which such Master
Servicer or Special Servicer is acting as an Outside Servicer, and REO
Properties (and, with respect to the Outside Serviced Trust Mortgage Loans, based on the certificates provided by the related Outside Master Servicer and the related Outside Special Servicer under the related Outside Servicing
Agreement). Each such certification shall be delivered to the Depositor and the
Trustee by March 15th of each year in which a Form 10-K is to be filed with respect to the Trust (or if not a Business Day, the immediately preceding
Business Day). The Sarbanes-Oxley Certification shall be delivered to the
Trustee and the trustee in respect of any commercial mortgage securitization holding a Specially Designated Non-Trust Mortgage Loan for filing by March 25th of each year (or if not a Business Day, the immediately preceding Business Day).
In

                                     -287-

addition, (i) the Trustee shall indemnify and hold harmless the Depositor and the depositor and trustee in respect of any commercial mortgage securitization holding a Specially Designated Non-Trust Mortgage Loan and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.15 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this Section 8.15(b), and (ii) the Master Servicers and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the
Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the subject Master Servicer's or the Special
Servicer's obligations, as the case may be, under this Section 8.15 or the negligence, bad faith or willful misconduct of the subject Master Servicer or the Special Servicer, as the case may be, in connection therewith or a breach of the certification delivered by the subject Master Servicer or the Special
Servicer, as the case may be, pursuant to the first sentence of this Section
8.15(b). If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 8.15 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this Section 8.15(b),
(ii) each Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and such Master Servicer on the other in connection with a breach of such Master Servicer's obligations under this Section 8.15 or such Master Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by such Master Servicer pursuant to the first sentence of this Section 8.15(b) and
(iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 8.15 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Special Servicer pursuant to the first sentence of this Section 8.15(b).

          (c) At all times during each Exchange Act Reporting Year, each of the
Trustee, the Master Servicers and the Special Servicer shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee, to)
monitor for, and (as soon as reasonably practicable after becoming aware thereof) notify the Depositor and the Trustee in writing of, the occurrence or existence of any and all events, conditions, circumstances and/or matters that constitute or may constitute related Exchange Act Reportable Events with respect thereto. Within one (1) Business Day of becoming aware of any Form 8-K Required
Information, the Trustee shall promptly notify the Depositor in writing that the filing of a Form 8-K Current Report may be required with respect to any of the events, conditions, circumstances and/or matters that are the subject of that information and, further, shall consult with the Depositor regarding whether to prepare and file a Form 8-K Current Report under Section 8.15(a)(ii) above with respect to such events, conditions, circumstances and/or matters and, if prepared, the form and content of such

                                     -288-

filing (and the Trustee shall be entitled to rely on a written direction of the
Depositor with regard to whether to make, and the form and content of, such filing). For purposes of this paragraph, none of the Trustee, a Master Servicer or the Special Servicer shall be considered to be aware of any related Exchange
Act Reportable Event, and the Trustee shall not be considered to be aware of any
Form 8-K Required Information, Form 10-D Required Information or Form 10-K
Required Information, unless a Responsible Officer (in the case of the Trustee)
or a Servicing Officer (in the case of a Master Servicer or the Special
Servicer) thereof has actual knowledge. To the extent that a Master Servicer or the Special Servicer, as applicable, has actual knowledge thereof or is acting as an Outside Servicer, such servicer shall provide notice to the Trustee and the Depositor of any event that (if such Master Servicer has the subject actual knowledge or is acting as the subject Outside Servicer) would constitute a
Master Servicer Reportable Event in respect of an Outside Master Servicer or any
Outside Serviced Trust Mortgage Loan for which such Outside Master Servicer is responsible, or any event that (if the Special Servicer has the subject actual knowledge or is acting as the subject Outside Servicer) would constitute a
Special Servicer Reportable Event in respect of an Outside Special Servicer or any Outside Serviced Trust Mortgage Loan or Outside Administered REO Property
for which such Outside Special Servicer is responsible; and, notwithstanding anything to the contrary contained herein, except as may be required under
Section 8.15(j) or this sentence, this paragraph shall not otherwise relate to
Outside Servicers, Outside Trust Mortgage Loans and/or Outside Administered REO
Properties.

          Upon reasonable request of the Depositor or the Trustee, each other party hereto (including the Trustee, if the Depositor is the requesting party, and the Depositor, if the Trustee is the requesting party) shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee, to)
promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Depositor or the Trustee, as applicable, to prepare fully and properly any Exchange Act Report with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

          If, during any Exchange Act Reporting Year, a new Master Servicer,
Special Servicer or Trustee is appointed, then such new Master Servicer, Special
Servicer or Trustee, as the case may be, shall in connection with its acceptance of such appointment provide the Depositor and, in the case of a new Master
Servicer, Special Servicer or Trustee with such information regarding itself, its business and operations and its experience and practices regarding the duties it is to perform under this Agreement, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K. If, during any Exchange Act
Reporting Year, a Master Servicer, the Special Servicer or the Trustee appoints a Servicing Representative that constitutes a Servicer contemplated by Item
1108(a)(2) of Regulation AB in respect of the Subject Securitization Transaction
(other than in connection with the appointment of a Designated Sub-Servicer to service a Mortgage Loan identified on Exhibit K hereto), then such Master
Servicer, the Special Servicer or the Trustee, as the case may be, shall cause such Servicing Representative, in connection with its acceptance of such appointment, to provide the Depositor and the Trustee with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K.

          Each of the Trustee, the Master Servicers and the Special Servicer
acknowledges and agrees that the information to be provided by it (or by any
Servicing Representative acting on its behalf hereunder or, solely in the case of the Trustee, any Trustee Appointee) pursuant to or as contemplated by

                                     -289-

this Section 8.15(c) is intended to be used in connection with the preparation of Exchange Act Reports with respect to the Trust.

          If any Non-Trust Mortgage Loan has been included in a commercial mortgage securitization involving the issuance of publicly offered commercial mortgage-backed securities, then the Form 8-K Required Information, Form 10-D
Required Information, Form 10-K Required Information (including the Annual
Statement of Compliance, Annual Assessment Report, Annual Attestation Report and
Sarbanes-Oxley Certification), and the certifications of the Trustee, the Master
Servicers and the Special Servicer substantially in the forms of Exhibit P,
Exhibit Q-1 and Exhibit Q-2, respectively, required to be reported to the
Depositor under Section 8.15(b) or this Section 8.15(c) shall simultaneously be reported to the depositor and trustee in respect of such commercial mortgage securitization to the extent required for such depositor and/or trustee to satisfy any Exchange Act reporting requirements in respect of the related commercial mortgage trust.

          (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2008), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange
Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act and shall notify all parties to this Agreement and the Mortgage Loan Sellers in writing that a Form 15 has been filed.

          (e) The respective parties hereto agree to cooperate with all reasonable requests made by the Depositor or any officer thereof in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any
Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (f) Unless the other parties hereto receive written notice from the
Trustee to the contrary, the Trustee hereby certifies that it intends to file any Form 10-K Annual Report with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this
Agreement, the respective parties hereto shall deliver to the Trustee, at least ten (10) Business Days prior to the date on which the Trustee intends to file any Form 10-K Annual Report as contemplated by Section 8.15(a), any items required to be delivered by such party that are to be an exhibit to such Form
10-K Annual Report. The Trustee hereby notifies the Master Servicers and the
Special Servicer that a Form 10-K Annual Report shall be required to be filed with respect to the Trust for 2008.

          (g) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.15, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.15 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder or any Serviced Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section
8.15 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

          (h) Prior to April 1 of the first year in which the Trustee has filed a Form 15 with the Commission in accordance with this section, if at any time a
Servicing Representative retained or engaged by a Master Servicer, the Special
Servicer or the Trustee with respect to all or any portion of

                                     -290-

the Trust Fund fails to deliver, if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in the following clauses (i), (ii) and/or (iii), then such Master Servicer, the Special
Servicer or the Trustee, as the case may be, shall deliver a written notice thereof to the Depositor and shall promptly terminate all engagements with the subject Servicing Representative relating to the Subject Securitization
Transaction: (i) any Annual Statement of Compliance contemplated by Item 1123 of
Regulation AB, as and when provided under Section 3.13; or (ii) any Annual
Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section 3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of Regulation AB (together with, if required to be filed with the
Commission under applicable law, the consent of the applicable registered public accounting firm to file such corresponding Annual Attestation Report with the
Commission), as and when provided under Section 3.14. In addition, prior to
April 1 of the first year in which the Trustee has filed a Form 15 with the
Commission in accordance with this section, if at any time the Depositor delivers a written notice to a Master Servicer, the Special Servicer or the
Trustee stating that any Servicing Representative retained or engaged thereby has defaulted on its obligation to deliver, (i) if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under this Agreement, or (ii) if and to the extent applicable in accordance with Regulation AB and another pooling and servicing agreement to which the Depositor is a party, any of the items similar to those set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under such other pooling and servicing agreement, then such Master Servicer, the
Special Servicer or the Trustee, as the case may be, shall promptly terminate all engagements with the subject Servicing Representative relating to the
Subject Securitization Transaction.

          (i) Each of the Master Servicers, the Special Servicer and the Trustee
shall indemnify the Depositor, Citigroup Global Markets Realty Corp. and
Citigroup Global Markets Inc. for, and hold the Depositor, Citigroup Global
Markets Realty Corp. and Citigroup Global Markets Inc. harmless from and against, any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon the failure of such Master
Servicer, the Special Servicer or the Trustee, as the case may be, or any
Servicing Representative acting on behalf of such Master Servicer, the Special
Servicer or the Trustee, as the case may be (exclusive of a Designated
Sub-Servicer, insofar as such Sub-Servicer does not service any Trust Mortgage
Loans other than those identified on Exhibit K hereto), to deliver or cause to be delivered to the Depositor, the Trustee and each affected Serviced Non-Trust
Mortgage Loan Noteholder, with respect to any Exchange Act Reporting Year, as and when required or contemplated by Section 3.13 and/or Section 3.14: (i) any
Annual Statement of Compliance; (ii) any Annual Assessment Report; and/or (iii)
any Annual Attestation Report (together with, if required to be filed with the
Commission under applicable law, the accountants' consent authorizing the filing thereof with the Commission).

          (j) If any party hereunder is also acting as an Outside Servicer or
Outside Trustee with respect to an Outside Serviced Trust Mortgage Loan during any portion of an Exchange Act Reporting Year in respect of the Trust, then: (i)
such party (in such capacity) is hereby notified, and acknowledges, that the
Subject Securitization Transaction is subject to Regulation AB and the Trust is subject to Exchange Act reporting; and (ii) such party shall, in its capacity as such Outsider Servicer, comply with the provisions of Sections 8.15(b), 8.15(c),
8.15(e), 8.15(h) and Section 8.15(i) applicable to the Master Servicers (if the subject party is also acting as an Outside Master Servicer), the Special
Servicer (if the subject party is also acting as an Outside Special Servicer) or the Trustee (if the subject party is also acting as an Outside Trustee), as applicable, but reflecting that such Outside Serviced Trust

                                     -291-

Mortgage Loan is being serviced and administered under the related Outside
Servicing Agreement. The Trustee shall notify each other Outside Servicer and
Outside Trustee that the Subject Securitization Transaction is subject to
Regulation AB and the Trust is subject to Exchange Act reporting.

          SECTION 8.16 Appointment of a Fiscal Agent.

          (a) In order to satisfy the eligibility requirements of Section 8.06
(insofar as such requirements relate to ratings), the Trustee may appoint a
Fiscal Agent. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P and "Aa3" from Moody's (or, in the case of any Rating Agency, such other rating as shall not result in an Adverse
Rating Event with respect to any Class of Certificates, as confirmed in writing by such Rating Agency).

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as a successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, any
Fiscal Agent appointed by the Trustee shall make such Advance as and when required by the terms of this Agreement on behalf the Trustee as if such Fiscal
Agent were the Trustee hereunder. To the extent that a Fiscal Agent makes an
Advance pursuant to this Section 8.16(b) or otherwise pursuant to this
Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee, except that all fees and expenses of any
Fiscal Agent (other than any interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, any Master Servicer or the
Special Servicer.

          (d) The obligations of a Fiscal Agent set forth in this Section 8.16 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of a Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section
8.16(a) or (ii) the Trustee shall have received written confirmation from each
Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event with respect to any
Class of Certificates.

          (e) The Trustee shall promptly notify the other parties hereto, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders in
writing of the appointment, resignation or removal of any Fiscal Agent.

                                     -292-

          SECTION 8.17 Representations and Warranties of Fiscal Agent.

          (a) Any Fiscal Agent shall hereby represent and warrant to each of the other parties hereto and for the benefit of the Certificateholders and the
Serviced Non-Trust Mortgage Loan Noteholders, as of the date of its appointment, that:

               (i) Such Fiscal Agent is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               (ii) The execution and delivery of this Agreement by such Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by such Fiscal Agent, will not violate such Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

               (iii) Such Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Fiscal Agent, enforceable against such Fiscal
     Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Such Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Fiscal
     Agent to perform its obligations under this Agreement or the financial condition of such Fiscal Agent.

               (vi) No litigation is pending or, to the best of such Fiscal
     Agent's knowledge, threatened against such Fiscal Agent that, if determined adversely to such Fiscal Agent, would prohibit such Fiscal Agent from entering into this Agreement or, in such Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Fiscal Agent to perform its obligations under this
     Agreement or the financial condition of such Fiscal Agent.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Fiscal Agent of or compliance by such Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except

                                     -293-

     where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by such Fiscal Agent under this Agreement.

          (b) The representations and warranties of any Fiscal Agent set forth in Section 8.17(a) shall survive its appointment as such under this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

                                     -294-

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01 Termination Upon Repurchase or Liquidation of All Trust
Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master
Servicers, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by a Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder of all Trust Mortgage Loans and
each REO Property (or, in the case of an SLC Mortgaged Property, if it has become an REO Property, and in the case of any Outside Administered REO
Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Trust Mortgage Loans included in the Trust Fund, plus (2) the appraised value of each REO Property
(or, in the case of an SLC Mortgaged Property, if it has become an REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein), if any, included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicers and approved by the
Trustee, minus (3) if the purchaser is a Master Servicer or the Special
Servicer, the aggregate amount of unreimbursed Advances made by such Master
Servicer or the Special Servicer, as applicable, together with any interest accrued and payable to such Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing
Fees or Special Servicing Fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to such Master Servicer or the Special Servicer, as applicable, in connection with such purchase), (B) the exchange by all of the Certificateholders (exclusive of the Class R
Certificateholders) of their respective Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property
(or, in the case of an SLC Mortgaged Property, if it has become an REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the Trustee, any Fiscal Agent,
the Master Servicers, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          The Special Servicer, a Master Servicer or the Majority Controlling
Class Certificateholder may at its option elect to purchase all of the Trust
Mortgage Loans and each REO Property (or, in the case of an SLC Mortgaged
Property, if it has become an REO Property, and in the case of any Outside
Administered REO Property, the Trust's interest therein) remaining in the Trust
Fund as contemplated by clause (i)(A) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated
Principal Balance of the Mortgage Pool at the time of such election is less than

                                     -295-

1.0% of the aggregate Cut-off Date Balances of all the Trust Mortgage Loans
originally included in the Trust Fund, (ii) a Master Servicer shall not have the right to effect such a purchase if, within 30 days following such Master
Servicer's delivery of a notice of election pursuant to this paragraph, the
Special Servicer or the Majority Controlling Class Certificateholder or, if it
is then the applicable Master Servicer for a larger principal amount of Trust
Mortgage Loans, another Master Servicer shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property (or, in the case of an SLC Mortgaged Property, if it has become an REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein)
remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Majority Controlling Class
Certificateholder shall not have the right to effect such a purchase if, within
30 days following the Majority Controlling Class Certificateholder's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO
Property (or, in the case of an SLC Mortgaged Property, if it has become an REO
Property, and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with a Master Servicer's, the Special Servicer's or the
Majority Controlling Class Certificateholder's purchase of all of the Trust
Mortgage Loans and each REO Property (or, in the case of an SLC Mortgaged
Property, if it has become an REO Property, and in the case of any Outside
Administered REO Property, the Trust's interest therein) remaining in the Trust
Fund, then such Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder, as applicable, shall deposit, or deliver to the applicable Master Servicer for deposit, in the applicable Collection Account
(or, to the extent allocable to any SLC REO Property, in the related SLC
Custodial Account) not later than the Determination Date relating to the
Distribution Date on which the final distribution on the Certificates is to occur an aggregate amount in immediately available funds equal to the above-described purchase price. On the P&I Advance Date relating to such final
Distribution Date, each Master Servicer shall transfer to the Distribution
Account all amounts required to be transferred thereto on such P&I Advance Date from its Collection Account pursuant to the second paragraph of Section 3.04(b), together with any other amounts on deposit in its Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the
Person effecting the purchase, the Mortgage Files for the remaining Trust
Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Person effecting the purchase as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties
(or, in the case of an SLC Mortgaged Property, if it has become an REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein) to the Person effecting the purchase or its designee.

          Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB, Class
A-4, Class A-1A, Class A-M, Class A-MA, Class A-J, Class A-JA, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates is
reduced to zero, all the remaining Certificateholders (exclusive of the Class R
Certificateholders), acting together (each having agreed in writing to so act, a copy of which writing shall be delivered to the Trustee), shall have the right, with the consent of each Master Servicer, to exchange all of the Certificates
(exclusive of the Class R Certificates) for all of the Mortgage Loans and each
REO Property (or, in the case of an SLC REO Property, and in the case of any
Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this
Section 9.01, by giving written notice to all the parties hereto no later than
60 days prior to the anticipated date of exchange. In the event that all the

                                     -296-

Certificateholders (exclusive of the Class R Certificateholders) elect (as evidenced by a writing signed by each such Certificateholder and delivered to the Trustee) to exchange all of the Certificates for all of the Mortgage Loans
and each REO Property (or, in the case of an SLC REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein)
remaining in the Trust Fund, the Certificateholders (exclusive of the Class R
Certificateholders), not later than the fifth Business Day preceding the
Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the respective Collection Accounts an aggregate amount in immediately available funds equal to all amounts then due and owing to the
Depositor, the Master Servicers, the Special Servicer, the Trustee and any
Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the
Distribution Account pursuant to Section 3.05(b), including, without limitation an amount (payable to the Trustee out of the Distribution Account as if it was
interest earned on Permitted Investments) equal to interest calculated at the
Prime Rate on the aggregate Certificate Principal Balance of the Principal
Balance Certificates, as of the first day of the current calendar month from and including one (1) Business Day prior to such final Distribution Date to but excluding such final Distribution Date, but only to the extent that such amounts are not already on deposit in the Collection Accounts. In addition, on the P&I
Advance Date relating to the final Distribution Date, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from its Collection Account pursuant to the second paragraph of Section 3.04(b), together with any other amounts on deposit in its Collection Account that would otherwise be held for future distribution.
Upon confirmation that such final deposits have been made and following the surrender of all the Certificates (exclusive of the Class R Certificates) on the final Distribution Date, the Trustee shall release or cause to be released to a designee of all the Certificateholders (exclusive of the Class R
Certificateholders) (each such Certificateholder having agreed to such designation in a writing delivered to the Trustee), the Mortgage Files for the remaining Mortgage Loans and REO Properties (or, in the case of an SLC REO
Property, and in the case of any Outside Administered REO Property, the Trust's interest therein) and shall execute all assignments, endorsements and other instruments furnished to it by the Certificateholders (exclusive of the Class R
Certificates) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or, in the case of an SLC REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund.

          Any transfer of Trust Mortgage Loans pursuant to this section, except in the case of the Outside Serviced Trust Mortgage Loans, shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with a Master Servicer's, the Special Servicer's or the Majority Controlling
Class Certificateholder's purchase of the Trust Mortgage Loans and each REO
Property (or, in the case of an SLC Mortgaged Property, if it has become an REO
Property, and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such
Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicers, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

                                     -297-

          Upon presentation and surrender of the Certificates (exclusive of the
Class Y Certificates) by the applicable Certificateholders on the final
Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates such Certificateholder's
Percentage Interest of that portion of the amounts then on deposit in the
Distribution Account that, in accordance with Section 4.01, are allocable to payments on the Class of Certificates so presented and surrendered.

          Upon presentation and surrender of the Class Y Certificates by the applicable Certificateholders on the final Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its
Class Y Certificates such Certificateholder's Percentage Interest of any
Additional Interest then on deposit in the Additional Interest Account that was paid on an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto.

          Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one (1) year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law.
The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

          SECTION 9.02 Additional Termination Requirements.

          (a) If a Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder purchases, or the Certificateholders
(exclusive of the Class R Certificateholders) exchange their Certificates for, all of the Trust Mortgage Loans and each REO Property (or, in the case of an SLC
Mortgaged Property, if it has become an REO Property, and in the case of any
Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the
Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on
"prohibited transactions" of any REMIC Pool as defined in Section 860F of the
Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding:

               (i) the Trustee shall specify the first day in the 90-day
     liquidation period in a statement attached to the final Tax Return for each
     REMIC Pool pursuant to Treasury regulations section 1.860F-1;

                                     -298-

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall either (A) sell all of the assets of REMIC I and, if applicable, the Loan
     REMIC, to the applicable Master Servicer, the Special Servicer or the
     Majority Controlling Class Certificateholder, as applicable, for cash or
     (B) exchange all the assets of REMIC I for the Certificates (exclusive of the Class R Certificates); and

               (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each
REMIC Pool, which authorization shall be binding upon all successor
Certificateholders.

                                     -299-

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01 REMIC Administration.

          (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending December 31, 2008, in the case of each REMIC Pool.

          (b) The Loan REMIC Regular Interests, the REMIC I Regular Interests
and the Regular Certificates are hereby designated as "regular interests"
(within the meaning of Section 860G(a)(1) of the Code) in the respective Loan
REMICs, REMIC I and REMIC II, respectively; provided that the Class X
Certificates shall evidence multiple "regular interests" in REMIC II. The Class
R Certificates are hereby designated as the single class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code) in each REMIC Pool. None of the Master Servicers, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any
REMIC Pool (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Loan REMIC Regular Interests, the REMIC I Regular
Interests and the Regular Certificates (or, in the case of the Class X
Certificates, the "regular interests" in REMIC II evidenced thereby) for purposes of the REMIC Provisions shall be the Rated Final Distribution Date.

          (d) The Plurality Class R Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Trustee is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

          (e) Except as otherwise provided in Section 3.17(a) and subsections
(h) and (i) below, the Trustee shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust
Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the
Trust Fund unless otherwise provided in Section 10.01(g) or 10.01(h)).

          (f) The Trustee shall use its best efforts to acquire, within 30 days after the Closing Date, taxpayer identification numbers for each REMIC Pool by preparing and filing Internal Revenue Service Forms SS-4 or otherwise obtain them and shall prepare and file (if not previously prepared and filed) with the
Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for
the Trust Fund. In

                                     -300-

addition, the Trustee shall prepare, sign and file when due all of the other Tax
Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the
Trustee or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten (10) days following the Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes, as to the valuations and
Issue Prices of the Certificates, and the Trustee's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

          (g) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local
Taxes, any state or local taxing authority. Included among such duties, the
Trustee shall provide to: (i) any Transferor of a Class R Certificate or agent of a non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any
Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (h) The Trustee shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the
Master Servicers and the Special Servicer shall assist the Trustee to the extent reasonably requested by the Trustee and to the extent of information within the
Trustee's, a Master Servicer's or the Special Servicer's possession or control).
None of the Master Servicers, the Special Servicer or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC
Pool as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the Trustee has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Trustee seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC
Event. The Trustee shall not take any action or fail to take any action (whether or not authorized hereunder) as to which a Master Servicer or the Special
Servicer has advised it in writing that either a Master Servicer or the Special
Servicer has received or obtained an Opinion of Counsel to the effect that an
Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action that is not expressly permitted under the terms of this
Agreement, the Master Servicers and the Special Servicer shall consult with the
Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither a Master Servicer nor the Special
Servicer shall take any such action or cause any REMIC Pool to take

                                     -301-

any such action as to which the Trustee has advised it in writing that an
Adverse REMIC Event could occur, and neither a Master Servicer nor the Special
Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Trustee. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Trustee (to the extent it is within its control) shall take all necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (i) If any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws
(other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; (ii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under
Article III or this Article X; (iii) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its respective obligations under
Article IV, Article VIII or this Article X; (iv) the applicable Mortgage Loan
Seller, if such tax was imposed due to the fact that any of the Trust Mortgage
Loans did not, at the time of their transfer to the Trust constitute a
"qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (v) the
Trust Fund, excluding the portion thereof constituting Grantor Trust Y, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee out of amounts on deposit in the Distribution Account in reduction of the Available
Distribution Amount pursuant to Section 3.05(b).

          (j) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (k) Following the Startup Day, none of the Trustee, the Master
Servicers or the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii)
the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) None of the Trustee, the Master Servicers or the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or foreclosure of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged
Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of a REMIC
Pool, (C) the termination of each REMIC

                                     -302-

Pool pursuant to Article IX of this Agreement, or (D) a purchase of Trust
Mortgage Loans pursuant to or as contemplated by Article II or III of this
Agreement); (ii) the sale or disposition of any investments in any Collection
Account, the Distribution Account or any REO Account for gain; or (iii) the acquisition of any assets on behalf of a REMIC Pool (other than (1) a Mortgaged
Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Trust Mortgage Loan, (2) a Qualified Substitute
Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in any Collection Account, any SLC Custodial Account, the Distribution Account or any REO Account); in any
event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition or acquisition, but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition or acquisition, will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicers and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02 Grantor Trust Administration.

          (a) The Trustee shall treat Grantor Trust Y, for tax return preparation purposes, as a separate grantor trust under the Code and shall treat the assets thereof as separate assets of Grantor Trust Y, and not of any REMIC
Pool, as permitted by Treasury regulations section 1.860G-2(i)(1). The Class Y
Certificates are hereby designated as representing an undivided beneficial interest in Grantor Trust Y.

          (b) The Trustee shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each Grantor
Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the
Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

          (c) The Trustee shall prepare, sign and file when due all of the Tax
Returns in respect of Grantor Trust Y. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the
Trustee or its designee such information with respect to Grantor Trust Y as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten (10) days following the
Trustee's request therefor, shall provide in writing to the Trustee such information as is in its possession and reasonably requested by the Trustee for tax purposes, and the Trustee's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the
Depositor that is necessary to permit the Trustee to perform such obligations.

          (d) Grantor Trust Y is a WHFIT that is a NMWHFIT. The Trustee will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to

                                     -303-

enable the Trustee to do so is provided to the Trustee on a timely basis. The
Holders of Class Y Certificates shall provide the Trustee with information identifying any such Holders of Class Y Certificates that are "middlemen" as defined by the WHFIT. The Trustee shall be entitled to rely on the first sentence of this Section 10.02(d) and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the IRS makes a determination that the first sentence of this Section 10.02(d) is incorrect.

          The Trustee, in its discretion, will report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT
Regulations specifically require a different method. The Trustee will be under no obligation to determine whether a Holder of a Class Y Certificate uses the cash or accrual method. The Trustee will make available WHFIT information to the
Holders of the Class Y Certificates annually. In addition, the Trustee will not be responsible or liable for providing subsequently amended, revised or updated information to any certificate holder, unless requested by a Holder of a Class Y
Certificate.

          The Trustee shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Trustee, (ii) incomplete, inaccurate or untimely information being provided to the Trustee or (iii) the inability of the Trustee, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2008 calendar year. Each Holder of a Class Y Certificate, by acceptance of its interest in such Class of Certificates, will be deemed to have agreed to provide the Trustee with information regarding any sale of such Certificates, including the price, amount of proceeds and date of sale. Absent receipt of such information, and unless informed otherwise by the Depositor, the Trustee will assume there is no secondary market trading of WHFIT interests.

          To the extent required by the WHFIT Regulations, the Trustee will use reasonable efforts to publish on an appropriate website the CUSIPs for the Class
Y Certificates. The Trustee will make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. Absent the receipt of a CUSIP, the Trustee will use a reasonable identifier number in lieu of a CUSIP. The Trustee will not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

          The Trustee shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS or the Depositor or its counsel, if such change requires, in the Trustee's sole discretion, a material increase in the
Trustee's reporting obligations in respect of the related grantor trust.

          (e) The Trustee shall furnish or cause to be furnished to each Holder of a Class Y Certificate, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of Grantor Trust Y at the time and in the manner required under the
Code, and shall perform on behalf of Grantor Trust Y all reporting and other tax compliance duties that are required in respect thereof under the Code, the
Grantor Trust Provisions or other compliance guidance issued by the Internal
Revenue Service or any state or local taxing authority.

          (f) The Trustee shall perform its duties hereunder so as to maintain the status of Grantor Trust Y as a separate grantor trust under the Grantor
Trust Provisions (and the Master Servicers

                                     -304-

and the Special Servicer shall assist the Trustee to the extent reasonably requested by the Trustee and to the extent of information within a Master
Servicer's or the Special Servicer's possession or control). None of any Master
Servicer, the Special Servicer or the Trustee shall knowingly take (or cause
Grantor Trust Y to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of Grantor Trust Y as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the Trustee has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Trustee seeks to take such action or to refrain from taking any action for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that the Trustee has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to Grantor Trust Y, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicers and the Special Servicer shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an
Adverse Grantor Trust Event to occur. Neither a Master Servicer nor the Special
Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Trustee. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. Under no circumstances may the Trustee vary the assets of Grantor Trust Y so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Y Certificates.

          (g) If any tax is imposed on Grantor Trust Y, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Special
Servicer, if such tax arises out of or results from a breach by the Special
Servicer of any of its obligations under Article III or this Section 10.02; (ii)
a Master Servicer, if such tax arises out of or results from a breach by such
Master Servicer of any of its obligations under Article III or this Section
10.02; (iii) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Section 10.02; or (iv) the portion of the Trust Fund constituting Grantor Trust
Y in all other instances.

                                     -305-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01 Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicers, the Special Servicer and the
Trustee, without the consent of any of the Certificateholders or, with respect to any Loan Combination, any related Non-Trust Mortgage Loan Noteholder: (i) to cure any ambiguity; (ii) to correct any error or to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the Prospectus; (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof; (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by a
Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicers, the Special
Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or Grantor Trust Y at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or
Grantor Trust Y; (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (vii) to modify Section 8.15, as contemplated by Section 8.15(g); or (viii) to otherwise modify or delete any existing provisions of this Agreement; provided that such action (except any amendment described in clause (i), (ii), (v), (vi) or (vii)
above) shall not, as evidenced by an Opinion of Counsel (at the expense of the
Trust Fund, in the case of any amendment requested by a Master Servicer or the
Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicers, the Special
Servicer and the Trustee, adversely affect in any material respect the interests of any Certificateholder or, unless it consents thereto, any third-party beneficiary of this Agreement identified in Section 11.08; and provided, further, that the Master Servicers, the Special Servicer and the Trustee shall have first obtained from each Rating Agency, written confirmation that such amendment (except any amendment described in clause (i), (ii), (v), (vi) or
(vii) above) will not result in an Adverse Rating Event with respect to any
Class of Certificates (and from any Other Rating Agency, written confirmation that such amendment (except any amendment described in clause (i), (ii), (v),
(vi) or (vii) above) will not result in an Adverse Rating Event with respect to any Specially Designated Non-Trust Mortgage Loan Securities); and provided, further, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140).

          (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the
Trustee with the consent of the Holders of

                                     -306-

Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Serviced Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such
Certificate or that are required to be distributed to any Serviced Non-Trust
Mortgage Loan Noteholder, without the consent of such Serviced Non-Trust
Mortgage Loan Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any third-party beneficiary of this Agreement identified in Section 11.08 in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all Certificates of such Class or the consent of such third-party beneficiary, as the case may be, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding and the consent of each affected third-party beneficiary of this
Agreement identified in Section 11.08, (iv) modify the provisions of Section
3.20 or the definition of Servicing Standard without the consent of the Holders of Certificates entitled to all of the Voting Rights and the consent of each affected Serviced Non-Trust Mortgage Loan Noteholder, (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, or (vi) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140) without the consent of the Holders entitled to at least 51% of all the Voting Rights (without regard to
Certificates held by the Depositor, any Mortgage Loan Seller or any of the
Depositor's or any Mortgage Loan Seller's Affiliates and/or agents), including the Holders entitled to at least 51% of all the Voting Rights allocated to the most subordinate Class of Principal Balance Certificates. Notwithstanding any
other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same
Voting Rights with respect to matters described above as they would if any other
Person held such Certificates, so long as neither the Depositor nor any of its
Affiliates is performing servicing duties with respect to any of the Trust
Mortgage Loans.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by a Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, a Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool or Grantor Trust Y or cause any REMIC Pool to fail to qualify as a REMIC or
Grantor Trust Y to fail to qualify as a grantor trust within the meaning of the
Grantor Trust Provisions at any time that any Certificates are outstanding and
(ii) such amendment complies with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder, each Mortgage Loan Seller and, to the extent known to the Trustee, each Serviced Non-Trust Mortgage Loan
Noteholder.

                                     -307-

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicers, the Special Servicer and the Trustee
may but shall not be obligated to enter into any amendment pursuant to this
Section 11.01 that affects its rights, duties and immunities under this
Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if a Master Servicer, the Special Servicer or the Trustee
requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of
Counsel required in connection therewith pursuant to Section 11.01(a) or (c)
shall be payable out of the Collection Account, any SLC Custodial Account (if
not inconsistent with the related Co-Lender Agreement) or the Distribution
Account pursuant to Sections 3.05.

          SECTION 11.02 Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Master Servicer No. 1 with respect to any Mortgaged Property at the expense of the Trust Fund or, to the extent that it benefits one or more
Serviced Non-Trust Mortgage Loan Noteholders, such Serviced Non-Trust Mortgage
Loan Noteholders, but only upon direction accompanied by an Opinion of Counsel
(the cost of which may be paid out of the applicable Collection Account pursuant to Section 3.05(a) or, to the extent that it benefits one or more Serviced
Non-Trust Mortgage Loan Noteholders, out of the related SLC Custodial Account(s)
pursuant to Section 3.05(e), to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more
Serviced Non-Trust Mortgage Loan Noteholders; provided, however, that the
Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03 Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the

                                     -308-

obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the
Certificateholders from time to time as partners or members of an association;
nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust
Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04 Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 11.05 Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Citigroup
Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th Floor, New York,
New York 10013, Attention: Angela Vleck, facsimile number: (212) 816-8307; (ii)
in the case of (A) Master Servicer No. 1, Capmark Finance Inc., 116 Welsh Road,
Horsham, Pennsylvania 19044, Attention: Managing Director Global Services,
facsimile number: (215) 328-3478 and (B) in the case of Master Servicer No. 2,
Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas
66210 (for deliveries) and P.O. Box 25965, Shawnee Mission, Kansas 66225 (for
communications by U.S. mail), Attention: President, facsimile number: (913)
253-9001; (iii) in the case of the Special Servicer, LNR Partners, Inc., 1601
Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Randy
Wolpert and Thomas F. Nealon III, Esq., facsimile number: (305) 695-5601, and
Javier Benedit, facsimile number: (305) 695-5199 (with a copy to Bilzin Sumberg
Baena Price & Axelrod LLP, 200 South Biscayne Blvd., Suite 2500, Miami, Florida
33131, Attention: Alan

                                     -309-

Kazan, Esq., facsimile number: (305) 351-2229; (iv) in the case of the Trustee,
Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services (CMBS) Citigroup Commercial Mortgage Trust
2008-C7; (v) in the case of the Underwriters, to each of (A) Citigroup Global
Markets Inc., 388 Greenwich Street, 11th Floor, New York, New York 10013,
Attention: Angela Vleck, facsimile number: (212) 816-8307; (B) Goldman, Sachs &
Co., 85 Broad Street, New York, New York 10004, Attention: Emily Brooks
Garriott, facsimile number: (212) 346-3594 (with a copy to Susan Helfrick at 85
Broad Street, New York, New York 10004, facsimile number: (917) 977-3540); (C)
Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center,
16th Floor, 250 Vesey Street, New York, New York 10080, Attention: David
Rodgers, facsimile number: (212) 449-7684; and (D) Morgan Stanley & Co.
Incorporated, 1221 Avenue of the Americas, New York, New York 10020, Attention:
Wai-Keng Kowk, facsimile number: (212) 404-4710; (vi) in the case of the Rating
Agencies, (A) Moody's Investors Services, Inc., 7 World Trade Center, 250
Greenwich Street, New York, New York 10007, Attention: Michael Gerdes, Senior
Vice President, CMBS Surveillance Group and (B) Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New
York, New York 10041, Attention: CMBS Surveillance Department, facsimile number:
(212) 438-2662; and (vii) in the case of the initial Controlling Class
Representative, LNR Securities Holdings, LLC., 1601 Washington Avenue, Suite
700, Miami Beach, Florida 33139, Attention: Susan K. Chapman, facsimile number:
(305) 695-5601, and Javier Benedit, facsimile number: (305) 695-5199 (with a copy to Bilzin Sumberg Baena Price & Axelrod LLP, 200 South Biscayne Blvd.,
Suite 2500, Miami, Florida 33131, Attention: Alan Kazan, Esq., facsimile number:
(305) 351-2229; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07 Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the
Trustee also intend and agree that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

          SECTION 11.08 Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit

                                     -310-

of the Certificateholders. This Agreement may not be amended in any manner that would adversely affect the rights of any third-party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this
Agreement; provided that (i) each Serviced Non-Trust Mortgage Loan Noteholder is an intended third-party beneficiary hereunder with respect to those provisions of this Agreement that affect its interest in the related Serviced Loan
Combination and its rights under the related Co-Lender Agreement, (ii) each depositor of any securitization trust that includes a Serviced Non-Trust
Mortgage Loan is an intended third-party beneficiary hereunder with respect its rights as specifically provided for herein, (iii) each Mortgage Loan Seller is an intended third-party beneficiary hereunder with respect to those provisions of this Agreement that affect its rights and obligations under the related
Mortgage Loan Purchase Agreement, and (iv) each Outside Master Servicer in respect of the related Outside Serviced Trust Mortgage Loans shall be a third-party beneficiary to this Agreement with respect to their rights as specifically provided for herein and under the related Co-Lender Agreements.

          SECTION 11.09 Article and Section Headings.

          The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.10 Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any Serviced
Non-Trust Mortgage Loan Noteholder known to the Trustee) with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default or Outside Servicer
     Default that has not been cured;

               (iii) the resignation or termination of the Trustee, a Fiscal
     Agent, a Master Servicer or the Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by any of the
     Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
     Agreement;

               (v) any change in the location of the Distribution Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Trust Mortgage Loan or REO
     Property.

          (b) Each Master Servicer shall promptly provide notice to each Rating
Agency (and, if affected thereby, any Serviced Non-Trust Mortgage Loan
Noteholder) with respect to any change in the location of the Collection Account or an SLC Custodial Account maintained by it.

                                     -311-

          (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative (and, with respect to a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) with respect to a non-performing or defaulted Serviced Mortgage Loan such information as the Rating Agency or Controlling Class Representative (and, with respect to a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

          (d) To the extent applicable, each of the Master Servicers, the
Trustee and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

               (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 4.03(c) or 3.08(a); and

               (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

          (e) The Trustee shall (i) make available to each Rating Agency and the
Controlling Class Representative, upon reasonable notice, the items described in
Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the
Controlling Class Representative a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

          (f) Each of the Trustee, the Master Servicers and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Trust Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          (g) Notwithstanding any provision herein to the contrary each of the
Master Servicers, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

          SECTION 11.11 Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                     -312-

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        CITIGROUP COMMERCIAL MORTGAGE
                                        SECURITIES INC.
                                        Depositor

                                        By: /s/ Angela Vleck
                                        ----------------------------------------
                                        Name: Angela Vleck
                                        Title: Vice President

                                        CAPMARK FINANCE INC.
                                        Master Servicer No. 1

                                        By: /s/ Jillian M. Brittin
                                        ----------------------------------------
                                        Name: Jillian M. Brittin
                                        Title: Vice President

                                        MIDLAND LOAN SERVICES, INC.
                                        Master Servicer No. 2

                                        By: /s/ Lawrence D. Ashley
                                        ----------------------------------------
                                        Name: Lawrence D. Ashley
                                        Title: Senior Vice President

                                        LNR PARTNERS, INC.
                                        Special Servicer

                                        By: /s/ Randolph J. Wolpert
                                        ----------------------------------------
                                        Name: Randolph J. Wolpert
                                        Title: Vice President

                                        WELLS FARGO BANK, N.A.
                                        Trustee

                                        By: /s/ Amy Mofenson
                                        ----------------------------------------
                                        Name: Amy Mofenson
                                        Title: Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

          On the 24th day of April 2008, before me, a notary public in and for said State, personally appeared Angela Vleck, known to me to be a Vice President of CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Elsa J. Castaldo
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

My Commission Expires: June 14, 2011

STATE OF PENNSYLVANIA )
                      ) ss.:
COUNTY OF MONTGOMERY  )

          On the 21st day of April 2008, before me, a notary public in and for said State, personally appeared Jillian M. Britting, known to me to be a Vice
President of CAPMARK FINANCE INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Jean Reese
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

My Commission Expires: January 12, 2010

STATE OF KANSAS   )
                  ) ss.:
COUNTY OF JOHNSON )

          On the 22nd day of April 2008, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior
Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Brent Kinder
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

My Commission Expires: January 30, 2010

STATE OF FLORIDA     )
                     ) ss.:
COUNTY OF MIAMI-DADE )

          On the 25th day of April 2008, before me, a notary public in and for said State, personally appeared Randolph Wolpert, known to me to be a Vice
President of LNR PARTNERS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Davika Puran
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

My Commission Expires: February 19, 2011

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF KINGS   )

          On the 25th day of April 2008, before me, a notary public in and for said State, personally appeared Amy Mofenson, known to me to be a Vice President of WELLS FARGO BANK, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Janet M. Jolley
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

My Commission Expires: January 3, 2009

                                   SCHEDULE I

               MORTGAGE LOAN SCHEDULE FOR THE TRUST MORTGAGE LOANS

                                  SEE ATTACHED

                                       I-1

 LOAN   MORTGAGE LOAN  LOAN GROUP
NUMBER     SELLER        NUMBER                 LOAN / PROPERTY NAME
-----------------------------------------------------------------------------------

   1        GSMC            1      One Liberty Plaza
   2        GSMC            1      Scottsdale Fashion Square
   3        CGM             1      CGM RRI Hotel Portfolio
  3.1                              Red Roof Inn Washington Downtown
  3.2                              Red Roof Inn Long Island
  3.3                              Red Roof Inn Miami Airport
  3.4                              Red Roof Inn Greater Washington Manassas
  3.5                              Red Roof Inn Ann Arbor University North
  3.6                              Red Roof Inn Fort Lauderdale
  3.7                              Red Roof Inn Phoenix Chandler
  3.8                              Red Roof Inn Wilmington
  3.9                              Red Roof Inn Tampa Brandon
 3.10                              Red Roof Inn Atlanta Druid Hills
 3.11                              Red Roof Inn BW Parkway
 3.12                              Red Roof Inn Tinton Falls
 3.13                              Red Roof Inn Baltimore North Timonium
 3.14                              Red Roof Inn Boston Northeast Saugus
 3.15                              Red Roof Inn Joliet
 3.16                              Red Roof Inn Chicago Northbrook
 3.17                              Red Roof Inn Chicago Naperville
 3.18                              Red Roof Inn Phoenix Airport
 3.19                              Red Roof Inn Louisville Airport
 3.20                              Red Roof Inn Phoenix Bell Road
 3.21                              Red Roof Inn Cleveland Independence
 3.22                              Red Roof Inn Erie
 3.23                              Red Roof Inn El Paso East
 3.24                              Red Roof Inn St Clairsville
 3.25                              Red Roof Inn Austin Round Rock
 3.26                              Red Roof Inn Knoxville West
 3.27                              Red Roof Inn Binghamton
 3.28                              Red Roof Inn Wilkes Barre
 3.29                              Red Roof Inn Pittsburgh Airport
 3.30                              Red Roof Inn Chicago Hoffman Estates
 3.31                              Red Roof Inn Enfield
 3.32                              Red Roof Inn West Springfield
 3.33                              Red Roof Inn Canton
 3.34                              Red Roof Inn Detroit Farmington Hills
 3.35                              Red Roof Inn Edison
 3.36                              Red Roof Inn Princeton North
 3.37                              Red Roof Inn Hickory
 3.38                              Red Roof Inn Asheville West
 3.39                              Red Roof Inn Richmond South
 3.40                              Red Roof Inn Columbus West
 3.41                              Red Roof Inn Greensboro Airport
 3.42                              Red Roof Inn Johnson City
 3.43                              Red Roof Inn Cincinnati Northeast Blue Ash
 3.44                              Red Roof Inn Detroit Troy
 3.45                              Red Roof Inn Detroit Madison Heights
 3.46                              Red Roof Inn West Monroe
 3.47                              Red Roof Inn Cincinnati Sharonville
 3.48                              Red Roof Inn Kansas City Overland Park
 3.49                              Red Roof Inn Greenville
 3.50                              Red Roof Inn New London
 3.51                              Red Roof Inn Nashville South
 3.52                              Red Roof Inn Jamestown Falconer
   4        CGM             1      Lincoln Square
   5        CGM             1      DLJ East Coast Portfolio
  5.1                              Courtyard by Marriott - Charlotte, NC
  5.2                              Courtyard by Marriott - Princeton, NJ
  5.3                              Courtyard by Marriott - Lynchburg, VA
   6        GSMC            1      Bush Terminal (Note 6)
                                   Building 1
                                   Building 2
                                   Building 3
                                   Building 4
                                   Building 5
                                   Building 6
                                   Building 7
                                   Building 8
                                   Building 9
                                   Building 10
                                   Building 19
                                   Building 20
                                   Building 22
                                   Building 23
                                   Building 24
                                   Building 26
   7        CGM             1      Mall St. Vincent
   8        CGM             1      Alexandria Mall
   9        CGM             1      Huntsville Office Portfolio II
  9.1                              Perimeter Center Corporate Park
  9.2                              Progress Center
  9.3                              DRS Building
  10        GSMC            2      Copper Beech Townhomes II - Columbia
  11        CGM             1      Red Beam Garage
  12        CGM             1      Huntsville Office Portfolio III
 12.1                              Research Park Office Center
 12.2                              Region's Center
 12.3                              Colonial Center at Lakeside
  13        CGM             1      Courtyard by Marriott - Lyndhurst, NJ
  14        CGM             1      Huntsville Office Portfolio I
 14.1                              Research Place
 14.2                              Northrop Grumman Building
 14.3                              Colonial Center at Research Park
  15        CGM             2      Copper Beech - Kalamazoo, MI
  16        CGM             1      South Braintree
  17        GSMC            1      Hilton Garden Inn
  18        CGM             1      Laidley Tower
  19        CGM             1      Chant Portfolio - Pool 3
 19.1                              6301 Jefferson
 19.2                              5601 Office
 19.3                              6401 Jefferson
  20        GSMC            1      Technology Park
  21        CGM             1      Pinnacle Village Shopping Center
  22        CGM             1      Century Square Shopping Center
  23        GSMC            1      Libbey Distribution Building
  24        CGM             1      Wingate Inn - New York, NY
  25        CGM             2      Clearview Apartments
  26        CGM             2      Colonial Village Apartments
  27        CGM             1      Highpoint I & Coppell II
 27.1                              Highpoint I
 27.2                              Coppell II
  28        CGM             1      Courtyard by Marriott - Columbus Airport, OH
  29        GSMC            1      Plaza Tower
  30        CGM             1      Hotel Nexus - Seattle, WA
  31        CGM             1      2221 Park Place
  32        CGM             1      Seattle Space Needle
  33        CGM             1      2110 Executive Hills Court
  34        CGM             2      Perry's Crossing
  35        CGM             1      Verizon Wireless - Lincoln, NE
  36        GSMC            1      US Bank Building
  37        GSMC            1      Fairlane Green Phase II
  38        CGM             2      Willow Glen Apartments
  39        CGM             1      2810 North Parham Road
  40        CGM             2      Breckinridge Square Apartments
  41        CGM             1      Loehmann's Department Store
  42        CGM             2      47 Third Avenue - Residential
  43        GSMC            2      Copper Beech Townhomes II - Allendale
  44        CGM             1      Courtyard by Marriott - Columbus Downtown, OH
  45        CGM             1      Simsbury Plaza
  46        GSMC            1      Puckett Plaza
  47        CGM             1      Bryan Premiere Cinema 16
  48        CGM             2      Timber Ridge Apartments
  49        GSMC            1      Hanover Square North
  50        CGM             1      Springhill Suites - Bothell, WA
  51        CGM             2      Patchen Oaks Apartments
  52        CGM             1      Chant Portfolio - Pool 4
 52.1                              4700 Jefferson
 52.2                              14800, 14810, 14820 Central Avenue
 52.3                              8519 Jefferson
 52.4                              8509 Jefferson
  53        CGM             2      Wood Trail-Tyler Apartments
  54        GSMC            1      Oaks Tower and Gardens
  55        GSMC            1      The Forum at Cherry Creek
  56        CGM             1      Comfort Inn - Towson, MD
  57        GSMC            1      Emergisoft Plaza
  58        CGM             1      7-Hi Retail Center
  59        CGM             1      Butterfield Exchange II
  60        CGM             1      Sunflower Marketplace
  61        GSMC            1      Albany Square
                                   Patel Hotel Portfolio
  62        CGM             1      Holiday Inn Express - Prince Frederick, MD
  63        CGM             1      Travelodge - Lancaster, PA
  64        CGM             2      Pebblebend Apartments
  65        CGM             1      The Parkway
  66        CGM             2      Oakwood Village Apartments
  67        CGM             2      McKee Place Apartments
  68        GSMC            1      Commonwealth Shopping Center
  69        CGM             1      Highland Shopping Center
  70        CGM             1      Climatic Centre
  71        CGM             1      Broadmoor Shopping Center
  72        GSMC            1      North Mar Center
  73        CGM             1      Corporate Centre at Colorado Springs
  74        GSMC            1      Piedmont Park Medical Center
  75        CGM             1      Silver State Materials
  76        CGM             1      Springhill Suites - Las Cruces, NM (LH)
  77        CGM             1      Comfort Inn & Suites - Carbondale, CO (LH)
  78        GSMC            1      Shoppes at Tanglewood
  79        CGM             1      2441 Constitution Drive
  80        CGM             1      Marriott Fairfield Inn and Suites - Yakima, WA
  81        CGM             1      Steve and Barry's - Athens, GA
  82        CGM             1      The Blodgett Building
  83        CGM             1      Super K-Mart - Aurora, CO
  84        CGM             1      Selina Plaza
  85        CGM             1      2220 Mountain Boulevard
  86        GSMC            1      National Market Center - Commons Retail Building
  87        CGM             1      Carolina Commons
  88        CGM             1      The Cee Sportswear Building
  89        GSMC            1      421 Germantown Pike
  90        CGM             1      Delphos East Plaza
  91        CGM             2      Indian Trail Apartments
  92        GSMC            1      University Place
  93        CGM             1      47 Third Avenue - Retail
  94        GSMC            1      Willmar Shoppes Retail Center
  95        CGM             1      Firehouse Square
  96        CGM             1      Comfort Inn & Suites - Carbondale, CO (GR)
  97        CGM             1      Miller Road

 LOAN
NUMBER                      PROPERTY ADDRESS                                  CITY          STATE   ZIP CODE       COUNTY
----------------------------------------------------------------------------------------------------------------------------------

   1    One Liberty Plaza                                               New York             NY       10006   New York
   2    7014-7590 East Camelback Road                                   Scottsdale           AZ       85251   Maricopa
   3    Various                                                         Various            Various   Various  Various
  3.1   500 H Street Northwest                                          Washington           DC       20001   District of Columbia
  3.2   699 Dibblee Drive                                               Westbury             NY       11590   Nassau
  3.3   3401 Northwest LeJeune Road                                     Miami                FL       33134   Miami-Dade
  3.4   10610 Automotive Drive                                          Manassas             VA       20109   Prince William
  3.5   3621 Plymouth Road                                              Ann Arbor            MI       48105   Washtenaw
  3.6   4800 Powerline Road                                             Fort Lauderdale      FL       33309   Broward
  3.7   7400 West Boston Street                                         Chandler             AZ       85226   Maricopa
  3.8   415 Stanton Christiana Road                                     Newark               DE       19713   New Castle
  3.9   10121 Horace Avenue                                             Tampa                FL       33619   Hillsborough
 3.10   1960 North Druid Hills Road NE                                  Atlanta              GA       30329   DeKalb
 3.11   7306 Parkway Drive South                                        Hanover              MD       21076   Anne Arundel
 3.12   11 Center Plaza                                                 Tinton Falls         NJ       07724   Monmouth
 3.13   111 West Timonium Road                                          Timonium             MD       21093   Baltimore
 3.14   920 Broadway                                                    Saugus               MA       01906   Essex
 3.15   1750 McDonough Street                                           Joliet               IL       60436   Will
 3.16   340 Waukegan Road                                               Deerfield            IL       60015   Cook
 3.17   1698 West Diehl Road                                            Naperville           IL       60563   DuPage
 3.18   2135 West 15th Street                                           Tempe                AZ       85281   Maricopa
 3.19   4704 Preston Highway                                            Louisville           KY       40213   Jefferson
 3.20   17222 North Black Canyon Freeway                                Phoenix              AZ       85053   Maricopa
 3.21   6020 Quarry Lane                                                Independence         OH       44131   Cuyahoga
 3.22   7865 Perry Highway                                              Erie                 PA       16509   Erie
 3.23   11400 Chito Samaniego Drive                                     El Paso              TX       79936   El Paso
 3.24   68301 Red Roof Lane                                             St Clairsville       OH       43950   Belmont
 3.25   1990 North I-35                                                 Round Rock           TX       78681   Williamson
 3.26   209 Advantage Place                                             Knoxville            TN       37922   Knox
 3.27   590 Fairview Street                                             Johnson City         NY       13790   Broome
 3.28   1035 Highway 315                                                Wilkes Barre         PA       18702   Luzerne
 3.29   6404 Steubenville Pike                                          Pittsburgh           PA       15205   Allegheny
 3.30   2500 Hassell Road                                               Hoffman Estates      IL       60169   Cook
 3.31   5 Hazard Avenue                                                 Enfield              CT       06082   Hartford
 3.32   1254 Riverdale Street                                           West Springfield     MA       01089   Hampden
 3.33   5353 Inn Circle Court Northwest                                 North Canton         OH       44720   Stark
 3.34   24300 Sinacola Court                                            Farmington Hills     MI       48335   Oakland
 3.35   860 New Durham Road                                             Edison               NJ       08817   Middlesex
 3.36   208 New Road                                                    Monmouth Junction    NJ       08852   Middlesex
 3.37   1184 Lenoir Rhyne Boulevard                                     Hickory              NC       28602   Catawba
 3.38   16 Crowell Road                                                 Asheville            NC       28806   Buncombe
 3.39   4350 Commerce Road                                              Richmond             VA       23234   Richmond City
 3.40   5001 Renner Road                                                Columbus             OH       43228   Franklin
 3.41   615 South Regional Road                                         Greensboro           NC       27409   Guilford
 3.42   210 Broyles Drive                                               Johnson City         TN       37601   Washington
 3.43   5900 Pfeiffer Road                                              Blue Ash             OH       45242   Hamilton
 3.44   2350 Rochester Court                                            Troy                 MI       48083   Oakland
 3.45   32511 Concord Drive                                             Madison Heights      MI       48071   Oakland
 3.46   102 Constitution Drive                                          West Monroe          LA       71292   Ouachita
 3.47   2301 East Sharon Road                                           Sharonville          OH       45241   Hamilton
 3.48   6800 West 108th Street                                          Overland Park        KS       66211   Johnson
 3.49   2801 Laurens Road                                               Greenville           SC       29607   Greenville
 3.50   707 Colman Street                                               New London           CT       06320   New London
 3.51   4271 Sidco Drive                                                Nashville            TN       37204   Davidson
 3.52   1980 East Main Street                                           Falconer             NY       14733   Chautauqua
   4    555 11th Street, NW                                             Washington           DC       20004   District of Columbia
   5    Various                                                         Various            Various   Various  Various
  5.1   237 South Tryon Street                                          Charlotte            NC       28202   Mecklenburg
  5.2   3815 U.S. Route 1                                               Princeton            NJ       08540   Mercer
  5.3   4640 Murray Place                                               Lynchburg            VA       24502   Lynchburg City
   6    Various                                                         Brooklyn             NY       11232   Kings
        203, 233, 241, 269, 37th Street                                 Brooklyn             NY       11232   Kings
        220, 254 36th Street                                            Brooklyn             NY       11232   Kings
        219, 253, 36th Street and 920 Third Avenue                      Brooklyn             NY       11232   Kings
        34, 68, 88, 35th Street                                         Brooklyn             NY       11232   Kings
        33-87 35th Street and 920-944 3rd Avenue                        Brooklyn             NY       11232   Kings
        34, 68, 88 34th Street                                          Brooklyn             NY       11232   Kings
        33, 67, 87 34th Street                                          Brooklyn             NY       11232   Kings
        32, 68, 86 33rd Street                                          Brooklyn             NY       11232   Kings
        21, 55, 83 33rd Street                                          Brooklyn             NY       11232   Kings
        882 3rd Avenue                                                  Brooklyn             NY       11232   Kings
        148, 168 39th Street and 3906 2nd Avenue                        Brooklyn             NY       11232   Kings
        147, 167 41st Street and 4002 2nd Avenue                        Brooklyn             NY       11232   Kings
        80 39th Street                                                  Brooklyn             NY       11232   Kings
        76 39th Street                                                  Brooklyn             NY       11203   Kings
        52 39th Street                                                  Brooklyn             NY       11232   Kings
        4014 1st Avenue                                                 Brooklyn             NY       11232   Kings
   7    1133 St. Vincent Avenue                                         Shreveport           LA       71104   Caddo
   8    3437 Masonic Drive                                              Alexandria           LA       71301   Rapides
   9    Various                                                         Huntsville           AL      Various  Madison
  9.1   1500 & 1525 Perimeter Parkway                                   Huntsville           AL       35806   Madison
  9.2   6767 Old Madison Pike Northwest                                 Huntsville           AL       35806   Madison
  9.3   110 Wynn Drive                                                  Huntsville           AL       35805   Madison
  10    1051 Southern Drive                                             Columbia             SC       29201   Richland
  11    1946 & 1960 Post Road                                           Warwick              RI       02886   Kent
  12    Various                                                         Huntsville           AL      Various  Madison
 12.1   7037, 7047, 7057, & 7067 Old Madison Pike                       Huntsville           AL       35806   Madison
 12.2   200 Clinton Avenue West                                         Huntsville           AL       35801   Madison
 12.3   620 Discovery Drive Northwest                                   Huntsville           AL       35806   Madison
  13    1 Polito Avenue                                                 Lyndhurst            NJ       07071   Bergen
  14    Various                                                         Huntsville           AL      Various  Madison
 14.1   5000 Bradford Drive                                             Huntsville           AL       35805   Madison
 14.2   301 Voyager Way                                                 Huntsville           AL       35806   Madison
 14.3   5030 Bradford Drive Northwest                                   Huntsville           AL       35805   Madison
  15    5900 Copper Beech Boulevard                                     Kalamazoo            MI       49009   Kalamazoo
  16    1501, 1505, 1515 & 1525 Washington Street                       Braintree            MA       02184   Norfolk
  17    3950 Fair Ridge Drive                                           Fairfax              VA       22033   Fairfax
  18    500 Lee Street East                                             Charleston           WV       25301   Kanawha
  19    Various                                                         Albuquerque          NM       87109   Bernalillo
 19.1   6301 Jefferson Street Northeast                                 Albuquerque          NM       87109   Bernalillo
 19.2   5601 Office Boulevard Northeast                                 Albuquerque          NM       87109   Bernalillo
 19.3   6401 Jefferson Street Northeast                                 Albuquerque          NM       87109   Bernalillo
  20    30 Community Drive                                              South Burlington     VT       05403   Chittenden
  21    7501-7701 West 119th Street                                     Overland Park        KS       66213   Johnson
  22    1025-4775 Mountain View Drive                                   West Mifflin         PA       15122   Allegheny
  23    5001 Greenwood Road                                             Shreveport           LA       71109   Caddo
  24    235 West 35th Street                                            New York             NY       10001   New York
  25    12100 Clearview Lane                                            Holland              MI       49424   Ottawa
  26    1070 West Main Street                                           Hendersonville       TN       37075   Sumner
  27    Various                                                         Various              TX      Various  Various
 27.1   2701 Highpoint Oaks Boulevard                                   Lewisville           TX       75067   Denton
 27.2   1322 Crestside Drive                                            Coppell              TX       75019   Dallas
  28    2901 Airport Drive                                              Columbus             OH       43219   Franklin
  29    111 2nd Avenue Northeast                                        St. Petersburg       FL       33701   Pinellas
  30    2140 North Northgate Way                                        Seattle              WA       98133   King
  31    2221 Park Place                                                 El Segundo           CA       90245   Los Angeles
  32    400 Broad Street                                                Seattle              WA       98109   King
  33    2110 Executive Hills Court                                      Auburn Hills         MI       48326   Oakland
  34    1000 Valley Bluff Road                                          Perrysburg           OH       43551   Wood
  35    4600 Innovation Drive                                           Lincoln              NE       68521   Lancaster
  36    422 & 428 West Riverside Avenue                                 Spokane              WA       99201   Spokane
  37    3349 Fairlane Drive                                             Allen Park           MI       48101   Wayne
  38    7101 Wolflin Avenue                                             Amarillo             TX       79106   Potter
  39    2810 North Parham Road                                          Richmond             VA       23294   Henrico
  40    203 Breckinridge Square                                         Louisville           KY       40220   Jefferson
  41    151 North State Street                                          Chicago              IL       60601   Cook
  42    47 Third Avenue                                                 New York             NY       10003   New York
  43    10295 48th Avenue                                               Allendale            MI       49401   Ottawa
  44    35 West Spring Street                                           Columbus             OH       43215   Franklin
  45    33220 West 14 Mile Road                                         West Bloomfield      MI       48322   Oakland
  46    3440 Bell Street                                                Amarillo             TX       79109   Randall
  47    950 North Earl Rudder Freeway                                   Bryan                TX       77802   Brazos
  48    3602 Rolling Green Drive                                        Abilene              TX       79606   Taylor
  49    7230 Bell Creek Road                                            Mechanicsville       VA       23111   Hanover
  50    3850 Monte Villa Parkway                                        Bothell              WA       98021   Snohomish
  51    251 Chippen Dale Circle                                         Lexington            KY       40517   Fayette
  52    Various                                                         Albuquerque          NM      Various  Bernalillo
 52.1   4700 Jefferson Street                                           Albuquerque          NM       87109   Bernalillo
 52.2   14800, 14810, 14820 Central Avenue                              Albuquerque          NM       87123   Bernalillo
 52.3   8519 Jefferson Street                                           Albuquerque          NM       87113   Bernalillo
 52.4   8509 Jefferson Street                                           Albuquerque          NM       87113   Bernalillo
  53    1909 Shiloh Road                                                Tyler                TX       75703   Smith
  54    1100, 1101 & 1102 Kermit Drive                                  Nashville            TN       37217   Davidson
  55    425 South Cherry Street                                         Glendale             CO       80246   Arapahoe
  56    8801 Loch Raven Boulevard                                       Towson               MD       21286   Baltimore
  57    524 East Lamar Boulevard                                        Arlington            TX       76011   Tarrant
  58    4754 & 4912 County Road 101 and 17730, 17790 & 17800 Highway 7  Minnetonka           MN       55345   Hennepin
  59    360 West Butterfield Road                                       Elmhurst             IL       60126   DuPage
  60    285, 311, 313, 343, and 393 West Shaw Avenue                    Clovis               CA       93612   Fresno
  61    4445 - 4453 North Pulaski Road                                  Chicago              IL       60630   Cook

  62    335 Merrimac Court                                              Prince Frederick     MD       20678   Calvert
  63    2101 Columbia Avenue                                            Lancaster            PA       17603   Lancaster
  64    4315 Esmond Drive                                               Odessa               TX       79762   Ector
  65    812 West Spring Creek Parkway                                   Plano                TX       75023   Collin
  66    1521 North 37th Street                                          Orange               TX       77630   Orange
  67    308-362 McKee Place                                             Pittsburgh           PA       15213   Allegheny
  68    1020 Edgewood Avenue North                                      Jacksonville         FL       32254   Duval
  69    28920 Greenspot Road                                            Highland             CA       92346   San Bernardino
  70    1001 Pinnacle Point Drive                                       Columbia             SC       29223   Richland
  71    1601 North Turner Street                                        Hobbs                NM       88240   Lea
  72    3843-4013 East Market Street                                    Warren               OH       44484   Trumbull
  73    6760 Corporate Drive                                            Colorado Springs     CO       80919   El Paso
  74    197 & 205 Piedmont Boulevard and 223 South Herlong Avenue       Rock Hill            SC       29732   York
  75    5910 Range Road                                                 Las Vegas            NV       89115   Clarke
  76    1611 Hickory Loop                                               Las Cruces           NM       88005   Dona Ana
  77    920 Cowen Drive                                                 Carbondale           CO       81623   Eagle
  78    103 Tanglewood Parkway                                          Elizabeth City       NC       27909   Pasquotank
  79    2441 Constitution Drive                                         Livermore            CA       94551   Alameda
  80    137 North Fair Avenue                                           Yakima               WA       98901   Yakima
  81    10 Huntington Road                                              Athens               GA       30606   Clarke
  82    15 Ionia Avenue Southwest                                       Grand Rapids         MI       49503   Kent
  83    15200 East Colfax Avenue                                        Aurora               CO       80012   Arapahoe
  84    2467 Faye Road                                                  Jacksonville         FL       32226   Duval
  85    2220 Mountain Boulevard                                         Oakland              CA       94611   Alameda
  86    10340 Baltimore Street Northeast                                Blaine               MN       55449   Anoka
  87    9869 Ocean Highway West                                         Calabash             NC       28467   Brunswick
  88    5808 South Wilmington Avenue                                    Huntington Park      CA       90058   Los Angeles
  89    421 West Germantown Pike                                        Plymouth Meeting     PA       19462   Montgomery
  90    1102 Elida Avenue                                               Delphos              OH       45833   Allen
  91    4120 Prairie Avenue                                             Amarillo             TX       79109   Randall
  92    401-415 West University Drive                                   Denton               TX       76201   Denton
  93    47 Third Avenue, 101 East 10th Street                           New York             NY       10003   New York
  94    2319 & 2323 South First Street                                  Willmar              MN       56201   Kandiyohi
  95    7220 West National Avenue                                       West Allis           WI       53214   Milwaukee
  96    920 Cowen Drive                                                 Carbondale           CO       81623   Eagle
  97    4318 Miller Road                                                Flint                MI       48507   Genesee

                             CROSS
                           COLLATER-
                            ALIZED
                           (MORTGAGE             MASTER
 LOAN     CUT-OFF DATE       LOAN     MORTGAGE  SERVICING  ARD LOAN
NUMBER  PRINCIPAL BALANCE   GROUP)      RATE    FEE RATE   (YES/NO)?    ARD
------------------------------------------------------------------------------

   1      250,000,000.00      No       6.1390%   0.0300%      No
   2      225,000,000.00      No       5.6592%   0.0300%      No
   3       68,428,702.23      No       6.7450%   0.0500%      No
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
 3.49
 3.50
 3.51
 3.52
   4       60,000,000.00      No       6.0152%   0.0500%      No
   5       51,400,000.00      No       6.5520%   0.1000%      No
  5.1
  5.2
  5.3
   6       50,000,000.00      No       6.2800%   0.0300%      No

   7       49,000,000.00      No       6.3020%   0.1000%      No
   8       47,500,000.00      No       6.1650%   0.1000%      No
   9       40,900,000.00      No       6.4700%   0.1000%      No
  9.1
  9.2
  9.3
  10       36,936,000.00      No       6.2700%   0.0800%      No
  11       35,362,450.61      No       6.4750%   0.1000%      No
  12       34,390,000.00      No       6.4700%   0.1000%      No
 12.1
 12.2
 12.3
  13       34,350,000.00      No       5.9160%   0.1000%      No
  14       32,250,000.00      No       6.4700%   0.1000%      No
 14.1
 14.2
 14.3
  15       30,450,000.00      No       5.8050%   0.1000%      No
  16       28,425,000.00      No       6.2270%   0.1000%      No
  17       27,320,000.00      No       7.1200%   0.0800%      No
  18       25,000,000.00      No       5.8800%   0.1400%      No
  19       22,800,000.00      No       5.8060%   0.1200%      No
 19.1
 19.2
 19.3
  20       21,350,000.00      No       6.3700%   0.0700%      No
  21       21,100,000.00      No       5.9200%   0.1000%      No
  22       20,215,122.20      No       6.9730%   0.1000%      Yes     10/06/37
  23       19,000,000.00      No       5.6900%   0.1100%      No
  24       18,724,942.03      No       5.9900%   0.1000%      No
  25       17,500,000.00      No       5.6320%   0.1000%      No
  26       16,800,000.00      No       6.5375%   0.1000%      No
  27       15,750,000.00      No       6.0310%   0.1000%      No
 27.1
 27.2
  28       15,378,000.00      No       5.9160%   0.1000%      No
  29       15,300,000.00      No       6.4500%   0.0900%      No
  30       14,841,066.96      No       5.8300%   0.0700%      No
  31       14,700,000.00      No       6.1420%   0.1000%      No
  32       14,500,000.00      No       5.6950%   0.0600%      No
  33       14,444,000.00      No       6.3250%   0.1000%      No
  34       14,000,000.00      No       5.7160%   0.1000%      No
  35       14,000,000.00      No       6.1700%   0.1000%      No
  36       13,900,000.00      No       6.7500%   0.0800%      No
  37       13,700,000.00      No       6.7000%   0.0800%      No
  38       12,900,000.00      No       5.5300%   0.1000%      No
  39       12,726,000.00      No       6.1370%   0.1000%      No
  40       12,500,000.00      No       6.2300%   0.1000%      No
  41       12,000,000.00      No       5.6025%   0.1000%      Yes     11/06/37
  42       11,952,720.72      No       6.7890%   0.1000%      No
  43       11,896,000.00      No       6.2700%   0.0800%      No
  44       11,202,000.00      No       5.9160%   0.1000%      No
  45       11,122,533.87      No       6.3900%   0.1000%      No
  46       10,700,000.00      No       6.6400%   0.0800%      No
  47       10,085,000.00      No       5.8950%   0.0800%      No
  48        9,695,000.00      No       6.2600%   0.1000%      No
  49        9,661,091.15      No       6.7100%   0.0800%      No
  50        9,575,000.00      No       6.4300%   0.1000%      No
  51        9,375,000.00      No       5.6350%   0.1000%      No
  52        9,090,000.00      No       5.8060%   0.1200%      No
 52.1
 52.2
 52.3
 52.4
  53        8,119,000.00      No       6.2600%   0.1000%      No
  54        8,100,000.00      No       6.3500%   0.0800%      No
  55        8,035,000.00      No       6.7300%   0.0800%      No
  56        7,966,287.51      No       6.3630%   0.1000%      No
  57        7,760,000.00      No       6.5300%   0.1300%      No
  58        7,715,000.00      No       6.3300%   0.0800%      No
  59        7,625,000.00      No       5.6900%   0.1000%      No
  60        7,500,000.00      No       6.2990%   0.0700%      No
  61        7,300,000.00      No       6.5600%   0.0800%      No

  62        5,351,580.33   Yes (C1)    6.1800%   0.0900%      No
  63        1,820,535.84   Yes (C1)    6.2800%   0.0900%      No
  64        7,000,000.00      No       5.5300%   0.1000%      No
  65        6,917,000.00      No       6.3300%   0.0600%      No
  66        6,815,000.00      No       6.2600%   0.1000%      No
  67        6,700,000.00      No       6.0370%   0.1000%      No
  68        6,650,000.00      No       6.6600%   0.0800%      No
  69        6,429,083.09      No       6.5500%   0.1000%      No
  70        6,400,000.00      No       6.3260%   0.1000%      No
  71        5,582,388.82      No       5.9100%   0.1000%      No
  72        5,360,000.00      No       6.4700%   0.0800%      No
  73        5,320,000.00      No       5.6630%   0.1000%      No
  74        5,300,000.00      No       6.3700%   0.0700%      No
  75        5,274,446.16      No       6.6120%   0.1000%      No
  76        5,200,000.00      No       6.2000%   0.1000%      No
  77        5,000,000.00      No       6.2000%   0.1000%      No
  78        4,990,371.15      No       6.1900%   0.1300%      No
  79        4,978,455.70      No       6.3900%   0.1000%      No
  80        4,893,532.27      No       6.1420%   0.1000%      No
  81        4,853,157.88      No       5.8900%   0.1000%      No
  82        4,660,000.00      No       6.4100%   0.1000%      No
  83        4,432,000.00      No       6.6995%   0.1000%      No
  84        4,420,000.00      No       5.9100%   0.1000%      No
  85        4,400,000.00      No       6.4630%   0.1000%      No
  86        4,032,218.75      No       6.6700%   0.1000%      No
  87        4,000,000.00      No       6.9045%   0.1000%      No
  88        3,974,247.43      No       6.7800%   0.1100%      No
  89        3,875,000.00      No       6.3900%   0.0800%      No
  90        3,738,777.96      No       6.8925%   0.1000%      No
  91        3,600,000.00      No       5.5300%   0.1000%      No
  92        3,550,000.00      No       6.6900%   0.1300%      No
  93        3,500,000.00      No       6.3075%   0.1000%      No
  94        3,275,000.00      No       5.9700%   0.0800%      No
  95        3,050,000.00      No       6.5775%   0.1000%      Yes     09/06/32
  96        2,875,000.00      No       6.2375%   0.1000%      No
  97        2,374,758.96      No       6.5600%   0.1000%      No

                                                                                       INTEREST
                                                                                        RESERVE
                                                                                       MORTGAGE
 LOAN                                                                                    LOAN
NUMBER                       ADDITIONAL INTEREST RATE AFTER ARD                        (YES/NO)?
------------------------------------------------------------------------------------------------

   1                                                                                      No
   2                                                                                      No
   3                                                                                      No
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
 3.49
 3.50
 3.51
 3.52
   4                                                                                      No
   5                                                                                      No
  5.1
  5.2
  5.3
   6                                                                                      No

   7                                                                                      No
   8                                                                                      No
   9                                                                                      No
  9.1
  9.2
  9.3
  10                                                                                      No
  11                                                                                      No
  12                                                                                      No
 12.1
 12.2
 12.3
  13                                                                                      No
  14                                                                                      No
 14.1
 14.2
 14.3
  15                                                                                      No
  16                                                                                      No
  17                                                                                      No
  18                                                                                      No
  19                                                                                      No
 19.1
 19.2
 19.3
  20                                                                                      No
  21                                                                                      No
  22    Greater of (i) 2% plus initial interest rate or (ii) 3% plus annualized yield     No
  23                                                                                      No
  24                                                                                      No
  25                                                                                      No
  26                                                                                      No
  27                                                                                      No
 27.1
 27.2
  28                                                                                      No
  29                                                                                      No
  30                                                                                      No
  31                                                                                      No
  32                                                                                      No
  33                                                                                      No
  34                                                                                      No
  35                                                                                      No
  36                                                                                      No
  37                                                                                      No
  38                                                                                      No
  39                                                                                      No
  40                                                                                      No
  41    Greater of (i) 2% plus initial interest rate or (ii) 3% plus annualized yield     No
  42                                                                                      No
  43                                                                                      No
  44                                                                                      No
  45                                                                                      No
  46                                                                                      No
  47                                                                                      No
  48                                                                                      No
  49                                                                                      No
  50                                                                                      No
  51                                                                                      No
  52                                                                                      No
 52.1
 52.2
 52.3
 52.4
  53                                                                                      No
  54                                                                                      No
  55                                                                                      No
  56                                                                                      No
  57                                                                                      No
  58                                                                                      No
  59                                                                                      No
  60                                                                                      No
  61                                                                                      No

  62                                                                                      No
  63                                                                                      No
  64                                                                                      No
  65                                                                                      No
  66                                                                                      No
  67                                                                                      No
  68                                                                                      No
  69                                                                                      No
  70                                                                                      No
  71                                                                                      No
  72                                                                                      No
  73                                                                                      No
  74                                                                                      No
  75                                                                                      No
  76                                                                                      No
  77                                                                                      No
  78                                                                                      No
  79                                                                                      No
  80                                                                                      No
  81                                                                                      No
  82                                                                                      No
  83                                                                                      No
  84                                                                                      No
  85                                                                                      No
  86                                                                                      No
  87                                                                                      No
  88                                                                                      No
  89                                                                                      No
  90                                                                                      No
  91                                                                                      No
  92                                                                                      No
  93                                                                                      No
  94                                                                                      No
  95    Greater of (i) 2% plus initial interest rate or (ii) 3% plus annualized yield     No
  96                                                                                      No
  97                                                                                      No

                                                                                       ORIGINAL    REMAINING      STATED
                                                                                        TERM TO     TERM TO      ORIGINAL
                                                                 PERIODIC PAYMENT ON  MATURITY /  MATURITY /   AMORTIZATION
 LOAN                                                           FIRST DUE DATE AFTER      ARD         ARD          TERM
NUMBER      LOAN TYPE       GRACE PERIOD  STATED MATURITY DATE        CLOSING          (MONTHS)    (MONTHS)      (MONTHS)
---------------------------------------------------------------------------------------------------------------------------

   1    Partial IO/Balloon   0 (Note 1)         08/06/17           1,278,958.33           119         112          360
   2      Interest Only       (Note 2)          07/06/13           1,061,100.00           72          63      Interest Only
   3         Balloon             0              10/01/17             445,682.72           120         114          360
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
 3.49
 3.50
 3.51
 3.52
   4      Interest Only          0              07/06/17             300,760.00           120         111     Interest Only
   5      Interest Only          0              07/06/12             280,644.00           60          51      Interest Only
  5.1
  5.2
  5.3
   6      Interest Only       (Note 2)          09/06/17             261,666.67           119         113     Interest Only

   7      Interest Only      2 (Note 3)         07/06/14             257,331.67           84          75      Interest Only
   8      Interest Only          0              07/06/17             244,031.25           120         111     Interest Only
   9    Partial IO/Balloon       0              12/06/17             220,519.17           120         116          360
  9.1
  9.2
  9.3
  10    Partial IO/Balloon       0              09/06/17             192,990.60           120         113          360
  11         Balloon             0              08/06/17             224,431.23           120         112          360
  12    Partial IO/Balloon       0              12/06/17             185,419.42           120         116          360
 12.1
 12.2
 12.3
  13    Partial IO/Balloon       0              09/06/17             169,345.50           120         113          360
  14    Partial IO/Balloon       0              12/06/17             173,881.25           120         116          360
 14.1
 14.2
 14.3
  15    Partial IO/Balloon       0              10/06/17             147,301.88           120         114          360
  16    Partial IO/Balloon       0              08/06/17             147,502.06           120         112          360
  17    Partial IO/Balloon       0              01/06/18             162,098.67           120         117          360
  18    Partial IO/Balloon       0              05/06/17             122,500.00           120         109          360
  19    Partial IO/Balloon       0              06/06/17             110,314.00           120         110          360
 19.1
 19.2
 19.3
  20    Partial IO/Balloon       5              01/01/18             113,332.92           120         117          360
  21    Partial IO/Balloon       0              09/06/17             104,093.33           120         113          360
  22           ARD               0              10/06/12             134,721.68           60          54           360
  23      Interest Only          0              07/06/17              90,091.67           120         111     Interest Only
  24         Balloon             0              01/06/12             113,792.47           60          45           360
  25    Partial IO/Balloon       0              05/06/17              82,133.33           120         109          360
  26    Partial IO/Balloon       0              10/06/17              91,525.00           120         114          360
  27    Partial IO/Balloon       0              09/06/16              79,156.88           120         101          360
 27.1
 27.2
  28    Partial IO/Balloon       0              09/06/17              75,813.54           120         113          360
  29    Partial IO/Balloon       5              02/01/18              82,237.50           120         118          360
  30         Balloon             0              05/06/17              88,299.73           120         109          360
  31      Interest Only          0              08/06/17              75,239.50           120         112     Interest Only
  32    Partial IO/Balloon       0              05/06/17              68,814.58           120         109          360
  33    Partial IO/Balloon       0              08/06/17              76,131.92           120         112          360
  34    Partial IO/Balloon       0              07/06/17              66,686.67           120         111          360
  35      Interest Only          0              12/06/17              71,983.33           120         116     Interest Only
  36    Partial IO/Balloon       0              09/06/17              78,187.50           120         113          360
  37    Partial IO/Balloon   5 (Note 4)         03/06/18              76,491.67           120         119          360
  38    Partial IO/Balloon       0              04/06/17              59,447.50           120         108          360
  39    Partial IO/Balloon       0              11/06/14              65,082.89           84          79           324
  40    Partial IO/Balloon       0              09/06/17              64,895.83           120         113          420
  41      Partial IO/ARD         0              11/06/17              56,025.00           120         115          360
  42         Balloon             0              11/06/17              78,143.12           120         115          360
  43    Partial IO/Balloon       0              09/06/17              62,156.60           120         113          360
  44    Partial IO/Balloon       0              09/06/17              55,225.86           120         113          360
  45         Balloon             0              09/06/17              69,920.86           120         113          360
  46    Partial IO/Balloon   5 (Note 4)         11/06/17              59,206.67           120         115          360
  47    Partial IO/Balloon       0              05/06/17              49,542.56           120         109          360
  48    Partial IO/Balloon       0              09/06/17              50,575.58           120         113          360
  49         Balloon             0              11/06/17              62,656.33           120         115          360
  50    Partial IO/Balloon       0              09/06/17              51,306.04           120         113          360
  51    Partial IO/Balloon       0              05/06/17              44,023.44           120         109          360
  52    Partial IO/Balloon       0              06/06/17              43,980.45           120         110          360
 52.1
 52.2
 52.3
 52.4
  53    Partial IO/Balloon       0              09/06/17              42,354.12           120         113          360
  54    Partial IO/Balloon       0              09/06/17              42,862.50           120         113          360
  55    Partial IO/Balloon       0              12/06/17              45,062.96           120         116          360
  56         Balloon             0              08/06/17              53,667.07           120         112          300
  57      Interest Only          0              07/06/14              42,227.33           84          75      Interest Only
  58      Interest Only          0              09/06/17              40,696.63           120         113     Interest Only
  59    Partial IO/Balloon       0              05/06/17              36,155.21           120         109          360
  60      Interest Only          0              09/06/17              39,368.75           120         113     Interest Only
  61    Partial IO/Balloon       0              12/06/17              39,906.67           120         116          360

  62         Balloon             0              06/06/14              33,003.28           84          74           360
  63         Balloon             0              06/06/14              12,205.14           84          74           300
  64    Partial IO/Balloon       0              04/06/17              32,258.33           120         108          360
  65    Partial IO/Balloon       0              07/06/12              36,487.18           60          51           360
  66    Partial IO/Balloon       0              09/06/17              35,551.58           120         113          360
  67    Partial IO/Balloon       0              03/06/14              33,706.58           84          71           360
  68    Partial IO/Balloon       0              12/06/17              36,907.50           120         116          360
  69         Balloon             0              12/06/17              40,980.71           120         116          360
  70    Partial IO/Balloon       0              10/06/17              33,738.67           120         114          360
  71         Balloon             0              08/06/17              33,399.93           120         112          360
  72    Partial IO/Balloon       0              09/06/17              28,899.33           120         113          360
  73    Partial IO/Balloon       0              06/06/17              25,105.97           120         110          360
  74    Partial IO/Balloon       5              02/01/18              28,134.17           120         118          360
  75         Balloon             0              10/06/17              33,890.94           120         114          360
  76    Partial IO/Balloon       0              09/06/17              26,866.67           120         113          360
  77    Partial IO/Balloon       0              07/06/17              25,833.33           120         111          360
  78         Balloon             15             02/06/18              30,591.01           120         118          360
  79         Balloon             0              11/06/17              31,242.56           120         115          360
  80         Balloon             0              08/06/17              30,003.33           120         112          360
  81         Balloon             0              06/06/17              29,032.34           120         110          360
  82    Partial IO/Balloon       0              11/06/17              24,892.17           120         115          360
  83    Partial IO/Balloon       0              10/06/17              24,743.49           120         114          360
  84    Partial IO/Balloon       0              11/06/17              21,768.50           120         115          360
  85      Interest Only          0              09/06/17              23,697.67           120         113     Interest Only
  86         Balloon             0              03/06/18              25,956.72           120         119          360
  87      Interest Only          0              10/06/17              23,015.00           120         114     Interest Only
  88         Balloon             0              11/06/17              25,958.68           120         115          360
  89    Partial IO/Balloon       0              01/06/18              20,634.38           120         117          360
  90         Balloon             0              09/06/17              24,737.92           120         113          360
  91    Partial IO/Balloon       0              04/06/17              16,590.00           120         108          360
  92    Partial IO/Balloon       0              12/06/17              19,791.25           120         116          360
  93      Interest Only          0              11/06/17              18,396.88           120         115     Interest Only
  94    Partial IO/Balloon       0              02/06/18              16,293.13           120         118          360
  95      Partial IO/ARD         0              09/06/17              16,717.81           120         113          300
  96      Interest Only          0              07/06/17              14,944.01           120         111     Interest Only
  97         Balloon             0              08/06/17              15,203.40           120         112          360

            STATED                                                                                              ESCROWED
           REMAINING                                                                                             ANNUAL
         AMORTIZATION   DEFEASANCE                                                                                REAL    ESCROWED
 LOAN        TERM          LOAN                                                      PROPERTY      LOCKBOX       ESTATE    ANNUAL
NUMBER     (MONTHS)      (YES/NO)?        BORROWER'S INTEREST        PROPERTY SIZE  SIZE TYPE     (YES/NO)?       TAXES   INSURANCE
-----------------------------------------------------------------------------------------------------------------------------------

   1         360       Yes                     Fee Simple              2,187,786        SF           Yes          Yes        Yes
   2    Interest Only  Yes                     Fee Simple              1,320,041        SF           Yes          Yes        Yes
   3         354       Yes (Note 5)     Fee Simple and Leasehold           6,030      Rooms          Yes          Yes        Yes
  3.1                                          Fee Simple                    196      Rooms
  3.2                                           Leasehold                    163      Rooms
  3.3                                          Fee Simple                    200      Rooms
  3.4                                          Fee Simple                    119      Rooms
  3.5                                          Fee Simple                    108      Rooms
  3.6                                          Fee Simple                    104      Rooms
  3.7                                          Fee Simple                    131      Rooms
  3.8                                          Fee Simple                    119      Rooms
  3.9                                          Fee Simple                    120      Rooms
 3.10                                          Fee Simple                    115      Rooms
 3.11                                          Fee Simple                    108      Rooms
 3.12                                          Fee Simple                    119      Rooms
 3.13                                          Fee Simple                    137      Rooms
 3.14                                           Leasehold                    117      Rooms
 3.15                                          Fee Simple                    108      Rooms
 3.16                                          Fee Simple                    117      Rooms
 3.17                                          Fee Simple                    119      Rooms
 3.18                                          Fee Simple                    125      Rooms
 3.19                                          Fee Simple                    109      Rooms
 3.20                                          Fee Simple                    125      Rooms
 3.21                                          Fee Simple                    108      Rooms
 3.22                                          Fee Simple                    110      Rooms
 3.23                                          Fee Simple                    122      Rooms
 3.24                                          Fee Simple                    108      Rooms
 3.25                                          Fee Simple                    107      Rooms
 3.26                                          Fee Simple                    114      Rooms
 3.27                                          Fee Simple                    107      Rooms
 3.28                                          Fee Simple                    115      Rooms
 3.29                                          Fee Simple                    120      Rooms
 3.30                                          Fee Simple                    119      Rooms
 3.31                                          Fee Simple                    108      Rooms
 3.32                                          Fee Simple                    111      Rooms
 3.33                                          Fee Simple                    108      Rooms
 3.34                                          Fee Simple                    108      Rooms
 3.35                                           Leasehold                    133      Rooms
 3.36                                          Fee Simple                    119      Rooms
 3.37                                          Fee Simple                    108      Rooms
 3.38                                          Fee Simple                    109      Rooms
 3.39                                          Fee Simple                    114      Rooms
 3.40                                          Fee Simple                     79      Rooms
 3.41                                          Fee Simple                    112      Rooms
 3.42                                          Fee Simple                    115      Rooms
 3.43                                          Fee Simple                    108      Rooms
 3.44                                          Fee Simple                    109      Rooms
 3.45                                          Fee Simple                    108      Rooms
 3.46                                          Fee Simple                     97      Rooms
 3.47                                          Fee Simple                    108      Rooms
 3.48                                          Fee Simple                    106      Rooms
 3.49                                           Leasehold                    108      Rooms
 3.50                                          Fee Simple                    108      Rooms
 3.51                                          Fee Simple                     85      Rooms
 3.52                                          Fee Simple                     80      Rooms
   4    Interest Only  Yes                     Fee Simple                405,978        SF           Yes          Yes        Yes
   5    Interest Only  No               Fee Simple and Leasehold             425      Rooms           No          Yes         No
  5.1                                Fee in Part, Leasehold in Part          181      Rooms
  5.2                                           Leasehold                    154      Rooms
  5.3                                          Fee Simple                     90      Rooms
   6    Interest Only  Yes                     Fee Simple              5,985,990        SF           Yes          Yes         No
                                               Fee Simple                316,477        SF
                                               Fee Simple                335,694        SF
                                               Fee Simple                335,504        SF
                                               Fee Simple                398,121        SF
                                               Fee Simple                288,273        SF
                                               Fee Simple                439,591        SF
                                               Fee Simple                335,767        SF
                                               Fee Simple                463,644        SF
                                               Fee Simple                259,629        SF
                                               Fee Simple                354,494        SF
                                               Fee Simple                686,056        SF
                                               Fee Simple                663,884        SF
                                               Fee Simple                221,900        SF
                                               Fee Simple                178,575        SF
                                               Fee Simple                310,001        SF
                                               Fee Simple                398,380        SF
   7    Interest Only  Yes           Fee in Part, Leasehold in Part      184,801        SF     Yes - Springing     No         No
   8    Interest Only  Yes                     Fee Simple                559,438        SF     Yes - Springing    Yes        Yes
   9         360       Yes                      Leasehold                672,328        SF           Yes          Yes        Yes
  9.1                                           Leasehold                234,851        SF
  9.2                                           Leasehold                221,992        SF
  9.3                                           Leasehold                215,485        SF
  10         360       Yes                     Fee Simple                    278      Units           No          Yes        Yes
  11         352       Yes                     Fee Simple                192,789        SF            No           No         No
  12         360       Yes                      Leasehold                513,014        SF           Yes          Yes        Yes
 12.1                                           Leasehold                236,453        SF
 12.2                                           Leasehold                154,399        SF
 12.3                                           Leasehold                122,162        SF
  13         360       Yes                     Fee Simple                    227      Rooms    Yes - Springing    Yes        Yes
  14         360       Yes                      Leasehold                516,583        SF           Yes          Yes        Yes
 14.1                                           Leasehold                272,558        SF
 14.2                                           Leasehold                110,275        SF
 14.3                                           Leasehold                133,750        SF
  15         360       Yes                     Fee Simple                    256      Units           No          Yes        Yes
  16         360       Yes                     Fee Simple                419,401        SF     Yes - Springing    Yes        Yes
  17         360       Yes                     Fee Simple                    149      Rooms           No          Yes         No
  18         360       No                      Fee Simple                214,309        SF     Yes - Springing    Yes         No
  19         360       No               Fee Simple and Leasehold         146,449        SF     Yes - Springing    Yes         No
 19.1                                           Leasehold                 65,000        SF
 19.2                                          Fee Simple                 50,551        SF
 19.3                                          Fee Simple                 30,898        SF
  20         360       Yes                     Fee Simple                272,366        SF            No          Yes        Yes
  21         360       Yes                     Fee Simple                126,909        SF     Yes - Springing    Yes        Yes
  22         354       Yes                      Leasehold                415,613        SF     Yes - Springing    Yes         No
  23    Interest Only  Yes                      Leasehold                646,000        SF     Yes - Springing     No         No
  24         345       Yes                     Fee Simple                     92      Rooms    Yes - Springing    Yes        Yes
  25         360       Yes                     Fee Simple                    376      Units    Yes - Springing    Yes        Yes
  26         360       Yes                     Fee Simple                    364      Units    Yes - Springing    Yes        Yes
  27         360       Yes                     Fee Simple                166,140        SF     Yes - Springing    Yes        Yes
 27.1                                          Fee Simple                 77,570        SF
 27.2                                          Fee Simple                 88,570        SF
  28         360       Yes                     Fee Simple                    150      Rooms    Yes - Springing    Yes        Yes
  29         360       Yes                     Fee Simple                184,480        SF            No          Yes        Yes
  30         349       No                      Fee Simple                    169      Rooms           No          Yes         No
  31    Interest Only  Yes                     Fee Simple                 55,000        SF     Yes - Springing    Yes        Yes
  32         360       No                      Fee Simple                 35,837        SF            No           No         No
  33         360       Yes                     Fee Simple                103,822        SF     Yes - Springing    Yes        Yes
  34         360       Yes                     Fee Simple                    296      Units    Yes - Springing    Yes        Yes
  35    Interest Only  Yes                      Leasehold                113,056        SF     Yes - Springing     No         No
  36         360       Yes                     Fee Simple                182,380        SF            No          Yes        Yes
  37         360       Yes                     Fee Simple                118,950        SF            No          Yes         No
  38         360       No                      Fee Simple                    360      Units           No          Yes         No
  39         324       Yes                     Fee Simple                142,015        SF     Yes - Springing    Yes        Yes
  40         420       Yes                     Fee Simple                    294      Units    Yes - Springing    Yes        Yes
  41         360       Yes                     Fee Simple                 27,385        SF     Yes - Springing     No         No
  42         355       Yes                     Fee Simple                     28      Units    Yes - Springing    Yes        Yes
  43         360       Yes                     Fee Simple                     82      Units           No          Yes        Yes
  44         360       Yes                     Fee Simple                    149      Rooms    Yes - Springing    Yes        Yes
  45         353       Yes                     Fee Simple                 78,072        SF            No          Yes         No
  46         360       Yes                     Fee Simple                133,735        SF            No          Yes        Yes
  47         360       Yes                     Fee Simple                 64,175        SF            No          Yes        Yes
  48         360       Yes                     Fee Simple                    224      Units           No          Yes        Yes
  49         355       Yes                     Fee Simple                 73,440        SF            No          Yes        Yes
  50         360       Yes                     Fee Simple                     84      Rooms    Yes - Springing    Yes        Yes
  51         360       Yes                     Fee Simple                    192      Units    Yes - Springing    Yes        Yes
  52         360       No               Fee Simple and Leasehold          81,929        SF     Yes - Springing    Yes         No
 52.1                                          Fee Simple                 31,647        SF
 52.2                                           Leasehold                 28,682        SF
 52.3                                          Fee Simple                 12,000        SF
 52.4                                          Fee Simple                  9,600        SF
  53         360       Yes                     Fee Simple                    176      Units           No          Yes        Yes
  54         360       Yes                     Fee Simple                167,315        SF            No          Yes        Yes
  55         360       No                      Fee Simple                 83,178        SF            No          Yes        Yes
  56         292       Yes                     Fee Simple                    185      Rooms    Yes - Springing    Yes        Yes
  57    Interest Only  Yes (Note 5)            Fee Simple                 93,901        SF            No          Yes        Yes
  58    Interest Only  Yes                     Fee Simple                 36,226        SF            No          Yes        Yes
  59         360       Yes                     Fee Simple                 69,313        SF            No          Yes        Yes
  60    Interest Only  Yes                     Fee Simple                 58,730        SF     Yes - Springing    Yes        Yes
  61         360       Yes                     Fee Simple                 30,613        SF            No          Yes        Yes

  62         350       Yes                     Fee Simple                     70      Rooms    Yes - Springing    Yes        Yes
  63         290       Yes                     Fee Simple                     58      Rooms    Yes - Springing    Yes        Yes
  64         360       No                      Fee Simple                    224      Units           No          Yes         No
  65         360       No                      Fee Simple                 63,964        SF            No          Yes         No
  66         360       Yes                     Fee Simple                    188      Units           No          Yes        Yes
  67         360       Yes                     Fee Simple                    121      Units           No          Yes         No
  68         360       Yes                     Fee Simple                 81,467        SF            No          Yes        Yes
  69         356       Yes                     Fee Simple                 20,077        SF            No          Yes         No
  70         360       Yes                     Fee Simple                 54,695        SF     Yes - Springing    Yes        Yes
  71         352       No                      Fee Simple                156,407        SF     Yes - Springing    Yes        Yes
  72         360       Yes                     Fee Simple                 62,192        SF            No          Yes        Yes
  73         360       Yes                     Fee Simple                 45,157        SF     Yes - Springing    Yes        Yes
  74         360       No                      Fee Simple                 42,207        SF            No          Yes        Yes
  75         354       Yes                     Fee Simple                653,400        SF            No           No         No
  76         360       Yes                      Leasehold                    101      Rooms    Yes - Springing    Yes        Yes
  77         360       Yes                      Leasehold                     76      Rooms    Yes - Springing    Yes        Yes
  78         358       Yes                     Fee Simple                 34,300        SF            No          Yes        Yes
  79         355       Yes                     Fee Simple                 30,127        SF     Yes - Springing     No         No
  80         352       Yes                     Fee Simple                     81      Rooms    Yes - Springing    Yes        Yes
  81         350       Yes                     Fee Simple                110,580        SF     Yes - Springing    Yes        Yes
  82         360       Yes                     Fee Simple                 61,070        SF            No          Yes         No
  83         360       Yes                     Fee Simple                141,488        SF     Yes - Springing     No         No
  84         360       Yes                     Fee Simple                 17,487        SF     Yes - Springing    Yes        Yes
  85    Interest Only  Yes                     Fee Simple                 36,111        SF            No          Yes        Yes
  86         359       Yes                     Fee Simple                 15,737        SF            No          Yes        Yes
  87    Interest Only  Yes                     Fee Simple                 50,400        SF     Yes - Springing    Yes        Yes
  88         355       Yes                     Fee Simple                 57,500        SF            No          Yes        Yes
  89         360       Yes                     Fee Simple                  9,773        SF            No          Yes        Yes
  90         353       Yes                     Fee Simple                 79,405        SF     Yes - Springing    Yes        Yes
  91         360       No                      Fee Simple                    118      Units           No          Yes         No
  92         360       Yes                     Fee Simple                 17,711        SF            No          Yes        Yes
  93    Interest Only  Yes                     Fee Simple                 10,434        SF            No           No         No
  94         360       Yes                     Fee Simple                 35,564        SF            No          Yes        Yes
  95         300       No                      Fee Simple                 17,265        SF     Yes - Springing    Yes        Yes
  96    Interest Only  Yes                     Fee Simple                     76      Rooms           No           No         No
  97         352       Yes                     Fee Simple                 22,076        SF     Yes - Springing    Yes        Yes

         ESCROWED
        REPLACEMENT                                                              INITIAL
         RESERVES    ESCROWED REPLACEMENT   ESCROWED TI/LC    ESCROWED TI/LC    DEFERRED       INITIAL
 LOAN     INITIAL      RESERVES CURRENT    RESERVES INITIAL  RESERVES CURRENT  MAINTENANCE  ENVIRONMENTAL
NUMBER    DEPOSIT       ANNUAL DEPOSIT          DEPOSIT       ANNUAL DEPOSIT     DEPOSIT       DEPOSIT     HOLDBACK AMOUNT    LOC
-----------------------------------------------------------------------------------------------------------------------------------

   1            0                       0              0                0                0            0
   2            0                       0              0                0                0            0
   3            0                       0            NAP              NAP        6,338,399      143,441
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
 3.49
 3.50
 3.51
 3.52
   4            0                  81,196              0          405,978                0            0
   5            0               4,359,526            NAP              NAP          108,750        8,000
  5.1
  5.2
  5.3
   6            0                       0              0                0                0            0

   7            0                       0              0                0                0            0
   8            0                       0      3,600,000                0                0            0        4,000,000
   9      100,000                       0      3,000,000                0           18,475            0
  9.1
  9.2
  9.3
  10        6,950                  83,400            NAP              NAP                0            0
  11      200,000                       0              0                0                0            0
  12      100,000                       0      2,500,000                0          208,131            0
 12.1
 12.2
 12.3
  13            0                 371,608            NAP              NAP                0            0
  14      100,000                       0      3,000,000                0           12,700            0
 14.1
 14.2
 14.3
  15            0                  76,800            NAP              NAP                0            0
  16      648,122                       0      2,660,003                0           36,875            0
  17       26,710                 320,515            NAP              NAP           32,750            0
  18            0                  44,882              0          213,723           98,601            0
  19            0                  21,967              0          127,261            5,625            0
 19.1
 19.2
 19.3
  20        2,270                  27,237         12,917          155,000                0            0
  21      200,000                       0        500,000                0                0            0
  22            0                  62,342              0          207,807          649,063        6,250
  23            0                       0              0                0                0            0
  24            0                       0            NAP              NAP           16,875            0
  25            0                  94,000            NAP              NAP                0            0
  26      327,600                       0            NAP              NAP            7,500            0
  27            0                  24,922      1,500,000          132,912            8,125            0
 27.1
 27.2
  28            0                 179,923            NAP              NAP                0            0
  29        2,400                  28,803          6,833           81,996                0          625
  30            0                 177,216            NAP              NAP                0            0
  31            0                  12,100              0           30,000                0            0
  32            0                       0            NAP              NAP                0            0
  33            0                  15,573              0                0           12,500            0
  34            0                  74,000            NAP              NAP                0            0
  35            0                       0              0                0                0            0
  36        2,777                  33,321              0                0                0            0
  37            0                       0              0                0                0            0
  38            0                  90,000            NAP              NAP                0            0
  39      390,000                       0      1,585,000                0            2,500            0
  40      220,500                       0            NAP              NAP                0            0
  41            0                   4,108              0                0                0            0
  42            0                   8,400            NAP              NAP                0            0
  43        2,050                  24,600            NAP              NAP                0            0
  44            0                 186,813            NAP              NAP                0            0
  45            0                  11,711              0           33,333           12,375            0           27,000
  46        2,006                  24,072        300,000                0            8,078            0
  47            0                   9,626              0                0                0            0
  48            0                  56,000            NAP              NAP                0            0
  49          918                  11,016          1,196           14,352                0            0                     500,000
  50            0                  93,412            NAP              NAP                0            0
  51      144,000                       0            NAP              NAP                0            0
  52            0                  14,619              0           83,692           18,589            0
 52.1
 52.2
 52.3
 52.4
  53            0                  45,584            NAP              NAP           17,500            0
  54        4,782                  57,390              0                0           94,806            0
  55        1,664                  19,963        200,000                0                0            0
  56            0    4% of gross revenues            NAP              NAP          150,438            0
  57          783                   9,390        225,000                0                0            0
  58            0                   6,883              0                0                0            0
  59            0                  17,909              0           75,000           12,813            0
  60            0                   8,810              0           35,524                0            0
  61          653                   7,834              0                0           10,000            0

  62            0                  74,437            NAP              NAP           24,708            0
  63            0                  38,846            NAP              NAP           20,928            0
  64            0                  56,000            NAP              NAP                0            0
  65            0                   9,595              0                0                0            0
  66            0                  47,000            NAP              NAP           15,000            0
  67            0                  41,650            NAP              NAP          479,688            0
  68        1,358                  16,293          3,500           42,000           87,681            0
  69            0                   3,012              0           12,288                0            0           50,000
  70            0                  10,939        250,000                0                0            0
  71            0                  34,387              0            4,586                0            0                     625,000
  72        1,037                  12,438          2,083           25,000                0            0
  73       97,645                   9,031        200,000                0           30,317            0
  74          528                   6,331        100,000                0                0            0
  75            0                       0              0                0                0            0
  76            0                 118,022            NAP              NAP                0            0
  77            0                  90,000            NAP              NAP           80,000            0
  78            0                       0              0                0                0            0
  79            0                       0      1,000,000                0                0            0
  80            0                  70,681            NAP              NAP                0            0
  81       22,116                       0        150,000                0                0            0
  82            0                  10,434         65,000           40,000                0            0
  83            0                  14,149              0                0                0       75,000
  84            0                   1,752              0           13,128                0            0
  85            0                       0              0                0                0            0
  86            0                       0              0                0                0            0                      56,000
  87            0                       0              0                0                0            0
  88            0                  13,800        100,000           17,993                0            0
  89          733                   8,796            855           10,262           18,125            0
  90            0                  30,000         75,000           19,136            1,875            0
  91            0                  29,500            NAP              NAP                0            0
  92          162                   1,948          1,107           13,284                0            0
  93            0                       0              0                0                0            0
  94            0                       0              0                0                0            0
  95            0                   3,453              0                0            2,519            0
  96            0                       0            NAP              NAP                0            0
  97            0                   5,961              0           22,076           16,875            0

 LOAN          ENVIRONMENTAL INSURANCE
NUMBER                 POLICY
--------------------------------------------

   1                     No
   2                     No
   3                     No
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
 3.49
 3.50
 3.51
 3.52
   4                     No
   5                     No
  5.1
  5.2
  5.3
   6                     No

   7                     No
   8                     No
   9                     No
  9.1
  9.2
  9.3
  10                     No
  11                     No
  12                     No
 12.1
 12.2
 12.3
  13                     No
  14                     No
 14.1
 14.2
 14.3
  15                     No
  16                     No
  17                     No
  18                     No
  19                     No
 19.1
 19.2
 19.3
  20                     No
  21                     No
  22                     No
  23                     No
  24                     No
  25                     No
  26                     No
  27                     No
 27.1
 27.2
  28                     No
  29                     No
  30                     No
  31                     No
  32                     No
  33                     No
  34                     No
  35                     No
  36                     No
  37                     No
  38                     No
  39                     No
  40                     No
  41                     No
  42                     No
  43                     No
  44                     No
  45                     No
  46                     No
  47                     No
  48    Yes, Pollution Liability Policy/Mold
  49                     No
  50                     No
  51                     No
  52                     No
 52.1
 52.2
 52.3
 52.4
  53    Yes, Pollution Liability Policy/Mold
  54                     No
  55                     No
  56                     No
  57                     No
  58                     No
  59                     No
  60                     No
  61                     No

  62                     No
  63                     No
  64                     No
  65                     No
  66    Yes, Pollution Liability Policy/Mold
  67                     No
  68                     No
  69                     No
  70                     No
  71                     No
  72                     No
  73                     No
  74                     No
  75                     No
  76                     No
  77                     No
  78                     No
  79                     No
  80                     No
  81                     No
  82                     No
  83                     No
  84      Yes, Pollution Liability Policy
  85                     No
  86                     No
  87                     No
  88                     No
  89                     No
  90                     No
  91                     No
  92                     No
  93                     No
  94                     No
  95                     No
  96                     No
  97                     No

                             FOOTNOTES TO SCHEDULE I

(1)  With respect to loan number 1, the default grace period is subject to lender's discretion pursuant to the loan agreement.

(2)  With respect to loan numbers 2 and 6, the default grace period is the 5th business day after borrower's receipt of written notice that the payment is delinquent.

(3)  With respect to loan number 7, the grace period is 2 business days solely with respect to the first three occurrences of any late payment.

(4)  With respect to loan numbers 37 and 46, a 5-day grace period will apply only once during any 12-month period for a payment made after the due date.

(5)  With respect to loan numbers 3 and 57, the borrower has the option of defeasance or prepayment at yield maintenance premium after the initial lockout period.

(6)  With respect to loan number 6, the property consists of sixteen (16)
     buildings which have been broken out for occupancy presentation purposes.

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                                      None.

                                      II-1

                                  SCHEDULE III

SCHEDULE OF MORTGAGE LOANS AS TO WHICH THE RELATED MORTGAGED PROPERTY IS COVERED
                  BY A LENDER'S ENVIRONMENTAL INSURANCE POLICY

                                      None.

                                      III-1

                                   SCHEDULE IV

                SCHEDULE OF EARLY DEFEASANCE TRUST MORTGAGE LOANS

                                      None.

                                      IV-1

                                   SCHEDULE V

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                               CLASS A-SB
DISTRIBUTION DATE(1)   PLANNED PRINCIPAL BALANCE
--------------------   -------------------------
     25-Apr-2008(2)          $74,332,000.00
     10-May-2008             $74,332,000.00
     10-Jun-2008             $74,332,000.00
     10-Jul-2008             $74,332,000.00
     10-Aug-2008             $74,332,000.00
    10-Sept-2008             $74,332,000.00
     10-Oct-2008             $74,332,000.00
     10-Nov-2008             $74,332,000.00
     10-Dec-2008             $74,332,000.00
     10-Jan-2009             $74,332,000.00
     10-Feb-2009             $74,332,000.00
     10-Mar-2009             $74,332,000.00
     10-Apr-2009             $74,332,000.00
     10-May-2009             $74,332,000.00
     10-Jun-2009             $74,332,000.00
     10-Jul-2009             $74,332,000.00
     10-Aug-2009             $74,332,000.00
    10-Sept-2009             $74,332,000.00
     10-Oct-2009             $74,332,000.00
     10-Nov-2009             $74,332,000.00
     10-Dec-2009             $74,332,000.00
     10-Jan-2010             $74,332,000.00
     10-Feb-2010             $74,332,000.00
     10-Mar-2010             $74,332,000.00
     10-Apr-2010             $74,332,000.00
     10-May-2010             $74,332,000.00
     10-Jun-2010             $74,332,000.00
     10-Jul-2010             $74,332,000.00
     10-Aug-2010             $74,332,000.00
    10-Sept-2010             $74,332,000.00
     10-Oct-2010             $74,332,000.00
     10-Nov-2010             $74,332,000.00
     10-Dec-2010             $74,332,000.00
     10-Jan-2011             $74,332,000.00
     10-Feb-2011             $74,332,000.00
     10-Mar-2011             $74,332,000.00
     10-Apr-2011             $74,332,000.00
     10-May-2011             $74,332,000.00
     10-Jun-2011             $74,332,000.00
     10-Jul-2011             $74,332,000.00
     10-Aug-2011             $74,332,000.00
    10-Sept-2011             $74,332,000.00
     10-Oct-2011             $74,332,000.00
     10-Nov-2011             $74,332,000.00
     10-Dec-2011             $74,332,000.00
     10-Jan-2012             $74,332,000.00
     10-Feb-2012             $74,332,000.00
     10-Mar-2012             $74,332,000.00
     10-Apr-2012             $74,332,000.00
     10-May-2012             $74,332,000.00
     10-Jun-2012             $74,332,000.00
     10-Jul-2012             $74,332,000.00
     10-Aug-2012             $74,332,000.00
    10-Sept-2012             $74,332,000.00
     10-Oct-2012             $74,132,248.37
     10-Nov-2012             $73,225,895.29
     10-Dec-2012             $72,135,016.75
     10-Jan-2013             $71,201,264.02
     10-Feb-2013             $70,262,476.55
     10-Mar-2013             $68,786,496.94
     10-Apr-2013             $67,820,713.35
     10-May-2013             $66,677,423.01
     10-Jun-2013             $65,700,259.89
     10-Jul-2013             $64,545,897.52
     10-Aug-2013             $63,557,233.41
    10-Sept-2013             $62,563,236.57
     10-Oct-2013             $61,392,495.38
     10-Nov-2013             $60,386,817.88
     10-Dec-2013             $59,204,711.66
     10-Jan-2014             $58,187,228.79
     10-Feb-2014             $57,164,257.28
     10-Mar-2014             $55,624,438.26
     10-Apr-2014             $54,587,629.89
     10-May-2014             $53,375,233.98
     10-Jun-2014             $52,336,774.19
     10-Jul-2014             $51,124,229.22
     10-Aug-2014             $50,924,229.22
    10-Sept-2014             $50,724,229.22
     10-Oct-2014             $50,524,229.22
     10-Nov-2014             $49,473,635.28
     10-Dec-2014             $48,251,189.07
     10-Jan-2015             $47,187,609.76
     10-Feb-2015             $46,118,289.47
     10-Mar-2015             $44,548,543.22
     10-Apr-2015             $43,464,966.46
     10-May-2015             $42,211,118.16
     10-Jun-2015             $41,114,919.98
     10-Jul-2015             $39,848,791.26
     10-Aug-2015             $38,739,836.80
     10-Sept-2015            $37,624,895.65
     10-Oct-2015             $36,340,530.35
     10-Nov-2015             $35,212,632.70
     10-Dec-2015             $33,915,660.97
     10-Jan-2016             $32,774,668.39
     10-Feb-2016             $31,627,515.63
     10-Mar-2016             $30,149,448.69
     10-Apr-2016             $28,988,115.26
     10-May-2016             $27,658,611.07
     10-Jun-2016             $26,483,825.44
     10-Jul-2016             $25,141,232.50
     10-Aug-2016             $23,952,850.94
     10-Sept-2016             $8,016,287.94
     10-Oct-2016              $6,674,876.61
     10-Nov-2016              $5,484,559.74
     10-Dec-2016              $4,129,907.47
     10-Jan-2017              $2,925,836.53
     10-Feb-2017              $1,715,259.67
     10-Mar-2017                 $26,400.85
     10-Apr-2017                      $0.00
    and thereafter

----------
(1)  Assumes each distribution date occurs on the 10th of the month.

(2)  Closing Date.

                                       V-1

                                   SCHEDULE VI

                         SCHEDULE OF EARNOUTS/HOLDBACKS

                                                                  CUT-OFF DATE
LOAN NUMBER   MORTGAGE LOAN SELLER        PROPERTY NAME        PRINCIPAL BALANCE
--------------------------------------------------------------------------------
     8               CGMRC               Alexandria Mall        $47,500,000.00
--------------------------------------------------------------------------------
    45               CGMRC               Simsbury Plaza         $11,122,533.87

--------------------------------------------------------------------------------
    71               CGMRC          Broadmoor Shopping Center   $ 5,582,388.82

                                      VI-1

                                  SCHEDULE VII

               SCHEDULE OF MEZZANINE-RELATED TRUST MORTGAGE LOANS

LOAN NUMBER   MORTGAGE LOAN SELLER            PROPERTY NAME
-----------   --------------------   -------------------------------
     3               CGMRC               CGM RRI Hotel Portfolio
    12               CGMRC           Huntsville Office Portfolio III
    14               CGMRC            Huntsville Office Portfolio I
    67               CGMRC                McKee Place Apartments
    71               CGMRC              Broadmoor Shopping Center

                                      VII-1

                                  SCHEDULE VIII

                       SCHEDULE OF GSMC BROKER STRIP LOANS

LOAN NUMBER           PROPERTY NAME                     BROKER               BROKER STRIP (BPS)
-----------   ----------------------------   -----------------------------   ------------------

    23        Libbey Distribution Building   Holliday, Fenoglio, Fowler LP            3
    57              Emergisoft Plaza         Holliday, Fenoglio, Fowler LP            5
    86          National Market Center -         Itasca Funding Group                 2
                 Commons Retail Building
    92              University Place         Holliday, Fenoglio, Fowler LP            5

                                     VIII-1

                                   EXHIBIT A-1

    FORM OF CLASS [A-1] [A-2A] [A-2B] [A-3] [A-SB] [A-4] [A-1A] [A-M] [A-MA]
                            [A-J] [A-JA] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7
  CLASS [A-1] [A-2A] [A-2B] [A-3] [A-SB] [A-4] [A-1A] [A-M] [A-MA] [A-J] [A-JA]
                              COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2008-C7

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in one or more trusts (individually and collectively, as the context may require, the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: As set forth in      Initial Certificate Principal Balance of
the Pooling and Servicing Agreement     this Certificate as of the Closing Date:
                                        $_____________

Date of Pooling and Servicing           Class Principal Balance of all the Class
Agreement: April 1, 2008                [A-1] [A-2A] [A-2B] [A-3] [A-SB] [A-4]
                                        [A-1A] [A-M] [A-MA] [A-J] [A-JA]
                                        Certificates as of the Closing Date:
                                        $_____________

Cut-off Date: Individually and          Aggregate unpaid principal balance of
collectively, as the context may        the Mortgage Pool as of the Cut-off
require, with respect to each           Date, after deducting payments of
Mortgage Loan, its due date in April    principal due on or before such date
2008                                    (the "Initial Pool Balance"):
                                        $1,849,908,472

Closing Date: April 25, 2008

First Distribution Date: May 12, 2008

Master Servicer No. 1: Capmark          Trustee: Wells Fargo Bank, N.A.
Finance Inc.

Master Servicer No. 2: Midland Loan     CUSIP No.: _____________
Services, Inc.

Special Servicer: LNR Partners, Inc.    ISIN: _____________

Certificate No. [A-1] [A-2A] [A-2B]
[A-3] [A-SB] [A-4] [A-1A] [A-M]
[A-MA] [A-J] [A-JA]-___

                                      A-1-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., CAPMARK FINANCE INC., MIDLAND LOAN
SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

[FOR CLASS A-M, A-MA, A-J AND A-JA CERTIFICATES: THE CLASS OF CERTIFICATES TO
WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF
CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Capmark Finance Inc. and Midland Loan Services, Inc., as master servicers
(together, the "Master Servicers", which term includes any successor entities under the Agreement), LNR Partners, Inc., as special servicer (the "Special
Servicer", which term includes

                                      A-1-2

any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee
(the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 6th calendar day of each month (or, if such
6th calendar day is not a Business Day, then the 5th Business Day following such
6th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the initial Distribution Date, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in the notice to
Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the SLC Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized

                                      A-1-3

denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicers, the Special Servicer and the
Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by a Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate
Certificate Principal Balance of the Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class A-J, Class
A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and
Class K Certificates has been reduced to zero, the exchange by the remaining
Certificateholders (exclusive of the Class R Certificateholders) of their
Certificates for all Mortgage Loans and each REO Property remaining in the Trust
Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) to the Trustee, the Master Servicers, the Special Servicer
and the officers, directors, employees and agents of each of them of all amounts which may have become

                                      A-1-4

due and owing to any of them under the Agreement. The Agreement permits, but does not require, a Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting
Rights allocated to the affected Classes. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-5

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2A] [A-2B] [A-3] [A-SB] [A-4] [A-1A]
[A-M] [A-MA] [A-J] [A-JA] Certificates referred to in the within-mentioned
Agreement.

Dated: _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-1-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
___________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-1-7

                                   EXHIBIT A-2

                          FORM OF CLASS X CERTIFICATES

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2008-C7

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in one or more trusts (individually and collectively, as the context may require, the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: As set forth in      Initial Certificate Notional Amount of
the Pooling and Servicing Agreement     this Certificate as of the Closing Date:
                                        $______________________

Date of Pooling and Servicing           Class Notional Amount of all the Class X
Agreement: April 1, 2008                Certificates as of the Closing Date:
                                        $1,849,908,471

Cut-off Date: Individually and          Aggregate unpaid principal balance of
collectively, as the context may        the Mortgage Pool as of the Cut-off
require, with respect to each           Date, after deducting payments of
Mortgage Loan, its due date in April    principal due on or before such date
2008                                    (the "Initial Pool Balance"):
                                        $1,849,908,472

Closing Date: April 25, 2008

First Distribution Date: May 12, 2008

Master Servicer No. 1: Capmark          Trustee: Wells Fargo Bank, N.A.
Finance Inc.

Master Servicer No. 2: Midland Loan     CUSIP No.: _____________
Services, Inc.

Special Servicer: LNR Partners, Inc.    ISIN: _____________

Certificate No. X-___

                                      A-2-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., CAPMARK FINANCE INC., MIDLAND LOAN
SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that

                                      A-2-2

certain beneficial ownership interest in the Trust evidenced by all the
Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial
Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Capmark Finance Inc. and Midland Loan
Services, Inc., as master servicers (together, the "Master Servicers", which term includes any successor entities under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the
"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 6th calendar day of each month (or, if such
6th calendar day is not a Business Day, then the 5th Business Day following such
6th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the initial Distribution Date, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the SLC Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney

                                      A-2-3

duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchasers or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, any Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct. Definitive Non-Registered
Certificates may only be held by Qualified Institutional Buyers and
Institutional Accredited Investors.

          No beneficial interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If this Certificate constitutes a Rule 144A
Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the
Depositor, the Initial Purchasers or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective
Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate, if any, for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry

                                      A-2-4

Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate, if any, for any Class of Book-Entry Non-Registered Certificates may be held by a United
States Securities Person. Any Certificate Owner desiring to effect any Transfer of an interest in a Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from such Certificate
Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit G-5 to the Agreement to the effect that such Transferee is not a
United States Securities Person. If any Transferee of an interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-5 to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate, if any, for a Class of Book-Entry
Non-Registered Certificates may be transferred to any Qualified Institutional
Buyer that takes delivery in the form of a beneficial interest in the Rule 144A
Global Certificate for such Class of Certificates, provided that the Certificate
Owner desiring to effect such Transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph above this paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such
Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate
Owner from its prospective Transferee in accordance with the second sentence of the third paragraph above this paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the
Regulation S Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Rule 144A
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fifth paragraph above this

                                      A-2-5

paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fifth paragraph above this paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same
Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a
Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, and, if this
Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
Trustee, the Depositor, any Mortgage Loan Seller, any Master Servicer, the
Special Servicer, any Sub-Servicer, any Person responsible for servicing the
Outside Servicing Trust Mortgage Loans or related REO Property, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding

                                      A-2-6

clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered
Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry
Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar
(if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicers, the Special Servicer and the
Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by a Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate
Certificate Principal Balance of the Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class A-J, Class
A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and
Class K

                                      A-2-7

Certificates has been reduced to zero, the exchange by the remaining
Certificateholders (exclusive of the Class R Certificateholders) of their
Certificates for all Mortgage Loans and each REO Property remaining in the Trust
Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) to the Trustee, the Master Servicers, the Special Servicer
and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The
Agreement permits, but does not require, a Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust
Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting
Rights allocated to the affected Classes. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-2-8

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-2-9

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of Assignor

                                    --------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
_____________________________________________ for the account of _______________
_______________________________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-10

                   [FOR BOOK ENTRY CLASS X CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:

                  AMOUNT OF                 AMOUNT OF             PRINCIPAL AMOUNT
                 DECREASE IN               INCREASE IN         OF THIS GLOBAL SECURITY      SIGNATURE OF AUTHORIZED
 DATE OF       PRINCIPAL AMOUNT          PRINCIPAL AMOUNT      FOLLOWING SUCH DECREASE   REPRESENTATIVE OF TRUSTEE OR
EXCHANGE   OF THIS GLOBAL SECURITY   OF THIS GLOBAL SECURITY        (OR INCREASE)            SECURITIES CUSTODIAN
--------   -----------------------   -----------------------   -----------------------   ----------------------------

                                     A-2-11

                                   EXHIBIT A-3

  FORM OF CLASS [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S]
                                  CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7
      CLASS [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S]
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2008-C7

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in one or more trusts (individually and collectively, as the context may require, the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: As set forth in      Initial Certificate Principal Balance of
the Pooling and Servicing Agreement     this Certificate as of the Closing Date:
                                        $______________

Date of Pooling and Servicing           Class Principal Balance of all the Class
Agreement: April 1, 2008                [B] [C] [D] [E] [F] [G] [H] [J] [K] [L]
                                        [M] [N] [O] [P] [Q] [S] Certificates as
                                        of the Closing Date: $______________

Cut-off Date: Individually and          Aggregate unpaid principal balance of
collectively, as the context may        the Mortgage Pool as of the Cut-off
require, with respect to each           Date, after deducting payments of
Mortgage Loan, its due date in April    principal due on or before such date
2008                                    (the "Initial Pool Balance"):
                                        $1,849,908,472

Closing Date: April 25, 2008

First Distribution Date: May 12, 2008

Master Servicer No. 1: Capmark          Trustee: Wells Fargo Bank, N.A.
Finance Inc.

Master Servicer No. 2: Midland Loan     CUSIP No.: _____________
Services, Inc.

Special Servicer: LNR Partners, Inc.    ISIN: __________________

Certificate No. [B] [C] [D] [E] [F]
[G] [H] [J] [K] [L] [M] [N] [O] [P]
[Q] [S] -___

                                      A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., CAPMARK FINANCE INC., MIDLAND LOAN
SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial

                                      A-3-2

ownership interest in the Trust evidenced by all the Certificates of the same
Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Capmark Finance Inc. and Midland Loan Services, Inc., as master servicers (together, the "Master Servicers", which term includes any successor entities under the Agreement), LNR Partners, Inc., as special servicer (the
"Special Servicer", which term includes any successor entity under the
Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 6th calendar day of each month (or, if such
6th calendar day is not a Business Day, then the 5th Business Day following such
6th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the initial Distribution Date, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in the notice to
Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the SLC Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made,

                                      A-3-3

or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchasers or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, any Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct. Definitive Non-Registered
Certificates may only be held by Qualified Institutional Buyers and
Institutional Accredited Investors.

          No beneficial interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If this Certificate constitutes a Rule 144A
Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the
Depositor, the Initial Purchasers or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective
Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a
Qualified Institutional Buyer and such

                                      A-3-4

Transfer may be made without registration under the Securities Act. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate, if any, for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate, if any, for any Class of Book-Entry Non-Registered Certificates may be held by a United
States Securities Person. Any Certificate Owner desiring to effect any Transfer of an interest in a Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from such Certificate
Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit G-5 to the Agreement to the effect that such Transferee is not a
United States Securities Person. If any Transferee of an interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-5 to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate, if any, for a Class of Book-Entry
Non-Registered Certificates may be transferred to any Qualified Institutional
Buyer that takes delivery in the form of a beneficial interest in the Rule 144A
Global Certificate for such Class of Certificates, provided that the Certificate
Owner desiring to effect such Transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph above this paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such
Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate
Owner from its prospective Transferee in accordance with the second sentence of the third paragraph above this paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is

                                      A-3-5

equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certification(s) and/or Opinion of
Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fifth paragraph above this paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fifth paragraph above this paragraph, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Notwithstanding anything herein to the contrary, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates may only be owned by
Qualified Institutional Buyers and Institutional Accredited Investors, and no
Regulation S Global Certificates will be issued with respect to any of those
Classes of Certificates.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a
Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, and, if this
Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing

                                      A-3-6

this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
Trustee, the Depositor, any Mortgage Loan Seller, any Master Servicer, the
Special Servicer, any Sub-Servicer, any Person responsible for servicing the
Outside Servicing Trust Mortgage Loans or related REO Property, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X)
and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code
or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of
Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive
Certificate) or the Transferor (if this Certificate constitutes a Global
Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and

                                      A-3-7

all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicers, the Special Servicer and the
Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by a Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate
Certificate Principal Balance of the Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class A-J, Class
A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and
Class K Certificates has been reduced to zero, the exchange by the remaining
Certificateholders (exclusive of the Class R Certificateholders) of their
Certificates for all Mortgage Loans and each REO Property remaining in the Trust
Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) to the Trustee, the Master Servicers, the Special Servicer
and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The
Agreement permits, but does not require, a Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust
Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting
Rights allocated to the affected Classes. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                      A-3-8

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-9

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M]
[N] [O] [P] [Q] [S] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-3-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-3-11

                   [FOR BOOK ENTRY CLASS X CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

    The following exchanges of a part of this Global Security have been made:

                  AMOUNT OF                 AMOUNT OF             PRINCIPAL AMOUNT
                 DECREASE IN               INCREASE IN         OF THIS GLOBAL SECURITY     SIGNATURE OF AUTHORIZED
 DATE OF       PRINCIPAL AMOUNT          PRINCIPAL AMOUNT      FOLLOWING SUCH DECREASE   REPRESENTATIVE OF TRUSTEE OR
EXCHANGE   OF THIS GLOBAL SECURITY   OF THIS GLOBAL SECURITY        (OR INCREASE)            SECURITIES CUSTODIAN
--------   -----------------------   -----------------------   -----------------------   ----------------------------

                                     A-3-12

                                   EXHIBIT A-4

                           FORM OF CLASS R CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7
              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2008-C7

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in one or more trusts (individually and collectively, as the context may require, the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing           Percentage Interest evidenced by this
Agreement: April 1, 2008                Certificate in the related Class: ___%

Cut-off Date: Individually and          Aggregate unpaid principal balance of
collectively, as the context may        the Mortgage Pool as of the Cut-off
require, with respect to each           Date, after deducting payments of
Mortgage Loan, its due date in April    principal due on or before such date
2008                                    (the "Initial Pool Balance"):
                                        $1,849,908,472

Closing Date: April 25, 2008

First Distribution Date: May 12, 2008

Master Servicer No. 1: Capmark          Trustee: Wells Fargo Bank, N.A.
Finance Inc.

Master Servicer No. 2: Midland Loan     Special Servicer: LNR Partners, Inc.
Services, Inc.

Certificate No. R-___

                                      A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT) IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., CAPMARK FINANCE INC., MIDLAND LOAN
SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), between Citigroup
Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Capmark Finance Inc. and
Midland Loan Services, Inc., as master servicers (together, the "Master
Servicers", which term includes any successor entities under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the

                                      A-4-2

Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 6th calendar day of each month (or, if such
6th calendar day is not a Business Day, then the 5th Business Day following such
6th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the initial Distribution Date, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the SLC Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or

                                      A-4-3

qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchasers or any of their respective Affiliates), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached as
Exhibit G-2 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective
Transferee is a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, any Master Servicer,
the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-2 attached to the Agreement are, with respect to the subject Transfer, true and correct. This Certificate may only be held by a Qualified Institutional Buyer.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Initial Purchasers or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, either: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or

                                      A-4-4

indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of
Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any
Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt, of an affidavit and agreement substantially in the form attached as
Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate
Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the
Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a
Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible
Officer of the Certificate Registrar has actual knowledge that the proposed
Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, if a Responsible Officer of the Certificate
Registrar has actual knowledge that the proposed Transferee is an entity classified as a partnership under the Code, the Certificate Registrar shall not register the transfer of this Certificate unless at the time of transfer, the
Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its
Ownership Interest herein and (2) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a
Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A)
immediately upon acquiring such Ownership Interest, if it is, or is holding such
Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel,
in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the

                                      A-4-5

Trust Fund), to the effect that doing so will not cause any REMIC Pool to (1)
cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person which is not a Permitted
Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee of a Class R Certificate
other than a Disqualified Organization, a Plan, a Non-United States Tax Person
or a United States Tax Person with respect to whom income on the Class R
Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

          A "Disqualified Organization" is any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii)
any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(unless such organization is subject to the tax imposed by Section 511 of the
Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of
Counsel (which shall not be an expense of the Trustee) that the holding of an
Ownership Interest in a Class R Certificate by such Person may cause the Trust
Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Class R Certificate to such Person. The terms "United
States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                                      A-4-6

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicers, the Special Servicer and the
Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by a Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate
Certificate Principal Balance of the Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-MA, Class A-J, Class
A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and
Class K Certificates has been reduced to zero, the exchange by the remaining
Certificateholders (exclusive of the Class R Certificateholders) of their
Certificates for all Mortgage Loans and each REO Property remaining in the Trust
Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) to the Trustee, the Master Servicers, the Special Servicer
and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The
Agreement permits, but does not require, a Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust
Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting
Rights allocated to the affected Classes. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-7

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-4-8

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-4-9

                                   EXHIBIT A-5

                           FORM OF CLASS Y CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7
              CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2008-C7

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in one or more trusts (individually and collectively, as the context may require, the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing           Percentage Interest evidenced by this
Agreement: April 1, 2008                Certificate in Class Y: ___%

Cut-off Date: Individually and          Aggregate unpaid principal balance of
collectively, as the context may        the Mortgage Pool as of the Cut-off
require, with respect to each           Date, after deducting payments of
Mortgage Loan, its due date in April    principal due on or before such date
2008                                    (the "Initial Pool Balance"):
                                        $1,849,908,472

Closing Date:  April 25, 2008

First Distribution Date: May 12, 2008

Master Servicer No. 1: Capmark

Finance Inc. Master Servicer No. 2:     Trustee: Wells Fargo Bank, N.A. Special
Midland Loan Services, Inc.             Servicer: LNR Partners, Inc.

Certificate No. Y-___

                                      A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., CAPMARK FINANCE INC., MIDLAND LOAN
SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD MORTGAGE LOANS SUBJECT TO THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Y Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Capmark Finance Inc. and Midland Loan Services, Inc., as master servicers (together, the "Master Servicers", which term includes any successor entities under the Agreement), LNR Partners, Inc., as special servicer (the
"Special Servicer", which term includes any successor entity under the
Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 6th calendar day of each month (or, if such
6th calendar day is not a Business Day, then the 5th Business Day following such
6th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the initial Distribution Date, no later than the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed

                                      A-5-2

pursuant to the Agreement on the applicable Distribution Date in respect of the
Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the SLC Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchasers or any of their respective Affiliates, then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, any Master Servicer,
the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which

                                      A-5-3

such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct. Definitive Non-Registered Certificates may only be held by Qualified
Institutional Buyers and Institutional Accredited Investors.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Initial Purchasers or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, either: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of

                                      A-5-4

the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicers, the Special Servicer and the
Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicers, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate
Certificate Principal Balance of the Class A-1, Class A-2A, Class A-2B, Class
A-3, Class A-SB, Class A-1A, Class A-4, Class A-M, Class A-MA, Class A-J, Class
A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and
Class K Certificates has been reduced to zero, the exchange by the remaining
Certificateholders (exclusive of the Class R Certificateholders) of their
Certificates for all Mortgage Loans and each REO Property remaining in the Trust
Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) to the Trustee, the Master Servicers, the Special Servicer
and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The
Agreement permits, but does not require, a Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust
Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting
Rights allocated to the affected Classes. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles

                                      A-5-5

of such State (other than the provisions of Section 5-1401 of the New York
General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-5-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-5-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
____________________________ for the account of ________________________________
_______________________________________________________________________________.

          Distributions made by check (such check to be made payable to ________
___________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-5-8

                                    EXHIBIT B

                           RELEVANT SERVICING CRITERIA

                                                                                      RELEVANT
                                                                                      SERVICING
                                           SERVICING CRITERIA                         CRITERIA
---------------------------------------------------------------------------------------------------
REFERENCE                                       CRITERIA

                        GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any               Trustee
                   performance or other triggers and events of default in          Master Servicer
                   accordance with the transaction agreements.                     Special Servicer

1122(d)(1)(ii)     If any material servicing activities are outsourced to third        Trustee
                   parties, policies and procedures are instituted to monitor      Master Servicer
                   the third party's performance and compliance with such          Special Servicer
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a         N/A
                   back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect        Trustee
                   on the party participating in the servicing function            Master Servicer
                   throughout the reporting period in the amount of coverage       Special Servicer
                   required by and otherwise in accordance with the terms of the transaction agreements.

                       CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are deposited into the appropriate          Trustee
                   custodial bank accounts and related bank clearing accounts no   Master Servicer
                   more than two business days following receipt, or such other    Special Servicer
                   number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor        Trustee
                   or to an investor are made only by authorized personnel.        Master Servicer
                                                                                   Special Servicer

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash     Master Servicer
                   flows or distributions, and any interest or other fees          Special Servicer
                   charged for such advances, are made, reviewed and approved as       Trustee
                   specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash              Trustee
                   reserve accounts or accounts established as a form of           Master Servicer
                   overcollateralization, are separately maintained (e.g., with    Special Servicer
                   respect to commingling of cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured         Trustee
                   depository institution as set forth in the transaction          Master Servicer
                   agreements. For purposes of this criterion, "federally          Special Servicer
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the
                   Securities Exchange Act.

                                       B-1

                                                                                      RELEVANT
                                                                                      SERVICING
                                           SERVICING CRITERIA                         CRITERIA
---------------------------------------------------------------------------------------------------
REFERENCE                                       CRITERIA

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized       Trustee
                   access.                                                         Master Servicer
                                                                                   Special Servicer

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all             Trustee
                   asset-backed securities related bank accounts, including        Master Servicer
                   custodial accounts and related bank clearing accounts. These    Special Servicer
                   reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                   identification, or such other number of days specified in the transaction agreements.

                                  INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports:

1122(d)(3)(i)(A)   (A) Are prepared in accordance with timeframes and other            Trustee
                   terms set forth in the transaction agreements;                  Master Servicer
                                                                                   Special Servicer

1122(d)(3)(i)(B)   (B) Provide information calculated in accordance with the           Trustee
                   terms specified in the transaction agreements;

1122(d)(3)(i)(C)   (C) Are filed with the Commission as required by its rules      Party who files
                   and regulations; and                                                 report

1122(d)(3)(i)(D)   (D) Agree with investors' or the Trustee's records as to the        Trustee
                   total unpaid principal balance and number of pool assets
                   serviced by the servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in              Trustee
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two             Trustee
                   business days to the servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree        Trustee
                   with cancelled checks, or other form of payment, or custodial bank statements.

                                  POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool assets is maintained as              Trustee
                   required by the transaction agreements or related pool asset    Master Servicer
                   documents.                                                      Special Servicer

                                       B-2

                                                                                      RELEVANT
                                                                                      SERVICING
                                           SERVICING CRITERIA                         CRITERIA
---------------------------------------------------------------------------------------------------
REFERENCE                                       CRITERIA

1122(d)(4)(ii)     Pool assets and related documents are safeguarded as required       Trustee
                   by the transaction agreements                                   Master Servicer
                                                                                   Special Servicer

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool          Trustee
                   are made, reviewed and approved in accordance with any          Master Servicer
                   conditions or requirements in the transaction agreements.       Special Servicer

1122(d)(4)(iv)     Payments on pool assets, including any payoffs, made in         Master Servicer
                   accordance with the related pool asset documents are posted     Special Servicer
                   to the servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                   specified in the transaction agreements, and allocated to
                   principal, interest or other items (e.g., escrow) in
                   accordance with the related pool asset documents.

1122(d)(4)(v)      The reporting servicer's records regarding the pool assets      Master Servicer
                   agree with the reporting servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's     Master Servicer
                   pool assets (e.g., loan modifications or re-agings) are made,   Special Servicer
                   reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset
                   documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans,   Special Servicer
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during    Master Servicer
                   the period a pool asset is delinquent in accordance with the    Special Servicer
                   transaction agreements. Such records are maintained on at
                   least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for pool       Master Servicer
                   assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as       Master Servicer
                   escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an
                   annual basis, or such other period specified in the
                   transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are
                   returned to the obligor within 30 calendar days of full
                   repayment of the related pool assets, or such other number of days specified in the transaction agreements.

                                       B-3

                                                                                      RELEVANT
                                                                                      SERVICING
                                           SERVICING CRITERIA                         CRITERIA
---------------------------------------------------------------------------------------------------
REFERENCE                                       CRITERIA

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or           Master Servicer
                   insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
                   been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to    Master Servicer
                   be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within    Master Servicer
                   two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are       Master Servicer
                   recognized and recorded in accordance with the transaction      Special Servicer
                   agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item         N/A
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.

[NAME OF REPORTING SERVICER]

Date: ____________________________

By: _____________________________

Name: ___________________________

Title: ____________________________

                                       B-4

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

          Re: Citigroup  Commercial  Mortgage Trust 2008-C7
              Commercial  Mortgage Pass Through Certificates, Series 2008-C7
              (the "Certificates")

Ladies and Gentlemen:

          Pursuant to Section 2.02(a) of the Pooling and Servicing Agreement
dated as of April 1, 2008, relating to the above-referenced Certificates (the
"Agreement"), Wells Fargo Bank, N.A., in its capacity as trustee (the
"Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) without regard to the proviso in the definition of "Mortgage
File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(A), (a)(v)
and (a)(vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses
(a)(iii), (a)(iv)(B), (a)(iv)(C), (a)(vi), (a)(viii) and (a)(ix)(A) of the definition of "Mortgage File" (or, in the case of the Outside Serviced Trust
Mortgage Loans, in clauses (b)(i) through (b)(iii) of the definition of
"Mortgage File") are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related
Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage
Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct.

          Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                        Respectfully,

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       C-1

                                   SCHEDULE A

Capmark Finance Inc.
116 Welsh Road
Horsham, Pennsylvania 19044
Attn: Servicing Managing Director

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attn: Citigroup Commercial Mortgage Trust 2008-C7

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Randy Wolpert

with a copy to
LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Thomas Nealon, Esq.

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013
Attn: Angela Vleck

Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York 10013
Attn: Angela Vleck

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: Emily Brooks Garriott

with a copy to:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: Susan Helfrick

                                       C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust (CMBS)
Citigroup Commercial Mortgage Trust 2008-C7

          Re: Citigroup Commercial Mortgage Trust 2008-C7
              Commercial Mortgage Pass-Through Certificates, Series 2008-C7

          In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of April 1, 2008 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Capmark Finance Inc. and Midland Loan Services, Inc., as master servicers (the "Master Servicers"), LNR Partners, Inc., as special servicer (the
"Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ___  1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or the applicable SLC Custodial Account pursuant to the Pooling and
               Servicing Agreement, have been or will be so credited.

     ___  2.   Other.  (Describe) ______________________________________________
               _________________________________________________________________
               _________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                                      D-1-1

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        [CAPMARK FINANCE INC.]

                                        [MIDLAND LOAN SERVICES, INC.]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)
Citigroup Commercial Mortgage Securities, Series 2008-C7

          Re: Citigroup Commercial Mortgage Trust 2008-C7
              Commercial Mortgage Pass-Through Certificates, Series 2008-C7

          In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of April 1, 2008 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Capmark Finance Inc. and Midland Loan Services, Inc., as master servicers (the "Master Servicers"), LNR Partners, Inc., as special servicer (the
"Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ___  1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or the applicable Loan Combination Custodial Account pursuant to the
               Pooling and Servicing Agreement, have been or will be so
               credited.

     ___  2.   Other.  (Describe) ______________________________________________
               _________________________________________________________________
               _________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                                      D-2-1

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        LNR PARTNERS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      D-2-2

                                    EXHIBIT E

                          CALCULATION OF NET CASH FLOW

          "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining vacancy for the "revenue" component of Net Cash Flow for each rental property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards.
Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related
Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Special
Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms
(including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each
Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each
Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.0% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to single tenant properties, where fees as low as
3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures, and (d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                       E-1

                                    EXHIBIT F

                       FORM OF DISTRIBUTION DATE STATEMENT

                                 [SEE ATTACHED]

                                       F-1

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services,
Citigroup Commercial Mortgage Trust 2008-C7,
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

          Re:  Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C7, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of April 25, 2008 (the "Closing Date") of
               $_______] [representing a ___% Percentage Interest in the
               applicable Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of
April 1, 2008 (the "Pooling and Servicing Agreement"), by and between Citigroup
Commercial Mortgage Securities Inc., as depositor, Capmark Finance Inc. and
Midland Loan Services, Inc., as master servicers, LNR Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee. All capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in

                                      G-1-1

     clauses (a) through (e) hereof) would constitute a distribution of the
     Transferred Certificates under the Securities Act of 1933, as amended (the
     "Securities Act"), would render the disposition of the Transferred
     Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the
     Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      G-1-2

                                   EXHIBIT G-2

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services,
Citigroup Commercial Mortgage Trust 2008-C7,
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

          Re:  Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C7, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of April 25, 2008 (the "Closing Date") of
               $_______] [representing a ___% Percentage Interest in the
               applicable Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to ____________________________
_______________ (the "Transferee") of the captioned Certificates (the
"Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement dated as of April 1, 2008 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Capmark Finance Inc. and Midland Loan Services, Inc., as master servicers, LNR Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.
The Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) the nature, performance and servicing of the Mortgage Loans, (d) the
     Pooling and Servicing Agreement and the Trust created pursuant thereto, and
     (e) all related matters, that it has requested.

                                      G-2-1

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      G-2-2

                                                          ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $________________(1)
     in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
           Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
           Code of 1986, as amended.

     ___   Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the
           District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least
           $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
           Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      G-2-3

           months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___   Broker-dealer. The Transferee is a dealer registered pursuant to
           Section 15 of the Securities Exchange Act of 1934, as amended.

     ___   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     ___   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     ___   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
           1974.

     ___   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     ___   QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
           (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) _______________________________________________________
           _____________________________________________________________________
           ____________________________________________________________________.

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the
     Transferee may have included securities owned by subsidiaries of such
     Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                                      G-2-4

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

           [_]  [_]   Will the Transferee be purchasing the Transferred
           Yes   No   Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
     Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
     Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Date:

                                      G-2-5

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or,
     if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies
     (as defined below), is an executive officer of the investment adviser (the
     "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
     Transferee alone owned and/or invested on a discretionary basis, or the
     Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the
     Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of
     Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ___   The Transferee owned and/or invested on a discretionary basis
           $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with
           Rule 144A).

     ___   The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
           Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary

                                      G-2-6

     basis by the Transferee, or owned by the Transferee's Family of Investment
     Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

       [_]   [_]
        Yes   No    Will the Transferee be purchasing the Transferred
                    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        Date:
                                              ----------------------------------

                                      G-2-7

                                   EXHIBIT G-3

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services,
Citigroup Commercial Mortgage Trust 2008-C7,
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

          Re:  Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C7, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of April 25, 2008 (the "Closing Date") of
               $_______] [representing a ___% Percentage Interest in the
               applicable Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of
April 1, 2008 (the "Pooling and Servicing Agreement"), by and between Citigroup
Commercial Mortgage Securities Inc., as depositor, Capmark Finance Inc. and
Midland Loan Services, Inc., as master servicers, LNR Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the
Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the
     "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Class of Certificates to which the
     Transferred Certificates belong, and (c) neither the Transferred
     Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certificate from the prospective transferor substantially in the form attached as Exhibit G-1 to the Pooling and Servicing Agreement and a certificate from such
     Certificateholder's prospective transferee substantially in the form

                                      G-3-1

     attached either as Exhibit G-2 to the Pooling and Servicing Agreement or as
     Exhibit G-3 to the Pooling and Servicing Agreement; or (B) an Opinion of
     Counsel satisfactory to the Certificate Registrar to the effect that, among other things, the transfer may be made without registration under the
     Securities Act, together with written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that each
     Transferred Certificate will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
     offered, pledged, sold, disposed of or otherwise transferred any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the
     Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the
     Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The
     Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing

                                      G-3-2

     sentence with respect to any Transferred Certificate, any interest in any
     Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) the nature, performance and servicing of the Mortgage Loans, (d) the
     Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraphs (1), (2), (3) and/or (7) of Rule 501(a) under the Securities Act or an entity in which all of its equity owners come within such paragraphs.
     The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      G-3-3

                                   EXHIBIT G-4

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re:  Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
               Pass-Through Certificates, Series 2008-C7, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of April 25, 2008 (the "Closing Date") of
               $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement dated as of April 1, 2008 (the "Pooling and
Servicing Agreement"), by and between Citigroup Commercial Mortgage Securities
Inc., as depositor, Capmark Finance Inc. and Midland Loan Services, Inc., as
master servicers, LNR Partners, Inc., as special servicer, and Wells Fargo Bank,
N.A., as trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the
Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Transferred Certificates, and (c)
     neither any Transferred Certificate nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification.

                                      G-4-1

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that the
     Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, and (e) all related matters, that it has requested.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferee)

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                      G-4-2

                                                          ANNEX 1 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
     144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as
           amended.

     ___   Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least
           $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
           Certificates in the case of a U.S.

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless
     Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      G-4-3

           savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___   Broker-dealer. The Transferee is a dealer registered pursuant to
           Section 15 of the Securities Exchange Act of 1934, as amended.

     ___   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___   State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___   Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___   QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
           (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the
     Transferee may have included securities owned by subsidiaries of such
     Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                                      G-4-4

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the
     Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

        [_]  [_]   Will the Transferee be acquiring interests in the
        Yes   No    Transferred Certificates only for the Transferee's own
                    account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the
     Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                      G-4-5

                                                          ANNEX 2 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of
     Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least
     $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
     Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ___   The Transferee owned and/or invested on a discretionary basis
                $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
                accordance with Rule 144A).

          ___   The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
                Transferee's most recent fiscal year (such amount being
                calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                                      G-4-6

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          [_]   [_]   Will the Transferee be acquiring interests in the
          Yes    No   Transferred Certificates only for the Transferee's own
                      account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the
     Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        (Transferee or Adviser)

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Date:

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------

                                        Date:

                                      G-4-7

                                   EXHIBIT G-5

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
              Pass-Through Certificates, Series 2008-C7, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
              Notional Amount] as of April 25, 2008 (the "Closing Date") of
              $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement dated as of April 1, 2008 (the "Pooling and
Servicing Agreement"), by and between Citigroup Commercial Mortgage Securities
Inc., as depositor, Capmark Finance Inc. and Midland Loan Services, Inc., as
master servicers, LNR Partners, Inc., as special servicer, and Wells Fargo Bank,
N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Trustee and the Depositor, that the
Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United
States, other than one held for the benefit or account of a non-United States
Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the
Securities Act, unless it is organized or incorporated, and owned, by
"accredited investors" (as defined in Rule 501(a)) under the United

                                      G-5-1

States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International
Monetary Fund, the International Bank for Reconstruction and Development, the
Inter-American Development Bank, the Asian Development Bank, the African
Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____

                                        Very truly yours,

                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      G-5-2

                                   EXHIBIT H-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                               _____________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services,
Citigroup Commercial Mortgage Trust 2008-C7,
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

          Re: Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
              Pass-Through Certificates, Series 2008-C7 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of April 25, 2008 (the "Closing Date")
of $__________] [evidencing a ____% Percentage Interest in the subject Class]
(the "Transferred Certificates"). The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement (the
"Pooling and Servicing Agreement"), dated as of April 1, 2008, between Citigroup
Commercial Mortgage Securities Inc., as depositor, Capmark Finance Inc. and
Midland Loan Services, Inc., as master servicers, LNR Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

       ___   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing the
             Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

       ___   The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited
             transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

       ___   The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf of a Plan in reliance on Prohibited
             Transaction Exemption 91-23 and such Plan (X) is an accredited

                                      H-1-1

             investor as defined in Rule 501(a)(1) of Regulation D of the
             Securities Act, (Y) is not sponsored (within the meaning of Section
             3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
             Seller, any Master Servicer, the Special Servicer, any
             Sub-Servicer, any Person responsible for the servicing and administration of any Outside Serviced Trust Mortgage Loan or any
             related REO Property, any Exemption-Favored Party or any Mortgagor
             with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      H-1-2

                                   EXHIBIT H-2

                        FORM II OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

          Re: Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
              Pass-Through Certificates, Series 2008-C7 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in Class
___ Certificates [having an initial aggregate [Certificate Principal Balance]
[Certificate Notional Amount] as of April 25, 2008 (the "Closing Date") of
$__________] [evidencing a ____% Percentage Interest in the related Class] (the
"Transferred Certificates"). The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of April 1, 2008, by and between Citigroup Commercial Mortgage Securities
Inc., as depositor, Capmark Finance Inc. and Midland Loan Services, Inc., as
master servicers, LNR Partners, Inc., as special servicer, and Wells Fargo Bank,
N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

       ___   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

       ___   The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections
             406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the
             Code, by reason of Sections I and III of Prohibited Transaction
             Class Exemption 95-60.

       ___   The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23 and such Plan (X) is an accredited investor as defined in Rule
             501(a)(1) of Regulation D of the Securities Act, (Y) is not
             sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
             Trustee, the Depositor, any Mortgage Loan Seller, any Master
             Servicer, the Special Servicer, any Sub-Servicer, any Person
             responsible for the servicing and administration of any Outside
             Serviced Trust Mortgage Loan or any related REO

                                      H-2-1

             Property, or any Mortgagor with respect to Mortgage Loans
             constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such
             Person, and (Z) agrees that it will obtain from each of its
             Transferees that are Plans, a written representation that such
             Transferee, if a Plan, satisfies the requirements of the
             immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its
             Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      H-2-2

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                         REGARDING CLASS R CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

          Re: Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
              Pass-Through Certificates, Series 2008-C7 (the "Certificates"),
              issued pursuant to the Pooling and Servicing Agreement dated as of
              April 1, 2008 (the "Pooling and Servicing Agreement"), by and
              between Citigroup Commercial Mortgage Securities Inc., as
              Depositor, Capmark Finance Inc. and Midland Loan Services, Inc.,
              as Master Servicers, LNR Partners, Inc., as Special Servicer, and
              Wells Fargo Bank, N.A., as Trustee

STATE OF _________________________   )
                                     )   ss.:  _____________________________
COUNTY OF ________________________   )

          The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

          1. ______________________________ (the "Purchaser"), is acquiring
Class R Certificates representing ________________% of the residual interest in each of the real estate mortgage investment conduits (each, a "REMIC")
designated as the "Loan REMICs" (if any), "REMIC I" and "REMIC II",
respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the
"Code").

          2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home
Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

                                      I-1-1

          3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
Class R Certificates to a Disqualified Organization.

          4. The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          5. The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an
agent thereof or a person that does not satisfy the requirements of paragraph 7.

          6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of the Loan REMICs (if any), REMIC I and REMIC
II pursuant to Section 10.01 of the Pooling and Servicing Agreement.

          7. No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

[_]       8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the Class R
          Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

     iv.  The Purchaser will not cause the income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

          [CHECK THE STATEMENT THAT APPLIES]

[_]  v)   In accordance with Treasury Regulations Section 1.860E-1, the
          Purchaser:

          a) is an "eligible corporation" as defined in Section
          1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
          Company as defined in Section 851(a) of the Code; a Real Estate
          Investment Trust as defined in Section 856(a) of the

                                      I-1-2

          Code; a REMIC as defined in Section 860D of the Code; or an organization to which part I of subchapter T of chapter 1 of subtitle
          A of the Code applies, as to which the income of Class R Certificates will only be subject to taxation in the United States,

          b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section
          1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

          c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

[_]  vi)  The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the
          Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the
          Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

[_]  9. If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT APPLIES]

[_]  i)   The Purchaser is a "United States person" as defined in Section
          7701(a) of the Code and the regulations promulgated thereunder (the
          Purchaser's U.S. taxpayer identification number is ______________).
          The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

     OR

[_]  ii)  The Purchaser is not a United States person. However, the Purchaser:

          a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

          b) understands that, for purposes of Treasury regulations section
          1.860E-1(c)(4)(ii), as a holder of a Class R Certificate for United
          States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate;

          c) intends to pay the taxes associated with holding a Class R
          Certificate;

          d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
          (b) and (c) of this sentence or are United States persons); and

                                      I-1-3

          e) has furnished the Transferor and the Trustee with an effective IRS
          Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                      I-1-4

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

          Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                        Subscribed and sworn before me this
                                        ________ day of _______________, 20____.

                                        ________________________________________
                                        Notary Public

                                      I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE
                         REGARDING CLASS R CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services,
Citigroup Commercial Mortgage Trust 2008-C7,
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

          Re: Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
              Pass-Through Certificates, Series 2008-C7 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class R Certificates evidencing a ____% Percentage Interest in such Class (the
"Residual Interest Certificates"). The Certificates, including the Residual
Interest Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of April 1, 2008 (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor, Capmark
Finance Inc. and Midland Loan Services, Inc., as master servicers, LNR Partners,
Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the
     Residual Interest Certificates by the Transferor to the Transferee is or
     will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
     Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

                                      I-2-1

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith)
     unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                     [Date]

Moody's Investors Service, Inc.
99 Church Street, 9th Floor
New York, New York 10007

Standard & Poor's Ratings Service,
   a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10004

[OTHER RATING AGENCIES FOR NON-TRUST MORTGAGE LOAN SECURITIES]

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of April 1, 2008 and relating to Citigroup
Commercial Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through
Certificates, Series 2008-C7 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the
Agreement.

          Notice is hereby given that [the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have]
[_____________________ has] designated ________________ to serve as the [Special
Servicer [(other than with respect to ___________)]] [_____________ Special
Servicer] under the Agreement.

          The designation of __________________ as [Special Servicer [(other than with respect to ___________)]] [_____________ Special Servicer] will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the [Special Servicer [(other than with respect to
___________)]] [_____________ Special Servicer] were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates [or one or more classes of any Non-Trust Mortgage Loan Securities backed by
_____________]. Accordingly, such confirmation is hereby requested as soon as possible.

                                      J-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                        Very truly yours,

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.

By:
    ------------------------------------
    Name:
    Title:
    Date:

STANDARD AND POOR'S RATINGS SERVICE,
   A DIVISION OF THE MCGRAW-HILL COMPANIES, INC.

By:
    ------------------------------------
    Name:
    Title:
    Date:

[OTHER APPLICABLE RATING AGENCIES]

By:
    ------------------------------------
    Name:
    Title:
    Date:

                                      J-1-2

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICERS]
[DEPOSITOR]

          Re: Citigroup Commercial Mortgage Trust 2008-C7,
              Commercial Mortgage Pass-Through Certificates, Series 2008-C7

Ladies and Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of April 1, 2008, relating to Citigroup Commercial Mortgage Trust 2008-C7,
Commercial Mortgage Pass-Through Certificates, Series 2008-C7 (the "Agreement"),
the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [Special Servicer [(other than with respect to
___________)]] [_____________ Special Servicer] under, and as defined in, the
Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [Special Servicer [(other than with respect to ___________)]] [_____________ Special Servicer]. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.23(b) of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

                                        [NAME OF PROPOSED SPECIAL SERVICER]

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                      J-2-1

                                    EXHIBIT K

                        LIST OF DESIGNATED SUB-SERVICERS

                             LOAN
                MORTGAGE     GROUP
LOAN NUMBER   LOAN SELLER   NUMBER                 LOAN / PROPERTY NAME                          PRIMARY SERVICER
--------------------------------------------------------------------------------------------------------------------------------

     1            GSMC         1     One Liberty Plaza                            Wachovia Securities
     2            GSMC         1     Scottsdale Fashion Square                    Wachovia Securities
     6            GSMC         1     Bush Terminal                                Wachovia Securities
    18            CGMRC        1     Laidley Tower                                Holliday, Fenoglio, Fowler LP (non-cashiering)
    19            CGMRC        1     Chant Portfolio - Pool 3                     Holliday, Fenoglio, Fowler LP (non-cashiering)
    20            GSMC         1     Technology Park                              Northmarq Capital, Inc.
    29            GSMC         1     Plaza Tower                                  Northmarq Capital, Inc.
    30            CGMRC        1     Hotel Nexus - Seattle, WA                    GEMSA Loan Services, L.P.
    32            CGMRC        1     Seattle Space Needle                         GEMSA Loan Services, L.P.
    47            CGMRC        1     Bryan Premiere Cinema 16                     GEMSA Loan Services, L.P.
    52            CGMRC        1     Chant Portfolio - Pool 4                     Holliday, Fenoglio, Fowler LP (non-cashiering)
    56            CGMRC        1     Comfort Inn - Towson, MD                     Grandbridge Real Estate Capital, LLC
    58            CGMRC        1     7 - Hi Retail Center                         Northmarq Capital, Inc.
    60            CGMRC        1     Sunflower Marketplace                        Newmark Realty Capital
    62            CGMRC        1     Holiday Inn Express - Prince Frederick, MD   Grandbridge Real Estate Capital, LLC
    63            CGMRC        1     Travelodge - Lancaster, PA                   Grandbridge Real Estate Capital, LLC
    65            CGMRC        1     The Parkway                                  Pacific Southwest Realty Services
    74            GSMC         1     Piedmont Park Medical Center                 CBRE/Melody
    88            CGMRC        1     The Cee Sportswear Building                  Newmark Realty Capital

                                       K-1

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

To the parties listed on the attached Schedule A hereto

          Re:  Citigroup Commercial Mortgage Trust 2008-C7 Commercial Mortgage
               Pass-Through Certificates, Series 2008-C7

Ladies and Gentlemen:

          In accordance with the provisions of the Pooling and Servicing
Agreement dated as of April 1, 2008 (the "Pooling and Servicing Agreement"), by
and between Citigroup Commercial Mortgage Securities Inc., as depositor, Capmark
Finance Inc. and Midland Loan Services, Inc., as master servicers (the "Master
Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to
Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through
Certificates, Series 2008-C7 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [beneficial owner] [registered holder] of the
Class _____ Certificates.

          2. The undersigned is requesting (Please check as applicable):

               (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and
          Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to the Pooling and
          Servicing Agreement for access to information (also, the
          "Information") provided on the [Trustee's] [applicable Master
          Servicer's] [Special Servicer's] Internet Website.

          3. In connection with accessing the website of the [applicable Master
Servicer] [Trustee] [Special Servicer], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [applicable Master Servicer] [Trustee] [Special
Servicer] in accordance with the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [applicable Master Servicer's]
[Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [applicable Master Servicer]
[Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the
"Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

                                      L-1-1

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [BENEFICIAL OWNER OF A CERTIFICATE]
                                        [REGISTERED HOLDER OF A CERTIFICATE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      L-1-2

                                   SCHEDULE A

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)
2008-C7 Commercial Mortgage Securities

Capmark Finance Inc.
116 Welsh Road,
Horsham, Pennsylvania 19044
Attention: Servicing Managing Director

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attention: Citigroup Commercial Mortgage Trust 2008-C7,
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Randy Wolpert (CGCMT 2008-C7)

with a copy to LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Thomas Nealon, Esq. (CGCMT 2008-C7)

                                      L-1-3

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

To the parties listed on the attached Schedule A hereto

          Re:  Citigroup Commercial Mortgage Trust 2008-C7,
               Commercial Mortgage Pass-Through Certificates, Series 2008-C7

Ladies and Gentlemen:

          In accordance with the provisions of the Pooling and Servicing
Agreement dated as of April 1, 2008 (the "Pooling and Servicing Agreement"), by
and between Citigroup Commercial Mortgage Securities Inc., as depositor, Capmark
Finance Inc., as master servicer no. 1 ("Master Servicer No. 1"), Midland Loan
Services, Inc., as master servicer no. 2 ("Master Servicer No. 2" and, collectively with Master Servicer No. 1, the "Master Servicers"), LNR Partners,
Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A.,
as trustee (the "Trustee"), with respect to Citigroup Commercial Mortgage Trust
2008-C7, Commercial Mortgage Pass-Through Certificates, Series 2008-C7 (the
"Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is [a [licensed] [registered] investment adviser to___________, which is] contemplating an investment in the Class _____
Certificates.

          2. The undersigned is requesting (please check as applicable):

               (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing
          Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [applicable Master
          Servicer's] [Special Servicer's] Internet Website.

          3. In connection with accessing the website of the [applicable Master
Servicer] [Trustee] [Special Servicer], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [applicable Master Servicer] [Trustee] [Special
Servicer] in accordance with Section 4.02 of the Pooling and Servicing
Agreement.

          4. In consideration of the [Trustee's] [applicable Master Servicer's]
[Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except [from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise] from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [applicable Master Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

                                      L-2-1

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER OF A CERTIFICATE
                                        OR INTEREST THEREIN] [LICENSED/
                                        REGISTERED INVESTMENT ADVISER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      L-2-2

                                   SCHEDULE A

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)
2008-C7 Commercial Mortgage Securities

Capmark Finance Inc.
116 Welsh Road,
Horsham, Pennsylvania 19044
Attention: Servicing Managing Director

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attention: Citigroup Commercial Mortgage Trust 2008-C7,
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Randy Wolpert (CGCMT 2008-C7)

with a copy to LNR Partners, Inc.
1601 Washington Avenue, Suite 700]
Miami Beach, Florida 33139
Attention: Thomas Nealon, Esq. (CGCMT 2008-C7)

                                      L-2-3

                                    EXHIBIT M

                         FORM OF PURCHASE OPTION NOTICE

                                     [Date]

To the parties listed on the attached Schedule A hereto

          Re:  Citigroup Commercial Mortgage Trust 2008-C7,
               Commercial Mortgage Pass-Through Certificates, Series 2008-C7

Ladies and Gentlemen:

          The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____
(the "Subject Mortgage Loan") from the Trust Fund, pursuant to Section 3.18 of the Pooling and Servicing Agreement dated as of April 1, 2008 (the "Pooling and
Servicing Agreement"), by and between Citigroup Commercial Mortgage Securities
Inc., as depositor, Capmark Finance Inc. and Midland Loan Services, Inc., as
master servicers, LNR Partners, Inc., as special servicer, and Wells Fargo Bank,
N.A., as trustee. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

          The undersigned Option Holder [is the Special Servicer] [is the
Majority Controlling Class Certificateholder] [is __________________________]
[acquired its Purchase Option from the [Special Servicer] [Majority Controlling
Class Certificateholder] on _________.]

          The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the related Option
Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement.
Within ten (10) Business Days of the date hereof, [the undersigned Option
Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Special Servicer in exchange for the release of the Subject Mortgage Loan and delivery of the related Mortgage File.

          The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of the Subject Mortgage Loan, together with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

                                       M-1

          The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option Holder, or its designee, shall be obligated to close its purchase of the Subject Mortgage Loan in accordance with the terms and conditions of this letter and Section 3.18 of the Pooling and Servicing
Agreement.

                                        Very truly yours,

                                        [Option Holder]

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

[By signing this letter in the space provided below, the [Special Servicer]
[Majority Controlling Class Certificateholder] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on
[_________].]

[-----------------------------]

By:
    -----------------------------------
    Name:
    Title:

                                       M-2

                                   SCHEDULE A

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)
2008-C7 Commercial Mortgage Securities

Capmark Finance Inc.
116 Welsh Road,
Horsham, Pennsylvania 19044
Attention: Servicing Managing Director

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attention: Citigroup Commercial Mortgage Trust 2008-C7,
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Randy Wolpert (CGCMT 2008-C7)

with a copy to LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Thomas Nealon, Esq. (CGCMT 2008-C7)

                                       M-3

                                    EXHIBIT N

                       [FORM OF DEFEASANCE CERTIFICATION]

To:     [_____________]
From:   [Capmark Finance Inc.] [Midland Loan Services, Inc.]
        in its capacity as a Master Servicer (the "Master Servicer")
        under the Pooling and Servicing Agreement,
        dated as of April 1, 2008 (the "Pooling and Servicing Agreement"),
        among the Master Servicer, Wells Fargo Bank, N.A., as Trustee, and
        others.

Date:__________, 20___

          Re: Citigroup Commercial Mortgage Trust 2008-C7,
              Commercial Mortgage Pass-Through Certificates Series 2008-C7

          Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan
Schedule by the following names: _______________________

          Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          (a) Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

          ___   a full defeasance of the entire principal balance of the
                Mortgage Loan; or

          ___   a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents an allocated loan amount of
                $____________ or _______% of the entire principal balance of the
                Mortgage Loan;

          (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

               (ii) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               (iii) The defeasance was consummated on __________, 20__.

               (iv) The defeasance collateral consists of securities that (i)
     constitute "government securities" as defined in Section 2(a)(16) of the
     Investment Company Act of 1940, as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1,
     2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria
     2000, as amended, to the date of the defeasance, (iii) are rated 'AAA' by
     S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

                                       N-1

               (v) The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing
     Standard) that the defeasance will not result in an Adverse REMIC Event.

               (vi) The Master Servicer determined that the defeasance
     collateral will be owned by an entity (the "Defeasance Obligor") that is a
     Single-Purpose Entity (as defined in Standard & Poor's Structured Finance
     Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

               (vii) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

               (viii) The agreements executed in connection with the defeasance
     (i) grant control of the pledged securities account to the Trustee, (ii)
     require the securities intermediary to make the scheduled payments on the
     Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii)
     permit reinvestment of proceeds of the defeasance collateral only in
     Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the
     Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the
     Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

               (ix) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by
     Master Servicer in accordance with the Servicing Standard stating that (i)
     revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance
     Obligor in any calendar or fiscal year will not exceed such Defeasance
     Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

               (x) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of the pool balance, which is less than [__]% of the aggregate Certificate Principal
     Balance of the Certificates as of the date of the most recent Trustee's
     Distribution Date Statement received by us (the "Current Report").

               (xi) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to

                                       N-2

     $__________________, which is _____% of the aggregate Certificate Principal
     Balance of the Certificates as of the date of the Current Report.

               (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance
     Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

               (d) Certify that the individual under whose hand the Master
     Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

               (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

                            [SIGNATURE PAGE FOLLOWS]

                                       N-3

          IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                        [CAPMARK FINANCE INC.]
                                        [MIDLAND LOAN SERVICES, INC.]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       N-4

                                    EXHIBIT O

                         FORM OF DEPOSITOR CERTIFICATION

 CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7 (THE "TRUST"), COMMERCIAL MORTGAGE
          PASS-THROUGH CERTIFICATES SERIES 2008-C7 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of Citigroup
Commercial Mortgage Securities Inc., the depositor into the above-referenced
Trust, certify that:

          1. I have reviewed this report on Form 10-K and all reports on Form
10-D required to be filed in respect of the period covered by this report of
Citigroup Commercial Mortgage Trust 2008-C7 (the "Exchange Act periodic reports");

          2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

          3. Based on my knowledge, all of the distribution, servicing and other information required under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

          4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

          5. [All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of
Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.] [SUBJECT TO MODIFICATION TO ADDRESS
MISSING REPORTS]

          In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: LNR Partners,
Inc., Midland Loan Services, Inc., Capmark Finance Inc. and Wells Fargo Bank,
N.A. [SPECIFY OTHERS IF APPLICABLE].

Dated: _______________________

                                   ---------------------------------------------
                                   President and Chief Executive Officer
                                   Citigroup Commercial Mortgage Securities Inc.

                                       O-1

                                    EXHIBIT P

                          FORM OF TRUSTEE CERTIFICATION

 CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7 (THE "TRUST"), COMMERCIAL MORTGAGE
          PASS-THROUGH CERTIFICATES SERIES 2008-C7 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of Wells Fargo
Bank, N.A. (the "Trustee"), certify to Citigroup Commercial Mortgage Securities
Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the
Certification required by the pooling and servicing agreement relating to the
Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

          1. I have reviewed this annual report on Form 10-K and all reports on
Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Citigroup Commercial Mortgage Trust 2008-C7 (the "Exchange Act
periodic reports");

          2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3. Based on my knowledge, all of the distribution, servicing and other information received or calculated by the Trustee under the pooling and servicing agreement relating to the Certificates and required to be provided under Form 10-D for the period covered by this report is included in the
Exchange Act periodic reports;

          4. I am responsible for reviewing the activities performed by the
Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee compliance statements required for inclusion in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange
Act periodic reports, the Trustee has fulfilled its obligations in all material respects under the pooling and servicing agreement relating to the Certificates;
and

          5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the Trustee required to be included in Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to Form 10-K, except as otherwise disclosed in Form
10-K. Any material instances of noncompliance described in such reports have been disclosed in such report on Form 10-K.

Dated: ________________________________

WELLS FARGO BANK, N.A.,
Trustee

By:
    ------------------------------------
    Name:_______________________________
    Title:______________________________

                                       P-1

                                  EXHIBIT Q-1

                      FORM OF MASTER SERVICER CERTIFICATION

 CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7 (THE "TRUST"), COMMERCIAL MORTGAGE
         PASS-THROUGH CERTIFICATES, SERIES 2008-C7 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of [Capmark Finance
Inc.] [Midland Loan Services, Inc.] (the "Master Servicer"), in such capacity on behalf of the Master Servicer, certify to Citigroup Commercial Mortgage
Securities Inc. (the "Depositor") and its officers, directors and affiliates, to the extent that the following matters are within our normal areas of responsibilities and duties under the pooling and servicing agreement relating to the Certificates and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in such pooling and servicing agreement), that:

          1. I (or appropriate officers or employees of the Master Servicer under my supervision) have reviewed the servicing reports relating to the Trust delivered by the Master Servicer to the Trustee pursuant to the pooling and servicing agreement relating to the Certificates covering the Exchange Act
Reporting Year [__];

          2. Based on my knowledge, and assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the Prospectus
(the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the Master Servicer to prepare the servicing reports), the servicing information in these reports (including information relating to actions of the
Master Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO Properties for which the Master Servicer is the applicable master servicer, and/or relating to the Master Servicer, its
Affiliates and/or any and all sub-servicers, subcontractors and agents of the
Master Servicer), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to Exchange Act Reporting Year [__];

          3. Based on my knowledge, and assuming that the special servicer timely delivered to the Master Servicer all servicing information required to be provided to the Master Servicer under the pooling and servicing agreement by the special servicer under the pooling and servicing agreement, the servicing information (including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Mortgage
Loans and REO Properties for which the Master Servicer is the applicable master servicer, and/or relating to the Master Servicer, its Affiliates and/or any and
all sub-servicers, subcontractors and agents of the Master Servicer) required to be provided to the trustee by the Master Servicer under the pooling and servicing agreement is included in the servicing reports delivered by the Master
Servicer to the trustee;

          4. I am responsible for reviewing the activities performed by the
Master Servicer and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement with respect to the Master
Servicer required in the report on Form 10-K with respect to the Trust for
Exchange Act Reporting Year [__] under Item 1123 of Regulation AB, and except as disclosed in such servicer compliance statement, the Master Servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects; and

                                      Q-1-1

          5. All Annual Statements of Compliance and all Annual Assessment
Reports and their related Annual Attestation Reports required to be provided to the Trustee and the Depositor by the Master Servicer or, if retained thereby, any Additional Servicer or Sub-Servicing Function Participant under or as contemplated by the pooling and servicing agreement relating to the Certificates have been provided thereby, with the following exceptions:
___________________________________. Based on my knowledge, there are no significant deficiencies relating to the Master Servicer's [or any such other party's] compliance with the Servicing Criteria, [in each case] based upon the
Annual Attestation Report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 3.14 of the pooling and servicing agreement relating to the Certificates, except as disclosed in such Annual Statements of Compliance and Annual Assessment Reports.
[Bracket information to be removed in cases where such other party delivers to the Depositor a certification as to any significant deficiencies relating to such other party's compliance with the Servicing Criteria.]

          In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [names of sub-servicers].

          Notwithstanding the assumption made in item 2 of this certification, the Master Servicer is not entitled to make such assumption with respect to
Mortgage Information that, on or before five days prior to the Determination
Date for the related servicing report, (a) the Master Servicer has been notified in writing by a party to the pooling and servicing agreement, any Mortgage Loan
Seller (as defined in the pooling and servicing agreement relating to the
Certificates), or any Affiliate thereof, was incorrect, or (b) the Master
Servicer would have known was incorrect in performing its servicing obligations under the pooling and servicing agreement in accordance with the servicing standards (as defined in the pooling and servicing agreement relating to the
Certificates).

Dated: ________________________________

_______________________________________
[Title]
[Capmark Finance Inc.] [Midland Loan Services, Inc.]

                                      Q-1-2

                                   EXHIBIT Q-2

                     FORM OF SPECIAL SERVICER CERTIFICATION

 CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7 (THE "TRUST"), COMMERCIAL MORTGAGE
         PASS-THROUGH CERTIFICATES, SERIES 2008-C7 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of LNR Partners,
Inc. (the "Special Servicer"), certify on behalf of the Special Servicer to
Citigroup Commercial Mortgage Securities Inc. (the "Depositor") and its
officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

          1. I have reviewed the servicing reports relating to the Trust delivered by the Special Servicer to the master servicers and/or the trustee, pursuant to the pooling and servicing agreement relating to the Certificates, covering the Exchange Act Reporting Year [__];

          2. Based on my knowledge, the servicing information (including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO
Properties, and/or relating to the Special Servicer, its Affiliates and/or any and all sub-servicers, subcontractors and agents of the Special Servicer) in these reports delivered by the Special Servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Exchange Act
Reporting Year [__];

          3. Based on my knowledge, the servicing information (including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO
Properties, and/or relating to the Special Servicer, its Affiliates and/or any and all sub-servicers, subcontractors and agents of the Special Servicer)
required to be provided to the master servicers and/or the trustee by the
Special Servicer during the Exchange Act Reporting Year [__] under the pooling and servicing agreement relating to the Certificates, is included in the servicing reports delivered by the Special Servicer to the master servicer and/or trustee;

          4. I am responsible for reviewing the activities performed by the
Special Servicer under the pooling and servicing agreement and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement with respect to the Special Servicer required in the report on Form 10-K with respect to the Trust for Exchange Act Reporting Year [__]
under Item 1123 of Regulation AB, and except as disclosed in such servicer compliance statement, the Special Servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects; and

                                      Q-2-1

          5. All Annual Statements of Compliance and all Annual Assessment
Reports and their related Annual Attestation Reports required to be provided to the Trustee and the Depositor by the Special Servicer or, if retained thereby, any Additional Servicer or Sub-Servicing Function Participant under or as contemplated by the pooling and servicing agreement relating to the Certificates have been provided thereby, with the following exceptions:
___________________________________. Based on my knowledge, there are no significant deficiencies relating to the Special Servicer's or any such other party's compliance with the Servicing Criteria, in each case based upon the
Annual Attestation Report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 3.14 of the pooling and servicing agreement relating to the Certificates, except as disclosed in such Annual Statements of Compliance and Annual Assessment Reports.

Dated: ________________________________

_______________________________________
[Title]
LNR Partners, Inc.

                                      Q-2-2

                                    EXHIBIT R

                     FORM OF OUTSIDE MASTER SERVICER NOTICE

                                     [Date]

[OUTSIDE MASTER SERVICER]
[OUTSIDE TRUSTEE]

          Re:  Co-Lender [and Servicing] Agreement, dated as of [_________],
               200_ (the "Co-Lender Agreement") among [SPECIFY PARTIES].

Ladies and Gentlemen:

          This notice is being delivered to you in connection with the Co-Lender
Agreement and pursuant to Section 3.02(b) of the Pooling and Servicing Agreement
dated as of April 1, 2008 (the "Agreement") between Citigroup Commercial
Mortgage Securities Inc., as depositor, Capmark Finance Inc., as master servicer
no.1 ("Master Servicer No. 1"), Midland Loan Services, Inc., as master servicer
no. 2 ("Master Servicer No. 2"), LNR Partners, Inc., as special servicer (the
"Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee; which term includes any successor entity under the Agreement), which Agreement relates to the issuance of the Citigroup Commercial Mortgage Trust 2008-C7, Commercial
Mortgage Pass-Through Certificates, Series 2008-C7. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Co-Lender Agreement.

          [Notice is hereby given that as of April 25, 2008, the "Closing Date"
under the Agreement, the Trustee is the holder of Note __ (as defined in the
Co-Lender Agreement), and, in that capacity, the Trustee assumes the rights and obligations of the Note __ Lender under the Co-Lender Agreement.]

          [You are hereby directed to remit to Master Servicer No. [1][2] all amounts payable to the Note __ Lender under the Co-Lender Agreement and the governing pooling and servicing agreement, to the following account:

          Account: [_________]

          Account #: [_______]

          Title: [_______________ as Master Servicer, on behalf of Wells Fargo
          Bank, N.A., as Trustee, in trust for the registered holders of
          Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mortgage
          Pass-Through Certificates, Series 2008-C7, Collection Account]

          Location: [________________________]

                                       R-1

          [You are hereby further directed to forward, deliver, or otherwise make available to Master Servicer No. [1][2], all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Note __ Lender under the Co-Lender
Agreement and the governing pooling and servicing agreement, to the following:
[address/facsimile/email address/telephone number].]

          Please be advised that the commercial mortgage securitization contemplated by the Agreement is subject to Regulation AB and the reporting requirements of the Securities Exchange Act of 1934, as amended.

                                        Very truly yours,

                                        WELLS FARGO BANK, N.A.,
                                        as  Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:

c.c. [OTHER RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                       R-2

                                    EXHIBIT S

                           BORROWER COOPERATION NOTICE

                                       S-1

                                As of March 20, 2008

Addressees listed on Schedule A

     Re:  Mortgage Loan Cooperation Agreement, dated as of August 8, 2007 (the
          "Cooperation Agreement") by BROOKFIELD PROPERTIES OLP CO. LLC (f/k/a
          BFP ONE LIBERTY PLAZA CO. LLC) a Delaware limited liability company
          (together with its successors and assigns, "Borrower"), in favor of
          GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P. ("Lender"), a Delaware
          limited partnership ______________________

Ladies and Gentlemen:

          The Citigroup Commercial Mortgage Trust 2008-C7 Commercial Mortgage
Pass-Through Certificates, Series 2008-C7 (the "Securitization"), will be issued pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2008, among
Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan
Services, Inc., as a master servicer ("Midland"), Capmark Finance Inc., as a master servicer, LNR Partners, Inc., as special servicer, and Wells Fargo Bank,
N.A., as trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Cooperation Agreement.

          Lender has advised the Borrower and Brookfield Financial Properties,
L.P. ("Brookfield") that each of the Property and Brookfield Financial
Properties, L.P. (and its successors and assigns) will be a Significant Obligor
(as defined in Item 1101(k) of Regulation AB) in connection with the
Securitization and, pursuant to the terms of the Cooperation Agreement, each of
Brookfield and the Borrower hereby agrees to furnish to Lender (and, after the closing date of the Securitization, to Midland at Midland Loan Services, Inc.,
P.O. Box 25965, Shawnee Mission, Kansas 66225, Attention: President, Telecopy
No.: (913) 253-9001), within ten (10) Business Days upon written request (i)
representation and warranty to Lender if such Significant Obligor is an
Affiliate of any of the parties specified under Item 1119(a) of Regulation AB or has an ongoing business relationship, agreement, arrangement, transaction or other understanding with any such parties as specified in Item 1119(b) of
Regulation AB (a list of which parties Lender shall provide in such request) and
(ii) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business
Days after notice from Lender in connection with the preparation of disclosure documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than sixty (60) days after the end of each fiscal year of Borrower; provided, however, that neither
Borrower nor Brookfield shall be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization is not required (and Lender shall provide notice to Borrower prior to the end of the fiscal period in question whether such filing is required.)

                                       S-2

          All such financial data and financial statements shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release
(Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg.
1,506-1,631 (January 7, 2005)) or by the staff of the Securities and Exchange
Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

          This letter shall be governed by and construed in accordance with the laws of the State of New York.

         [The remainder of this page has been intentionally left blank.]

                                       S-3

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this instrument as of the date first hereinabove set forth.

                                        BROOKFIELD PROPERTIES OLP CO. LLC
                                        f/ka BFP ONE LIBERTY PLAZA CO. LLC

                                        By: /s/ G. Mark Brown
                                            ------------------------------------
                                            Name: G. Mark Brown
                                            Title: Senior Vice President,
                                                   Finance

                                        BROOKFIELD FINANCIAL PROPERTIES, L.P.

                                        By: Brookfield Financial Properties,
                                            Inc., its managing general partner

                                            By: /s/ G. Mark Brown
                                                --------------------------------
                                                Name: G. Mark Brown
                                                Title: Senior Vice President,
                                                       Finance

                                       S-4

                                   SCHEDULE A

BFP One Liberty Plaza Co. LLC
c/o Brookfield Financial Properties, L.P.
Three World Financial Center
200 Vesey Street, 11th Floor
New York, New York 10281
Attention: Mark Brown
Attention: General Counsel

Goodwin, Procter & Hoar
Exchange Place
Boston, Massachusetts 02109
Attention: Samuel L. Richardson, Esq.

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 11th Floor
New York, New York 10013
Attention: Angela Vleck

Midland Loan Services, Inc.
P.O. Box 25965
Shawnee Mission, Kansas 66225
Attention: President

Goldman Sachs Mortgage Company
Goldman Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Jeffrey Fastov and Mark Buono

Goldman Sachs Commercial Mortgage Capital, L.P.
6011 Connection Drive, Suite 550
Irving, Texas 75039
Attention: Michael Forbes

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Lisa Pauquette, Esq.

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.

                                       S-5

                             As of November 1, 2007

Addressees listed on Schedule A

     Re:  Mortgage Loan Cooperation Agreement, dated as of July 2, 2007 (the
          "Cooperation Agreement") by SCOTTSDALE FASHION SQUARE LLC, a Delaware
          limited liability company (together with its successors and assigns,
          "Borrower"), in favor of GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL,
          L.P., a Delaware limited partnership
          ----------------------------------------------------------------------

Ladies and Gentlemen:

          The Commercial Mortgage Trust 2007-GG11 Commercial Mortgage
Pass-Through Certificates, Series 2007-GG11, will be issued pursuant to a
Pooling and Servicing Agreement, dated as of October 1, 2007, among Greenwich
Capital Commercial Funding Corp., as depositor, Wachovia Bank, National
Association, as master servicer (the "Master Servicer") LNR Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Cooperation Agreement.

          The Borrower is hereby notified that the Property will be a
Significant Obligor (as defined in Item 1101(k) of Regulation AB) and that pursuant to the terms of the Cooperation Agreement, the Borrower shall furnish to the Master Servicer at Wachovia Bank, National Association, NC 1075, 8739
Research Drive, URP 4, Charlotte, North Carolina 28262-1075, Attention:
Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust, Series
2007 GG11, Telecopy No.: (704) 715-0036, not later than sixty-five (65) days after the end of each fiscal year of the Borrower, a statement of the Property's net operating income, required under Item l112(b)(l) of Regulation AB; provided, however, that the Borrower shall not be obligated to furnish financial data or financial statements pursuant to this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization is not required.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release
(Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg.
1,506-1,631 (January 7, 2005)) or by the staff of the Securities and Exchange
Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

          This letter shall be governed by and construed in accordance with the laws of the State of New York.

         [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this instrument as of the date first hereinabove set forth.

                                        LENDER:

                                        GOLDMAN SACHS COMMERCIAL MORTGAGE
                                        CAPITAL, L.P.,
                                        a Delaware limited partnership

                                        BY: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE A
                                   ----------

Scottsdale Fashion Square LLC
c/o The Macerich Company
11411 North Tatum Boulevard
Phoenix, Arizona 85028
Attention: Mr. Michael Shelton

The Macerich Company
401 Wilshire Boulevard, Suite 700
Santa Monica, California 90401
Attention: Chief Legal Officer and Chief Financial Officer

DLA Piper US LLP
550 South Hope Street, Suite 2300
Los Angeles, California 90071
Attention: Michael Hamilton, Esq.

Greenwich Capital Commercial Funding Corp.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Andrew Snow
Attention: Paul Stevelman, Esq.

Wachovia Bank, National Association
NC 1075, 8739 Research Drive, URP 4
Charlotte, North Carolina 28262-1075
Attention: Greenwich Capital Commercial
Funding Corp., Commercial Mortgage Trust,
Series 2007-GG11

Mayer Brown LLP
214 North Tryon Street, Suite 3800
Charlotte, North Carolina 28202
Attention: Christopher J. Brady, Esq.

Goldman Sachs Mortgage Company
Goldman Sachs & Co.
85 Broad Street
New York, New York 10004

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Anna Glick, Esq.
Attention: Lisa Pauquette, Esq.

                                                               EXECUTION VERSION

                                 LOAN AGREEMENT

                            Dated as of July 2, 2007

                                     between

                         SCOTTSDALE FASHION SQUARE LLC,
                                  as Borrower,

                                       and

                GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P.,

                                    as Lender

          5.13. Quarterly Financial Statements. As soon as available, and in any event within 60 days after the end of each Fiscal Quarter (or within 120 days after the end of the Fiscal Quarter in the case of the fourth fiscal quarter),
Borrower shall furnish to Lender quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrower, including a balance sheet and operating statement as of the end of such Fiscal Quarter, together with related statements of income, equityholders' capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer's
Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis. Each such quarterly report shall be accompanied by the following:

          (i)   then current rent roll;

          (ii)  sales reports; and

          (iii) such other information as Lender shall reasonably request.